UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

Phillips 66 Partners LP

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid: N/A

	(2)	Form, Schedule or Registration Statement No.: N/A

	(3)	Filing Party: N/A

	(4)	Date Filed: N/A

On October 26, 2021, Phillips 66, a Delaware corporation (“Phillips 66”), Phillips 66 Company, a Delaware corporation and a wholly owned subsidiary of Phillips 66 (“P66 Company”), Phillips 66 Project Development Inc., a Delaware corporation and a wholly owned subsidiary of P66 Company (“P66 PDI”), Phoenix Sub LLC, a Delaware limited liability company and jointly owned subsidiary of P66 Company and P66 PDI (“Merger Sub”), Phillips 66 Partners LP, a Delaware limited partnership (“PSXP”), and Phillips 66 Partners GP LLC, a Delaware limited liability company and the general partner of PSXP (the “General Partner”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into PSXP, with PSXP surviving as an indirect, wholly owned subsidiary of Phillips 66 (the “Merger”).

Pursuant to the Merger Agreement, (i) each common unit representing limited partner interests in PSXP (“PSXP Common Units”) outstanding immediately prior to the effective time of the Merger (the “Effective Time”), other than PSXP Common Units held directly or indirectly by Phillips 66 and its subsidiaries (all such PSXP Common Units held by persons other than Phillips 66 and its subsidiaries, the “PSXP Public Common Units,” and the holders of such units, the “PSXP Public Unitholders”), will be converted into the right to receive 0.500 shares (the “Exchange Ratio”) of common stock, par value $0.01 per share, of Phillips 66 (“Phillips 66 Common Stock,” and the shares of Phillips 66 Common Stock to be issued in the Merger, the “Merger Consideration”), (ii) each of the outstanding equity awards relating to a PSXP Common Unit issued under the Partnership Long-Term Incentive Plans (as defined in the Merger Agreement), other than Director LTIP Awards (as defined below) (each, a “Partnership LTIP Award”), whether vested or not vested, will cease to relate to or represent any right to receive a PSXP Common Unit and shall be converted into an award of restricted stock units relating to a number of shares of Phillips 66 Common Stock equal to the number of PSXP Common Units subject to such Partnership LTIP Award multiplied by the Exchange Ratio (rounded up to the nearest whole share) on the same terms and conditions as were applicable to the corresponding Partnership LTIP Award (a “Parent RSU”), including any applicable payment timing provisions and dividend equivalent rights, and (iii) each of the outstanding equity awards held by a non-employee director whose service to PSXP or its affiliates will terminate upon consummation of the Merger (each, a “Director LTIP Award”), will become fully vested and automatically converted into the right to receive, with respect to each PSXP Common Unit subject thereto, the Merger Consideration (or, to the extent set forth under the terms of the applicable Director LTIP Award, cash in an amount equal to the value of the Merger Consideration based on the closing price of a share of Phillips 66 Common Stock as of the closing date of the Merger) plus any accrued but unpaid amounts in relation to distribution equivalent rights. The interests in PSXP owned by Phillips 66 and its subsidiaries will remain outstanding as limited partner interests in the surviving entity. The non-economic general partner interest in PSXP held by the General Partner will continue as a non-economic general partner interest in the surviving entity, and the General Partner will continue as the sole general partner of the surviving entity. No fractional shares of Phillips 66 Common Stock will be issued in the Merger; instead, all fractional shares of Phillips 66 Common Stock to which a PSXP Public Unitholder otherwise would have been entitled will be aggregated and the resulting fraction of a share of Phillips 66 Common Stock will be rounded up to three decimal places. Any PSXP Public Unitholder otherwise entitled to receive a fractional share of Phillips 66 Common Stock shall be entitled to receive a cash payment, without interest, rounded to the nearest cent, equal to the product of (i) the aggregated amount of such fractional interest and (ii) an amount equal to the average of the volume-weighted average price per share of Phillips 66 Common Stock on the New York Stock Exchange (“NYSE”) on each of the ten (10) consecutive trading days ending with the complete trading day immediately prior to the completion of the Merger. Existing stockholders of Phillips 66 (the “Phillips 66 Stockholders”) will continue to own their existing Phillips 66 Common Stock following completion of the Merger.

On October 26, 2021, the conflicts committee (the “Conflicts Committee”) of the board of directors of the General Partner (the “GP Board”), by unanimous vote (a) determined that the Merger, including the Merger Agreement and the transactions contemplated thereby, are in the best interests of PSXP and its subsidiaries and the PSXP Public Unitholders, (b) approved the Merger, including the Merger Agreement and the transactions contemplated thereby (the foregoing constituting “Special Approval” as defined in the Third Amended and Restated Agreement of Limited Partnership of PSXP, dated August 1, 2019 (as amended, the “Third A&R Partnership Agreement”)), (c) recommended to the GP Board the approval of the Merger Agreement and the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger, and (d) resolved, and recommended to the GP Board that the GP Board resolve, to direct that the Merger Agreement be submitted to a vote of the limited partners of PSXP (“PSXP Limited Partners”).

On October 26, 2021, the GP Board (acting, in part, based upon the receipt of such approval and recommendation of the Conflicts Committee), by unanimous vote (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of PSXP and the PSXP Limited Partners, (b) authorized and approved the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger, (c) directed that the Merger Agreement be submitted to a vote of the PSXP Limited Partners and (d) authorized the PSXP Limited Partners to act by written consent pursuant to the terms of the Third A&R Partnership Agreement.

Pursuant to the Third A&R Partnership Agreement, the approval of the Merger Agreement and the Merger by PSXP requires the affirmative vote or written consent of a majority of the outstanding PSXP Common Units and Series A Preferred Units (on an as-converted basis at the then applicable conversion rate), voting together as a single class (a “Unit Majority”). On October 26, 2021, Phillips 66 caused P66 PDI, which, as of such date, beneficially owned 169,760,137 PSXP Common Units, representing approximately 70.21% of the outstanding PSXP Common Units and Series A Preferred Units (as defined in the accompanying information statement/prospectus) on an as-converted basis and constituting a Unit Majority, to deliver a written consent (the “Written Consent”) approving the Merger Agreement and the transactions contemplated thereby, including the Merger. Accordingly, the delivery of the Written Consent is sufficient to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, on behalf of the PSXP Limited Partners.

This information statement/prospectus provides you with detailed information about the proposed Merger and related matters. Phillips 66 and PSXP both encourage you to read the entire document carefully. In particular, see the section titled “Risk Factors” beginning on page 12 for a discussion of risks related to the Merger, the tax consequences of the Merger and ownership of the Phillips 66 Common Stock received in the Merger, an investment in Phillips 66 Common Stock, and Phillips 66’s business following the consummation of the Merger.

Phillips 66 Common Stock is listed on the NYSE under the symbol “PSX,” and PSXP Common Units are listed on the NYSE under the symbol “PSXP.”

Chairman of the Board of Directors and Chief Executive Officer of

Phillips 66 and Phillips 66 Partners GP LLC

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE MERGER OR DETERMINED THAT THIS INFORMATION STATEMENT/PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This information statement/prospectus is dated February 2, 2022 and is first being mailed to PSXP Limited Partners on or about February 2, 2022.

2331 CityWest Boulevard

Houston, Texas 77042

INFORMATION STATEMENT

NOTICE OF ACTION BY WRITTEN CONSENT

MERGER – WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND

US A PROXY

To the limited partners of Phillips 66 Partners LP:

On October 26, 2021, Phillips 66 Partners LP (“PSXP”) entered into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”) with Phillips 66 Partners GP LLC, the general partner of PSXP (the “General Partner”), Phillips 66, a Delaware corporation (“Phillips 66”), Phillips 66 Company, a Delaware corporation and a wholly owned subsidiary of Phillips 66 (“P66 Company”), Phillips 66 Project Development Inc., a Delaware corporation and a wholly owned subsidiary of P66 Company (“P66 PDI”), Phoenix Sub LLC, a Delaware limited liability company and jointly owned subsidiary of P66 Company and P66 PDI (“Merger Sub”), pursuant to which Merger Sub will merge with and into PSXP, with PSXP surviving as an indirect, wholly owned subsidiary of Phillips 66 (the “Merger”).

On October 26, 2021, the conflicts committee (the “Conflicts Committee”) of the board of directors of the General Partner (the “GP Board”), by unanimous vote (a) determined that the Merger, including the Merger Agreement and the transactions contemplated thereby, are in the best interests of PSXP and its subsidiaries and the PSXP Public Unitholders, (b) approved the Merger, including the Merger Agreement and the transactions contemplated thereby (the foregoing constituting “Special Approval” as defined in the Third Amended and Restated Agreement of Limited Partnership of PSXP, dated August 1, 2019 (as amended, the “Third A&R Partnership Agreement”)), (c) recommended to the GP Board the approval of the Merger Agreement and the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger, and (d) resolved, and recommended to the GP Board that the GP Board resolve, to direct that the Merger Agreement be submitted to a vote of the limited partners of PSXP (“PSXP Limited Partners”).

On October 26, 2021, the GP Board (acting, in part, based upon the receipt of such approval and recommendation of the Conflicts Committee), by unanimous vote (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of PSXP and the PSXP Limited Partners, (b) authorized and approved the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger, (c) directed that the Merger Agreement be submitted to a vote of the PSXP Limited Partners and (d) authorized the PSXP Limited Partners to act by written consent pursuant to the terms of the Third A&R Partnership Agreement.

Pursuant to the Third A&R Partnership Agreement, the approval of the Merger and the adoption of the Merger Agreement by PSXP also requires the affirmative vote or written consent of a majority of the outstanding PSXP Common Units and Series A Preferred Units (on an as-converted basis at the then applicable conversion rate), voting together as a single class (a “Unit Majority”). The GP Board set the close of business on October 26, 2021, as the record date (the “Record Date”) for determining the PSXP Limited Partners entitled to consent in writing to adopt the Merger Agreement and approve the Merger. On October 26, 2021, Phillips 66 caused P66 PDI, which, as of such date, beneficially owned 169,760,137 PSXP Common Units, representing approximately 70.21% of the outstanding PSXP Common Units and Series A Preferred Units (as defined in the accompanying

i

information statement/prospectus) on an as-converted basis and constituting a Unit Majority, to deliver a written consent (the “Written Consent”) approving the Merger Agreement and the transactions contemplated thereby, including the Merger. Accordingly, the delivery of the Written Consent was sufficient to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, on behalf of the PSXP Limited Partners. For this reason, this information statement/prospectus is being provided to you for informational purposes only. PSXP has not solicited and is not soliciting your adoption and approval of the Merger Agreement.

The accompanying information statement/prospectus describes the Merger Agreement, the Merger, and the actions to be taken in connection with the Merger, as well as provides additional information about the parties involved. Please give this information your careful attention. A copy of the Merger Agreement is attached as Annex A to the accompanying information statement/prospectus.

By order of the Board of Directors of Phillips 66 Partners GP LLC

Greg C. Garland

Chairman of the Board of Directors and Chief Executive Officer of Phillips 66 Partners GP LLC

IMPORTANT NOTE ABOUT THIS INFORMATION STATEMENT/PROSPECTUS

This information statement/prospectus incorporates by reference important business and financial information about Phillips 66 and PSXP and their respective subsidiaries from documents filed with the Securities and Exchange Commission (“SEC”) that have not been included in or delivered with this information statement/prospectus. This information is available without charge at the SEC’s website at www.sec.gov. You may also obtain certain of these documents at Phillips 66’s website, www.phillips66.com, and PSXP’s website, www.phillips66partners.com. Information contained on the websites of Phillips 66 and PSXP does not constitute part of this information statement/prospectus. See “Where You Can Find More Information.”

You may also request copies of publicly filed documents from Phillips 66 without charge by requesting them in writing or by telephone at the following address and telephone number:

Phillips 66

2331 CityWest Boulevard

Houston, Texas 77042

Telephone: (281) 293-6600

You may also request copies of publicly filed documents from PSXP without charge by requesting them in writing or by telephone at the following address and telephone number:

Phillips 66 Partners LP

2331 CityWest Boulevard

Houston, Texas 77042

Telephone: (855) 283-9237

If you request any such documents, Phillips 66 or PSXP will mail them to you by first class mail, or another equally prompt means, after receipt of your request. To receive timely delivery of the documents, your request must be received no later than February 21, 2022.

The sections entitled “Questions and Answers” and “Summary” below highlight selected information from this information statement/prospectus, but they do not include all of the information that may be important to you. To better understand the Merger Agreement and the Merger, and for a more complete description of legal terms thereof, you should carefully read this entire information statement/prospectus, including the section entitled “Risk Factors” and the Merger Agreement, a copy of which is attached as Annex A hereto, as well as the documents that are incorporated by reference into this information statement/prospectus. See “Where You Can Find More Information.”

No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this information statement/prospectus. You should not assume that the information contained in, or incorporated by reference into, this information statement/prospectus is accurate as of any date other than, in the case of this information statement/prospectus, the date on the front cover of this information statement/prospectus and, in the case of information incorporated by reference, the respective dates of such referenced documents. Neither the mailing of this information statement/prospectus to PSXP Limited Partners nor the issuance by Phillips 66 of shares of Phillips 66 Common Stock as Merger Consideration in connection with the Merger will create any implication to the contrary.

QUESTIONS AND ANSWERS

The following questions and answers are intended to briefly address some questions that you may have regarding the Merger and the Merger Agreement. We urge you to carefully read the remainder of this information statement/prospectus because these questions and answers may not address all questions or provide all information that might be important to you with respect to the Merger and the Merger Agreement. Additional important information is also contained in the annexes and the documents incorporated by reference into this information statement/prospectus. You may obtain the information incorporated by reference into this information statement/prospectus without charge by following the instructions under “Where You Can Find More Information.”

Q:	Why am I receiving these materials?

A:

On October 26, 2021, Phillips 66, P66 Company, P66 PDI, Merger Sub, PSXP and the General Partner entered into the Merger Agreement, pursuant to which Merger Sub will merge with and into PSXP, with PSXP surviving as an indirect, wholly owned subsidiary of Phillips 66. The Merger Agreement is described in this information statement/prospectus and attached as Annex A hereto. You are receiving this document in connection with the Phillips 66 Stock Issuance (as defined below) to PSXP Unitholders (as defined below) in accordance with the terms of the Merger Agreement. The delivery of the Written Consent by P66 PDI is sufficient to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, on behalf of the PSXP Limited Partners. You are not being asked for a proxy or written consent, and you are requested not to send a proxy or written consent.

Q:	Why are Phillips 66 and PSXP proposing the Merger?

A:

Phillips 66 and PSXP believe that the Merger will benefit both Phillips 66 Stockholders and PSXP Public Unitholders. See “The Merger— Phillips 66’s Rationale for the Transaction” and “The Merger—Approval of the Conflicts Committee and the GP Board and their Reasons for the Merger.”

Q:	What will PSXP Public Unitholders be entitled to receive in the Merger?

A:

If the Merger is successfully completed, subject to any applicable withholding tax, each PSXP Public Unitholder as of the Effective Time will be entitled to receive 0.500 shares of Phillips 66 Common Stock in exchange for each PSXP Public Common Unit held by such PSXP Public Unitholder at the Effective Time.

This Exchange Ratio is fixed and will not be adjusted to reflect changes in the stock price or unit price of either company before the merger is complete. The Exchange Ratio will, however, be adjusted appropriately to fully reflect the effect of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares or units, or any stock or unit dividend thereon, with respect to outstanding shares of capital stock or units of either Phillips 66 or PSXP, respectively, with a record date between the date of the Merger Agreement and the date on which the closing of the Merger (the “Closing”) occurred (the “Closing Date”). No fractional shares of Phillips 66 Common Stock will be issued in the Merger. Instead of receiving any fractions of a share of Phillips 66 Common Stock, all fractions of shares of Phillips 66 Common Stock to which a PSXP Public Unitholder would otherwise have been entitled will be aggregated and rounded to three decimal places. Any PSXP Public Unitholder otherwise entitled to receive a fractional share of Phillips 66 Common Stock shall be entitled to receive a cash payment, without interest, rounded to the nearest cent, equal to the product of (i) the aggregated amount of such fractional interest and (ii) an amount equal to the average of the volume-weighted average price per share of Phillips 66 Common Stock on the NYSE on each of the ten (10) consecutive trading days ending with the complete trading day immediately prior to the completion of the Merger. See “The Merger Agreement—The Merger; Effective Time; Closing.”

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Q:	What will happen to PSXP as a result of the Merger?

A:

If the Merger is successfully completed, Merger Sub will be merged with and into PSXP, with PSXP surviving as an indirect, wholly owned subsidiary of Phillips 66. PSXP Common Units will cease to be publicly traded following the Merger, will be delisted from the NYSE, and will be deregistered under the Exchange Act.

Q:	When will the Merger be completed?

A:

Phillips 66 and PSXP are working to complete the Merger as soon as possible. Certain conditions must be satisfied or waived before Phillips 66 and PSXP can complete the Merger. See “The Merger Agreement— Conditions to Completion of the Merger.” Assuming timely satisfaction or waiver of the closing conditions, the Merger is expected to close in the first quarter of 2022.

Q:	What percentage of outstanding shares of Phillips 66 Common Stock will PSXP Public Unitholders own after the successful consummation of the Merger?

A:

If the Merger is successfully completed, based on the number of shares of Phillips 66 Common Stock and PSXP Common Units outstanding as of January 18, 2022 as well as their respective prices as of such date, the shares of Phillips 66 Common Stock that the PSXP Public Unitholders receive in the Merger will collectively represent approximately 8.6% of the outstanding shares of Phillips 66 Common Stock following completion of the Merger.

Q:	Will the shares of Phillips 66 Common Stock acquired in the Merger be entitled to receive dividends?

A:

After the Closing, all shares of Phillips 66 Common Stock issued in exchange for PSXP Common Units will entitle the holder to the same dividends (if any) that all other holders of Phillips 66 Common Stock will receive with respect to any dividend record date that occurs after the Effective Time. See “Comparative Market Prices and Cash Dividend/Distribution Information.”

Q:	Should PSXP Public Unitholders deliver their PSXP Common Units now?

A:

No. After the Merger is completed, any PSXP Common Units you hold as of the Effective Time in book entry form automatically will be converted into the right to receive the Merger Consideration. If you hold your PSXP Common Units in book entry form, you will not be required to deliver certificates to receive the Merger Consideration. If you instead hold your PSXP Common Units in certificated form, then, after receiving the proper documentation from you following the Effective Time, the exchange agent will deliver to you the shares of Phillips 66 Common Stock in book entry form. If you own PSXP Common Units in street name, the shares of Phillips 66 Common Stock you will receive in connection with the Merger should be credited to your account in accordance with the policies and procedures of your bank, broker, or other nominee within a few days following the Closing Date.

Q:	Where will PSXP Common Units trade after the Merger?

A:

PSXP Common Units will cease to be publicly traded following the Merger, will be delisted from the NYSE, and will be deregistered under the Exchange Act. Phillips 66 Common Stock will continue to trade on the NYSE under the symbol “PSX.”

Q:	What happens to future distributions with respect to PSXP Common Units?

A:

If the Merger is successfully consummated, all outstanding PSXP Common Units will be converted into the right to receive Phillips 66 Common Stock at the Exchange Ratio and will no longer be entitled to receive quarterly distributions from PSXP with respect to the PSXP Common Units. For a description of the differences between the rights of Phillips 66 Stockholders and the holders of PSXP Common Units (the “PSXP Unitholders”), see “Comparison of Rights of Phillips 66 Stockholders and PSXP Unitholders.”

Q:	What approval by PSXP Limited Partners is required to approve the Merger Agreement and the transactions contemplated thereby, including the Merger?

A:

The approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, require the holders of a majority of the outstanding PSXP Common Units and Series A preferred units representing limited partner interests in PSXP (“Series A Preferred Units”) (on an as-converted basis at the then applicable conversion rate), voting together as a single class (a “Unit Majority”). The GP Board set the close of business on October 26, 2021, as the Record Date for determining the PSXP Limited Partners entitled to consent in writing to adopt the Merger Agreement and approve the Merger. On October 26, 2021, Phillips 66 caused P66 PDI, its indirect, wholly owned subsidiary, which, as of such date, beneficially owned 169,760,137 PSXP Common Units, representing approximately 70.21% of the outstanding PSXP Common Units and Series A Preferred Units on an as-converted basis and constituting a Unit Majority, to deliver a written consent approving the Merger Agreement and the transactions contemplated thereby, including the Merger. Accordingly, the delivery of the Written Consent was sufficient to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, on behalf of the PSXP Limited Partners. For this reason, this information statement/prospectus is being provided to you for informational purposes only. PSXP has not solicited and is not soliciting your adoption and approval of the Merger Agreement. No further action by any other PSXP Limited Partner is required under applicable law, and PSXP will not solicit the vote of PSXP Limited Partners for the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, and will not call a special meeting of PSXP Limited Partners for purposes of voting on the Merger Agreement and the Merger. You are not being asked for a proxy or written consent, and you are requested not to send a proxy or written consent.

Q:	What are the expected U.S. federal income tax consequences for a PSXP Public Unitholder as a result of the Merger?

A:

The receipt of shares of Phillips 66 Common Stock in exchange for PSXP Public Common Units pursuant to the Merger Agreement will be a taxable transaction to U.S. Holders (as defined in “Material U.S. Federal Income Tax Consequences”) for U.S. federal income tax purposes. In such case, a U.S. Holder will generally recognize capital gain or loss on the receipt of shares of Phillips 66 Common Stock in exchange for PSXP Public Common Units. However, a portion of this gain or loss, which could be substantial, will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables,” including depreciation recapture, or to “inventory items” owned by PSXP and its subsidiaries. Passive losses that were not deductible by a U.S. Holder in prior taxable periods because they exceeded the U.S. Holder’s share of PSXP’s income (i.e., suspended passive losses) may become deductible in full as a result of the Merger and offset all or a portion of the gain recognized by such U.S. Holder. A U.S. Holder’s tax basis in the shares of Phillips 66 Common Stock received in the Merger will equal the fair market value of such shares. The U.S. federal income tax consequences of the Merger to PSXP Public Unitholders and of the ownership and disposition of any shares of Phillips 66 Common Stock received pursuant thereto will depend on the PSXP Public Unitholder’s particular tax situation. Accordingly, you are strongly urged to consult your tax advisor for a full understanding of the particular tax consequences to you of the Merger and of the ownership and disposition of any shares of Phillips 66 Common Stock received by you in the Merger. See “Material U.S. Federal Income Tax Consequences.”

Q:	What are the expected U.S. federal income tax consequences for a PSXP Public Unitholder of the ownership of shares of Phillips 66 Common Stock after the Merger is completed?

A:

Phillips 66 is classified as a corporation for U.S. federal income tax purposes and is subject to U.S. federal income tax on its taxable income. A distribution of cash by Phillips 66 to a Phillips 66 Stockholder who is a

U.S. Holder will generally be included in such U.S. Holder’s income as ordinary dividend income to the extent of Phillips 66’s current or accumulated “earnings and profits” as determined under U.S. federal income tax principles. A portion of the cash distributed to Phillips 66 Stockholders after the Merger may exceed Phillips 66’s current and accumulated earnings and profits. Distributions of cash in excess of Phillips 66’s current and accumulated earnings and profits will be treated as a non-taxable return of capital reducing a U.S. Holder’s adjusted tax basis in such U.S. Holder’s Phillips 66 Common Stock and, to the extent the distribution exceeds such stockholder’s adjusted tax basis, as capital gain from the sale or exchange of such Phillips 66 Common Stock. See “Material U.S. Federal Income Tax Consequences” for a more complete discussion of the U.S. federal income tax consequences of owning and disposing of Phillips 66 Common Stock received in the Merger.

Q:	Are PSXP Public Unitholders entitled to dissenters’ or appraisal rights in connection with the Merger?

A:	No. PSXP Public Unitholders do not have dissenters’ or appraisal rights under applicable law or contractual appraisal rights under the Third A&R Partnership Agreement or the Merger Agreement.

Q:	What will happen to the Series A Preferred Units in the Merger?

A:

In connection with the Merger and in accordance with the LPA Amendment (as defined herein), the Series A Preferred Units will be automatically converted, without any action of the holders thereof, the General Partner or any other party, into PSXP Common Units at the applicable conversion rate and will be entitled to receive the Merger Consideration in connection with the Merger. For more information, see “The Merger Agreement— Related Agreements —LPA Amendment.”

Q:	What happens if the Merger is not consummated?

A:

If the Merger is not completed for any reason, you will not receive the Merger Consideration for any PSXP Common Units that you hold. In such case, the PSXP Common Units and Series A Preferred Units will remain outstanding, the PSXP Common Units will continue to be listed and traded on the NYSE, and PSXP will remain a publicly traded limited partnership.

Q:	Who do I call if I have further questions about the Merger or the Merger Agreement?

A:	PSXP Unitholders who have questions about the Merger or who desire additional copies of this information statement/prospectus or other additional materials should contact:

Phillips 66 Partners LP

Phillips 66 Partners GP LLC

2331 CityWest Blvd.

Houston, Texas 77042

Telephone: (855) 283-9237

Attention: Corporate Secretary

SUMMARY

This summary highlights information contained elsewhere in this information statement/prospectus and may not contain all of the information that is important to you. We urge you to carefully read the remainder of the information statement/prospectus, including the attached annexes, and the other documents to which we have referred you for a more complete understanding of the transactions discussed herein. See “Where You Can Find More Information.” We have included page references to direct you to a more complete description of the topics presented in this summary.

Information about the Companies (see page 20)

Phillips 66

Phillips 66, headquartered in Houston, Texas, was incorporated in Delaware in 2011 in connection with, and in anticipation of, a restructuring of ConocoPhillips that separated its downstream businesses into an independent, publicly traded company named Phillips 66. The two companies were separated by ConocoPhillips distributing to its stockholders all the then-outstanding shares of Phillips 66 Common Stock after the market closed on April 30, 2012.

Phillips 66’s business is organized into four operating segments:

1) Midstream—Provides crude oil and refined petroleum product transportation, terminaling and processing services, as well as natural gas and natural gas liquids (“NGL”) transportation, storage, fractionation, processing and marketing services, mainly in the United States. This segment includes PSXP, Phillips 66’s 50% equity investment in DCP Midstream, LLC, and Phillips 66’s investment in NOVONIX Limited.

2) Chemicals—Consists of Phillips 66’s 50% equity investment in Chevron Phillips Chemical Company LLC, which manufactures and markets petrochemicals and plastics on a worldwide basis.

3) Refining—Refines crude oil and other feedstocks into petroleum products, such as gasoline, distillates and aviation fuels, at 12 refineries in the United States and Europe.

4) Marketing and Specialties (M&S)—Purchases for resale and markets refined petroleum products, mainly in the United States and Europe. In addition, this segment includes the manufacturing and marketing of specialty products, such as base oils and lubricants.

Phillips 66 is incorporated in Delaware. Its principal executive offices are located at 2331 CityWest Boulevard, Houston, Texas 77042, and its telephone number is (281) 293-6600. Phillips 66’s website address is www.phillips66.com. Information contained on Phillips 66’s website does not constitute part of this information statement/prospectus. Phillips 66 Common Stock is publicly traded on the NYSE under the ticker symbol “PSX.”

Additional information about Phillips 66 is included in documents incorporated by reference in this information statement/prospectus. See “Where You Can Find More Information.”

Phillips 66 Partners LP and Phillips 66 Partners GP LLC

PSXP, headquartered in Houston, Texas, is a Delaware limited partnership formed in 2013 by P66 Company and the General Partner, both wholly owned subsidiaries of Phillips 66. On July 26, 2013, PSXP completed its initial public offering, and the PSXP Common Units trade on the NYSE under the ticker symbol “PSXP.”

PSXP is a master limited partnership formed to own, operate, develop and acquire primarily fee-based midstream assets. PSXP is managed and operated by the executive officers of its General Partner, with oversight provided by its Board of Directors. Neither PSXP nor its subsidiaries have any employees. The General Partner has the sole responsibility for providing the employees and other personnel necessary to conduct PSXP’s operations.

PSXP primarily generates revenue by providing fee-based transportation, terminaling, processing, storage and fractionation services to Phillips 66 and other customers. PSXP’s equity affiliates primarily generate revenue from transporting and terminaling crude oil, refined petroleum products and NGL. Since PSXP does not own any of the crude oil, refined petroleum products and NGL it handles and does not engage in the trading of those commodities, PSXP has limited direct exposure to risks associated with fluctuating commodity prices, although these risks indirectly influence PSXP’s activities and results of operations over the long term.

PSXP’s operations are all conducted in the United States and comprise one reportable segment.

PSXP’s and the General Partner’s principal executive offices are located at 2331 CityWest Boulevard, Houston, Texas 77042, and their telephone number is (855) 283-9237.

Additional information about PSXP is included in documents incorporated by reference into this information statement/prospectus. See “Where You Can Find More Information.”

Phoenix Sub LLC

Merger Sub is a Delaware limited liability company and a jointly owned subsidiary of P66 Company and P66 PDI. Merger Sub was formed on October 22, 2021, solely for the purpose of effecting the Merger. Upon completion of the Merger, Merger Sub will merge with and into PSXP, with PSXP surviving as an indirect, wholly owned subsidiary of Phillips 66. Merger Sub has not conducted any activities to date except for activities incidental to its formation and activities undertaken in connection with the Merger.

Merger Sub’s principal executive offices are located at 2331 CityWest Boulevard, Houston, Texas 77042, and its telephone number is (281) 293-6600.

The Merger (see page 23)

Pursuant to and in accordance with the terms and conditions of the Merger Agreement, at the Effective Time, Merger Sub, a wholly owned subsidiary of Phillips 66, will merge with and into PSXP, with PSXP surviving as an indirect, wholly owned subsidiary of Phillips 66 and the Series A Preferred Units will be automatically converted, without any action of the holders thereof, the General Partner or any other party, into PSXP Common Units at the applicable conversion rate and will be entitled to receive the Merger Consideration in connection with the Merger. Following the Effective Time, the PSXP Common Units will cease to be publicly traded, will be delisted from the NYSE, and will be deregistered under the Exchange Act.

Merger Consideration (see page 23)

Upon completion of the Merger, subject to any applicable withholding tax, (i) each outstanding PSXP Common Unit other than the PSXP Common Units owned by Phillips 66 and its subsidiaries (each, a “PSXP Public Common Unit”) will be converted into the right to receive, subject to adjustment as described in the Merger Agreement, the Merger Consideration; (ii) each Partnership LTIP Award, other than a Director LTIP Award, whether vested or not vested, will cease to relate to or represent any right to receive a PSXP Common Unit and shall be converted into an award of restricted stock units relating to a number of shares of Phillips 66

Common Stock equal to the number of PSXP Common Units subject to such Partnership LTIP Award multiplied by the Exchange Ratio (rounded up to the nearest whole share) on the same terms and conditions as were applicable to the corresponding Partnership LTIP Award (a “Parent RSU”), including any applicable payment timing provisions and dividend equivalent rights; and (iii) each Director LTIP Award will become fully vested and automatically converted into the right to receive, with respect to each PSXP Common Unit subject thereto, the Merger Consideration (or, to the extent set forth under the terms of the applicable Director LTIP Award, cash in an amount equal to the value of the Merger Consideration determined based on the closing price of a share of Phillips 66 Common Stock as of the Closing Date) (plus any accrued but unpaid amounts in relation to distribution equivalent rights).

The limited partner interests in PSXP owned by Phillips 66 and its subsidiaries immediately prior to the Effective Time will remain outstanding as limited partner interests in the surviving entity. The non-economic general partner interest in PSXP held by the General Partner will remain outstanding as a non-economic general partner interest in the surviving entity, and the General Partner will continue as the sole general partner of the surviving entity.

PSXP Limited Partner Interests Consent Required (see page 22)

The approval of the Merger and the adoption of the Merger Agreement requires the affirmative consent of a Unit Majority.

The GP Board set the close of business on October 26, 2021 as the Record Date for determining the PSXP Limited Partners entitled to consent in writing to adopt the Merger Agreement and approve the Merger. On October 26, 2021, Phillips 66 caused P66 PDI, its indirect, wholly owned subsidiary, which, as of such date, beneficially owned 169,760,137 PSXP Common Units, representing approximately 70.21% of the outstanding PSXP Common Units and Series A Preferred Units on an as-converted basis and constituting a Unit Majority, to deliver the Written Consent approving the Merger Agreement and the transactions contemplated thereby, including the Merger. Accordingly, the delivery of the Written Consent was sufficient to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, on behalf of the PSXP Limited Partners. For this reason, this information statement/prospectus is being provided to you for informational purposes only. You are not being asked for a proxy or written consent, and you are requested not to send a proxy or written consent.

Phillips 66’s Ownership Interest in and Control of PSXP (see page 21)

As of October 26, 2021, Phillips 66 and its subsidiaries owned 169,760,137 PSXP Common Units, representing approximately 70.21% of the outstanding PSXP Common Units and Series A Preferred Units on an as-converted basis. Phillips 66 and its subsidiaries also own 100% of the limited liability company interests of the General Partner, which owns the non-economic general partner interest in PSXP. Phillips 66 controls PSXP through its indirect ownership of the General Partner, and certain of the executive officers and directors of the General Partner are also officers and/or directors of Phillips 66 (or one of its subsidiaries).

The limited partner interests in PSXP owned by Phillips 66 and its subsidiaries immediately prior to the Effective Time will remain outstanding as limited partner interests in the surviving entity. The non-economic general partner interest in PSXP held by the General Partner will remain outstanding as a non-economic general partner interest in the surviving entity, and the General Partner will continue as the sole general partner of the surviving entity.

Phillips 66’s Rationale for the Transaction (see page 37)

On October 26, 2021, the board of directors of Phillips 66 (the “Phillips 66 Board”), (a) determined that the Merger and the other transactions related thereto, including the issuance of shares of Phillips 66 Common Stock as Merger Consideration (the “Phillips 66 Stock Issuance”), are in the best interests of Phillips 66 and the Phillips 66 Stockholders and (b) authorized the negotiation, execution and delivery of the Merger Agreement and the LPA Amendment (as defined herein) and the consummation of the respective transactions contemplated thereby, including the Merger and the Phillips 66 Stock Issuance, on the terms and subject to the conditions set forth therein. For a discussion of the many factors considered by the Phillips 66 Board in making its determination and approval, see “The Merger—Phillips 66’s Rationale for the Transaction.”

Approval of the Conflicts Committee and the GP Board and their Reasons for the Merger (see page 38)

On October 26, 2021, the Conflicts Committee, by unanimous vote (a) determined that the Merger, including the Merger Agreement and the transactions contemplated thereby, are in the best interests of PSXP and its subsidiaries and the PSXP Public Unitholders, (b) approved the Merger, including the Merger Agreement and the transactions contemplated thereby (the foregoing constituting “Special Approval” as defined in the Third A&R Partnership Agreement), (c) recommended to the GP Board the approval of the Merger Agreement and the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger, and (d) resolved, and recommended to the GP Board that the GP Board resolve, to direct that the Merger Agreement be submitted to a vote of the PSXP Limited Partners. For a discussion of the many factors considered by the Conflicts Committee in making its determination and approval, see “The Merger— Approval of the Conflicts Committee and the GP Board and their Reasons for the Merger.”

On October 26, 2021, the GP Board (acting, in part, based upon the receipt of such approval and recommendation of the Conflicts Committee), by unanimous vote (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of PSXP and the PSXP Limited Partners, (b) authorized and approved the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger, (c) directed that the Merger Agreement be submitted to a vote of the PSXP Limited Partners and (d) authorized the PSXP Limited Partners to act by written consent pursuant to the terms of the Third A&R Partnership Agreement. For a further discussion of the recommendation of the Conflicts Committee to the GP Board, see “The Merger—Approval of the Conflicts Committee and the GP Board and their Reasons for the Merger.”

Opinion of Evercore — Financial Advisor to the Conflicts Committee (see page 45)

The Conflicts Committee retained Evercore Group L.L.C. (“Evercore”) to act as its financial advisor in connection with evaluating the proposed Merger. On October 26, 2021, at a meeting of the Conflicts Committee, Evercore rendered its oral opinion (subsequently confirmed by delivery of a written opinion on the same date) that, as of October 26, 2021 and based upon and subject to the factors, assumptions made, procedures followed, matters considered, qualifications and limitations on the scope of review undertaken by Evercore in connection with the preparation of its opinion as set forth therein, the Exchange Ratio pursuant to the Merger Agreement was fair, from a financial point of view, to PSXP and the PSXP Public Unitholders.

For a description of the opinion that the Conflicts Committee received from Evercore, see “The Merger—Opinion of Evercore— Financial Advisor to the Conflicts Committee” beginning on page 45. A copy of the opinion of Evercore, the Conflicts Committee’s financial advisor, is attached as Annex B to this information statement/prospectus.

Interests of Certain Persons in the Merger (see page 53)

The officers and directors of Phillips 66 (or one of its subsidiaries) and the directors and executive officers of the General Partner may have interests in the Merger that may be different from, or in addition to, the interests of Phillips 66 Stockholders and PSXP Unitholders. For a detailed discussion of the interests that the officers of

Phillips 66 (or one of its subsidiaries) and the directors and executive officers of the General Partner may have in the Merger, see “The Merger—Interests of Certain Persons in the Merger.”

The Merger Agreement (see page 58)

The terms and conditions of the Merger are contained in the Merger Agreement, a copy of which is attached as Annex A to this information statement/prospectus. We encourage you to carefully read the Merger Agreement in its entirety, as it is the principal document that governs the Merger.

Termination of the Merger Agreement (see page 70)

The Merger Agreement may be terminated prior to the Closing:

•	by the mutual written consent of Phillips 66 and PSXP duly authorized by the Phillips 66 Board and the Conflicts Committee, respectively;

•	by either of Phillips 66 or PSXP:

•

if the Closing does not occur on or before April 26, 2022; provided, that this termination right will not be available to (a) Phillips 66 or PSXP if the inability to satisfy such condition was due to the failure of, in the case of Phillips 66, a P66 Party (as defined in the Merger Agreement), or, in the case of PSXP, PSXP or the General Partner, to perform and comply in all material respects with the covenants and agreements to be performed or complied with by such entity prior to the Closing, or (b) Phillips 66 or PSXP if, in the case of Phillips 66, PSXP or the General Partner, or, in the case of PSXP, a P66 Party, has filed (and is then pursuing) an action seeking specific performance as permitted pursuant to the terms of the Merger Agreement;

•

if any Restraint (as defined in the Merger Agreement) shall be in effect and shall have become final and nonappealable; provided, however, this termination right is not available to Phillips 66 or PSXP if such Restraint was due to the failure of, in the case of Phillips 66, a P66 Party, or, in the case of PSXP, PSXP or the General Partner, to perform any of its obligations under the Merger Agreement; or

•

by Phillips 66 if PSXP or the General Partner has breached or failed to perform any of its representations, warranties, covenants or agreements in the Merger Agreement, or any representations or warranties with respect to PSXP’s and the General Partner’s authority to execute the Merger Agreement and complete the transactions contemplated by the Merger Agreement, or the absence of certain changes or events become untrue, in a way that the related condition to Closing would not be satisfied, and such breach is either incurable or not cured by PSXP or the General Partner within 30 days following receipt of written notice from Phillips 66 (unless Phillips 66 or a P66 Party is in material breach of any representations, warranties, covenants or agreements in the Merger Agreement); or

•

by PSXP if Phillips 66 has breached or failed to perform any of its representations, warranties, covenants, or agreements in the Merger Agreement, or any representations or warranties with respect to the authority of Phillips 66 and the P66 Parties to execute the Merger Agreement and complete the transactions contemplated by the Merger Agreement, or the absence of certain changes or events become untrue, in a way that the related condition to Closing would not be satisfied, and such breach is either incurable or not cured by Phillips 66 within 30 days following receipt of written notice from PSXP (unless PSXP or the General Partner is in material breach of any representations, warranties, covenants or agreements in the Merger Agreement).

Effect of Termination; Termination Expenses (see page 70)

If the Merger Agreement is validly terminated, then, except as described below, each of the parties will be relieved of its duties and obligations and such termination will be without liability to any party. However, termination will not relieve any party of any liability for failure to consummate the Merger and other transactions contemplated by the Merger Agreement when required under the agreement or for intentional fraud or any “willful breach” (as defined in the Merger Agreement).

The Merger Agreement contains various amounts payable under the circumstances described below.

•

if the Merger Agreement is validly terminated by Phillips 66 due to a material uncured breach by PSXP or the General Partner of any of its covenants or agreements, or representations or warranties with respect to PSXP’s and the General Partner’s authority to execute the Merger Agreement and complete the transactions contemplated by the Merger Agreement, or the absence of certain changes or events, then PSXP will promptly pay Phillips 66’s designee all of the reasonably documented out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparties, experts and consultants) incurred by Phillips 66 and its affiliates in connection with the Merger Agreement and the transactions contemplated thereby up to a maximum of $4.5 million, subject to certain limited restrictions; and

•

if the Merger Agreement is validly terminated by PSXP due to a material uncured breach by Phillips 66 of any of its covenants or agreements, or representations or warranties with respect to the authority of Phillips 66 and the P66 Parties to execute the Merger Agreement and complete the transactions contemplated by the Merger Agreement, or the absence of certain changes or events, then Phillips 66 will promptly pay PSXP’s designee all of the reasonably documented out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparties, experts and consultants) incurred by PSXP and its affiliates in connection with the Merger Agreement and the transactions contemplated thereby up to a maximum of $4.5 million, subject to certain limited restrictions.

No Dissenters’ or Appraisal Rights (see page 56)

PSXP Public Unitholders will not have dissenters’ or appraisal rights in connection with the Merger under applicable law or contractual appraisal rights under the Third A&R Partnership Agreement or the Merger Agreement.

Regulatory Matters (see page 56)

In connection with the Merger, Phillips 66 and PSXP each intends to make all required filings under the Securities Act and the Exchange Act, as well as any required filings or applications with the NYSE. Phillips 66 and PSXP are unaware of any other requirement for the filing of information with, or the obtaining of the approval of, governmental authorities in any jurisdiction that is required for the consummation of the Merger.

The Merger is not reportable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and therefore, no filings with respect to the Merger were required with the Federal Trade Commission (“FTC”) or the Antitrust Division of the Department of Justice (“DOJ”).

Listing of the Phillips 66 Common Stock to be Issued in the Merger; Delisting and Deregistration of the PSXP Common Units (see page 56)

Phillips 66 expects to obtain approval to list the shares of Phillips 66 Common Stock to be issued pursuant to the Merger Agreement on the NYSE, subject to official notice of issuance, which approval is a condition to the Closing. Upon completion of the Merger, the PSXP Common Units will cease to be listed on the NYSE and will be subsequently deregistered under the Exchange Act.

Post-Closing Status of PSXP (see page 56)

After the consummation of the Merger, it is expected that PSXP will remain an indirect, wholly owned subsidiary of Phillips 66 indefinitely. There are no definite plans to reorganize or transfer PSXP or any of its assets immediately following the Closing as of the date of this information statement/prospectus.

Accounting Treatment (see page 56)

The Merger will be accounted for in accordance with Financial Accounting Standards Board Accounting Standards Codification 810, Consolidation—Overall—Changes in a Parent’s Ownership Interest in a Subsidiary. As Phillips 66 controls PSXP and will continue to control PSXP after the Merger, the change in Phillips 66’s ownership interest in PSXP will be accounted for as an equity transaction, and no gain or loss will be recognized in Phillips 66’s consolidated statement of operations resulting from the Merger.

In addition, after the Closing, Phillips 66 will no longer reflect the ownership interest previously held by the unitholders of PSXP Public Common Units and PSXP’s Series A Preferred Units as noncontrolling interests on Phillips 66’s consolidated balance sheet, nor will Phillips 66 attribute a portion of PSXP’s net income to these former unitholders on its consolidated statement of operations.

Comparison of Rights of Phillips 66 Stockholders and PSXP Unitholders (see page 74)

Phillips 66 is a Delaware corporation and PSXP is a Delaware limited partnership. Ownership interests in a limited partnership are fundamentally different from ownership interests in a corporation. For more information concerning these differences, see “Comparison of Rights of Phillips 66 Stockholders and PSXP Unitholders.”

Material U.S. Federal Income Tax Consequences (see page 100)

The receipt of shares of Phillips 66 Common Stock in exchange for PSXP Public Common Units pursuant to the Merger Agreement will be a taxable transaction for U.S. federal income tax purposes to U.S. Holders (as defined in “Material U.S. Federal Income Tax Consequences”). In such case, a U.S. Holder who receives Phillips 66 Common Stock in exchange for PSXP Public Common Units pursuant to the Merger Agreement will recognize gain or loss in an amount equal to the difference between:

•

the sum of (i) the fair market value of the Phillips 66 Common Stock received (plus any cash received in lieu of a fractional share of Phillips 66 Common Stock) and (ii) such U.S. Holder’s share of PSXP’s nonrecourse liabilities immediately prior to the Merger; and

•

such U.S. Holder’s adjusted tax basis in the PSXP Public Common Units exchanged therefor (which includes such U.S. Holder’s share of PSXP’s nonrecourse liabilities immediately prior to the Merger and which will be increased by the U.S. Holder’s share of certain items related to business interest not yet deductible by such U.S. Holder due to applicable limitations on the deductibility of such business interest).

Gain or loss recognized by a U.S. Holder will generally be taxable as capital gain or loss. However, a portion of this gain or loss, which could be substantial, will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent attributable to “unrealized receivables,” including depreciation recapture, or to “inventory items” owned by PSXP and its subsidiaries, even if there is a net taxable loss realized on the exchange. Passive losses that were not deductible by a U.S. Holder in prior taxable periods because they exceeded the U.S. Holder’s share of PSXP’s income (i.e., suspended passive losses) may become deductible in full as a result of the Merger and offset all or a portion of the gain recognized by such U.S. Holder.

The U.S. federal income tax consequences of the Merger to a PSXP Public Unitholder will depend on such unitholder’s own personal tax situation. Accordingly, you are strongly urged to consult your tax advisor for a full understanding of the particular tax consequences of the Merger to you.

See “Material U.S. Federal Income Tax Consequences” for a more complete discussion of the U.S. federal income tax consequences of the Merger.

Summary of Risk Factors (see page 12)

You should carefully consider all of the risk factors together with all of the other information included in, or incorporated by reference into, this information statement/prospectus. Some of these risks include, but are not limited to, those described below and in more detail under the heading “Risk Factors.”

•

Because the Exchange Ratio is fixed and because the market price of Phillips 66 Common Stock will fluctuate prior to the completion of the Merger, PSXP Public Unitholders cannot be sure of the market value of the shares of Phillips 66 Common Stock they will receive as Merger Consideration relative to the value of PSXP Common Units they exchange in connection with the Merger.

•

The Merger is subject to conditions, including some conditions that may not be satisfied on a timely basis, if at all. Failure to complete the Merger, or significant delays in completing the Merger, could negatively affect each party’s future business and financial results and the trading prices of shares of Phillips 66 Common Stock and PSXP Common Units.

•	The date PSXP Public Unitholders will receive the Merger Consideration depends on the Closing Date, which is uncertain.

•	Phillips 66 and PSXP may be targets of securities class action and derivative lawsuits, which could result in substantial costs and may delay or prevent the Closing.

•	Each party is subject to business uncertainties and contractual restrictions while the Merger is pending, which could adversely affect each party’s business and operations.

•	The opinion of the Conflicts Committee’s financial advisor will not reflect changes in circumstances between the signing of the Merger Agreement and the Closing Date.

•

The Third A&R Partnership Agreement limits the duties of the General Partner to PSXP Limited Partners and restricts the remedies available to PSXP Limited Partners for actions taken by the General Partner that might otherwise constitute breaches of its duties.

•	Financial forecasts relating to PSXP may not prove to be accurate.

•	PSXP Unitholders will be entitled to different rights as holders of shares of Phillips 66 Common Stock than those to which they are entitled as holders of PSXP Common Units.

•	Phillips 66 may not achieve the intended benefits of the Merger, and the Merger may disrupt its current plans or operations.

•

The Merger will be a taxable transaction to PSXP Public Unitholders and, in such case, the resulting tax liability of a PSXP Public Unitholder, if any, will depend on the unitholder’s particular situation. The tax liability of a PSXP Public Unitholder as a result of the Merger could be more than expected.

•

The U.S. federal income tax treatment of owning and disposing of shares of Phillips 66 Common Stock received in the Merger will be different from the U.S. federal income tax treatment of owning and disposing of PSXP Common Units.

•	Continuing political and social concerns about the issues of climate change may result in changes to our business and significant expenditures, including litigation-related expenses.

In addition, Phillips 66 and PSXP face other business, financial, operational and legal risks and uncertainties detailed from time to time in Phillips 66’s and PSXP’s respective SEC filings, including, but not limited to those discussed under Part I, Item 1A of Phillips 66’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Part II, Item 1A of Phillips 66’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021, and September 30, 2021, and in Part I, Item 1A of PSXP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Part II, Item 1A of PSXP’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021, and September 30, 2021, each of which are filed with the SEC and incorporated by reference into this information statement/prospectus.

Litigation Relating to the Merger (see page 57)

Since the initial filing of this information statement/prospectus on December 10, 2021, PSXP and the members of the GP Board have been named as defendants in multiple lawsuits brought by and on behalf of purported PSXP Public Unitholders challenging disclosures made in connection with the Merger. These lawsuits seek, among other things, additional disclosures and to enjoin the consummation of the Merger. Phillips 66 and PSXP believe that the claims asserted in these lawsuits are without merit and intend to defend against them. See “The Merger—Litigation Relating to the Merger.”

COMPARATIVE MARKET PRICES AND CASH DIVIDEND/DISTRIBUTION INFORMATION

Shares of Phillips 66 Common Stock are listed on the NYSE under the symbol “PSX” and PSXP Common Units are listed on the NYSE under the symbol “PSXP.” The following table presents the closing prices of Phillips 66 Common Stock and PSXP Common Units on (i) October 26, 2021, the last trading day before the public announcement of the Merger, and (ii) January 18, 2022, the most recent practicable trading day before the date of this information statement/prospectus. The table also shows the equivalent per unit value of the Phillips 66 Common Stock included in the Merger Consideration for each PSXP Common Unit, which per unit value is calculated as the product of (i) the applicable Phillips 66 per share value, and (ii) 0.500, the Exchange Ratio, rounded to the nearest cent.

Date	Phillips 66 Common Stock Closing Price	PSXP Common Unit Closing Price	Equivalent Per Unit Value
October 26, 2021	$82.22	$39.21	$41.11
January 18, 2022	$88.66	$44.41	$44.33

The above table shows only a historical comparison. This comparison may not provide meaningful information to PSXP Limited Partners in connection with making any decisions with respect to the Merger. PSXP Limited Partners are urged to obtain current market quotations for shares of Phillips 66 Common Stock and PSXP Common Units and to review carefully the other information contained in this information statement/prospectus or incorporated herein by reference in making any decisions with respect to the Merger. See “Where You Can Find More Information” for instructions on how to obtain the information that has been incorporated by reference. Historical performance is not necessarily indicative of any performance to be expected in the future. See “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

Dividend and Share Data—Phillips 66

The declaration and payment of dividends by Phillips 66 is subject to the discretion of the Phillips 66 Board, and no assurance can be given that Phillips 66 will pay dividends in the future. Phillips 66 currently pays a quarterly dividend on shares of Phillips 66 Common Stock and last paid a dividend on December 1, 2021, of $0.92 per share. The determination to pay dividends in the future will depend upon, among other things, general business conditions, Phillips 66’s financial results, contractual and legal restrictions regarding the payment of dividends by Phillips 66, planned investments by Phillips 66, and such other factors as the Phillips 66 Board deems relevant.

As of January 18, 2022, there were approximately 438,413,964 shares of Phillips 66 Common Stock outstanding, and there were approximately 31,763 holders of record of Phillips 66 Common Stock.

Distribution and Unit Data—PSXP

The Third A&R Partnership Agreement provides that within 45 days after the end of each quarter, PSXP will distribute its cash available for distributions, if any, to PSXP Unitholders of record on the applicable record date. As a result of the conversion and cancellation of PSXP Common Units in connection with the Merger, PSXP will no longer make quarterly distributions following the Closing (other than distributions, if any, with a record date between the date of the Merger Agreement and the Closing Date); provided, that PSXP Unitholders will only receive for the quarter in which the Closing occurs either (i) distributions in respect of PSXP Common Units or (ii) dividends in respect of Phillips 66 Common Stock received as Merger Consideration).

As of January 18, 2022 there were approximately 228,340,146 PSXP Common Units outstanding and there were approximately 15 holders of record of PSXP Common Units.

The Merger Agreement restricts the ability of PSXP to declare, authorize, set aside or pay any distribution payable in cash, equity or property in respect of the PSXP Common Units prior to the consummation of the Merger. Notwithstanding the foregoing, the Merger Agreement provides that PSXP shall declare its regular quarterly cash distributions on the PSXP Common Units in an amount consistent with past practice and not less than $0.875 per PSXP Common Unit for the quarterly period ending December 31, 2021 and for each quarterly period thereafter to the extent Closing does not occur prior to the applicable record date for such quarterly distribution. See “The Merger Agreement—Conduct of Business Prior to Closing.”

Because the Exchange Ratio is fixed and because the market price of shares of Phillips 66 Common Stock will fluctuate prior to the completion of the Merger, PSXP Unitholders cannot be sure of the market value of the shares of Phillips 66 Common Stock they will receive as Merger Consideration relative to the value of PSXP Common Units that they exchange in connection with the Merger. See “Risk Factors.”

RISK FACTORS

In addition to the other information included or incorporated by reference into this information statement/prospectus, including the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risks relating to the Merger and Phillips 66 Stock Issuance. In addition, you should read and consider the risks associated with each of the businesses of Phillips 66 and PSXP, because these risks may also affect the combined company. A description of the material risks can be found in Part I, Item 1A of Phillips 66’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Part II, Item 1A of Phillips 66’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021, and September 30, 2021, and in Part I, Item 1A of PSXP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Part II, Item 1A of PSXP’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021, and September 30, 2021, each of which are filed with the SEC and incorporated by reference into this information statement/prospectus. See “Where You Can Find More Information.”

Risks Related to the Merger

Because the Exchange Ratio is fixed and because the market price of shares of Phillips 66 Common Stock will fluctuate prior to the completion of the Merger, PSXP Public Unitholders cannot be sure of the market value of shares of Phillips 66 Common Stock that they will receive as Merger Consideration relative to the value of the PSXP Common Units that they will exchange in connection with the Merger.

The market value of the consideration that PSXP Public Unitholders will receive in the Merger will depend on the trading price of shares of Phillips 66 Common Stock at the Closing. Subject to any applicable withholding tax, the Exchange Ratio that determines the number of shares of Phillips 66 Common Stock that PSXP Public Unitholders (including any holders of PSXP Public Common Units that are issued or issuable to any holder of Series A Preferred Units as of the Effective Time pursuant to the Third A&R Partnership Agreement) will receive in the Merger is fixed at 0.500 shares of Phillips 66 Common Stock for each PSXP Public Common Unit they own. This means that there is no mechanism contained in the Merger Agreement that would adjust the number of shares of Phillips 66 Common Stock that PSXP Public Unitholders will receive based on any decreases or increases in the trading price of Phillips 66 Common Stock. Changes in per share or per unit price may result from a variety of factors (many of which are beyond Phillips 66’s and PSXP’s control), including:

•	changes in Phillips 66’s or PSXP’s business, operations, and prospects;

•	changes in market assessments of Phillips 66’s or PSXP’s business, operations, and prospects;

•	changes in market assessments of the likelihood that the Merger will be completed;

•	interest rates, commodity prices, general market, industry and economic conditions, and other factors generally affecting the price of Phillips 66 Common Stock or PSXP Common Units; and

•	federal, state and local legislation, governmental regulation, and legal developments in the businesses in which Phillips 66 and PSXP operate.

If the price of Phillips 66 Common Stock at the Closing is less than the price of Phillips 66 Common Stock on the date that the Merger Agreement was signed, then the market value of the Merger Consideration will be less than contemplated at the time the Merger Agreement was signed.

The Merger is subject to conditions, including some conditions that may not be satisfied on a timely basis, if at all. Failure to complete the Merger, or significant delays in completing the Merger, could negatively affect each party’s future business and financial results and the trading prices of shares of Phillips 66 Common Stock and PSXP Common Units.

The completion of the Merger is subject to certain conditions. The completion of the Merger is not assured and is subject to risks. The Merger Agreement contains conditions, some of which are beyond the parties’ control, that, if not satisfied or waived, may prevent, delay or otherwise result in the Merger not occurring.

If the Merger is not completed, or if there are significant delays in completing the Merger, Phillips 66’s or PSXP’s future business and financial results and the trading prices of shares of Phillips 66 Common Stock and PSXP Common Units could be negatively affected, and each of the parties will be subject to several risks, including the following:

•	the parties may be liable for fees or expenses to one another under the terms and conditions of the Merger Agreement;

•

there may be negative reactions from the financial markets due to the fact that current prices of shares of Phillips 66 Common Stock and PSXP Common Units may reflect a market assumption that the Merger will be completed;

•

the attention of Phillips 66’s and PSXP’s respective management will have been diverted to the Merger rather than their own operations and pursuit of other opportunities that could have been beneficial to their respective businesses;

•

Phillips 66 and PSXP will be required to pay their respective costs relating to the Merger, such as legal, accounting, financial advisory, filing fees, written consent costs, and printing fees, whether or not the Merger is completed, and many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time;

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each of Phillips 66 and PSXP is obligated to reimburse the other party’s expenses, up to $4.5 million, in connection with the termination of the Merger Agreement as a result of a material uncured breach by Phillips 66, on the one hand, or PSXP or the General Partner, on the other hand; and

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litigation related to any failure to complete the Merger or related to any enforcement proceeding commenced against Phillips 66 or PSXP to perform their respective obligations pursuant to the Merger Agreement.

The date PSXP Public Unitholders will receive the Merger Consideration depends on the Closing Date, which is uncertain.

Completing the Merger is subject to several conditions, not all of which are controllable by Phillips 66 or PSXP. Accordingly, the date on which PSXP Public Unitholders (including holders of any PSXP Public Common Units that are issued or issuable to any holder of Series A Preferred Units as of the Effective Time pursuant to the Third A&R Partnership Agreement) will receive Merger Consideration depends on the Closing Date, which is uncertain and subject to several other closing conditions.

PSXP is currently and, in the future, Phillips 66 and PSXP may be targets of individual or class action securities or derivative lawsuits, which could result in substantial costs and may delay or prevent the Closing.

Securities class action lawsuits and derivative lawsuits are often brought against companies that have entered into merger agreements in an effort to enjoin the relevant merger or seek monetary relief. PSXP is currently a defendant in lawsuits relating to the Merger Agreement and the Merger and, even if the pending or any future lawsuits involving Phillips 66 or PSXP are without merit, defending against these claims can result in substantial costs and divert management time and resources. Phillips 66 and PSXP cannot predict the outcome of these lawsuits, or others, nor can either company predict the amount of time and expense that will be required to resolve such litigation. An unfavorable resolution of any such litigation surrounding the Merger could delay or prevent its consummation. In addition, the costs of defending the litigation, even if resolved in Phillips 66’s or PSXP’s favor, could be substantial, and such litigation could distract Phillips 66 and PSXP from pursuing the consummation of the Merger and other potentially beneficial business opportunities. See “The Merger --Litigation Relating to the Merger.”

Each party is subject to business uncertainties and contractual restrictions while the Merger is pending, which could adversely affect each party’s business and operations.

In connection with the pendency of the Merger, it is possible that some customers, suppliers and other persons with whom Phillips 66 or PSXP has a business relationship may delay or defer certain business decisions or might decide to seek to terminate, change or renegotiate their relationships with Phillips 66 or PSXP, as the case may be, as a result of the Merger. Under the terms of the Merger Agreement, each of Phillips 66 and PSXP is subject to certain restrictions on the conduct of its respective business prior to completing the Merger, which may reduce the value of the Phillips 66 Common Stock or the PSXP Public Common Units or adversely affect each party’s ability to acquire assets or to execute certain of its business strategies. Such limitations could adversely affect each party’s businesses and operations prior to the completion of the Merger. See “The Merger Agreement—Covenants and Agreements—Conduct of Business.”

Each of the risks described above may be exacerbated by delays or other adverse developments with respect to the completion of the Merger.

The opinion of the Conflicts Committee’s financial advisor will not reflect changes in circumstances between the signing of the Merger Agreement and the Closing Date.

The Conflicts Committee has received an opinion from its financial advisor in connection with the signing of the Merger Agreement, but has not obtained any updated opinion from its financial advisor as of the date of this information statement/prospectus. Changes in the operations and prospects of Phillips 66 or PSXP, general market and economic conditions and other factors that may be beyond the control of Phillips 66 or PSXP, and on which the Conflicts Committee’s financial advisor’s opinion was based, may significantly alter the value of Phillips 66 or PSXP or the prices of the shares of Phillips 66 Common Stock or PSXP Common Units by the time the Merger is completed. The opinion does not speak as of the time the Merger will be completed or as of any date other than the date of such opinion. Because the Conflicts Committee does not currently anticipate asking its financial advisor to update its opinion, the opinion will not address the fairness of the Merger Consideration from a financial point of view at the time the Merger is completed. For a description of the opinion that the Conflicts Committee received from its financial advisor, see the section entitled “The Merger—Opinion of Evercore—Financial Advisor to the Conflicts Committee.” A copy of the opinion of Evercore Group L.L.C., the Conflicts Committee’s financial advisor, is attached as Annex B to this information statement/prospectus.

The Third A&R Partnership Agreement limits the duties of the General Partner to PSXP Unitholders and restricts the remedies available to PSXP Unitholders for actions taken by the General Partner that might otherwise constitute breaches of its duties.

In light of potential conflicts of interest between Phillips 66 and the General Partner, on the one hand, and PSXP and the PSXP Public Unitholders, on the other hand, the GP Board submitted the Merger and related matters to the Conflicts Committee for, among other things, review, evaluation, negotiation and possible approval of a majority of its members, which is referred to as “Special Approval” in the Third A&R Partnership Agreement and this information statement/prospectus. The duties of the General Partner, the GP Board and the Conflicts Committee to PSXP Limited Partners in connection with the Merger are substantially limited by the Third A&R Partnership Agreement. Under the Third A&R Partnership Agreement:

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any resolutions or course of action by the General Partner or its affiliates in respect of a conflict of interest is permitted and deemed approved by all partners of PSXP and will not constitute a breach of the Third A&R Partnership Agreement or of any duty stated or implied by law or in equity, if the resolution or course of action is approved by Special Approval; and

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the General Partner may consult with legal counsel and investment bankers selected by it, and any action taken or omitted to be taken in reliance upon the advice or opinion of such persons as to matters that the General Partner reasonably believes to be within such person’s professional or expert competence will be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

The Conflicts Committee reviewed, negotiated and evaluated the Merger Agreement and the transactions contemplated thereby, including the Merger, on behalf of PSXP and the PSXP Public Unitholders. Among other things, the Conflicts Committee, by unanimous vote (a) determined that the Merger, including the Merger

Agreement and the transactions contemplated thereby, are in the best interests of PSXP and its subsidiaries and the PSXP Public Unitholders, (b) approved the Merger, including the Merger Agreement and the transactions contemplated thereby (the foregoing constituting “Special Approval” as defined in the Third A&R Partnership Agreement) and (c) recommended to the GP Board the approval of the Merger Agreement and the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger, and (d) resolved, and recommended to the GP Board that the GP Board resolve, to direct that the Merger Agreement be submitted to a vote of the PSXP Limited Partners.

Financial forecasts relating to PSXP may not prove to be accurate.

In connection with the Merger, Phillips 66 prepared and considered, among other things, internal financial forecasts for PSXP. These forecasts speak only as of the date made and will not be updated. These financial forecasts were not provided with a view to public disclosure, are subject to significant economic, competitive, industry and other uncertainties, and may not be achieved in full, at all or within projected time frames. In addition, the failure of businesses to achieve projected results could have a material adverse effect on our share price and financial position following the Merger.

Tax Risks Related to the Merger and the Ownership of Phillips 66 Common Stock Received in the Merger

In addition to reading the following risk factors, you are urged to read “Material U.S. Federal Income Tax Consequences” for a more complete discussion of the expected U.S. federal income tax consequences of the Merger and owning and disposing of shares of Phillips 66 Common Stock received in the Merger.

The Merger will be a taxable transaction to PSXP Public Unitholders and, in such case, the resulting tax liability of a PSXP Public Unitholder, if any, will depend on the unitholder’s particular situation. The tax liability of a PSXP Public Unitholder as a result of the Merger could be more than expected.

PSXP Public Unitholders will receive Phillips 66 Common Stock as the Merger Consideration. Although PSXP Public Unitholders will receive no cash consideration (other than cash received in lieu of a fractional share of Phillips 66 Common Stock, if any), the Merger will be treated as a taxable sale by U.S. Holders (as defined in “Material U.S. Federal Income Tax Consequences”) of PSXP Common Units for U.S. federal income tax purposes. In such case, as a result of the Merger, a PSXP Public Unitholder will recognize gain or loss for U.S. federal income tax purposes equal to the difference between such unitholder’s amount realized and the unitholder’s adjusted tax basis in the PSXP Common Units, which will be increased by the U.S. Holder’s share of certain items related to business interest not yet deductible by such U.S. Holder due to applicable limitations on the deductibility of such business interest. The amount of gain or loss recognized by each PSXP Public Unitholder in the Merger will vary depending on each unitholder’s particular situation, including the value of the shares of Phillips 66 Common Stock received by each unitholder in the Merger, the adjusted tax basis in the PSXP Common Units exchanged by each unitholder in the Merger, and the amount of any suspended passive losses that may be available to a particular unitholder to offset all or a portion of the gain recognized by the unitholder.

Because the value of any Phillips 66 Common Stock received in the Merger will not be known until the Effective Time, a PSXP Public Unitholder will not be able to determine its amount realized, and therefore its taxable gain or loss, until such time. In addition, because prior distributions in excess of a PSXP Public Unitholder’s allocable share of PSXP’s net taxable income decrease the unitholder’s tax basis in its common units, the amount, if any, of the prior excess distributions with respect to such PSXP Common Units will, in effect, become taxable income to a unitholder if the aggregate value of the consideration received in the Merger is greater than the unitholder’s adjusted tax basis in its common units, even if the aggregate value of the consideration received in the Merger is less than the unitholder’s original cost basis in its PSXP Public Common Units.

Furthermore, a portion of any gain or loss, which could be substantial, will be separately computed and taxed as ordinary income to the extent attributable to “unrealized receivables,” including depreciation recapture, or to “inventory items” owned by PSXP and its subsidiaries. Consequently, a PSXP Public Unitholder may recognize both ordinary income and capital loss upon the exchange of PSXP Common Units in the Merger even if there is a net taxable loss realized on the exchange of such U.S. Holder’s PSXP Common Units pursuant to the Merger. The deductibility of capital losses is subject to limitations.

For a more complete discussion of the U.S. federal income tax consequences of the Merger, see “Material U.S. Federal Income Tax Consequences.”

The U.S. federal income tax treatment of owning and disposing of shares of Phillips 66 Common Stock received in the Merger will be different from the U.S. federal income tax treatment of owning and disposing of PSXP Common Units.

PSXP is classified as a partnership for U.S. federal income tax purposes and, generally, is not subject to entity-level U.S. federal income tax. Instead, each PSXP Unitholder is required to take into account its respective share of PSXP’s items of income, gain, loss and deduction in computing its federal income tax liability, even if no cash distributions are made by PSXP to the unitholder. A pro rata distribution of cash by PSXP to a PSXP Public Unitholder who is a U.S. Holder is generally not taxable for U.S. federal income tax purposes unless the amount of cash distributed is in excess of the PSXP Public Unitholder’s adjusted tax basis in its PSXP Common Units.

In contrast, Phillips 66 is classified as a corporation for U.S. federal income tax purposes and is subject to U.S. federal income tax on its taxable income. A distribution of cash by Phillips 66 to a stockholder who is a U.S. Holder will generally be included in such U.S. Holder’s income as ordinary dividend income to the extent of Phillips 66’s current or accumulated “earnings and profits,” as determined under U.S. federal income tax principles. A portion of the cash distributed to Phillips 66 Stockholders by Phillips 66 after the Merger may exceed Phillips 66’s current and accumulated earnings and profits. Cash distributions to a Phillips 66 Stockholder who is a U.S. Holder in excess of Phillips 66’s current and accumulated earnings and profits will be treated as a non-taxable return of capital, reducing the U.S. Holder’s adjusted tax basis in the holder’s Phillips 66 Common Stock and, to the extent the cash distribution exceeds the holder’s adjusted tax basis, as capital gain from the sale or exchange of such Phillips 66 Common Stock. See “Material U.S. Federal Income Tax Consequences.”

Risks Inherent in an Investment in Phillips 66

PSXP Unitholders will be entitled to different rights as holders of shares of Phillips 66 Common Stock than those to which they are entitled as holders of PSXP Common Units.

Following completion of the Merger, PSXP Public Unitholders will no longer hold PSXP Common Units, but will instead hold shares of Phillips 66 Common Stock. Phillips 66 is a Delaware corporation, and PSXP is a Delaware limited partnership. There are important differences between the rights of PSXP Unitholders and the rights of Phillips 66 Stockholders. See “Comparison of Rights of Phillips 66 Stockholders and PSXP Unitholders.”

The market value of Phillips 66 Common Stock could decline if large amounts of such common stock are sold following the Merger and the market value of Phillips 66 Common Stock could also decline as a result of issuances and sales of shares of Phillips 66 Common Stock other than in connection with the Merger.

Following completion of the Merger, PSXP Public Unitholders will no longer hold PSXP Common Units, and will own interests in a combined company operating an expanded business with more assets and a different mix of liabilities. Current Phillips 66 Stockholders and former PSXP Public Unitholders may not wish to continue to invest in the combined company, or may wish to reduce their investment in the combined company, in order to comply with institutional investing guidelines, to increase diversification or to track any rebalancing of stock indices in which Phillips 66 Common Stock or PSXP Common Units are or were included. If, following the completion of the Merger, large amounts of Phillips 66 Common Stock are sold, the price of Phillips 66 Common Stock could decline.

Furthermore, Phillips 66 cannot predict the effect that issuances and sales of Phillips 66 Common Stock, whether taking place before completion of Merger (subject to the limitations of the Merger Agreement) or after completion of the Merger, including issuances and sales in connection with capital markets transactions, acquisition transactions or other transactions, may have on the market value of Phillips 66 Common Stock. The issuance and sale of substantial amounts of Phillips 66 Common Stock could adversely affect the market value of such common stock.

Phillips 66 may not achieve the intended benefits of the Merger, and the Merger may disrupt its current plans or operations.

There can be no assurance that Phillips 66 will be able to realize the expected benefits of the potential transaction (including related synergies). The integration of the two companies may result in material challenges, including the diversion of management’s attention from ongoing business concerns; retaining or attracting business and operational relationships; the possibility of faulty assumptions underlying expectations regarding the integration process and associated expenses; consolidating corporate and administrative infrastructures and eliminating duplicative operations; as well as potential unknown liabilities, unforeseen expenses relating to integration, or delays associated with the acquisition.

Risks Relating to Phillips 66’s Business

Continuing political and social concerns about the issues of climate change may result in changes to our business and significant expenditures, including litigation-related expenses.

Increasing attention to global climate change has resulted in increased investor attention and an increased risk of public and private litigation, which could increase our costs or otherwise adversely affect our business. For example, shareholder activism has recently been increasing in our industry, and shareholders may attempt to effect changes to our business or governance, whether by shareholder proposals, public campaigns, proxy solicitations or otherwise. Additionally, cities, counties, and other governmental entities in several states in the U.S. began filing lawsuits against energy companies in 2017, including Phillips 66. The lawsuits seek damages allegedly associated with climate change, and the plaintiffs are seeking unspecified damages and abatement under various tort theories. Similar lawsuits may be filed in other jurisdictions. We believe these lawsuits are an inappropriate vehicle to address the challenges associated with climate change and will vigorously defend against them for lacking factual and legal merit. The ultimate outcome and impact to us of any such litigation cannot be predicted with certainty, and we could incur substantial legal costs associated with defending these and similar lawsuits in the future. Additionally, any of these risks could result in unexpected costs, negative sentiments about our company, disruptions in our operations, increases to our operating expenses and reduced demand for our products, which in turn could have an adverse effect on our business, financial condition and results of operations.

You should also read and consider risk factors specific to Phillips 66’s businesses that will also affect the combined company after the completion of the Merger. These risks are described in Part I, Item 1A of Phillips 66’s Annual Report on Form 10-K for the year ended December 31, 2020 and Part II, Item 1A of Phillips 66’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021, and September 30, 2021, and in other documents that are incorporated by reference herein. For more information, see “Where You Can Find More Information.”

Risks Relating to PSXP’s Business

You should read and consider risk factors specific to PSXP’s businesses that will also affect the combined company after the completion of the Merger. These risks are described in Part I, Item 1A of PSXP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Part II, Item 1A of PSXP’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021, and September 30, 2021, and in other documents that are incorporated by reference herein. For more information, see “Where You Can Find More Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This information statement/prospectus and the information incorporated by reference in this information statement/prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are subject to risks and uncertainties, and actual results might differ materially from those discussed in, or implied by, the forward-looking statements. Forward-looking statements are based on the current beliefs and assumptions of the management of Phillips 66 and PSXP and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “would,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook,” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements. Accordingly, there is no assurance that such results will be realized.

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements included or incorporated by reference in this information statement/prospectus might not occur or might occur to a different extent or at a different time than described. Actual results may differ materially from the current expectations of Phillips 66 and PSXP depending on a number of factors affecting their businesses and risks associated with the successful execution of the Merger. In evaluating these forward-looking statements, you should carefully consider the risks described herein and in the reports that Phillips 66 and PSXP file with the SEC. See “Risk Factors” and “Where You Can Find More Information.” Factors that could have a material adverse effect on operations and future prospects or that could cause events or circumstances to differ from the forward-looking statements include, but are not limited to:

•	the risk that a condition to the Closing may not be satisfied on a timely basis, if at all;

•	the uncertainty of the value of the Merger Consideration due to the fixed Exchange Ratio and potential fluctuation in the market price of Phillips 66 Common Stock;

•	the timing of the completion of the Merger;

•	the substantial transaction-related costs that may be incurred by Phillips 66 and PSXP in connection with the Merger;

•	the effects of disruption to Phillips 66’s or PSXP’s respective businesses;

•	the risks related to Phillips 66 and PSXP being restricted in the operation of its respective business while the Merger Agreement is in effect;

•	the possibility that Phillips 66 and PSXP may, under certain specified circumstances, be responsible for reimbursing the other party’s expenses;

•	the possibility that Phillips 66 and PSXP may be the targets of securities class actions and derivative lawsuits;

•	the limited duties the Third A&R Partnership Agreement places on the General Partner for actions taken by the General Partner;

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the risk that certain officers and directors of Phillips 66 (or one of its subsidiaries) and the directors and executive officers of the General Partner may have interests in the Merger that may be different from, or in addition to, the interests of PSXP Unitholders or Phillips 66 Stockholders, respectively;

•	the loss of PSXP’s status as a partnership for U.S. federal income tax purposes;

•	the possibility that Phillips 66’s financial forecasts of PSXP may not prove to be reflective of actual future results;

•	the different rights associated with owning shares of Phillips 66 Common Stock as opposed to PSXP Common Units;

•	the risk that the market value of Phillips 66 Common Stock will decline;

•	the potential dilution of Phillips 66’s earnings per share; and

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other business, financial, operational and legal risks and uncertainties detailed from time to time in Phillips 66’s and PSXP’s SEC filings, including, but not limited to those discussed under Part I, Item 1A of Phillips 66’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Part II, Item 1A of Phillips 66’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021, and September 30, 2021, and in Part I, Item 1A of PSXP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Part II, Item 1A of PSXP’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021, and September 30, 2021, each of which are filed with the SEC and incorporated by reference into this information statement/prospectus.

Except as otherwise required by law, neither Phillips 66 nor PSXP is under any obligation, and each expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. Persons reading this information statement/prospectus are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statement is made.

INFORMATION ABOUT THE COMPANIES

Phillips 66

Phillips 66, headquartered in Houston, Texas, was incorporated in Delaware in 2011 in connection with, and in anticipation of, a restructuring of ConocoPhillips that separated its downstream businesses into an independent, publicly traded company named Phillips 66. The two companies were separated by ConocoPhillips distributing to its stockholders all the then-outstanding shares of Phillips 66 Common Stock after the market closed on April 30, 2012.

Phillips 66’s business is organized into four operating segments:

1) Midstream—Provides crude oil and refined petroleum product transportation, terminaling and processing services, as well as natural gas and NGL transportation, storage, fractionation, processing and marketing services, mainly in the United States. This segment includes PSXP, Phillips 66’s 50% equity investment in DCP Midstream, LLC, and Phillips 66’s investment in NOVONIX Limited.

2) Chemicals—Consists of Phillips 66’s 50% equity investment in Chevron Phillips Chemical Company LLC, which manufactures and markets petrochemicals and plastics on a worldwide basis.

3) Refining—Refines crude oil and other feedstocks into petroleum products, such as gasoline, distillates and aviation fuels, at 12 refineries in the United States and Europe.

4) Marketing and Specialties (M&S)—Purchases for resale and markets refined petroleum products, mainly in the United States and Europe. In addition, this segment includes the manufacturing and marketing of specialty products, such as base oils and lubricants.

Phillips 66 is incorporated in Delaware. Its principal executive offices are located at 2331 CityWest Boulevard, Houston, Texas 77042, and its telephone number is (281) 293-6600. Phillips 66’s website address is www.phillips66.com. Information contained on Phillips 66’s website does not constitute part of this information statement/prospectus. Phillips 66 Common Stock is publicly traded on the NYSE under the ticker symbol “PSX.”

Additional information about Phillips 66 is included in documents incorporated by reference in this information statement/prospectus. See “Where You Can Find More Information.”

Phillips 66 Partners LP and Phillips 66 Partners GP LLC

PSXP, headquartered in Houston, Texas, is a Delaware limited partnership formed in 2013 by P66 Company and the General Partner, both wholly owned subsidiaries of Phillips 66. On July 26, 2013, PSXP completed its initial public offering, and the PSXP Common Units trade on the NYSE under the ticker symbol “PSXP.”

PSXP is a master limited partnership formed to own, operate, develop and acquire primarily fee-based midstream assets. PSXP is managed and operated by the executive officers of its General Partner, with oversight provided by its Board of Directors. Neither PSXP nor its subsidiaries have any employees. The General Partner has the sole responsibility for providing the employees and other personnel necessary to conduct PSXP’s operations.

PSXP primarily generates revenue by providing fee-based transportation, terminaling, processing, storage and fractionation services to Phillips 66 and other customers. PSXP’s equity affiliates primarily generate revenue from transporting and terminaling crude oil, refined petroleum products and NGL. Since PSXP does not own any of the crude oil, refined petroleum products and NGL it handles and does not engage in the trading of those commodities, PSXP has limited direct exposure to risks associated with fluctuating commodity prices, although these risks indirectly influence PSXP’s activities and results of operations over the long term.

PSXP’s operations are all conducted in the United States and comprise one reportable segment.

PSXP’s and the General Partner’s principal executive offices are located at 2331 CityWest Boulevard, Houston, Texas 77042, and their telephone number is (855) 283-9237.

Additional information about PSXP is included in documents incorporated by reference into this information statement/prospectus. See “Where You Can Find More Information.”

Phoenix Sub LLC

Merger Sub is a Delaware limited liability company and a jointly owned subsidiary of P66 Company and P66 PDI. Merger Sub was formed on October 22, 2021, solely for the purpose of effecting the Merger. Upon completion of the Merger, Merger Sub will merge with and into PSXP, with PSXP surviving as an indirect, wholly owned subsidiary of Phillips 66. Merger Sub has not conducted any activities to date except for activities incidental to its formation and activities undertaken in connection with the Merger.

Merger Sub’s principal executive offices are located at 2331 CityWest Boulevard, Houston, Texas 77042, and its telephone number is (281) 293-6600.

Relationship Between the Parties

As of October 26, 2021, Phillips 66 and its subsidiaries owned 169,760,137 PSXP Common Units, representing approximately 70.21% of the outstanding PSXP Common Units and Series A Preferred Units on an as-converted basis. Phillips 66 and its subsidiaries also own 100% of the limited liability company interests of the General Partner, which owns the non-economic general partner interest in PSXP. Phillips 66 controls PSXP through its indirect ownership of the General Partner, and certain of the executive officers and directors of the General Partner are also officers and/or directors of Phillips 66 (or one of its subsidiaries).

The limited partner interests in PSXP owned by Phillips 66 and its subsidiaries immediately prior to the Effective Time will remain outstanding as limited partner interests in the surviving entity. The non-economic general partner interest in PSXP held by the General Partner will remain outstanding as a non-economic general partner interest in the surviving entity, and the General Partner will continue as the sole general partner of the surviving entity.

WRITTEN CONSENTS OF PSXP LIMITED PARTNERS

PSXP Limited Partner Interests Consent Required

The approval of the Merger and the adoption of the Merger Agreement requires the affirmative consent of a Unit Majority.

The GP Board set the close of business on October 26, 2021 as the Record Date for determining the PSXP Limited Partners entitled to consent in writing to adopt the Merger Agreement and approve the Merger. As of the Record Date, P66 PDI, an indirect, wholly owned subsidiary of Phillips 66, beneficially owned 169,760,137 PSXP Common Units, representing approximately 70.21% of the outstanding PSXP Common Units and Series A Preferred Units on an as-converted basis and constituting a Unit Majority. On October 26, 2021, Phillips 66 caused P66 PDI to deliver a written consent approving the Merger Agreement and the transactions contemplated thereby, including the Merger. Accordingly, the delivery of the Written Consent was sufficient to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, on behalf of the PSXP Limited Partners. For this reason, this information statement/prospectus is being provided to you for informational purposes only. You are not being asked for a proxy or written consent, and you are requested not to send a proxy or written consent.

THE MERGER

General

On October 26, 2021, PSXP entered into the Merger Agreement with the General Partner, Phillips 66, P66 Company, P66 PDI, and Merger Sub, pursuant to which Merger Sub will merge with and into PSXP, with PSXP surviving as an indirect, wholly owned subsidiary of Phillips 66.

On October 26, 2021, the Conflicts Committee of the GP Board, by unanimous vote (a) determined that the Merger, including the Merger Agreement and the transactions contemplated thereby, are in the best interests of PSXP and its subsidiaries and the PSXP Public Unitholders, (b) approved the Merger, including the Merger Agreement and the transactions contemplated thereby (the foregoing constituting “Special Approval” as defined in the Third A&R Partnership Agreement), (c) recommended to the GP Board the approval of the Merger Agreement and the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger and (d) resolved, and recommended to the GP Board that the GP Board resolve, to direct that the Merger Agreement be submitted to a vote of the PSXP Limited Partners.

On October 26, 2021, the GP Board (acting, in part, based upon the receipt of such approval and recommendation of the Conflicts Committee), by unanimous vote (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of PSXP and the PSXP Limited Partners, (b) authorized and approved the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger, (c) directed that the Merger Agreement be submitted to a vote of the PSXP Limited Partners and (d) authorized the PSXP Limited Partners to act by written consent pursuant to the terms of the Third A&R Partnership Agreement.

Upon completion of the Merger, subject to any applicable withholding tax, (i) each outstanding PSXP Common Unit other than the PSXP Common Units owned by Phillips 66 and its subsidiaries (each, a “PSXP Public Common Unit”) will be converted into the right to receive, subject to adjustment as described in the Merger Agreement, the Merger Consideration; (ii) each Partnership LTIP Award, other than a Director LTIP Award, whether vested or not vested, will cease to relate to or represent any right to receive a PSXP Common Unit and shall be converted into an award of restricted stock units relating to a number of shares of Phillips 66 Common Stock equal to the number of PSXP Common Units subject to such Partnership LTIP Award multiplied by the Exchange Ratio (rounded up to the nearest whole share) on the same terms and conditions as were applicable to the corresponding Partnership LTIP Award (a “Parent RSU”), including any applicable payment timing provisions and dividend equivalent rights; and (iii) each Director LTIP Award will become fully vested and automatically converted into the right to receive, with respect to each PSXP Common Unit subject thereto, the Merger Consideration (or, to the extent set forth under the terms of the applicable Director LTIP Award, cash in an amount equal to the value of the Merger Consideration determined based on the closing price of a share of Phillips 66 Common Stock as of the Closing Date) (plus any accrued but unpaid amounts in relation to distribution equivalent rights).

The limited partner interests in PSXP owned by Phillips 66 and its subsidiaries immediately prior to the Effective Time will remain outstanding as limited partner interests in the surviving entity. The non-economic general partner interest in PSXP held by the General Partner will remain outstanding as a non-economic general partner interest in the surviving entity, and the General Partner will continue as the sole general partner of the surviving entity.

Pursuant to the Third A&R Partnership Agreement, the approval of the Merger and the adoption of the Merger Agreement by PSXP also requires the affirmative vote or written consent of a Unit Majority. The GP Board set the close of business on October 26, 2021, as the Record Date for determining the PSXP Limited Partners entitled to consent in writing to adopt the Merger Agreement and approve the Merger. On October 26, 2021, Phillips 66 caused P66 PDI, which, as of such date, beneficially owned 169,760,137 PSXP Common Units, representing approximately 70.21% of the outstanding PSXP Common Units and Series A Preferred Units on an as-converted basis and constituting a Unit Majority, to deliver the Written Consent approving the Merger Agreement and the transactions contemplated thereby, including the Merger. Accordingly, the delivery of the Written Consent was sufficient to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, on behalf of the PSXP Limited Partners. For this reason, this information statement/prospectus is being provided to you for informational purposes only. PSXP has not solicited and is not soliciting your adoption and approval of the Merger Agreement.

Background of the Merger

The senior management of Phillips 66 and PSXP, and the Phillips 66 Board and GP Board, regularly review operational and strategic opportunities to increase value for Phillips 66’s and PSXP’s respective investors. In connection with these reviews, these management teams and boards of directors have, from time to time, evaluated potential transactions that would further their respective strategic objectives and create value for Phillips 66 stockholders and PSXP Common Unitholders, as applicable. During the first quarter of 2021, while reviewing Phillips 66’s investment in PSXP and PSXP’s prospects for future growth, Phillips 66 senior management considered that investor preferences for traditional master limited partnership (“MLP”) structures have decreased during the past several years, including as a result of the Tax Cuts and Jobs Act of 2017, which took effect on January 1, 2018 and reduced the benefit of the MLP pass-through structure by reducing the U.S. federal corporate income tax rate from 35% to 21%. Phillips 66 further noted the general inaccessibility of the equity capital markets for traditional MLPs and an increased desire of investors to invest in companies legally structured as traditional corporations. These market trends have contributed to numerous restructuring transactions involving MLPs, including buy-ins of MLPs by their corporate sponsors, acquisitions of MLPs by third parties, elections by MLPs to convert into corporations for income tax purposes, state law purposes or both, and simplifications of MLPs in which incentive distribution rights are modified or eliminated to improve the MLP’s cost of capital. These transactions have resulted in a significant decrease in the number of outstanding MLPs.

During the first quarter of 2021, Phillips 66 engaged Latham & Watkins LLP (“Latham”) as its legal advisor and Citigroup Global Markets Inc. (“Citi”) and BofA Securities, Inc. (“BofA Securities”) as its financial advisors to assist Phillips 66 in evaluating various alternative structures with respect to its investment in PSXP, including, among others, a potential take-private transaction as well as continuing with the status quo.

During March 2021, Phillips 66 senior management continued reviewing alternative structures with respect to Phillips 66’s investment in PSXP, including a potential take-private transaction.

On March 30, 2021, Kevin Mitchell, Executive Vice President, Finance, and Chief Financial Officer of Phillips 66, provided the Phillips 66 Board with an overview of the U.S. oil and gas business environment. Mr. Mitchell noted that the upstream sector was reducing investment and going through a period of consolidation. As a result, Phillips 66 anticipated fewer organic midstream growth opportunities going forward, and expected the midstream sector to consolidate. Mr. Mitchell also discussed the long-term challenges surrounding the MLP structure and growth prospects for PSXP, including the relatively high cost of capital at PSXP and market uncertainty around the continued operation of the Dakota Access pipeline (“DAPL”). Mr. Mitchell described for the Phillips 66 Board a proposed structure for a take-private of PSXP in which Phillips 66 would issue new shares of Phillips 66 Common Stock in exchange for PSXP Common Units, as well as a proposed timeline for negotiating and completing the transaction. The Phillips 66 Board indicated its support for a potential take-private of PSXP in an all-equity transaction.

On April 1, 2021, Tim Roberts, Executive Vice President, Midstream, contacted Mark A. Haney, an independent member of the GP Board and the Chairman of the Conflicts Committee, and informed him that Phillips 66 would be sending a preliminary proposal to the GP Board offering to acquire all of the PSXP Public Common Units in a stock-for-unit exchange that would result in PSXP becoming an indirect wholly owned subsidiary of Phillips 66 (the “Proposed Transaction”). Mr. Roberts informed Mr. Haney that Phillips 66 would invite the Conflicts Committee and its advisors to meet with Phillips 66 and its advisors during the following week to review the preliminary proposal in more detail and encouraged Mr. Haney to engage advisors in connection with the Proposed Transaction. After Mr. Haney heard from Mr. Roberts, Mr. Haney contacted representatives of Evercore Group L.L.C. (“Evercore”) and Vinson & Elkins L.L.P. (“Vinson & Elkins”) to discuss engaging Evercore and Vinson & Elkins as independent financial and legal advisors, respectively, to the Conflicts Committee if Phillips 66 made a proposal to the Conflicts Committee. Mr. Haney contacted Evercore and Vinson & Elkins based on their prior experience with representing the Conflicts Committee and Evercore’s and Vinson & Elkins’ experience, qualifications and expertise with prior dropdown and simplification transactions between Phillips 66 and PSXP, along with their substantial overall experience with respect to midstream oil and gas companies and MLP transactions, and his high regard for their capabilities and experience. Mr. Haney sent a draft of Evercore’s engagement letter with respect to the Proposed Transaction to Vinson & Elkins for review. The Conflicts Committee executed engagement letters with Evercore on April 4, 2021 and Vinson & Elkins on April 13, 2021.

Also on April 1, 2021, representatives of the General Partner circulated written questionnaires to Mr. Haney, as well as Messrs. P. David Bairrington and C. Doug Johnson, independent members of the GP Board and the other members of the Conflicts Committee, in order to evaluate their continued eligibility under the Third A&R Partnership Agreement to serve as members of the Conflicts Committee.

On April 6, 2021, Phillips 66 sent a non-binding, preliminary proposal (the “Initial Offer”) setting forth certain terms of the Proposed Transaction pursuant to which Phillips 66 would acquire all of the outstanding PSXP Public Common Units in a stock-for-unit merger transaction that would result in PSXP becoming an indirect wholly owned subsidiary of Phillips 66 at a to-be-determined exchange ratio with a value of $32.57 per PSXP Public Common Unit, the closing price of the PSXP Common Units on April 5, 2021, implying an exchange ratio of 0.3969 shares of Phillips 66 Common Stock for each PSXP Public Common Unit based upon the closing price of Phillips 66 Common Stock on April 5, 2021.

Also on April 6, 2021, the GP Board, following review of the written responses of Messrs. Haney, Bairrington and Johnson to their respective questionnaires, adopted resolutions confirming the appointment of each of them to the Conflicts Committee and delegating to the Conflicts Committee the authority to (i) review any potential conflicts arising in connection with the Merger and the agreements related to the Merger, (ii) provide for negotiation of any terms of the Merger and the agreements related to the Merger as the Conflicts Committee may deem necessary or appropriate, in its sole discretion, and (iii) determine whether to approve, and whether to recommend the GP Board approve, the Merger and the agreements related to the Merger (any such approval to constitute Special Approval under the Third A&R Partnership Agreement) (clauses (i) through (iii), collectively, the “Delegation”). The Conflicts Committee was also authorized to retain legal and financial advisors in its sole discretion. Such authorization also ratified any actions previously taken by the Conflicts Committee in connection with the process.

On April 9, 2021, the Conflicts Committee met with representatives of Evercore and Vinson & Elkins to discuss preliminary considerations with respect to the Proposed Transaction, including the engagement of legal and financial advisors to assist the Conflicts Committee in its evaluation of the Proposed Transaction. Vinson & Elkins then provided a brief overview of the Conflicts Committee’s duties under the Third A&R Partnership Agreement and applicable law with respect to the Proposed Transaction. The Conflicts Committee and its legal and financial advisors then generally discussed the Initial Offer and the Proposed Transaction, during which the members of the Conflicts Committee asked questions, and received answers, regarding the Initial Offer and the Proposed Transaction.

Immediately after that meeting, representatives of Phillips 66, Latham, Citi and BofA Securities met with the members of the Conflicts Committee, Vinson & Elkins and Evercore. During the meeting, representatives of Phillips 66 provided a presentation to the Conflicts Committee and its legal and financial advisors in which representatives of Phillips 66 provided a summary of the Initial Offer and discussed with the Conflicts Committee and its advisors the strategic rationale for the Proposed Transaction, including the reasons why Phillips 66 believed the Initial Offer provided fair value for the PSXP Public Common Units and was in the PSXP Public Unitholders’ best interests. During the presentation, Phillips 66 highlighted its view that the Initial Offer fairly values both the near and long term economic prospects of PSXP, which Phillips 66 considered to be limited, and noted that (i) the MLP market was likely to remain challenged as evidenced by the fact that other midstream companies have been moving away from the MLP structure, (ii) MLP growth will continue to be hindered by limited access to the equity capital markets, and (iii) Phillips 66 had no plans for further dropdown transactions with PSXP due to a lack of equity capital markets support for such transactions and compressed valuations between MLPs and their corporate sponsors. Phillips 66 further highlighted that providing PSXP Public Unitholders with Phillips 66 Common Stock would provide them with an ownership interest in a more diverse energy vehicle, spanning midstream, refining, marketing and specialties, and chemicals, with a stronger credit profile and an established history of returning capital to shareholders. Phillips 66 further noted that PSXP Public Unitholders would benefit from enhanced governance rights through participation in a traditional corporate governance structure. In connection with its presentation, Phillips 66 also provided the Conflicts Committee and its advisors with the Forecasts (as defined below), including PSXP’s projected financial results for 2021 through 2026 assuming no further dropdown transactions under both a scenario in which DAPL was not shut down for any portion of the forecast period (“DAPL Online”) and a scenario in which DAPL was shut down during the second quarter of 2021 and remained offline for the remainder of the forecast period (“DAPL Offline”). Please read “—Unaudited Financial Forecasts Relating to PSXP.” Phillips 66 also noted that, starting with PSXP’s 2021 second quarter distribution, it expected PSXP senior management to recommend to the GP Board a 50% reduction in PSXP’s quarterly distributions, in line with peer MLPs that had announced distribution cuts, for a number of reasons, including uncertainty around DAPL and a desire to reduce leverage and strengthen PSXP’s balance sheet. During the course of the meeting, members of the Conflicts Committee and its advisors asked questions, and received answers, regarding the Initial Offer and the Proposed Transaction.

Also on April 9, 2021, Judge James Boasberg, the federal judge presiding over litigation against the U.S. Army Corps of Engineers (“Army Corps”) related to DAPL, held a status conference to discuss the plaintiff Native American tribes’ request that the court order a shutdown of DAPL’s operations while the Army Corps prepares a court-ordered environmental impact statement (“EIS”) addressing DAPL’s crossing of federal lands at Lake Oahe. The court gave Dakota Access LLC (“Dakota Access”), the operator of DAPL, ten days to file supplemental evidence of the adverse economic effects of a shutdown.

On April 15, 2021, PSXP entered into a non-disclosure agreement (the “Stonepeak NDA”) with Stonepeak Partners LP (“Stonepeak”), to facilitate discussions with Stonepeak regarding the implications of the Proposed Transaction on the Series A Preferred Units held by an affiliate of Stonepeak.

Also on April 15, 2021, Messrs. Haney and Bairrington had a conference call with representatives of Vinson & Elkins to discuss the status of the DAPL litigation, the issues involved and possible outcomes. Periodically thereafter, Messrs. Haney and Bairrington discussed subsequent developments with respect to the DAPL litigation and the EIS with representatives of Vinson & Elkins.

On April 16, 2021, Phillips 66 granted access to an electronic data room to representatives of Vinson & Elkins and Evercore to assist in their respective due diligence review of Phillips 66 in connection with the Proposed Transaction.

On April 19, 2021, the Conflicts Committee met telephonically with representatives of Evercore and Vinson & Elkins to discuss the Initial Offer and Evercore’s initial preliminary financial analysis relating to the Proposed Transaction. Vinson & Elkins provided a brief overview of the Initial Offer and the Proposed Transaction. Evercore then presented materials regarding its preliminary financial analysis. During the presentation, Evercore provided, among other things, (i) an overview of Phillips 66 and PSXP, (ii) a summary of the Initial Offer and the Proposed Transaction, (iii) a discussion of the Forecasts, including both DAPL Online and DAPL Offline, and (iv) a detailed valuation analysis of PSXP, including (1) a discounted cash flow analysis, (2) a discounted distribution analysis, (3) a peer group trading analysis and, for reference purposes, (4) a precedent mergers and acquisitions analysis. Vinson & Elkins then reviewed with the Conflicts Committee its duties under the Third A&R Partnership Agreement and applicable law with respect to the Proposed Transaction and engaged in a discussion of such duties with the Conflicts Committee. During the course of the meeting, the members of the Conflicts Committee and its advisors asked questions, and received answers, regarding the Initial Offer and the Proposed Transaction. The Conflicts Committee and its advisors then discussed next steps both for the Conflicts Committee and the Proposed Transaction.

Also on April 19, 2021, Dakota Access filed supplemental evidence with the U.S. federal court showing the likely adverse economic effects of a shutdown of the pipeline. The State of North Dakota also sought to intervene in the litigation and filed its own evidence of adverse effects of a shutdown.

On April 20, 2021, Evercore provided Phillips 66 with Evercore’s initial due diligence information requests with respect to Phillips 66, PSXP and the Proposed Transaction. Also on that same day, representatives of Phillips 66 spoke to representatives of Stonepeak and indicated that Phillips 66 was exploring a potential take-private transaction with PSXP. Phillips 66 and Stonepeak discussed amending the Third A&R Partnership Agreement to provide that the Series A Preferred Units would automatically convert into PSXP Common Units in any such take-private transaction.

Also on April 20, 2021, PSXP declared its first-quarter distribution, payable on May 14, 2021, of $0.875 per PSXP Common Unit.

Between April 20, 2021 and extending through the signing date of the Merger Agreement, Evercore conducted due diligence, primarily by email information requests and follow up questions to representatives of Phillips 66 and PSXP, to review PSXP’s operations and Forecasts. Evercore reviewed the key differences between the Forecasts for DAPL Online and DAPL Offline.

On April 21, 2021, Vinson & Elkins provided Phillips 66 with its initial due diligence information requests with respect to Phillips 66, PSXP and the Proposed Transaction.

On April 22, 2021, representatives of Latham, on behalf of Phillips 66, distributed an initial draft of the Merger Agreement to Vinson & Elkins. The draft Merger Agreement, among other things, (i) provided that the obligations of Phillips 66 and PSXP to consummate the Merger would be conditioned on, among other things, the delivery of the Written Consent approving the Merger and the continued effectiveness of such Written Consent, (ii) contained customary representations and warranties of the parties, (iii) included affirmative and negative covenants relating to each party’s respective business during the period between execution of the Merger Agreement and closing of the Merger and (iv) provided for expense reimbursement under specified circumstances.

On April 23, 2021, the Conflicts Committee met telephonically with representatives of Evercore and Vinson & Elkins so that the Conflicts Committee could receive Evercore’s updated preliminary financial analysis and an update on Vinson & Elkins’ due diligence process. Evercore discussed its updated preliminary financial analysis, including (i) at the direction of the Conflicts Committee, a new sensitivity case based on the Forecasts and assuming DAPL remained offline for a period of two years before resuming service and (ii) a pro forma impact analysis. Following the discussion of Evercore’s preliminary financial analysis, the Conflicts Committee determined to propose a to-be-determined exchange ratio with a value of $45.00 per PSXP Public Common Unit in connection with the Merger and authorized Evercore to convey such proposal to Citi. Vinson & Elkins then briefly discussed with the Conflicts Committee its review of legal matters, including the draft Merger Agreement and responses to its due diligence information requests.

On April 26, 2021, representatives of Evercore orally delivered to representatives of Citi the Conflicts Committee’s response to the Initial Offer. On behalf of the Conflicts Committee, Evercore proposed a stock-for-unit merger transaction at a to-be-determined exchange ratio with a value of $45.00 per PSXP Public Common Unit.

On that same day, the Conflicts Committee met telephonically with representatives of Evercore and Vinson & Elkins to discuss Evercore’s preliminary financial analysis regarding the hypothetical tax liability of the PSXP Public Unitholders as a result of the Proposed Transaction.

Also on April 26, 2021, Judge Boasberg ordered the Army Corps to file a status report by May 3, 2021 giving (i) the Army Corps’ latest estimate for the completion of the EIS and (ii) the Army Corps’ position, if it had one, on whether the court should issue an injunction.

On April 29, 2021, representatives of Vinson & Elkins provided a supplemental due diligence information request to Phillips 66.

On that same day, the Conflicts Committee met telephonically with representatives of Evercore and Vinson & Elkins, at which time Vinson & Elkins presented an overview of the draft Merger Agreement, highlighting: (i) the mechanics of the Merger and (ii) certain key issues, to be included in a non-price related business issues list that could be communicated to Phillips 66 and Latham, including (1) whether to exclude adverse changes, events or conditions arising from issues around DAPL in the definition of Material Adverse Effect, (2) whether to include certain customary interim covenants seen in precedent merger agreements relating to the target’s conflicts committee during the period between signing and closing, (3) the effects of the Proposed Transaction on Director LTIP Awards, (4) the scope of Phillips 66’s and PSXP’s representations and warranties, (5) the scope of Phillips 66’s and PSXP’s interim operating covenants, (6) whether to (A) include majority of the minority approval (as defined below), and (B) modify the closing conditions regarding accuracy of the representations and warranties and (7) a proposed expense reimbursement cap of $4.5 million in the case of certain termination conditions. The members of the Conflicts Committee asked questions, and received answers, regarding the draft Merger Agreement and the non-price related business issues list.

During the week of May 2, 2021, representatives of Phillips 66 populated the electronic data room with responses to, and with respect to certain requests, responsive documents regarding, Vinson & Elkins’ due diligence information requests.

On May 2, 2021, Mr. Johnson, a member of the Conflicts Committee, notified representatives of the General Partner that he had recently become aware of an insignificant equity interest in Phillips 66 held in one of his retirement accounts. Mr. Johnson promptly disclosed such information to the GP Board and tendered to the GP Board his resignation from the Conflicts Committee.

On May 3, 2021, the Conflicts Committee met telephonically with representatives of Evercore and Vinson & Elkins to further discuss the draft Merger Agreement and the non-price related business issues in the draft discussed at the prior Conflicts Committee meeting on April 29, 2021.

On that same day, representatives of Vinson & Elkins provided additional supplemental due diligence information requests to Phillips 66 and PSXP.

Also on May 3, 2021, the Army Corps filed a status report with Judge Boasberg affirming the Army Corps’ opposition to the plaintiff Native American tribes’ request for an order shutting down DAPL operations while the Army Corps prepares the EIS, and giving March 2022 as the estimated completion date for the EIS.

On May 6, 2021, the GP Board, following due consideration of the circumstances regarding Mr. Johnson’s proposed resignation from the Conflicts Committee, accepted Mr. Johnson’s resignation from the Conflicts Committee and further evaluated each of Messrs. Bairrington and Haney as to whether they continued to satisfy the independence and other requirements set forth in the Third A&R Partnership Agreement to serve as members of the Conflicts Committee. Following such evaluation, the GP Board adopted resolutions (i) affirmatively determining that (1) neither of Mr. Bairrington nor Mr. Haney had any relationship with or ownership interest in the General Partner or its affiliates that would interfere with the exercise of his independent judgment in carrying out the responsibilities of a member of the Conflicts Committee in evaluating the Proposed Transaction or any relationship that would otherwise result in either of them not satisfying the requirements of a member of the Conflicts Committee as provided for in the Third A&R Partnership Agreement and (2) each of Messrs. Bairrington and Haney continues to satisfy the independence and other requirements set forth in the Third A&R Partnership Agreement to serve as a member of the Conflicts Committee, (ii) confirming, adopting and ratifying the Delegation in all respects, and (iii) ratifying in all respects all actions previously performed by the Conflicts Committee, Mr. Bairrington or Mr. Haney, or any of the Conflicts Committee’s advisors that were within the scope of the Delegation.

On that same day, representatives of Citi, on behalf of Phillips 66, delivered a due diligence information request response log to representatives of Evercore containing responses to Vinson & Elkins’ due diligence information requests.

On May 7, 2021, representatives of Citi, on behalf of Phillips 66, delivered a letter (the “May 7 Letter”) to representatives of Evercore containing Phillips 66’s response to the Conflicts Committee’s April 26 proposal. In the May 7 Letter, Phillips 66 proposed a stock-for-unit merger transaction at a to-be-determined exchange ratio with a value of $34.77 per PSXP Public Common Unit, the closing price of the PSXP Common Units on May 6, 2021 (the “May 7 Proposal”), implying an exchange ratio of 0.4061 shares of Phillips 66 Common Stock for each PSXP Public Common Unit based upon the closing price of the Phillips 66 Common Stock on May 6, 2021.

On May 10, 2021, the Conflicts Committee met telephonically with representatives of Evercore and Vinson & Elkins to discuss Mr. Johnson’s resignation from the Conflicts Committee. Following such discussion, the Conflicts Committee adopted resolutions (i) confirming, adopting and ratifying, in all respects, (1) the Conflicts Committee’s engagement of Evercore and Vinson & Elkins and (2) all actions previously performed by the Conflicts Committee, Mr. Bairrington or Mr. Haney, or any of the Conflicts Committee’s advisors that were within the scope of the Delegation; (ii) determining that all actions previously performed by the Conflicts Committee, Mr. Bairrington or Mr. Haney, or any of the Conflicts Committee’s advisors were not influenced by Mr. Johnson in any manner favorable to Phillips 66 or unfavorable to PSXP or the PSXP Public Unitholders, and (iii) authorizing the Conflicts Committee and each of its members to take all actions necessary or appropriate to carry out the duties of the Conflicts Committee related to the Proposed Transaction. Following the adoption of the resolutions, Evercore reviewed its updated preliminary financial analysis based on the May 7 Proposal. The Conflicts Committee then deliberated and determined to propose a fixed exchange ratio of 0.51 shares of Phillips 66 Common Stock for each PSXP Public Common Unit and authorized Evercore to convey such proposal to Citi.

On that same day, representatives of Evercore, on behalf of the Conflicts Committee, delivered a response to Phillips 66’s proposal in the May 7 Letter in a telephone conversation with representatives of Citi. Evercore relayed to Citi that the Conflicts Committee proposed a stock-for-unit merger transaction with a fixed exchange ratio in which each PSXP Public Unitholder would receive 0.51 shares of Phillips 66 Common Stock for each PSXP Public Common Unit (the “May 10 Proposal”).

On May 11, 2021, representatives of Phillips 66, acting on behalf of the General Partner, met with representatives of Stonepeak to further discuss amending the Third A&R Partnership Agreement to provide that the Series A Preferred Units would automatically convert into PSXP Common Units in any such take-private transaction.

On May 12, 2021, at a regular meeting of the Phillips 66 Board, Mr. Mitchell provided an update to the Phillips 66 Board of the Proposed Transaction, including the negotiation of the proposed financial terms of the Merger and the Conflicts Committee’s May 10 Proposal, as well as negotiations with Stonepeak. Mr. Mitchell reviewed with the Phillips 66 Board a potential timeline for consummating the Proposed Transaction and responded to questions regarding the impact a disruption in the operation of DAPL would have on the Proposed Transaction. The Phillips 66 Board indicated its continued support for the Proposed Transaction.

On May 17, 2021, representatives of Citi, on behalf of Phillips 66, delivered a letter (the “May 17 Letter”) to representatives of Evercore containing Phillips 66’s response to the Conflicts Committee’s May 10 Proposal. In the May 17 Letter, Phillips 66 proposed a stock-for-unit merger transaction at a fixed exchange ratio of 0.45 shares of Phillips 66 Common Stock for each PSXP Public Common Unit (the “May 17 Proposal”).

On May 21, 2021, the Conflicts Committee met telephonically with representatives of Evercore and Vinson & Elkins to discuss the May 17 Proposal and a potential counterproposal. The Conflicts Committee decided to give further consideration to the May 17 Proposal and the Proposed Transaction before offering a counterproposal.

Also on May 21, 2021, Judge Boasberg denied the plaintiff Native American tribes’ request for an order shutting down DAPL. The court explained that the pipeline remained an unlawful encroachment across federal land, but that given the tribes’ failure to meet the legal standard for a permanent injunction, it was up to the Army Corps to determine whether to exercise its enforcement powers to order a shutdown.

On May 24, 2021, the Conflicts Committee met telephonically with representatives of Evercore and Vinson & Elkins to further discuss the May 17 Proposal and a potential counterproposal. Following consideration of the Proposed Transaction, including the analysis of its advisors, the Conflicts Committee determined to propose a fixed exchange ratio of 0.50 shares of Phillips 66 Common Stock for each PSXP Public Common Unit and authorized Evercore to convey such proposal to Citi.

On that same day, representatives of Evercore, on behalf of the Conflicts Committee, delivered a response to Phillips 66’s May 17 Proposal in a telephone conversation with representatives of Citi. Evercore relayed to Citi that the Conflicts Committee proposed a stock-for-unit merger transaction at a fixed exchange ratio of 0.50 shares of Phillips 66 Common Stock for each PSXP Public Common Unit (the “May 24 Proposal”).

Also on May 24, 2021, representatives of Vinson & Elkins provided Latham with an issues list (the “May 24 Issues List”) identifying non-price related business issues in the draft Merger Agreement provided to Vinson & Elkins on April 22, 2021, including: (i) the definition of “Material Adverse Effect” as it related to litigation or legal or regulatory issues involving DAPL; (ii) Phillips 66’s ability to eliminate the Conflicts Committee, diminish the Conflicts Committee’s authority prior to the closing of any Proposed Transaction, or amend or waive the Merger Agreement without the Conflicts Committee’s prior written approval; and (iii) the scope of each party’s respective representations, warranties and interim operating covenants. Vinson & Elkins also proposed that the Merger Agreement include a closing condition requiring the approval of the Merger Agreement by a majority of the PSXP Public Unitholders (“majority of the minority approval”).

On May 27, 2021, representatives of Latham discussed the May 24 Issues List with representatives of Vinson & Elkins, including Vinson & Elkins’ proposal to add a majority of the minority approval closing condition to the Merger Agreement. Latham indicated that Phillips 66 would not agree to the inclusion of a majority of the minority approval closing condition in the Merger Agreement. Latham and Vinson & Elkins also discussed the status of Vinson & Elkins’ due diligence review in relation to the Proposed Transaction.

On June 1, 2021, the Conflicts Committee and its financial and legal advisors held a conference call with representatives of Phillips 66 and its legal advisors to discuss various due diligence matters, including Phillips 66’s expectations with respect to the treatment of the Series A Preferred Units in connection with the Proposed Transaction and discussions with Stonepeak regarding a proposed amendment to the Third A&R Partnership Agreement.

After the conference call, the Conflicts Committee and representatives of Evercore and Vinson & Elkins held a telephonic meeting to further discuss the treatment of the Series A Preferred Units in connection with the Proposed Transaction.

Later that same day, Vinson & Elkins provided a revised draft of the Merger Agreement to Latham. Among other things, the revised draft of the Merger Agreement: (i) provided that any action or determination of a governmental authority, or legal proceeding, related to DAPL would not constitute a “Material Adverse Effect”; (ii) proposed certain changes to the representations and warranties of the parties; (iii) proposed certain additional representations and warranties of Phillips 66; (iv) proposed additional limitations in Phillips 66’s interim operating covenant with respect to the pre-closing operation of Phillips 66’s business; (v) proposed language restricting the ability of Phillips 66 and its subsidiaries, including the General Partner, from taking any action, without the prior written consent of a majority of the members of the Conflicts Committee, to (1) eliminate the Conflicts Committee, (2) revoke or diminish the authority of the Conflicts Committee or remove or cause the removal of any member of the Conflicts Committee (other than filling any vacancy caused by resignation, death or incapacity of any such member), (3) amend or terminate the Merger Agreement, or (4) cause the General Partner to make any determination (including to exercise or refrain from exercising its rights) under the Merger Agreement; and (vi) proposing a cap of $4.5 million on each party’s respective expense reimbursement.

On June 4, 2021, representatives of Vinson & Elkins provided a supplemental due diligence information request to Latham.

On June 15, 2021, representatives of Phillips 66, on behalf of the General Partner, provided a draft of the LPA Amendment to representatives of Stonepeak.

On June 24, 2021, representatives of Citi, on behalf of Phillips 66, delivered a letter (the “June 24 Letter”) to representatives of Evercore containing Phillips 66’s response to the Conflicts Committee’s May 24 Proposal. In the June 24 Letter, Phillips 66 proposed a stock-for-unit merger transaction at a fixed exchange ratio of 0.465 shares of Phillips 66 Common Stock for each PSXP Public Common Unit (the “June 24 Proposal”).

Later that same day, Latham provided a revised draft of the Merger Agreement to Vinson & Elkins. Among other things, the revised draft of the Merger Agreement: (i) provided that any action or determination of a governmental authority, or legal proceeding, related to DAPL would not constitute a “Material Adverse Effect” to the extent existing as of the date of the Merger Agreement; (ii) proposed certain changes to the representations and warranties and interim operating covenants of the parties; and (iii) proposed language permitting the General Partner to (1) remove a member of the Conflicts Committee in connection with such director’s removal from the GP Board for cause, or (2) amend or terminate the Merger Agreement or make any determination under the Merger Agreement without the prior written approval of the Conflicts Committee, provided that (A) the General Partner has provided the Conflicts Committee advance notice of such action and permitted the Conflicts Committee to make a recommendation with respect to such matter to the GP Board within two business days and (B) in the event that the General Partner takes or authorizes any action that is counter to the recommendation of the Conflicts Committee, then the Conflicts Committee may rescind its Special Approval of the Proposed Transaction for all purposes of the Third A&R Partnership Agreement.

Also on June 24, 2021, representatives of Stonepeak provided a revised draft of the LPA Amendment to representatives of Phillips 66.

On June 28, 2021, representatives of Phillips 66 and Latham discussed Stonepeak’s proposed changes to the LPA Amendment with representatives of Stonepeak and Sidley Austin LLP, legal counsel to Stonepeak.

On that same day, representatives of Phillips 66 posted additional information in the electronic data room responding to, and with respect to certain requests, responsive documents regarding, Vinson & Elkins’ due diligence information requests.

Also on June 28, 2021, the Conflicts Committee met telephonically with representatives of Evercore and Vinson & Elkins to discuss the June 24 Proposal. Evercore reviewed its updated preliminary financial analysis based on the June 24 Proposal. The members of the Conflicts Committee asked questions, and received answers, regarding the June 24 Proposal and Evercore’s preliminary financial analysis. The Conflicts Committee then determined to propose a fixed exchange ratio of 0.495 shares of Phillips 66 Common Stock for each PSXP Public Common Unit and authorized Evercore to convey such proposal to Citi.

On June 29, 2021, representatives of Evercore, on behalf of the Conflicts Committee, delivered a response to Phillips 66’s June 24 Proposal in a telephone conversation with representatives of Citi. Evercore relayed to Citi that the Conflicts Committee proposed a stock-for-unit merger transaction at a fixed exchange ratio of 0.495 shares of Phillips 66 Common Stock for each PSXP Public Common Unit (the “June 29 Proposal”).

On July 14, 2021, at a regular meeting of the Phillips 66 Board, Mr. Mitchell provided an update to the Phillips 66 Board of the Proposed Transaction, including the negotiation of the proposed financial terms of the Proposed Transaction and the Conflicts Committee’s June 29 Proposal. Mr. Mitchell informed the Phillips 66 Board that, given the difference between the June 24 Proposal and the June 29 Proposal and the then-relative trading prices of Phillips 66 Common Stock and PSXP Common Units, reaching an agreement on terms acceptable to both parties could be challenging. After discussion, the Phillips 66 Board indicated its continued support for the Proposed Transaction, assuming the parties were able to reach an agreement on the financial terms of the Proposed Transaction.

After the July 14, 2021 Phillips 66 Board meeting, Phillips 66 senior management continued to evaluate the Proposed Transaction, including the difference between the June 24 Proposal and the June 29 Proposal and the then-relative trading prices of Phillips 66 Common Stock and PSXP Common Units, as well as then-current market conditions. Given the totality of the circumstances at the time, Phillips 66 senior management decided to not immediately respond to the June 29 Proposal and instead focus on Phillips 66’s business objectives and monitor developments in the oil and gas industry before determining next steps.

On July 20, 2021, PSXP declared its second-quarter distribution, payable on August 13, 2021, of $0.875 per PSXP Common Unit, which did not reflect any reduction in the quarterly distribution from the first quarter distribution. On several occasions prior to such second quarter distribution declaration, the members of the Conflicts Committee had discussed the possibility of a distribution cut with its financial and legal advisors and did not believe a distribution cut was likely after taking into account positive developments in the DAPL litigation since the April 9 presentation by Phillips 66 and that there did not appear to be significant issues with leverage or coverage ratios going forward.

In late August 2021, the Army Corps announced a six-month extension in the estimated target completion date for the EIS. The original estimated completion date of March 2022 was revised to September 2022.

On September 17, 2021 and again on September 20, 2021, representatives of Phillips 66 communicated with representatives of Stonepeak regarding amending the terms of the Stonepeak NDA to provide for an extended term.

On September 20, 2021, Dakota Access filed a petition for writ of certiorari before the U.S. Supreme Court asking for reversal of the D.C. Circuit Court’s January 26, 2021 decision requiring the Army Corps to produce the EIS.

On October 8, 2021, at a regular meeting of the Phillips 66 Board, Mr. Mitchell provided an update to the Phillips 66 Board of the Proposed Transaction, including the fact that no negotiations had taken place since the last board meeting, recent market trading activity with respect to Phillips 66 Common Stock and PSXP Common Units and the relative valuations associated with the exchange ratios previously proposed by the parties in the June 24 Proposal and the June 29 Proposal, as well as recent developments in the oil and gas industry. The Phillips 66 Board indicated its support for the recommencement of active negotiations with the Conflicts Committee with respect to the Proposed Transaction.

Also on October 8, 2021, representatives of Phillips 66 sent Stonepeak a draft amended Stonepeak NDA providing for an extended term.

On October 11, 2021, representatives of Phillips 66 communicated with representatives of Stonepeak regarding the draft LPA Amendment.

On October 14, 2021, representatives of Phillips 66 communicated with representatives of Stonepeak regarding the LPA Amendment as well as the draft amended Stonepeak NDA.

On October 15, 2021, representatives of Citi, on behalf of Phillips 66, contacted representatives of Evercore to inform Evercore to expect a revised offer from Phillips 66 during the week of October 18. Also on that same day, representatives of Phillips 66 provided a revised draft of the Stonepeak NDA to Stonepeak, and representatives of Stonepeak provided a revised draft of the LPA Amendment to Phillips 66.

On October 18, 2021, representatives of Citi, on behalf of Phillips 66, delivered a response to the Conflicts Committee’s June 29 Proposal in a telephone conversation with representatives of Evercore. Citi relayed to Evercore that Phillips 66 proposed a stock-for-unit merger transaction at a fixed exchange ratio of 0.49 shares of Phillips 66 Common Stock for each PSXP Public Common Unit (the “October 18 Proposal”).

Also on October 18, 2021, the General Partner and Stonepeak executed the amended Stonepeak NDA providing that the term of the Stonepeak NDA would terminate on the earlier of October 15, 2022 and the closing of the Proposed Transaction.

On October 19, 2021, representatives of Latham discussed with representatives of Vinson & Elkins the resumption of negotiations with respect to the Proposed Transaction and indicated Phillips 66’s desire to finalize the Merger Agreement. Also on that same day, representatives of Phillips 66 provided Stonepeak with a revised draft of the LPA Amendment.

Later that same day, representatives of Vinson & Elkins provided revised supplemental due diligence information requests to Latham with respect to Phillips 66, PSXP and the Proposed Transaction.

Also on October 19, 2021, PSXP declared its third-quarter distribution, payable on November 12, 2021, of $0.875 per PSXP Common Unit, which did not reflect any reduction in the quarterly distribution for the second quarter distribution.

From October 19, 2021 through the signing of the Merger Agreement, representatives of Phillips 66 posted additional information to the electronic data room responding to, and with respect to certain requests, responsive documents regarding, Vinson & Elkins’ outstanding due diligence information requests.

On October 20, 2021, representatives of Citi communicated with representatives of Evercore, on behalf of the Conflicts Committee, regarding Phillips 66’s October 18 Proposal.

On that same day, the Conflicts Committee met telephonically with representatives of Evercore and Vinson & Elkins to discuss the recommencement of active negotiations with Phillips 66 and the October 18 Proposal. Evercore provided an overview of the history of the negotiations related to the Proposed Transaction and reviewed its updated preliminary financial analysis based on the October 18 Proposal. Evercore explained that Citi had noted that there were no updates to the Forecasts previously provided by Phillips 66 in April and that Citi had instructed Evercore that they could continue to rely on those prior Forecasts. The Conflicts Committee also discussed the status of the draft Merger Agreement and the outstanding legal issues. During the course of the meeting, members of the Conflicts Committee asked questions, and received answers, regarding the October 18 Proposal and the Proposed Transaction. The Conflicts Committee discussed next steps and decided to give further consideration to the October 18 Proposal and the Proposed Transaction, and to wait for negotiations on the draft Merger Agreement to progress before offering a counterproposal.

Later on October 20, 2021, Vinson & Elkins provided a revised draft of the Merger Agreement to Latham. Among other things, the revised draft of the Merger Agreement: (i) provided that any action or determination by or before a governmental authority, or legal proceeding, related to DAPL would not constitute a “Material Adverse Effect” to the extent they arise out of, or relate to, facts or circumstances relating to DAPL’s assets; (ii) proposed certain changes to the representations and warranties and interim operating covenants of the parties; and (iii) eliminated the General Partner’s ability to amend or terminate the Merger Agreement or make any determination under the Merger Agreement without the prior written approval of the Conflicts Committee. The revised draft also provided that the General Partner would cause PSXP to declare and pay a regular quarterly cash distribution on the PSXP Common Units in an amount not less than $0.875 per PSXP Common Unit for the quarterly period ending December 31, 2021 and each quarterly period thereafter during the term of the Merger Agreement. That same day, Latham provided Vinson & Elkins with the current draft of the LPA Amendment.

On October 21, 2021, representatives of Citi, on behalf of Phillips 66, notified Evercore of Phillips 66’s request for a counterproposal from the Conflicts Committee. After discussions with the Conflicts Committee, representatives of Evercore, on behalf of the Conflicts Committee, delivered a response to Phillips 66’s October 18 Proposal in a telephone conversation with representatives of Citi. Evercore relayed to Citi that the Conflicts Committee proposed a stock-for-unit merger transaction at a fixed exchange ratio of 0.505 shares of Phillips 66 Common Stock for each PSXP Public Common Unit (the “October 21 Proposal”). Later that same day, representatives of Citi, on behalf of Phillips 66, delivered a response to the Conflicts Committee’s October 21 Proposal proposing a best and final fixed exchange ratio of 0.50 shares of Phillips 66 Common Stock for each PSXP Public Common Unit (the “Final Offer”). Following the Conflicts Committee’s consideration of the Final Offer after discussions with its financial advisors and in light of the extensive prior information received by the Conflicts Committee, representatives of Evercore, on behalf of the Conflicts Committee, contacted representatives of Citi and accepted the Final Offer, subject to the final approval by the Conflicts Committee, finalization of the Merger Agreement and satisfaction of the Conflicts Committee’s remaining due diligence requests.

Later that same day, Latham provided a revised draft of the Merger Agreement to Vinson & Elkins. Among other things, the revised draft of the Merger Agreement: (i) provided that any action or determination by or before a governmental authority, or legal proceeding, related to DAPL would not constitute a “Material Adverse Effect” to the extent they arise out of facts or circumstances relating to DAPL’s assets and existing as of the date of the Merger Agreement; (ii) proposed certain changes to the representations and warranties and interim operating covenants of the parties; and (iii) proposed language to clarify the General Partner’s obligation to cause, and the timing of the payment of quarterly distributions on the PSXP Common Units prior to the anticipated closing of the Merger.

On October 21, 2021 and October 22, 2021, representatives of Phillips 66 communicated with representatives of Stonepeak regarding the LPA Amendment.

On October 22, 2021, representatives of Phillips 66 provided Stonepeak with a revised draft of the LPA Amendment.

Also on October 22, 2021, the Conflicts Committee met telephonically with representatives of Evercore and Vinson & Elkins to receive updates from Evercore and Vinson & Elkins on the status of negotiations related to the Proposed Transaction and the Merger Agreement. The Conflicts Committee also discussed with its advisors the reasons for, negative factors weighing against, and procedural considerations relating to the Proposed Transaction. Vinson & Elkins then provided the Conflicts Committee an update on Vinson & Elkins’ due diligence process.

On October 23, 2021, representatives of Phillips 66 delivered a proposed draft of a written consent of Stonepeak Screwdriver SPV LLC, an affiliate of Stonepeak and the holder of a Series A Required Voting Percentage (as defined in the Third A&R Partnership Agreement) (“Stonepeak SPV”), and P66 PDI, as the holder of a Unit Majority, consenting to and approving the execution of the LPA Amendment (the “LPA Consent”).

Later that same day, representatives of Latham and Vinson & Elkins discussed Latham’s October 21 draft of the Merger Agreement, and Vinson & Elkins relayed the Conflicts Committee’s request for additional materiality qualifiers with respect to certain of PSXP’s representations and warranties. Latham, on behalf of Phillips 66, provided Vinson & Elkins with certain responses to Vinson & Elkins’ October 19 supplemental due diligence information request and an initial draft of PSXP’s disclosure schedules to the Merger Agreement that had been prepared by representatives of the General Partner on behalf of PSXP.

Also on October 23, 2021, Latham, on behalf of Phillips 66, provided Vinson & Elkins an initial draft of Phillips 66’s disclosure schedules to the Merger Agreement and a draft of the Written Consent, to be executed by P66 PDI as the holder of a Unit Majority, approving the Merger Agreement. Latham and Vinson & Elkins continued to negotiate minor revisions to the Merger Agreement, disclosure schedules and related documents through October 25, 2021.

On October 25, 2021, Latham provided Vinson & Elkins with a proposed execution version of the Merger Agreement that, among other things: (i) included the Final Offer as the Exchange Ratio and (ii) added certain materiality qualifiers to certain representations and warranties of PSXP.

On October 26, 2021, the Conflicts Committee and its financial and legal advisors held a conference call with representatives of Phillips 66 and its legal advisors to discuss certain final due diligence questions prepared on behalf of the Conflicts Committee. During the conference call, senior management representatives of Phillips 66 and PSXP answered each of the final due diligence questions and (i) generally confirmed that, to their knowledge, there were no material issues or developments relevant to the Conflicts Committee’s consideration of the Proposed Transaction that had not been previously disclosed to the Conflicts Committee and its financial and legal advisors and (ii) recommended that PSXP enter into the Proposed Transaction on the terms negotiated.

Following the due diligence call, the Conflicts Committee met with representatives of Evercore and Vinson & Elkins. Prior to the meeting, copies of the Merger Agreement, proposed Special Approval resolutions and the respective presentation materials of Evercore and Vinson & Elkins were delivered to the Conflicts Committee. Evercore reviewed its financial analysis of the Proposed Transaction at the Final Offer and provided the Conflicts Committee with its final valuation analysis with respect to the Proposed Transaction. Upon the request of the Conflicts Committee, Evercore then rendered its oral opinion, which was concurrently confirmed by delivery of a written opinion later that day, that, as of such date and on the basis and subject to the various assumptions, qualifications and limitations set forth in Evercore’s opinion, the Exchange Ratio set forth in the Merger Agreement was fair, from a financial point of view, to PSXP and the PSXP Public Unitholders. Following receipt of Evercore’s fairness opinion, Vinson & Elkins reviewed with the Conflicts Committee its duties under the Third A&R Partnership Agreement and applicable law with respect to the Proposed Transaction and summarized the provisions of the final draft of the Merger Agreement. After further discussion with Evercore and Vinson & Elkins, the Conflicts Committee (i) determined that the Merger, including the Merger Agreement and the transactions contemplated thereby, were in the best interests of PSXP and its subsidiaries and the PSXP Public Unitholders, (ii) approved the Merger, including the Merger Agreement and the transactions contemplated thereby (the foregoing constituting “Special Approval” as defined in the Third A&R Partnership Agreement), (iii) recommended to the GP Board the approval of the Merger Agreement and the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger, and (iv) resolved, and recommended to the GP Board that the GP Board resolve, to direct that the Merger Agreement be submitted to a vote of the PSXP Limited Partners.

Further on October 26, 2021, in a special meeting of the GP Board, the Conflicts Committee provided the GP Board with a report on the process of evaluating the Proposed Transaction, including (i) the hiring of Evercore and Vinson & Elkins as financial and legal advisors, respectively, (ii) the results of the price negotiations between Phillips 66 and the Conflicts Committee, (iii) the completion of the review conducted by Evercore, (iv) the receipt of the oral opinion of Evercore as described above, (v) the Conflicts Committee’s Special Approval of the Proposed Transaction and the Merger Agreement and (vi) the Conflicts Committee’s

resolution, and recommendation to the GP Board that the GP Board resolve, to direct that the Merger Agreement be submitted to a vote of the PSXP Limited Partners. Prior to the meeting, copies of the Merger Agreement and proposed resolutions relating to the Merger were delivered to the GP Board. Following discussion between the GP Board and the Conflicts Committee with respect to its report and the terms of the Proposed Transaction and the Merger Agreement, the GP Board (acting, in part, based upon the receipt of such approval and recommendation of the Conflicts Committee), by unanimous vote (1) determined that the form, terms and provisions of the Merger Agreement are in the best interests of PSXP and the PSXP Limited Partners, (2) declared it advisable for PSXP to enter into the Merger Agreement and authorized and approved the execution, delivery and performance of the Merger Agreement and the consummation of the Proposed Transaction on the terms and subject to the conditions set forth in the Merger Agreement, (3) directed that the adoption of the Merger Agreement and the approval of the Merger be submitted to a vote of the PSXP Limited Partners and authorized the PSXP Limited Partners to act by written consent pursuant to the terms of the Third A&R Partnership Agreement and (4) approved the LPA Amendment and authorized the General Partner to propose the LPA Amendment and seek the approval of the LPA Amendment by written consent of the holders of the Series A Required Voting Percentage and a Unit Majority.

Later on October 26, 2021, the Phillips 66 Board convened a special meeting. At this meeting, Phillips 66 senior management provided an overview of the Proposed Transaction and the Phillips 66 Board’s fiduciary duties with respect to the Proposed Transaction. Prior to the meeting, copies of the Merger Agreement and proposed resolutions relating to the Merger were delivered to the Phillips 66 Board. Phillips 66 senior management then reviewed with the Phillips 66 Board the material terms of the Merger Agreement and other ancillary agreements. After discussion, the Phillips 66 Board, by unanimous vote, (i) determined that the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger and the issuance of the Phillips 66 Common Stock as merger consideration, were in the best interests of Phillips 66 and its stockholders, (ii) approved the Merger Agreement, the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger and the issuance of the Phillips 66 Common Stock as merger consideration, and (iii) authorized the execution and delivery of the Written Consent by P66 PDI.

Following the meetings of the Phillips 66 Board, the Conflicts Committee and the GP Board, Phillips 66, P66 PDI, Merger Sub and PSXP executed the Merger Agreement and Phillips 66 caused P66 PDI to deliver the Written Consent.

Later that evening, Richards Layton & Finger, P.A., Delaware counsel to the General Partner, delivered an opinion to the General Partner to the effect that the LPA Amendment will not affect the limited liability of any PSXP Limited Partner under applicable partnership law of the State of Delaware. Following receipt of such opinion, P66 PDI and Stonepeak SPV each executed and delivered the LPA Consent and the General Partner executed and delivered the LPA Amendment in accordance with the Third A&R Partnership Agreement.

On the morning of October 27, 2021, Phillips 66 and PSXP issued a joint press release announcing the execution of the Merger Agreement and the LPA Amendment.

Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties

The unanimous approval of the Merger, including the Merger Agreement and the transactions contemplated thereby, by the members of the Conflicts Committee constitutes “Special Approval” under the Third A&R Partnership Agreement. Under Section 7.9 of the Third A&R Partnership Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its affiliates, on the one hand, and PSXP, any subsidiary or any partner of PSXP, on the other hand, any resolution or course of action by the General Partner or its affiliates in respect of such conflict of interest will be permitted and deemed approved by all of the partners of PSXP and will not constitute a breach of the Third A&R Partnership Agreement, any Group Member Agreement (as defined in the Third A&R Partnership Agreement), or any agreement contemplated therein or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is approved by Special Approval.

Under Section 7.10(b) of the Third A&R Partnership Agreement, any action taken or omitted to be taken by the General Partner in reliance upon the advice or opinion of an investment banker, among others, as to matters reasonably believed to be in such person’s professional or expert competence shall be conclusively presumed to have been taken or omitted to be taken in good faith and in accordance with such advice or opinion.

Phillips 66’s Rationale for the Transaction

At a meeting held on October 26, 2021, the Phillips 66 Board (i) determined that the Merger and the transactions contemplated thereby, including the Phillips 66 Stock Issuance, are in the best interests of Phillips 66 and the Phillips 66 Stockholders and (ii) authorized the negotiation, execution and delivery of the LPA Amendment and the consummation of the respective transactions contemplated thereby, including the Merger and the Phillips 66 Stock Issuance, on the terms and subject to the conditions set forth therein.

Phillips 66 considered the following factors as generally favorable with respect to the Merger and the transactions related thereto, including the Phillips 66 Stock Issuance:

•	Phillips 66’s belief that the Merger will simplify Phillips 66’s corporate structure.

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Phillips 66’s belief that the Merger will drive greater value for the Phillips 66 shareholders by increasing Phillips 66’s access to cash flow from operations that was previously paid to PSXP’s Unitholders.

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Phillips 66’s belief that PSXP can operate more efficiently and effectively as a wholly owned subsidiary of Phillips 66, including an improvement on cost of capital and access to debt capital markets to finance future growth over time, as well as providing flexibility for debt reduction opportunities for PSXP’s debt, which is already consolidated on Phillips 66’s balance sheet.

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Phillips 66’s belief that improvements to PSXP’s cost structure and strategic direction could be achieved, free of the pressures imposed on a publicly traded partnership as a standalone entity with regard to operating results and quarterly reporting requirements, particularly after the passage of the Tax Cuts and Jobs Act of 2017 and the less favorable view of the MLP structure in the market thereafter.

•	The fact that the Merger will reduce the noncontrolling interest deduction from Phillips 66’s bottom-line results with respect to PSXP’s noncontrolling interests in third-party ownership structures.

•	Phillips 66’s expectation that the Merger will result in a step-up in basis for tax purposes on PSXP’s assets, which will result in additional depreciation.

•	Phillips 66’s pre-existing understanding of the midstream oil and gas industry and Phillips 66 management’s operation of the PSXP assets at all times during PSXP’s existence.

•	Phillips 66’s familiarity with the businesses, assets, liabilities, results of operations, financial condition and competitive positions of Phillips 66 and PSXP.

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Phillips 66’s belief that its management and employees will be able to better execute on PSXP’s future strategic plans after eliminating the administrative, compliance and cost burdens of running a separate public company.

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The fact that P66 PDI’s delivery of the Written Consent immediately following the execution of the Merger Agreement has already satisfied the PSXP Limited Partner approval requirements for the Merger under the Third A&R Partnership Agreement.

•	Phillips 66’s expectation that it will maintain its investment grade credit ratings following the completion of the Merger.

Phillips 66 viewed the following factors as generally negative or unfavorable in making a determination with respect to the Merger and the transactions related thereto, including the Phillips 66 Stock Issuance:

•	The risk that the potential financial and operational benefits expected from the Merger might not be fully realized.

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The risk that Phillips 66 may be obligated to consummate the Merger even if there are material negative developments or events at PSXP during the interim period between the execution of the Merger Agreement and the Closing (the “Interim Period”).

•	The attention of management and employees may be distracted during the Interim Period, which may negatively affect Phillips 66’s and PSXP’s businesses.

•	Litigation may be commenced in connection with the Merger, and that litigation may increase costs and result in a diversion of management focus.

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The risk that the Merger might not be completed in a timely manner or that the Merger might not be consummated at all as a result of a failure to satisfy the conditions contained in the Merger Agreement, and that a failure to complete the Merger could negatively affect the trading price of shares of Phillips 66 Common Stock.

After taking into account all of the factors set forth above, as well as others, Phillips 66 concluded that the potential benefits of the Merger outweighed any negative or unfavorable considerations.

The foregoing discussion is not intended to be exhaustive, but it is intended to address the material information and principal factors considered by Phillips 66 in considering the Merger. In view of the number and variety of factors and the amount of information considered, Phillips 66 did not find it practicable to, and did not make specific assessments of, quantify or assign relative weights to, the specific factors considered in reaching its determination. In addition, Phillips 66 did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination. Phillips 66 made its recommendation based on the totality of the information presented to, and the investigation conducted by, the Phillips 66 Board and Phillips 66 management. It should be noted that certain statements and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

Approval of the Conflicts Committee and the GP Board and their Reasons for the Merger

Conflicts Committee

The Conflicts Committee consists of two independent directors of the GP Board: Mark A. Haney and P. David Bairrington. The GP Board authorized the Conflicts Committee to (i) review and evaluate the terms and conditions of, and determine the advisability of, the Merger, including the Merger Agreement and the transactions contemplated thereby, for and on behalf of PSXP and the PSXP Public Unitholders; (ii) negotiate the terms and conditions of the Merger, including the Merger Agreement and the transactions contemplated thereby, for and on behalf of PSXP and the PSXP Public Unitholders; (iii) determine whether to approve the Merger, including the Merger Agreement and the transactions contemplated thereby (any such approval of the Merger, including the Merger Agreement and the transactions contemplated thereby to constitute “Special Approval” as defined in the Third A&R Partnership Agreement); and (iv) determine whether to recommend that the GP Board approve the Merger, including the Merger Agreement and the transactions contemplated thereby.

At a meeting held on October 26, 2021, the Conflicts Committee, by unanimous vote, in good faith, (a) determined that the Merger, including the Merger Agreement and the transactions contemplated thereby, are in the best interests of PSXP and its subsidiaries and the PSXP Public Unitholders, (b) approved the Merger, including the Merger Agreement and the transactions contemplated thereby (the foregoing constituting “Special

Approval” as defined in the Third A&R Partnership Agreement), (c) recommended to the GP Board the approval of the Merger Agreement and the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger and (d) resolved, and recommended to the GP Board that the GP Board resolve, to direct that the Merger Agreement be submitted to a vote of the PSXP Limited Partners.

The Conflicts Committee retained Vinson & Elkins as its legal counsel and Evercore as its independent financial advisor. The Conflicts Committee oversaw the performance of financial and legal due diligence by its advisors. The Conflicts Committee also conducted a review and evaluation of the Merger, including the Merger Agreement and the transactions contemplated thereby, and conducted negotiations with Phillips 66 and its representatives with respect to the Merger, including the Merger Agreement and the transactions contemplated thereby.

The Conflicts Committee consulted with its financial and legal advisors and considered both positive and potentially negative factors in making its determination and approvals and the related recommendation to the GP Board.

The Conflicts Committee considered the following factors, the order of which does not necessarily reflect their relative significance, to be generally positive or favorable in making its determination and approvals and the related recommendation to the GP Board.

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The Exchange Ratio of 0.500x equates to (i) a 26.0% premium to Phillips 66’s initial exchange ratio proposal of 0.3969x on April 6, 2021, (ii) a 6.8% premium to the PSXP Common Unit closing price on October 25, 2021 (using the closing price of the Phillips 66 Common Stock on the same date) and (iii) a 6.1% premium to the PSXP Common Unit closing price based on the 10-day volume weighted average price (“VWAP”) as of October 25, 2021 (using the closing price of the Phillips 66 Common Stock on the same date).

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The Conflicts Committee reviewed and discussed Evercore’s financial presentations with representatives of Evercore and received an oral opinion of Evercore, dated October 26, 2021, to the Conflicts Committee, which was concurrently confirmed in writing on October 26, 2021, that, as of such date and on the basis of and subject to the various assumptions, qualifications, and limitations set forth in Evercore’s opinion, the Exchange Ratio set forth in the Merger Agreement was fair, from a financial point of view, to PSXP and the PSXP Public Unitholders.

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The Conflicts Committee believed that the Exchange Ratio of 0.500x shares of Phillips 66 Common Stock for each PSXP Common Unit represented the highest Exchange Ratio that Phillips 66 would be willing to pay the PSXP Public Unitholders.

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The Exchange Ratio is fixed, and therefore the value of the consideration payable to PSXP Public Unitholders will increase in the event that the market price of Phillips 66 Common Stock increases prior to the Closing.

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The Conflicts Committee believed that PSXP’s access to equity capital, like that of many MLPs, was limited at present as a result of decreased investor interest in owning MLPs. The Conflicts Committee believed that, at present, corporations attract a broader set of investors as compared to MLPs.

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After evaluating the Merger and the status quo, the Conflicts Committee believed that pursuing the Merger was more attractive than maintaining the status quo, taking into account, among other things, the limited near-term opportunities for growth either organically or through “drop down” transactions.

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The Conflicts Committee believed that a superior transaction with a third party was unlikely for a number of reasons, including that (i) Phillips 66 owns the PSXP general partner interest and approximately 70.21% of the outstanding PSXP Common Units and Series A Preferred Units on an as-converted basis, (ii) PSXP’s material contracts were significantly concentrated with Phillips 66,

(iii) a third party buyer of PSXP would need to obtain significantly greater financing as compared to the transaction with Phillips 66, since a third party buyer would need to acquire the 70.21% PSXP limited partner interest owned by Phillips 66 (in addition to the PSXP limited partner interests owned by the PSXP Public Unitholders) and also potentially refinance certain of PSXP’s existing debt agreements, and (iv) Phillips 66 indicated it had no current plans or expectations to sell its limited partner interests, or any significant percentage of its limited partner interest, in PSXP.

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The Merger enables PSXP Public Unitholders to participate in the value and opportunities of Phillips 66 after the Merger, including both dividends and expected future growth should they choose to retain their Phillips 66 Common Stock. Alternatively, the significant public float and high average daily trading volume of Phillips 66 Common Stock will likely provide the PSXP Public Unitholders who desire cash rather than Phillips 66 Common Stock an opportunity to promptly and efficiently sell the Phillips 66 Common Stock they receive in the Merger for cash.

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Phillips 66 Common Stock is substantially more liquid than the PSXP Common Units. The average daily trading value for the 90 days ended October 25, 2021 was $237.24 million for Phillips 66 Common Stock compared to $15.47 million for PSXP Common Units.

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PSXP owns a 25% interest in the DAPL, which is subject to ongoing litigation and regulatory issues that could create material swings in the trading price of the PSXP Common Units. While Phillips 66 will own the 25% interest in DAPL after the Merger, Phillips 66’s much larger and more diversified portfolio of assets is likely to result in significant developments with respect to the DAPL litigation having a lower relative impact on the price of Phillips 66 Common Stock.

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Phillips 66 and PSXP both have investment grade ratings, but Phillips 66 has a lower cost of capital, a stronger growth outlook and greater access to capital than PSXP, as well as a long history of paying consistent dividends to holders of Phillips 66 Common Stock.

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PSXP, as a standalone entity, faces greater risk from pipeline hostility, including the risks related to DAPL, than Phillips 66 because of Phillips 66’s scale, size and more diversified portfolio of assets.

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PSXP Public Unitholders will receive (i) equity ownership in a corporate entity whose directors and officers are subject to traditional fiduciary duties and (ii) the ability to vote in the election of directors.

•	The combined entity will have increased scale relative to PSXP, potentially providing greater market confidence and enhanced ability to weather changing market and industry conditions.

•	Phillips 66’s ownership of PSXP would eliminate or substantially reduce potential conflicts of interest between Phillips 66 and the PSXP Public Unitholders (as holders of common units of PSXP).

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The combined entity, operating under a simplified corporate structure, is generally expected to realize cost savings, efficiencies and other synergies as a result of maintaining one public entity rather than two.

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The PSXP Public Unitholders’ aggregate tax obligations resulting from the Merger are expected to be mitigated to some extent because a large proportion of the unitholders are expected to have a relatively high adjusted tax basis in their PSXP Public Common Units at the time of the Merger and many of the PSXP Public Unitholders may have suspended passive losses available to offset a portion of the taxable gain, including any ordinary income, that may be recognized in the Merger. In addition, to the extent certain PSXP Public Unitholders do realize taxable gain, they will likely be able to efficiently sell a portion of their Phillips 66 Common Stock to pay the related taxes. PSXP Public Unitholders that recognize a loss in the Merger may be able to utilize such losses as a result of the Merger and related transactions to offset gains realized on other investments.

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The high degree of Closing certainty, including due to a lack of significant regulatory hurdles, limited conditions to Closing and Phillips 66’s financing of the Merger with Phillips 66 Common Stock, and the resulting likelihood that the Merger will be consummated during the first quarter of 2022.

•	Procedural safeguards involved in the negotiation of the Merger Agreement, including:

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The GP Board established the Conflicts Committee, which is composed of directors who are not officers of Phillips 66 or PSXP or officers, directors or employees of any affiliate of PSXP (other than serving as directors of the General Partner);

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The Conflicts Committee selected and retained its own legal and financial advisors with knowledge and experience with respect to public merger and acquisition transactions, MLPs, PSXP’s industry generally and PSXP particularly, as well as substantial experience advising MLPs and other companies with respect to transactions similar to the Merger;

•	The terms and conditions of the Merger Agreement were determined through arm’s length negotiations between the Conflicts Committee, Phillips 66 and their respective representatives and advisors; and

•	The Conflicts Committee had no obligation to grant Special Approval or recommend any transaction.

•	The terms of the Merger Agreement, principally:

•	Each PSXP Public Unitholder will receive 0.500 shares of Phillips 66 Common Stock for each outstanding PSXP Public Common Unit;

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Under the terms of the Merger Agreement, prior to the Effective Time, Phillips 66 and its subsidiaries, including the General Partner, are prohibited from revoking or diminishing the authority of the Conflicts Committee or from removing without cause any member of the Conflicts Committee without the consent of the Conflicts Committee prior to the Closing;

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The Merger Agreement requires Conflicts Committee authorization with respect to the mutual agreement by Phillips 66 and PSXP to terminate the Merger Agreement, and any amendment to, waiver of, or consent under the Merger Agreement by PSXP requires the Conflicts Committee’s approval in writing;

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Phillips 66’s obligation to reimburse certain PSXP expenses, up to $4.5 million, in connection with the termination of the Merger Agreement as a result of a material uncured breach by Phillips 66 under the Merger Agreement;

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The fact that the terms and conditions of the Merger Agreement require Phillips 66 and PSXP to coordinate on the declaration and payment of distributions and dividends with respect to PSXP Common Units and Phillips 66 Common Stock so that holders of PSXP Common Units do not fail to receive a distribution or dividend for all completed calendar quarters;

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The Merger Agreement contains only limited conditions and exceptions to the closing conditions, and that certain DAPL-related risks are not taken into consideration for purposes of Phillips 66’s closing conditions; and

•	The approval of the Phillips 66 Stockholders is not required in connection with the Merger or the Phillips 66 Stock Issuance.

The Conflicts Committee considered the following factors, the order of which does not necessarily reflect their relative significance, to be potentially negative or unfavorable in arriving at its determinations and approvals, and the related recommendation to the GP Board:

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The Exchange Ratio is fixed, and therefore the value of the consideration payable to PSXP Public Unitholders will decrease in the event that the market price of Phillips 66 Common Stock decreases prior to the Closing.

•	The PSXP Common Units have, in the past, traded at levels that exceed $41.11 per PSXP Common Unit, the amount implied by the Exchange Ratio as of October 26, 2021.

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The Merger will be a taxable transaction to the PSXP Public Unitholders for U.S. federal and state income tax purposes and the PSXP Public Unitholders will receive no cash consideration with which to pay any potential tax liability resulting from the Merger. Depending on each PSXP Public Unitholder’s individual tax situation, such PSXP Public Unitholder will recognize taxable gain or loss upon the exchange of the PSXP Common Units for Phillips 66 Common Stock in the Merger. Additionally, a portion of any such taxable gain or loss will be separately computed and any such gain may be taxed as ordinary income.

•

The Merger Agreement does not include a “majority of the minority” approval condition, and therefore approval of the Merger does not require the affirmative vote of a majority of the PSXP Public Unitholders. Phillips 66 as majority unitholder has approved the Merger by itself.

•

Phillips 66 did not provide any financial forecasts of Phillips 66, and provided only limited non-public information of Phillips 66, to the Conflicts Committee for purposes of evaluating the Merger and the fairness of the Merger Consideration to the PSXP Public Unitholders.

•	The Merger may not be completed in a timely manner, or at all, which could result in significant costs and disruption to PSXP’s normal business and a decline in the trading price of PSXP Common Units.

•

The risks and contingencies relating to the announcement and pendency of the Merger, including the potential for diversion of management and employee attention and the potential effect on PSXP’s business and the restrictions on the conduct of PSXP’s business during the period between the execution of the Merger Agreement and the Closing Date and other transactions contemplated thereby.

•

PSXP has incurred and will continue to incur significant transaction costs and expenses in connection with the Merger, whether or not the Merger is completed, and PSXP is not entitled to reimbursement of such costs and expenses except in the event of a material uncured breach by Phillips 66.

•	There is risk that the potential benefits expected to be realized in the Merger might not be fully realized, or might not be realized until later than expected.

•	Certain terms of the Merger Agreement, principally:

•

PSXP’s obligations to reimburse certain Phillips 66 expenses, up to $4.5 million, in connection with the termination of the Merger Agreement as a result of a material uncured breach by PSXP or the General Partner under the Merger Agreement; and

•	The operating covenants of Phillips 66 providing protection to the PSXP Public Unitholders prior to Closing are limited.

•	The PSXP Public Unitholders are not entitled to dissenters’ or appraisal rights under the Merger Agreement, the Third A&R Partnership Agreement or Delaware law.

•	The PSXP Public Unitholders will be forgoing the potential benefits that would be realized by remaining unitholders of PSXP on a standalone basis.

•	Litigation may occur in connection with the Merger, and such litigation may increase costs and result in a diversion of management focus.

•

Some of the directors and executive officers of Phillips 66 and the General Partner may have interests in the Merger that are different from, or in addition to, the interests of the Phillips 66 Stockholders and PSXP Public Unitholders.

•

The risks of the type and nature described under the heading “Risk Factors” in the Phillips 66 Annual Report on Form 10-K for the year ended December 31, 2020, and subsequent reports it files under the Exchange Act, as applicable to holders of Phillips 66 Common Stock.

In addition to the factors described above, the Conflicts Committee considered the following procedural factors, the order of which does not necessarily reflect their relative significance, in making its determination that the Merger Agreement and the transactions contemplated thereby are in the best interests of PSXP and the PSXP Public Unitholders:

•	The terms and conditions of the Merger were determined through arm’s-length negotiations between Phillips 66 and the Conflicts Committee and their respective representatives and advisors.

•

Each of the members of the Conflicts Committee satisfies the requirements for serving on the Conflicts Committee as required under the Third A&R Partnership Agreement, including the requirement that all members of the Conflicts Committee be independent directors.

•

The Conflicts Committee retained independent financial and legal advisors with reputations, knowledge and experience with respect to public merger and acquisition transactions, MLPs, and the midstream and oil and gas industries, as well as substantial experience advising MLPs and other companies with respect to transactions similar to the Merger and familiarity with PSXP and its business.

•

The members of the Conflicts Committee have served on the GP Board and are familiar with the businesses, assets, liabilities, results of operations, financial condition and competitive positions and prospects of PSXP.

•	The compensation of the members of the Conflicts Committee is in no way contingent on their approving the Merger Agreement or the Merger.

•

Other than with respect to the acceleration and conversion of their Director LTIP Awards the members of the Conflicts Committee will not personally benefit from the consummation of the Merger in a manner different from the PSXP Public Unitholders.

•

Although no specific issues came to the attention of the Conflicts Committee with respect to information it was provided, the Conflicts Committee was aware that Phillips 66, as the controlling party of PSXP, controlled the delivery and presentation of information the Conflicts Committee received for purposes of evaluating the Merger and the fairness of the Merger Consideration to the PSXP Public Unitholders, which information did not include any Phillips 66 financial forecasts.

•	The Conflicts Committee had no obligation to recommend any transaction, including Phillips 66’s proposal.

After taking into account all of the factors set forth above, as well as others, the Conflicts Committee concluded that the potential benefits of the Merger outweighed any negative or unfavorable considerations and determined that the Merger Agreement and the transactions contemplated thereby are in the best interests of PSXP and the PSXP Public Unitholders.

The foregoing discussion is not intended to be exhaustive but is intended to address the material information and principal factors considered by the Conflicts Committee in considering the Merger Agreement and the transactions contemplated thereby. In view of the number and variety of factors and the amount of information considered, the Conflicts Committee did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, the Conflicts Committee did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and the members of the Conflicts Committee may have given different weights to different factors. The Conflicts Committee made its recommendation based on the totality of the information reviewed by the Conflicts Committee. It should be noted that certain statements and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

GP Board

On October 26, 2021, the GP Board (acting, in part, based upon the receipt of such approval and recommendation of the Conflicts Committee), by unanimous vote (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of PSXP and the PSXP Limited Partners, (b) authorized and approved the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger, (c) directed that the Merger Agreement be submitted to a vote of the PSXP Limited Partners and (d) authorized the PSXP Limited Partners to act by written consent pursuant to the terms of the Third A&R Partnership Agreement.

Unaudited Financial Forecasts Relating to PSXP

In connection with the proposed Merger, Phillips 66 management prepared forecasts relating to PSXP (without giving effect to the Merger) that included non-public historical and projected financial data relating to PSXP (the “Forecasts”). The Forecasts were provided to Evercore for its use and consideration in its financial analysis in preparation of its opinion to the Conflicts Committee. The Forecasts assumed a reduction in quarterly distributions by fifty percent (50%), and contained an upper and lower-case based on whether DAPL is online or offline.

The summary of these Forecasts is being included in this information statement/prospectus to give PSXP Public Unitholders access to non-public information that was provided to the GP Board, the Conflicts Committee and the Conflict Committee’s financial advisor in the course of evaluating the Merger. The inclusion of this information should not be regarded as an indication that any of Phillips 66, PSXP, the General Partner or its advisors or other representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such Forecasts set forth below should not be relied on as such.

The Forecasts were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with generally accepted accounting principles in the United States (“GAAP”), published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither Ernst & Young LLP, Phillips 66’s and PSXP’s respective independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial and operating information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

The prospective financial information included in this document has been prepared by, and is the responsibility of Phillips 66’s management. Neither Ernst & Young LLP, nor any other independent accountants, have audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, Ernst & Young LLP, nor any other independent accountants, have expressed an opinion or any other form of assurance with respect thereto. The reports of Ernst & Young LLP, Deloitte & Touche LLP, and Grant Thornton LLP incorporated by reference in this document relate to either Phillips 66’s or PSXP’s previously issued financial statements. These reports do not extend to the forecasted financial information and should not be read to do so.

Furthermore, the Forecasts do not take into account any circumstances or events occurring after the date they were prepared. None of Phillips 66, PSXP nor the General Partner can give assurance that, had the Forecasts been prepared as of the date of this information statement/prospectus, similar estimates and assumptions would be used. Except as required by applicable securities laws, Phillips 66, PSXP and the General Partner do not intend to, and disclaim any obligation to, make publicly available any update or other revision to the Forecasts to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error or to reflect changes in general economic or industry conditions. The Forecasts do not take into account all the possible financial and other effects on PSXP of the Merger, the effect on PSXP of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the Merger Agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the Merger. Further, the Forecasts do not take into account the effect on PSXP of any possible failure of the Merger to occur. None of Phillips 66, PSXP, the General Partner or their affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any PSXP Public Unitholder or other person regarding PSXP’s ultimate performance compared to the information contained in the Forecasts or to the effect that the future financial and operating performance set forth in the Forecasts will be achieved. The inclusion of the Forecasts herein should not be deemed an admission or representation by Phillips 66, PSXP, the General Partner or their advisors or any other person that it is viewed as material information of PSXP, particularly in light of the inherent risks and uncertainties associated with such Forecasts.

Phillips 66 – Prepared Forecasts

DAPL Offline Case

(in Millions of Dollars, Except as Indicated)	2021E	2022E	2023 E	2024E	2025E	2026E
Adjusted EBITDA (Cash Basis) (1)	$1,190	$1,170	$1,199	$1,239	$1,276	$1,327
Distributable Cash Flow (2)	$806	$785	$815	$857	$912	$968
Distribution per Common Unit (Dollars)	$2.19	$1.75	$1.77	$1.81	$1.86	$1.90
Expansion Capital Expenditures and Investments (3)	$766	$165	$165	$165	$165	$165

DAPL Online Case

(in Millions of Dollars, Except as Indicated)	2021E	2022E	2023E	2024E	2025E	2026E
Adjusted EBITDA (Cash Basis) (1)	$1,332	$1,454	$1,489	$1,535	$1,577	$1,634
Distributable Cash Flow (2)	$951	$1,078	$1,114	$1,161	$1,227	$1,289
Distribution per Common Unit (Dollars)	$2.19	$1.75	$1.77	$1.81	$1.86	$1.90
Expansion Capital Expenditures and Investments (3)	$171	$165	$165	$165	$165	$165

(1)

EBITDA and Adjusted EBITDA are non-GAAP financial measures. We define EBITDA as net income plus net interest expense, income taxes, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA attributable to PSXP after deducting the portion attributable to noncontrolling interests, further adjusted for: (i) the proportional share of equity affiliates’ net interest expense, income taxes, depreciation and amortization, and impairments, (ii) transaction costs associated with acquisitions, and (iii) certain other noncash items, including gains and losses on asset sales and asset impairments.

(2)

Distributable cash flow is a non-GAAP financial measure defined as Adjusted EBITDA, computed as described above, less (i) equity affiliate distributions less than proportional adjusted EBITDA, (ii) maintenance capital expenditures, (iii) net interest expense, (iv) income taxes paid, and (v) preferred unit distributions, plus adjustments for deferred revenue impacts.

(3)

Expansion capital expenditures and investments is a non-GAAP financial measure and represents the portion of consolidated capital spending that generally would be funded with operating and financing cash flows. The disaggregation of consolidated capital spending between expansion and maintenance is not a distinction recognized under GAAP.

Opinion of Evercore – Financial Advisor to the Conflicts Committee

The Conflicts Committee retained Evercore to act as its financial advisor in connection with evaluating the proposed Merger. On October 26, 2021, at a meeting of the Conflicts Committee, Evercore rendered its oral opinion (subsequently confirmed by delivery of a written opinion on the same date) that, as of October 26, 2021 and based upon and subject to the factors, assumptions made, procedures followed, matters considered, qualifications and limitations on the scope of review undertaken by Evercore in connection with the preparation of its opinion as set forth therein, the Exchange Ratio pursuant to the Merger Agreement was fair, from a financial point of view, to PSXP and the PSXP Public Unitholders.

The opinion speaks only as of the date it was delivered and not as of the time the Merger will be completed or any other date. The opinion does not reflect changes that may occur or may have occurred after October 26, 2021, which could alter the facts and circumstances on which Evercore’s opinion was based. It is understood that subsequent events may affect Evercore’s opinion, but Evercore does not have any obligation to update, revise or reaffirm its opinion.

The full text of the written opinion of Evercore, dated as of October 26, 2021, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached hereto as Annex B and is incorporated for reference in its entirety in this information statement/prospectus. You are urged to read Evercore’s opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided information for the benefit of, the Conflicts Committee in connection with its evaluation of the fairness of the Exchange Ratio to PSXP and the PSXP Public Unitholders, and did not address any other aspects or implications of the Merger. Evercore’s opinion should not be construed as creating any fiduciary duty on Evercore’s part to any party and such opinion is not intended to be, and does not constitute, a recommendation to the Conflicts Committee or to any other persons in respect to the Merger, including as to how any PSXP Public Unitholders should act or vote in respect to the Merger. The summary of the Evercore opinion set forth herein is qualified in its entirety by reference to the full text of the opinion included as Annex B. Evercore’s opinion speaks as of the date rendered, and Evercore has no obligation to update, revise or reaffirm its opinion.

In connection with rendering its opinion and performing its related financial analysis, Evercore, among other things:

•

reviewed certain publicly available historical operating and financial information relating to Phillips 66 and PSXP that it deemed relevant, including as set forth in each of Phillips 66’s and PSXP’s Annual Report on Form 10-K for the year ended December 31, 2020, Phillips 66’s and PSXP’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, and certain of Phillips 66’s and PSXP’s Current Reports on Form 8-K, in each case as filed with or furnished to the SEC;

•	reviewed certain publicly available business and financial information relating to PSXP and Phillips 66 that it deemed to be relevant, including publicly available research analysts’ estimates;

•	reviewed the Forecasts furnished by the management of Phillips 66, as approved for its use by Phillips 66;

•	reviewed a sensitivity case with respect to the Forecasts that Evercore deemed relevant;

•

discussed with management of Phillips 66 its assessment of the past and current operations of PSXP, the current financial condition and prospects of Phillips 66 and the Forecasts (including management’s views on the risks and uncertainties of achieving the Forecasts);

•	reviewed publicly available research analyst estimates for PSXP’s and Phillips 66’s future financial performance on a standalone basis;

•	reviewed publicly available credit reports for PSXP and Phillips 66 prepared by credit ratings agencies;

•	reviewed the historical exchange ratio based on the trading activity of PSXP Common Units and Phillips 66 Common Stock, analyzing different time periods;

•	performed discounted cash flow analyses for PSXP based on the Forecasts and other data provided by management of Phillips 66;

•	performed discounted distribution analyses for PSXP utilizing projected distributions and other data provided by management of Phillips 66;

•	compared the financial performance of PSXP and its stock market trading multiples with those of certain other publicly traded companies that Evercore deemed relevant;

•	reviewed the financial metrics of certain historical transactions that Evercore deemed relevant and compared them to the Forecasts and other data provided by management of Phillips 66;

•	reviewed the financial terms and conditions of a draft, dated October 25, 2021, of the Merger Agreement; and

•	performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

For purposes of Evercore’s analysis and opinion, Evercore assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available and all of the information supplied or otherwise made available to, discussed with or reviewed by Evercore and upon the assurances of the managements of PSXP and Phillips 66 that they were not aware of any relevant information that was omitted or that remained undisclosed to Evercore or facts and circumstances that would make such information inaccurate or misleading, and Evercore assumes no liability therefor. With respect to the Forecasts, Evercore assumed that such data had been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Phillips 66 as to the future financial performance of PSXP under the assumptions therein. At the direction of the Conflicts Committee, Evercore reviewed a sensitivity case based on the Forecasts and assuming DAPL remains offline for a period of two years before resuming service. The forecasted Adjusted EBITDA in this sensitivity case was identical to that of the DAPL Offline case for 2021E and 2022E, and identical to that of the DAPL Online case for 2024E, 2025E, and 2026E, with 2023E Adjusted EBITDA of $1,344 million falling in between the 2023E Adjusted EBITDA for the DAPL Offline and DAPL Online cases. The resulting Distributable Cash Flow for the sensitivity case for 2021E, 2022E, 2023E, 2024E, 2025E and 2026E was $820 million, $815 million, $980 million, $1,162 million, $1,223 million, and $1,285 million, respectively.

For purposes of rendering its opinion, Evercore assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Merger Agreement, when executed, would be true and correct at the time of execution, that each party would perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger would be satisfied without material waiver or modification thereof. Evercore further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger would be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on PSXP, Phillips 66 or the consummation of the Merger, or materially reduce the benefits of the Merger to the PSXP Public Unitholders. Evercore assumed that the parties would execute the final versions of all documents reviewed by it in draft form and that such documents would conform in all material respects to the drafts reviewed by Evercore.

Evercore did not conduct a physical inspection of the properties or facilities of PSXP or Phillips 66, and Evercore did not make, nor assume any responsibility for any independent valuation or appraisal of the assets or liabilities of PSXP or Phillips 66, nor was Evercore furnished with any such appraisals, nor did Evercore evaluate the solvency or fair value of PSXP or Phillips 66 under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion was necessarily based upon information made available to Evercore as of the date of the opinion and financial, economic, market and other conditions and circumstances as they existed and as could be evaluated on the date of the opinion. It is understood that subsequent developments may affect Evercore’s opinion and that Evercore does not have any obligation to update, revise or reaffirm its opinion.

Evercore expressed no opinion with respect to any matter other than whether the Exchange Ratio was fair, from a financial point of view, to PSXP and the PSXP Public Unitholders. Evercore’s opinion did not express any opinion as to the structure, terms (other than the financial terms) or effect of any other aspect of the Merger, including, without limitation, the tax consequences of the Merger or the corporate governance changes occurring in connection therewith except to the extent that such changes constituted financial terms of the Merger. Evercore’s opinion did not express any view on, and its opinion does not address, the fairness of any individual element of the Merger Agreement, other than the Exchange Ratio. Further, Evercore’s opinion does not address the fairness to the holders of securities (other than the PSXP Public Unitholders), creditors or other constituencies of PSXP or Phillips 66.

Evercore’s opinion did not address the relative merits of the Merger as compared to other business or financial strategies that might have been available to PSXP or Phillips 66, nor did it address the underlying business decision of PSXP to engage in the Merger. In arriving at its opinion, Evercore was not authorized to solicit, and did not solicit, interest from any third party with respect to any business combination or other extraordinary transaction involving PSXP or Phillips 66, or any of their respective affiliates. Evercore’s opinion did not constitute a recommendation to the Conflicts Committee or to any other persons in respect to the Merger, including as to how any PSXP Public Unitholders should vote in respect to the Merger. Evercore expressed no opinion as to what the value of the Merger Consideration actually will be when issued or the prices at which the PSXP Common Units or Phillips 66 Common Stock would trade at any time, including following announcement or consummation of the Merger. Evercore’s opinion did not address the potential effects of volatility in the credit, financial and stock markets on PSXP or Phillips 66 or the Merger or as to the impact of the Merger on the solvency or viability of PSXP or Phillips 66 or the ability of PSXP or Phillips 66 to pay its obligations when they come due. Evercore is not a legal, regulatory, accounting or tax expert and assumed the accuracy and completeness of assessments by management of PSXP and its advisors with respect to legal, regulatory, accounting and tax matters.

Set forth below is a summary of the material financial analyses performed by Evercore and reviewed with the Conflicts Committee on October 26, 2021 in connection with rendering Evercore’s opinion to the Conflicts Committee. Each analysis was provided to the Conflicts Committee. However, the following summary does not purport to be a complete description of the analyses performed by Evercore. In connection with arriving at its opinion, Evercore considered all of its analyses as a whole, and the order of the analyses described and the results of these analyses do not represent any relative importance or particular weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on October 25, 2021, and is not necessarily indicative of current market conditions.

Overview of Analyses

Discounted Cash Flow Analysis

Evercore performed a discounted cash flow analysis of PSXP by valuing the cash flows received by PSXP based on the Forecasts during a five-year period under three different case scenarios: (i) DAPL Online, (ii) DAPL Offline and (iii) DAPL Sensitivity (the “Respective Cases”). All figures stated herein related to the Respective Cases will appear in the order set forth in the immediately preceding sentence. Evercore calculated the per PSXP Common Unit value range for the PSXP Common Units and an implied Exchange Ratio range utilizing the calculated PSXP Common Unit range and (i) the closing price for Phillips 66 Common Stock as of October 25, 2021 and (ii) the minimum and maximum of Phillips 66 Common Stock’s trailing 10-day daily VWAP as of October 25, 2021. Evercore derived values for the PSXP Common Units utilizing a range of discount rates based on PSXP’s weighted average cost of capital, as estimated by Evercore based on the Capital Asset Pricing Model (“CAPM”) and terminal values based on a range of estimated Adjusted EBITDA exit multiples as well as perpetuity growth rates. Evercore assumed a range of discount rates of 6.0% to 7.0%, a range of Adjusted EBITDA exit multiples of 8.0x to 10.0x and a range of perpetuity growth rates of 0.00% to 1.00%. The discounted cash flow analysis utilizing the Adjusted EBITDA exit multiple methodology to calculate terminal value resulted in an implied equity value per PSXP Common Unit range of $36.56 to $49.53, $25.07 to $35.59, and $34.57 to $47.53 for the Respective Cases. The discounted cash flow analysis utilizing the perpetuity growth rate methodology to calculate terminal value resulted in an implied equity value per PSXP Common Unit range of $39.26 to $59.54, $26.54 to $42.66, and $37.28 to $57.54 for the Respective Cases.

Evercore compared the PSXP Common Unit value ranges to the Phillips 66 Common Stock closing price as of October 25, 2021 and noted that the analysis utilizing the Adjusted EBITDA exit multiple methodology indicated a range of implied Exchange Ratios of 0.44x to 0.59x, 0.30x to 0.43x, and 0.41x to 0.57x for the Respective Cases. Evercore compared the PSXP Common Unit value ranges to the minimum and maximum of

Phillips 66 Common Stock’s trailing 10-day daily VWAP as of October 25, 2021 and noted that the analysis utilizing the Adjusted EBITDA exit multiple methodology indicated a range of implied Exchange Ratios of 0.44x to 0.61x, 0.30x to 0.44x, and 0.42x to 0.59x for the Respective Cases. Evercore compared the PSXP Common Unit value ranges to Phillips 66 Common Stock’s closing price as of October 25, 2021 and noted that the analysis utilizing the perpetuity growth rate methodology indicated a range of implied Exchange Ratios of 0.47x to 0.71x, 0.32x to 0.51x, and 0.45x to 0.69x for the Respective Cases. Evercore compared the PSXP Common Unit value ranges to the minimum and maximum of Phillips 66 Common Stock’s trailing 10-day daily VWAP as of October 25, 2021 and noted that the analysis utilizing the perpetuity growth rate methodology indicated a range of implied Exchange Ratios of 0.47x to 0.73x, 0.32x to 0.53x, and 0.45x to 0.71x for the Respective Cases.

Discounted Distributions Analysis

Evercore performed a discounted distributions analysis to value the PSXP Common Units based on the present value of future cash distributions to holders of PSXP Common Units. Evercore utilized a terminal yield range of 8.0% to 10.0%, a cost of equity of 7.0% to 9.0% based on CAPM and a cost of equity of 9.0% to 11.0% based on total expected market return for MLPs owning assets and businesses similar to those owned by PSXP. Utilizing the cost of equity based on CAPM, Evercore determined an implied value per PSXP Common Unit range of $19.81 to $24.78 for each of the Respective Cases. Utilizing the cost of equity based on total expected market return, Evercore determined an implied value per PSXP Common Unit range of $18.37 to $22.86 for each of the Respective Cases.

Evercore compared the PSXP Common Unit value ranges to the Phillips 66 Common Stock closing price as of October 25, 2021 and noted that the analysis utilizing the cost of equity based on CAPM indicated a range of implied Exchange Ratios of 0.24x to 0.30x for each of the Respective Cases. Evercore compared the PSXP Common Unit value ranges to the minimum and maximum of Phillips 66 Common Stock’s trailing 10-day daily VWAP as of October 25, 2021 and noted that the analysis utilizing the cost of equity based on CAPM indicated a range of implied Exchange Ratios of 0.24x to 0.31x for each of the Respective Cases. Evercore compared the PSXP Common Unit value ranges to the Phillips 66 Common Stock closing price as of October 25, 2021 and noted that the analysis utilizing the cost of equity based on total expected market return indicated a range of implied Exchange Ratios of 0.22x to 0.27x for each of the Respective Cases. Evercore compared the PSXP Common Unit value ranges to the minimum and maximum of Phillips 66 Common Stock’s trailing 10-day daily VWAP as of October 25, 2021 and noted that the analysis utilizing the cost of equity based on total expected market return indicated a range of implied Exchange Ratios of 0.22x to 0.28x for each of the Respective Cases.

Peer Group Trading Analysis

Evercore performed a peer group trading analysis of PSXP by reviewing and comparing the market values and trading multiples of the following publicly traded MLPs that Evercore deemed to have certain characteristics that are similar to those of PSXP:

Crude Oil and Refined Products MLPs:

•	Blueknight Energy Partners, L.P.

•	BP Midstream Partners LP

•	CrossAmerica Partners LP

•	Delek Logistics Partners, LP

•	Genesis Energy, L.P.

•	Global Partners LP

•	Holly Energy Partners, L.P.

•	Magellan Midstream Partners, L.P.

•	MPLX LP

•	NuStar Energy L.P.

•	PBF Logistics LP

•	Plains All American Pipeline, L.P.

•	Shell Midstream Partners, L.P.

•	Sprague Resources LP

•	Sunoco LP

•	USD Partners LP

Although the peer group trading partnerships were compared to PSXP for purposes of this analysis, no partnership used in the peer group trading analysis is identical or directly comparable to PSXP. In order to calculate peer group trading multiples, Evercore relied on publicly available filings with the SEC and equity research analyst estimates.

For each of the peer group trading partnerships, Evercore calculated the following trading multiples:

Enterprise Value/2022E EBITDA, which is defined as market value of equity, plus debt, non-controlling interest and preferred equity, less cash (“Enterprise Value” or “EV”), divided by estimated EBITDA for the calendar year 2022; and

Enterprise Value/2023E EBITDA, which is defined as Enterprise Value divided by estimated EBITDA for the calendar year 2023.

The mean and median trading multiples are set forth below. The table also includes relevant multiple ranges selected by Evercore based on the resulting range of multiples and certain other considerations related to the specific characteristics of PSXP noted by Evercore.

Crude Oil and Refined Products MLPs	Mean	Median
EV/2022E EBITDA	9.0x	9.4x
EV/2023E EBITDA	8.7x	8.4x

Based on its review of the peer group trading partnerships and Evercore’s professional judgment, Evercore selected Enterprise Value multiple ranges of 8.0x to 10.0x to 2022E EBITDA and 7.5x to 9.5x to 2023E EBITDA.

Evercore applied the relevant multiple ranges to 2022E and 2023E Adjusted EBITDA of the Respective Cases to derive a relevant Enterprise Value ranges. After adjusting for net debt, preferred equity, noncontrolling interest and units outstanding as of September 30, 2021, Evercore determined implied value per PSXP Common Unit ranges of $29.66 to $42.40, $19.71 to $29.96, and $19.71 to $29.96 for the Respective Cases using 2022E Adjusted EBITDA and $27.61 to $40.64, $18.10 to $28.60, and $22.85 to $34.62 for the Respective Cases using 2023E Adjusted EBITDA.

Evercore compared the PSXP Common Unit value ranges to the Phillips 66 Common Stock closing price as of October 25, 2021 and noted that the implied Exchange Ratios using the selected EV/2022E EBITDA multiple range were 0.35x to 0.51x, 0.24x to 0.36x, and 0.24x to 0.36x for the Respective Cases. Evercore compared the PSXP Common Unit value ranges to the minimum and maximum of Phillips 66 Common Stock’s trailing 10-day daily VWAP as of October 25, 2021 and noted that the implied Exchange Ratios using the selected EV/2022E

EBITDA multiple range were 0.35x to 0.52x, 0.24x to 0.37x, and 0.24x to 0.37x for the Respective Cases. Evercore compared the PSXP Common Unit value ranges to the Phillips 66 Common Stock closing price as of October 25, 2021 and noted that the implied Exchange Ratios using the selected EV/2023E EBITDA multiple range were 0.33x to 0.49x, 0.22x to 0.34x, and 0.27x to 0.41x for the Respective Cases. Evercore compared the PSXP Common Unit value ranges to the minimum and maximum of Phillips 66 Common Stock’s trailing 10-day daily VWAP as of October 25, 2021 and noted that the implied Exchange Ratios using the selected EV/2023E EBITDA multiple range were 0.33x to 0.50x, 0.22x to 0.35x, and 0.28x to 0.43x for the Respective Cases.

Precedent M&A Transactions Analysis

Evercore reviewed selected publicly available information for transactions involving the acquisition of midstream assets announced in the prior four years and selected 20 transactions, although Evercore noted that none of the selected transactions were directly comparable to the Merger:

Date Announced	Acquirer	Target (Seller)
9/2021	Enbridge, Inc.	Moda Midstream
3/2021	Chevron Corporation	Noble Midstream Partners LP
2/2021	Energy Transfer	Enable Midstream
12/2020	TC Energy Corporation	TC PipeLines, LP
7/2020	CNX Resources	CNX Midstream
2/2020	Equitrans Midstream Corporation	EQM Midstream Partners, LP
9/2019	Energy Transfer Partners LP	SemGroup Corporation
8/2019	Blackstone Infrastructure Partners, GIC, Enagas, USS and NPS	56% Interest in Tallgrass Energy, LP
5/2019	IFM Investors	Buckeye Partners, L.P.
5/2019	MPLX LP	Andeavor (Marathon Petroleum Corporation; Andeavor Logistics LP)
11/2018	Western Gas Equity Partners, LP	Western Gas Partners, LP
10/2018	EnLink Midstream, LLC	EnLink Midstream Partners, LP
10/2018	Valero Energy Corporation	Valero Energy Partners LP
10/2018	Antero Midstream GP LP	Antero Midstream Partners LP
9/2018	Dominion Energy Inc.	Remaining 39.1% interest in Dominion Midstream Partners LP
8/2018	Energy Transfer Equity LP	Remaining 97.36% interest in Energy Transfer Partners LP
7/2018	ArcLight Capital Partners	TransMontaigne Partners LP
5/2018	Enbridge Inc.	Spectra Energy Partners, LP
5/2018	Enbridge Inc.	Enbridge Energy Partners, LP
5/2018	Williams Companies	Williams Partners LP

The median and mean Enterprise Value to EBITDA multiple of the selected 20 transactions was 9.8x and 9.9x, respectively.

Evercore reviewed the Enterprise Value to EBITDA multiples in the selected transactions and selected a range of relevant implied multiples of EBITDA of 8.5x to 11.0x. Evercore then applied this range of selected multiples to the 2021E EBITDA for the Respective Cases. After adjusting for net debt, preferred equity and noncontrolling interest as of September 30, 2021, Evercore determined implied value per PSXP Common Unit ranges of $28.31 to $42.89, $23.02 to $36.05, and $23.02 to $36.05 for the Respective Cases.

Evercore compared the PSXP Common Unit value ranges to the Phillips 66 Common Stock closing price as of October 25, 2021 and noted that the analysis indicated a range of implied Exchange Ratios of 0.34x to 0.51x,

0.27x to 0.43x, and 0.27x to 0.43x for the Respective Cases. Evercore compared the PSXP Common Unit value ranges to the minimum and maximum of Phillips 66 Common Stock’s trailing 10-day daily VWAP as of October 25, 2021 and noted that the analysis indicated a range of implied Exchange Ratios of 0.34x to 0.53x, 0.28x to 0.44x, and 0.28x to 0.44x for the Respective Cases.

General

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by Evercore. In connection with the review of the transaction, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion to the Conflicts Committee. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analysis as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Evercore with respect to the Exchange Ratio. No partnership used in the above analyses as a comparison is directly comparable to PSXP and no precedent M&A transaction analyzed in the above analysis is directly comparable to the Merger. Furthermore, Evercore’s analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the partnerships or transactions used, including judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Phillips 66, PSXP and their respective advisors.

Evercore prepared these analyses solely for the information and benefit of the Conflicts Committee and for the purpose of providing an opinion to the Conflicts Committee as to whether the Exchange Ratio was fair, from a financial point of view, to PSXP and the PSXP Public Unitholders. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates. The issuance of the opinion was approved by an internal fairness committee of Evercore.

Except as described above, the Conflicts Committee imposed no other instruction or limitation on Evercore with respect to the investigations made or the procedures followed by Evercore in rendering its opinion. The terms and conditions of the Merger Agreement and the related terms and conditions of the transaction were determined through arm’s-length negotiations between the Conflicts Committee and the management of Phillips 66. Evercore did not recommend any specific consideration to the Conflicts Committee or recommend that any specific consideration constitutes the only appropriate consideration in the Merger. Evercore’s opinion was only one of many factors considered by the Conflicts Committee in its evaluation of the Merger and should not be viewed as determinative of the views of the Conflicts Committee with respect to the Merger or the Exchange Ratio.

Under the terms of Evercore’s engagement letter with the Conflicts Committee, PSXP agreed to pay Evercore a fee of $3.0 million payable upon delivery of Evercore’s opinion. Evercore also received a fee of $250,000 upon execution of its engagement letter with the Conflicts Committee, which is fully creditable against the fee payable upon delivery of Evercore’s opinion. In addition, PSXP agreed to reimburse Evercore for its reasonable out-of-pocket expenses (including legal fees, expenses and disbursements) incurred in connection with its engagement and to indemnify Evercore and any of its members, officers, directors, advisors, representatives, employees, agents, affiliates or controlling persons, if any, against certain liabilities and expenses arising out of or in connection with its engagement.

During the two-year period prior to the date hereof and except as described herein, no material relationship existed between Evercore and PSXP, the General Partner, Phillips 66 or any other party to the Merger Agreement pursuant to which compensation was received by Evercore or its affiliates as a result of such a relationship, other than the Conflicts Committee’s February 2020 engagement of Evercore as its financial advisor in respect to the acquisition of Liberty Pipeline from Phillips 66 and/or its affiliates, for which services Evercore received total fees of $0.4 million and reimbursement of certain expenses.

Evercore and its affiliates engage in a wide range of activities for their own accounts and the accounts of their customers. In connection with these businesses or otherwise, Evercore and its affiliates and/or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of their customers, in debt or equity securities, senior loans and/or derivative products relating to Phillips 66 or PSXP and their respective affiliates.

Interests of Certain Persons in the Merger

PSXP Limited Partners should be aware that PSXP is controlled by Phillips 66 through its indirect ownership of the General Partner. The General Partner owns all of the outstanding general partner interests in PSXP. As a result, Phillips 66 controls who is appointed to the GP Board and thereby could be seen as controlling all of PSXP’s decisions, other than those involving certain conflicts of interest with Phillips 66 or that require an affirmative vote of the PSXP Limited Partners pursuant to the Third A&R Partnership Agreement. In addition, as of January 18, 2022, Phillips 66 beneficially owned 169,760,137 PSXP Common Units, which represents approximately 74.3% of the outstanding PSXP Common Units.

Existing Relationships of Phillips 66 Officers with PSXP

Certain persons associated with Phillips 66 (or one of its subsidiaries) have a relationship with PSXP. Phillips 66 controls the General Partner as its sole member. Through its ownership of all of the limited liability company interests in the General Partner, Phillips 66 elects all members of the GP Board. Accordingly, Phillips 66 has appointed to the GP Board, and has the ability to remove from the GP Board, each of the directors of the General Partner, including, subject to the terms of the Merger Agreement restricting the removal of the Conflicts Committee members during the pendency of the Merger Agreement, each of the members of the Conflicts Committee.

In addition, certain of the directors and executive officers of the General Partner also serve as directors and/or officers of Phillips 66 (or one of its subsidiaries).

Name	Position at Phillips 66 (or one of its subsidiaries)	Position at the General Partner
Greg C. Garland	Chairman of the Board of Directors and Chief Executive Officer	Chairman of the Board of Directors and Chief Executive Officer
Kevin J. Mitchell	Executive Vice President, Finance and Chief Financial Officer	Member of the Board of Directors, Vice President and Chief Financial Officer
Robert A. Herman	Executive Vice President, Refining	Member of the Board of Directors, Vice President

Name	Position at Phillips 66 (or one of its subsidiaries)	Position at the General Partner
Vanessa Allen Sutherland	Executive Vice President, Legal and Government Affairs, General Counsel and Corporate Secretary	Vice President, General Counsel and Secretary
Timothy D. Roberts	Executive Vice President, Midstream	Member of the Board of Directors, Vice President and Chief Operating Officer
Paula A. Johnson	Former Executive Vice President, Legal and Government Affairs, General Counsel and Corporate Secretary	Member of the Board of Directors, Former Vice President, General Counsel and Secretary

The following table sets forth, as of January 21, 2022, the beneficial ownership of Phillips 66 Common Stock and PSXP Public Common Units held by: (1) any person known by Phillips 66 and PSXP to be the beneficial owner of more than 5% of the outstanding shares of Phillips 66 Common Stock or PSXP Public Common Units; (2) the directors and named executive officers of Phillips 66, individually, and the directors and executive officers as a group; and (3) the directors and named executive officers of the General Partner, individually, and the directors and executive officers as a group. The percentages of ownership in the table are based on 438,413,964 shares of Phillips 66 Common Stock outstanding and 228,340,146 PSXP Common Units outstanding as of January 18, 2022.

Name of Beneficial Owner	Shares of Phillips 66 Common Stock Beneficially Owned and Stock Units(1)(2)		Percent of Class	PSXP Common Units Beneficially Owned	Percent of Class
The Vanguard Group(3)	42,759,263		9.75%	—	—
BlackRock, Inc.(4)	32,908,454		7.51%	—	—
State Street Corporation(5)	26,710,734		6.10%	—	—
Greg C. Garland	1,794,102		*	35,000	*
Robert A. Herman	328,131		*	25,000	*
Paula A. Johnson	344,356		*	1,000	*
Kevin J. Mitchell	321,936		*	10,000	*
Timothy D. Roberts	211,578		*	—	—
Vanessa Allen Sutherland	—		*	—	*
Gary K. Adams	15,268		*	1,418	*
Julie L. Bushman	6,795		*	—	—
Denise R. Cade	3,472		*	—	—
Lisa A. Davis	5,930		*	—	—
Charles M. Holley	9,812		*	—	—
John E. Lowe	74,139		*	—	—
Denise L. Ramos	15,667		*	—	—
Douglas T. Terreson	3,472		*	—	—
Glenn F. Tilton	40,039		*	—	—
Marna C. Whittington	36,639		*	15,000	*
David Bairrington	—		—	45,238	*
Mark A. Haney	—		—	34,100	*
C. Doug Johnson	39		*	8,000	*
Joseph W. O’Toole	—		—	35,000	*
All directors and executive officers of Phillips 66 as a group (20 persons)	3,413,206	(6)	*	87,418	*

Name of Beneficial Owner	Shares of Phillips 66 Common Stock Beneficially Owned and Stock Units(1)(2)	Percent of Class	PSXP Common Units Beneficially Owned	Percent of Class
All directors and executive officers of the General Partner as a group (10 persons)	3,000,142	*	193,338	*

*	Represents less than 1%
(1)

Amounts shown for named executive officers of Phillips 66 include shares that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of January 21, 2022, as follows: 1,171,333 shares for Mr. Garland, 218,465 shares for Mr. Herman, 241,867 shares for Ms. Johnson, 240,499 shares for Mr. Mitchell, and 171,199 shares for Mr. Roberts.

(2)

Any stock units reported in this column do not carry voting rights and may not be sold. They do, however, represent the equivalent of economic ownership of Phillips 66 Common Stock, since the value of each unit is measured by the price of Phillips 66 Common Stock. These include restricted stock units awarded pursuant to Phillips 66’s compensation plans and stock units representing deferrals of compensation that may ultimately be paid in shares of Phillips 66 Common Stock, as follows: 108,316 stock units for Mr. Garland, 75,292 stock units for Mr. Herman, 26,373 stock units for Ms. Johnson, 38,292 stock units for Mr. Mitchell, 29,012 stock units for Mr. Roberts, 6,795 stock units for Ms. Bushman, 3,472 for Ms. Cade, 9,812 for Mr. Holley, 34,139 for Mr. Lowe, 15,668 for Ms. Ramos, 3,472 for Mr. Terreson, 34,139 for Mr. Tilton, and 34,139 for Dr. Whittington.

(3)

Based solely on an Amendment to Schedule 13G filed with the SEC on February 10, 2021, by The Vanguard Group on behalf of itself, Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited and Vanguard Investments UK, Limited. The Amendment to Schedule 13G reports sole voting power for no shares of Phillips 66 Common Stock, shared voting power for 694,259 shares of Phillips 66 Common Stock, sole dispositive power for 40,851,991 shares of Phillips 66 Common Stock and shared dispositive power for 1,907,272 shares of Phillips 66 Common Stock.

(4)

Based solely on an Amendment to Schedule 13G filed with the SEC on January 29, 2021, by BlackRock, Inc. on behalf of itself, BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, FutureAdvisor, Inc., BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited and BlackRock Fund Managers Ltd. The Amendment to Schedule 13G reports sole voting power for 27,404,629 shares of Phillips 66 Common Stock, no shared voting power for shares of Phillips 66 Common Stock, sole dispositive power for 32,908,454 shares of Phillips 66 Common Stock and no shared dispositive power for shares of Phillips 66 Common Stock.

(5)

Based solely on a Schedule 13G filed with the SEC on February 9, 2021, by State Street Corporation on behalf of itself, State Street Bank And Trust Company, SSGA Funds Management, Inc, State Street Global Advisors Limited (UK), State Street Global Advisors Ltd (Canada), State Street Global Advisors, Australia Limited, State Street Global Advisors (Japan) Co., Ltd, State Street Global Advisors Asia Ltd, State Street Global Advisors Singapore Ltd, State Street Global Advisors GmbH, State Street Global Advisors Ireland Limited, and State Street Global Advisors Trust Company. The Schedule 13G reports sole voting power for no shares of Phillips 66 Common Stock, shared voting power for 24,362,349 shares of Phillips 66 Common Stock, sole dispositive power for no shares of Phillips 66 Common Stock and shared dispositive power for 26,680,953 shares of Phillips 66 Common Stock.

(6)

In addition to the stock options and units listed in footnotes (1) and (2), respectively, includes an additional 111,932 shares that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of January 21, 2022, and 65,971 stock units held by executive officers of Phillips 66 not named in the table.

Golden Parachute Compensation

No executive officer or director of the General Partner is entitled to or will receive any severance payments or “golden parachute compensation” in connection with Merger.

No Dissenters’ or Appraisal Rights

PSXP Public Unitholders will not have dissenters’ or appraisal rights in connection with the Merger under applicable law or contractual appraisal rights under the Third A&R Partnership Agreement or the Merger Agreement.

Regulatory Matters

In connection with the Merger, Phillips 66 and PSXP each intends to make all required filings under the Securities Act and the Exchange Act, as well as any required filings or applications with the NYSE. Phillips 66 and PSXP are unaware of any other requirement for the filing of information with, or the obtaining of the approval of, governmental authorities in any jurisdiction that is required for the consummation of the Merger.

The Merger is not reportable under the HSR Act, and therefore, no filings with respect to the Merger were required with the FTC or the DOJ.

Listing of the Phillips 66 Common Stock to be Issued in the Merger; Delisting and Deregistration of the PSXP Common Units

Phillips 66 expects to obtain approval to list the shares of Phillips 66 Common Stock to be issued pursuant to the Merger Agreement on the NYSE, which approval is a condition to the Closing, subject to official notice of issuance. Upon completion of the Merger, the PSXP Common Units will cease to be listed on the NYSE and will be subsequently deregistered under the Exchange Act.

Post-Closing Status of PSXP

After the consummation of the Merger, it is expected that PSXP will remain an indirect, wholly owned subsidiary of Phillips 66 indefinitely. There are no definite plans to reorganize or transfer PSXP or any of its assets immediately following the Closing as of the date of this information statement/ prospectus.

Accounting Treatment

The Merger will be accounted for in accordance with Financial Accounting Standards Board Accounting Standards Codification 810, Consolidation—Overall—Changes in a Parent’s Ownership Interest in a Subsidiary. As Phillips 66 controls PSXP and will continue to control PSXP after the Merger, the change in Phillips 66’s ownership interest in PSXP will be accounted for as an equity transaction, and no gain or loss will be recognized in Phillips 66’s consolidated statement of operations resulting from the Merger.

In addition, after the Closing, Phillips 66 will no longer reflect the ownership interest previously held by the unitholders of PSXP Public Common Units and PSXP’s Series A Preferred Units as noncontrolling interests on Phillips 66’s consolidated balance sheet nor will Phillips 66 attribute a portion of PSXP’s net income to these former unitholders on its consolidated statement of operations.

Litigation Relating to the Merger

On December 16, 2021, counsel of a purported PSXP Public Unitholder delivered a demand letter to counsel of the Conflicts Committee alleging that the information statement/prospectus filed by Phillips 66 on December 10, 2021 in connection with the proposed Merger omits material information with respect to the Merger. The letter requested that Phillips 66 provide supplemental disclosure in an amendment to the information statement/prospectus.

On December 21, 2021, a purported PSXP Public Unitholder filed a lawsuit, entitled Shiva Stein v. Phillips 66 Partners LP, et al., in the United States District Court for the Southern District of New York. On December 23, 2021, a purported PSXP Public Unitholder filed a lawsuit, entitled Shane Phillips v. Phillips 66 Partners LP, et al., in the United States District Court for the Southern District of New York. On December 28, 2021, a purported PSXP Public Unitholder filed a lawsuit, entitled Leo Diaz v. Phillips 66 Partners LP, et al., in the United States District Court for the Southern District of New York. On January 6, 2022, a purported PSXP Public Unitholder filed a lawsuit, entitled Stephen Bushansky v. Phillips 66 Partners LP, et al., in the United States District Court for the Southern District of New York. On January 19, 2022, a purported PSXP Public Unitholder filed a lawsuit, entitled Gerald Joseph Lovoi v. Phillips 66 Partners LP, et al., in the United States District Court for the Southern District of New York. The plaintiffs in each lawsuit allege that the information statement/prospectus filed by Phillips 66 with the SEC on December 10, 2021, in connection with the proposed Merger contains materially incomplete and misleading information and omits material information with respect to the Merger, rendering the information statement/prospectus materially incomplete and misleading in violation of Sections 14(a), 14(c), and 20(a) of the Exchange Act, Rules 14a-9 and 14c-6 of the SEC rules, and/or 17 C.F.R. § 244.100. Each plaintiff seeks, among other things, injunctive relief until the defendants to the applicable lawsuit disclose the alleged omitted material information.

Phillips 66 and PSXP believe that the claims asserted in the demand letter and in these lawsuits are without merit and intend to defend against all claims asserted. Additional lawsuits arising out of or relating to the Merger Agreement and the transactions contemplated thereby may be filed in the future.

THE MERGER AGREEMENT

This section of this information statement/prospectus describes the material provisions of the Merger Agreement, but does not describe all of the terms of the Merger Agreement and may not contain all of the information about the Merger Agreement that is important to you. The following summary is qualified by reference to the complete text of the Merger Agreement, which is attached as Annex A to this information statement/prospectus and incorporated by reference herein. You are urged to read the full text of the Merger Agreement because it is the legal document that governs the Merger.

The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement, and this summary is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about Phillips 66, PSXP, the General Partner or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement that were made only for purposes of the Merger Agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. You should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Phillips 66, PSXP, the General Partner or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Phillips 66’s or PSXP’s public disclosures incorporated by reference in this information statement/prospectus. Capitalized terms used but not defined in this section shall have the respective meanings given to them in the Merger Agreement.

The Merger; Effective Time; Closing

Subject to the terms and conditions of the Merger Agreement and in accordance with Delaware law, at the Effective Time, Merger Sub will merge with and into PSXP, with PSXP continuing as the surviving entity and an indirect, wholly owned subsidiary of Phillips 66.

At the Effective Time, subject to any applicable withholding tax, (i) the PSXP Public Common Units outstanding immediately prior to the Effective Time (including any PSXP Common Units that are issued or issuable to any holder of Series A Preferred Units as of the Effective Time pursuant to the Third A&R Partnership Agreement) will be converted into the right to receive the Merger Consideration; (ii) each Partnership LTIP Award, other than the Director LTIP Awards, whether or not vested, will cease to relate to or represent any right to receive a PSXP Common Unit and shall be converted, at the Effective Time, into an award of restricted stock units relating to a number of shares of Phillips 66 Common Stock equal to the product of (A) the number of PSXP Common Units subject to the corresponding Partnership LTIP Award as of immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio, rounded up to the nearest whole share, on the same terms and conditions as were applicable to the corresponding Partnership LTIP Award, including any applicable payment timing provisions and dividend equivalent rights, as applicable, except as adjusted pursuant to the Merger Agreement; and (iii) each Director LTIP Award will become fully vested and automatically converted into the right to receive, with respect to each PSXP Common Unit subject thereto, the Merger Consideration (or, to the extent set forth under the terms of the applicable Director LTIP Award, cash in an amount equal to the value of the Merger Consideration determined based on the closing price of a share of Phillips 66 Common Stock on the NYSE as reported by Bloomberg L.P., or, if not reported therein, in another authoritative source mutually selected by Phillips 66 and the General Partner as of the Closing Date), plus any accrued but unpaid amounts in relation to distribution equivalent rights, in accordance with the applicable payment timing provisions set forth in the award agreement evidencing such Director LTIP Award (and, if such right is payable in the form of the Merger Consideration, then such right shall include dividend equivalent rights relating to dividends declared with respect to Phillips 66 Common Stock during the period beginning at the Effective Time and ending on the date of settlement of such Director LTIP Award). The conversion of a Director LTIP Award as provided in clause (iii) of the immediately preceding sentence shall be deemed a release of any and all rights the holder thereof had or may have had in respect of such Director LTIP Award, other than from and after the Effective Time, the right to receive the Merger Consideration (or cash as described in such clause, as applicable) plus any accrued but unpaid amounts in relation to distribution equivalent rights (and dividend equivalent rights as described in such clause if the Director LTIP Award is payable in the form of the Merger Consideration) in respect of each PSXP Common Unit subject to such converted Director LTIP Award. From and after the Effective Time, the former holder of any Partnership LTIP Award (other than the Director LTIP Awards) shall only be entitled to receive Parent RSUs in respect of such Partnership LTIP Awards, which Parent RSUs will include a right to receive payment of any amounts with respect to accrued distribution equivalent right payments as of the Closing in accordance with and subject to the same vesting, forfeiture, payment timing and other provisions as applied under the corresponding Partnership LTIP Award.

As of the Effective Time, unless otherwise determined by the Phillips 66 Board, Phillips 66 shall assume the outstanding unused unit reserve (the “Partnership LTIP Reserve”) under the Partnership Long-Term Incentive Plans for the purpose of making future grants relating to shares of Phillips 66 Common Stock to applicable employees and other service providers of Phillips 66 and its subsidiaries, which Partnership LTIP Reserve shall (i) be adjusted as reasonably determined by the Phillips 66 Board or a committee thereof to give effect to the transactions contemplated by the Merger Agreement, and (ii) be added to the Parent Equity Plans (as defined in the Merger Agreement) in such manner as determined by the Phillips 66 Board or a committee thereof; provided, however, that the number of shares of Phillips 66 Common Stock comprising the Partnership LTIP Reserve, as adjusted pursuant to the Merger Agreement, shall not, when combined with the other shares of Phillips 66 Common Stock issued or to become issued in connection with the Merger or any related transactions, exceed 19.99% of the number of shares of Phillips 66 Common Stock outstanding immediately prior to the Effective Time. The interests in PSXP owned by Phillips 66 and its subsidiaries will remain outstanding as limited partner interests in the surviving entity. The non-economic general partner interest in PSXP held by the General Partner will continue as a non-economic general partner interest in the surviving entity, and the General Partner will continue as the sole general partner of the surviving entity.

Phillips 66 will not issue any fractional shares of Phillips 66 Common Stock in the Merger. Instead of receiving any fractions of a share of Phillips 66 Common Stock, all fractions of shares of Phillips 66 Common Stock to which a PSXP Public Unitholder would otherwise have been entitled will be aggregated, rounded to three decimal places and entitle the holder to receive a cash payment, without interest, rounded to the nearest cent, equal to the product of (i) the aggregated amount of the fractional interest in shares of Phillips 66 Common Stock to which such holder would otherwise be entitled and (ii) an amount equal to the average of the volume weighted average price per share of Phillips 66 Common Stock on the NYSE (as reported by Bloomberg L.P., or, if not reported therein, in another authoritative source mutually selected by Phillips 66 and the General Partner) on each of the ten (10) consecutive trading days ending with the complete trading day immediately prior to the Closing Date.

The Effective Time will occur at such time as Phillips 66 and PSXP cause a certificate of merger to be duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by Phillips 66 and PSXP in writing and specified in the certificate of merger.

The Closing will take place on the third business day after the satisfaction or waiver of the conditions set forth in the Merger Agreement (other than conditions that by their nature are to be satisfied at the Closing but subject to the satisfaction or waiver of those conditions), or at such other place, date and time as Phillips 66 and PSXP may agree.

Conditions to Completion of the Merger

The obligations of Phillips 66 and PSXP to effect the Merger are subject to the satisfaction or waiver of the following conditions:

•	the Written Consent must not have been amended, modified, withdrawn, terminated or revoked;

•

no restraint is in effect enjoining, restraining, preventing or prohibiting the completion of the transactions contemplated by the Merger Agreement or making the completion of the transactions contemplated by the Merger Agreement illegal;

•

the registration statement of which this information statement/prospectus forms a part must have become effective under the Securities Act and no stop order suspending the effectiveness of the registration statement will have been issued and no proceedings for that purpose will have been initiated or threatened by the SEC;

•

this information statement/prospectus must have been mailed to all PSXP Unitholders following the effectiveness of the registration statement, of which this information statement/prospectus forms a part, and at least twenty (20) Business Days prior to the Closing; and

•	the Phillips 66 Common Stock deliverable to the PSXP Limited Partners as contemplated by the Merger Agreement must have been approved for listing on the NYSE, subject to official notice of issuance.

The obligations of Phillips 66, P66 Company, P66 PDI and Merger Sub (each a “P66 Party” and, collectively, the “P66 Parties”) to effect the Merger are subject to the satisfaction or waiver of the following additional conditions:

•	the representations and warranties in the Merger Agreement of PSXP and the General Partner:

•

with respect to PSXP’s and the General Partner’s organization, standing and power, the authority of PSXP and the General Partner to execute the Merger Agreement and complete the transactions contemplated by the Merger Agreement, and the absence of certain changes or events, being true and correct in all respects, in each case, both when made and at and as of the date of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date);

•

with respect to PSXP’s capitalization, being true and correct in all respects, other than immaterial misstatements or omissions, both when made and at and as of the date of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and

•

with respect to all other representations and warranties, being true and correct both when made and at and as of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” on PSXP set forth in any individual representation or warranty), other than with respect to the filing of documents with the SEC, undisclosed liabilities, internal controls and information supplied for inclusion in this information statement/prospectus does not have, and would not reasonably be expected to have, individually or in the aggregate a “material adverse effect” on PSXP;

•	PSXP and the General Partner having performed in all material respects all obligations required to be performed by each of them under the Merger Agreement; and

•

the receipt by Phillips 66 of an officer’s certificate signed on behalf of PSXP and the General Partner by an executive officer of the General Partner certifying that the preceding condition has been satisfied.

The obligation of PSXP to effect the Merger is subject to the satisfaction or waiver of the following additional conditions:

•	the representations and warranties in the Merger Agreement of the P66 Parties:

•

with respect to the P66 Parties’ organization, standing and corporate power, the authority of the P66 Parties to execute the Merger Agreement and complete the transactions contemplated by the Merger Agreement, and the absence of certain changes or events, being true and correct in all respects, in each case, both when made and at and as of the date of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date);

•

with respect to its capitalization, being true and correct in all respects, other than immaterial misstatements or omissions, both when made and at and as of the date of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and

•

with respect to all other representations and warranties, being true and correct both when made and at and as of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” on Phillips 66 set forth in any individual representation or warranty), other than with respect to the filing of documents with the SEC, undisclosed liabilities, internal controls, information supplied for inclusion in this information statement/prospectus does not have, and would not reasonably be expected to have, individually or in the aggregate a “material adverse effect” on Phillips 66;

•	the P66 Parties having performed in all material respects all obligations required to be performed by each of them under the Merger Agreement; and

•	the receipt by PSXP of an officer’s certificate signed on behalf of Phillips 66 by an executive officer of Phillips 66 certifying that the preceding condition has been satisfied.

For purposes of the Merger Agreement, the term “material adverse effect” means, when used with respect to a person, any change, condition, circumstance, effect, event, development, state of facts or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, operations, assets, condition (financial or otherwise) or results of operations of such person and its subsidiaries, taken as a whole, or prevents or materially impedes, interferes with or hinders a party’s ability to consummate the transactions contemplated by the Merger Agreement, including the Merger and the Phillips 66 Stock Issuance, on or before April 26, 2022; provided, however, that any adverse changes, conditions, circumstances, effects, events, developments, state of facts or occurrences arising out of or resulting from or attributable to any of the following will be disregarded in determining whether a material adverse effect has occurred or would reasonably be expected to occur: (i) changes, conditions, circumstances, effects, events, developments, state of facts or occurrences generally affecting the economy, the financial or capital markets or political, legislative or regulatory conditions or changes in the industries in which such person operates; (ii) the announcement or pendency of the Merger Agreement or the transactions contemplated by the Merger Agreement or, except specifically for purposes of determining whether there is a breach of the representations and warranties made by the applicable parties in the Merger Agreement relating to noncontravention by the parties and the satisfaction of the closing conditions set forth in the Merger Agreement with respect to such representations and warranties, the taking of any action expressly permitted or expressly contemplated by the Merger Agreement; (iii) any change in the market price or trading volume of the limited partner interests, shares of common stock or other equity securities of such person (it being understood and agreed that the foregoing does not preclude any other party to the Merger Agreement from asserting that any facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of material adverse effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse effect); (iv) acts of war, terrorism (including domestic terrorism and cyberterrorism) or other hostilities (or the escalation of the foregoing), whether or not pursuant to the declaration of a national emergency or war, pandemics (including the COVID-19 pandemic, any mutation or variation of the virus underlying the COVID-19 pandemic or any health conditions related thereto), epidemics or natural disasters or other force majeure events; (v) changes in any applicable laws or regulations applicable to such person or applicable accounting regulations or principles or the interpretation thereof; (vi) any proceedings commenced by or involving any current or former member, partner or stockholder of such person or any of its subsidiaries arising out of or related to the Merger Agreement or the transactions contemplated by the Merger Agreement; (vii) changes, effects, events or occurrences generally affecting the prices of oil, natural gas or other carbon-based sources of energy or power; (viii) any failure of a person to meet any internal or external projections, budgets, forecasts or estimates of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the foregoing does not preclude any other party to the Merger Agreement from asserting that any facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of material adverse effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse effect); (ix) any (A) action or determination by any governmental authority or (B) any proceeding, in each of clause (A) or (B), only to the extent such matters arise out of, or relate to, facts or circumstances in respect of the DAPL Assets existing as of the date of the Merger Agreement; and (x) with respect to Phillips 66 only, any effect to the extent resulting from a change, condition, circumstance, effect, event, development, state of facts or occurrence that has a material adverse effect on PSXP and its subsidiaries; provided, however, that changes, conditions, circumstances, effects, events, developments, state of facts or occurrences referred to in clauses (i), (iv), (v) and (vii) above will be considered for purposes of determining whether there has been or would reasonably be expected to be a material adverse effect if and to the extent such changes, conditions, circumstances, effects, events, developments, states of facts or occurrences have had or would reasonably be expected to have a disproportionate adverse effect on such person and its subsidiaries, taken as a whole, as compared to other companies of similar size operating in the industries in which such person and its subsidiaries operate.

For purposes of the Merger Agreement, except where expressly provided otherwise, PSXP and its subsidiaries are not considered subsidiaries of Phillips 66, P66 Company, P66 PDI or affiliates of Phillips 66, P66 Company, P66 PDI or any of their subsidiaries (including the General Partner and Merger Sub).

Representations and Warranties

The Merger Agreement contains representations and warranties by the P66 Parties, on the one hand, and PSXP and the General Partner, on the other hand.

These representations and warranties have been made solely for the benefit of the parties to the Merger Agreement and:

•	may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement, which disclosures may not be reflected in the Merger Agreement; and

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors.

Accordingly, these representations and warranties should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this information statement/prospectus and in the documents incorporated by reference into this information statement/prospectus, which may include information that updates, modifies or qualifies the information set forth in the representations and warranties.

The representations and warranties made by the P66 Parties relate to, among other things:

•	organization, standing and similar organizational matters;

•	capital structure;

•

due authorization of the Merger Agreement and the transactions contemplated by the Merger Agreement, absence of any conflicts with third parties created by such transactions and the voting requirements for such transactions;

•	required consents and approvals of governmental entities in connection with the transactions contemplated by the Merger Agreement;

•	documents filed with the SEC;

•	no undisclosed liabilities or obligations;

•	maintenance of a system of internal controls;

•	absence of changes or events since December 31, 2020;

•	legal proceedings;

•	compliance with applicable laws;

•	information supplied in connection with this information statement/prospectus and the registration statement of which it is a part;

•	brokers and other advisors; and

•	the Investment Company Act of 1940, as amended.

Additionally, the P66 Parties made representations and warranties to PSXP and the General Partner related to their ownership of PSXP Common Units.

The representations and warranties made by PSXP and the General Partner relate to, among other things:

•	organization, standing and similar organizational matters;

•	capital structure;

•

due authorization of the Merger Agreement and the transactions contemplated by the Merger Agreement, absence of any conflicts with third parties created by such transactions and the voting requirements for such transactions;

•	required consents and approvals of governmental entities in connection with the transactions contemplated by the Merger Agreement;

•	documents filed with the SEC;

•	no undisclosed liabilities or obligations;

•	maintenance of a system of internal controls;

•	absence of changes or events since December 31, 2020;

•	legal proceedings;

•	compliance with applicable laws and the possession of certain permits;

•	environmental matters;

•	information supplied in connection with this information statement/prospectus and the registration statement of which it is a part;

•	benefit plans and other employee matters;

•	regulatory matters;

•	opinions of financial advisors;

•	brokers and other advisors; and

•	the Investment Company Act of 1940, as amended.

Conduct of Business Prior to Closing

Under the Merger Agreement, Phillips 66, on the one hand, and each of PSXP and the General Partner, on the other hand, has undertaken certain covenants that place restrictions on it and its respective subsidiaries from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement in accordance with its terms and the Effective Time, unless the other party gives its prior written consent (which consent cannot be unreasonably withheld, conditioned or delayed).

Subject to certain exceptions, unless Phillips 66 consents in writing (which consent cannot be unreasonably withheld, conditioned or delayed), each of PSXP and the General Partner have agreed, and will cause each of their respective subsidiaries, to (i) conduct its business in the ordinary course of business consistent with past practice; provided, that it will not prohibit PSXP and its subsidiaries from taking commercially reasonable actions outside of the ordinary course of business or not consistent with past practice in response to (x) changes or developments resulting or arising from the COVID-19 pandemic or (y) other changes or developments that would reasonably be expected to cause a reasonably prudent company similar to PSXP to take commercially reasonable actions outside of the ordinary course of business consistent with past practice, (ii) use commercially reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationships with it and retain the services of its present officers and key employees, if any, (iii) use commercially reasonable efforts to keep in full force and effect all material permits and all material insurance policies maintained by PSXP and its subsidiaries, other than changes to such policies made in the ordinary course of business, and (iv) use commercially reasonable efforts to comply in all material respects with all applicable laws and the requirements of PSXP material contracts.

Subject to certain exceptions, unless Phillips 66 consents in writing (which consent cannot be unreasonably withheld, conditioned or delayed), PSXP and the General Partner, will not, and will not permit their respective subsidiaries to:

•

amend the organizational documents (whether by merger, consolidation, conversion or otherwise) of such entity in any manner that would reasonably be expected to prevent or in any material respect hinder, impede or delay the ability of the parties to satisfy any of the conditions to or the consummation of the Merger or the other transactions contemplated by the Merger Agreement;

•

declare, authorize, set aside or pay any distribution payable in cash, equity or property in respect of any PSXP Common Units or Series A Preferred Units, other than quarterly cash distributions by PSXP in an amount not less than $0.875 per PSXP Common Unit for the quarterly period ending December 31, 2021 and for each full quarterly period thereafter during the term of the Merger Agreement to the extent the Closing does not occur prior to the applicable record date established by the GP Board with respect to each such quarterly distribution;

•

issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any equity securities of PSXP or any of its subsidiaries, or securities convertible or exchangeable into or exercisable for any equity securities, or any options, warrants or other rights of any kind to acquire any equity securities or such convertible or exchangeable securities or interests other than issuances of Director LTIP Awards in the ordinary course of business (including any such Director LTIP Awards made in January 2022 to the extent the Closing has not occurred by such time) or PSXP Common Units (a) upon vesting or settlement of Partnership LTIP Awards that are outstanding on the date of the Merger Agreement or otherwise granted in compliance with the Merger Agreement or (b) to holders of Series A Preferred Units in connection with the conversion or redemption of such Series A Preferred Units in accordance with the Third A&R Partnership Agreement;

•

make any capital expenditure or capital expenditures (which include, any investments by contribution to capital, property transfers, purchase of securities or otherwise), except (A) as set forth in PSXP’s budgeted capital expenditure plan as of the date of the Merger Agreement, (B) capital expenditures in addition to those in clauses (A) and (C) of this paragraph that do not exceed, individually or in the aggregate, 10% of PSXP’s budgeted capital expenditures for the current fiscal year (C) or as may be reasonably required to conduct emergency operations, repairs or replacements on any pipeline, terminal, or other facility;

•

make any acquisition or disposition, directly or indirectly (including by merger, consolidation, acquisition of assets, tender or exchange offer or otherwise), of any business or any corporation, partnership, limited liability company, joint venture or other business organization or division thereof or any property or assets of any other person, other than acquisitions or dispositions (A) in the ordinary course of business (B) outside the ordinary course of business the consideration for which does not exceed $200,000,000 in the aggregate;

•

make any loans or advances to any person (other than (x) loans or advances to its employees in the ordinary course of business consistent with past practice, (y) loans and advances to PSXP or any of its subsidiaries and (z) trade credit granted in the ordinary course of business consistent with past practice);

•

incur, refinance or assume, or prepay or repurchase, any indebtedness for borrowed money or guarantee any such indebtedness for borrowed money or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of PSXP or any of its subsidiaries, other than (w) borrowings under PSXP’s revolving credit facility, (x) borrowings from PSXP or any of its subsidiaries by PSXP or any of its subsidiaries, (y) repayments of borrowings from PSXP or any of its subsidiaries by PSXP or any of its subsidiaries and guarantees by PSXP or any of its subsidiaries of indebtedness of PSXP or any of its subsidiaries and (z) repayments or repurchases required pursuant to the terms of such indebtedness for borrowed money or debt securities;

•

split, combine, divide, subdivide, reverse split, reclassify, recapitalize or effect any other similar transaction with respect to any such entity’s capital stock or other equity interests, other than issuances of PSXP Common Units to holders of Series A Preferred Units in connection with the conversion or redemption of such Series A Preferred Units in accordance with the Third A&R Partnership Agreement;

•	adopt a plan or agreement of complete or partial liquidation, dissolution or restructuring or a plan or agreement of reorganization under any bankruptcy or similar law;

•

waive, release, assign, settle or compromise any proceeding, including any state or federal regulatory proceeding seeking damages or injunction or other equitable relief, which waiver, release, assignment, settlement or compromise would reasonably be expected to have a material adverse effect on PSXP;

•	make any material changes in financial accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by a change in GAAP or applicable law;

•

except as required by applicable law or the terms of any benefit plan of PSXP existing and in effect on the date of the Merger Agreement or as contemplated by the Merger Agreement, (w) establish, adopt, materially amend or modify, commence participation in or terminate (or commit to establish, adopt, materially amend or modify, commence participation in or terminate) any material benefit plan of PSXP (or any plan or arrangement that would be a material benefit plan of PSXP if in effect as of the date of the Merger Agreement), (x) materially increase in any manner the compensation, severance or benefits of any of the current or former directors, officers, employees, consultants, independent contractors or other service providers of the General Partner, PSXP or any of their respective subsidiaries, or enter into or amend any employment, severance, termination, retention or consulting agreement, in each case, other than in the ordinary course of business, (y) accelerate any material rights or benefits under any benefit plan of PSXP or (z) grant or amend any Partnership LTIP Awards or other equity awards, except in the ordinary course of business; or

•	agree, in writing or otherwise, to take any of the foregoing actions.

Subject to certain exceptions, unless PSXP consents in writing (which consent cannot be unreasonably withheld, conditioned or delayed), Phillips 66 has agreed, and will cause each other P66 Party, to (i) conduct its business in the ordinary course of business consistent with past practice; provided, that it will not prohibit Phillips 66 and its subsidiaries from taking commercially reasonable actions outside of the ordinary course of business or not consistent with past practice in response to (x) changes or developments resulting or arising from the COVID-19 pandemic or (y) other changes or developments that would reasonably be expected to cause a reasonably prudent company similar to the Phillips 66 to take commercially reasonable actions outside of the ordinary course of business consistent with past practice, (ii) use commercially reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationships with it and retain the services of its present officers and key employees, (iii) use commercially reasonable efforts to keep in full force and effect all material permits and all material insurance policies maintained by such P66 Party, other than changes to such policies made in the ordinary course of business, and (iv) use commercially reasonable efforts to comply in all material respects with all applicable laws and the requirements of all Phillips 66 material contracts.

Subject to certain exceptions, unless PSXP consents in writing (which consent cannot be unreasonably withheld, conditioned or delayed), Phillips 66 will not, and will not permit any of the other P66 Parties to:

•

amend any P66 Party’s organizational documents (whether by merger, consolidation, conversion or otherwise) in any manner that would reasonably be expected to (A) prevent or in any material respect hinder, impede or delay the ability of the parties to satisfy any of the conditions to or the completion of the Merger or the other transactions contemplated by the Merger Agreement or (B) adversely affect (1) the economic benefits to be obtained by holders of PSXP Common Units other than Phillips 66, P66 Company, P66 PDI, the General Partner and their respective affiliates or (2) the terms of the Phillips 66 Common Stock in any material respect;

•

cause Phillips 66 to merge, consolidate or enter into any other business combination transaction or agreement with any person in which such other person is the surviving entity or that would reasonably be expected to prevent or in any material respect hinder, impede or delay the ability of the P66 Parties to satisfy any of the conditions to or the consummation of the Merger or the other transactions contemplated by the Merger Agreement;

•	adopt a plan or agreement of complete or partial liquidation, dissolution or restructuring of Phillips 66 or a plan or agreement of reorganization of Phillips 66 under any bankruptcy or similar law;

•	split, combine, divide, subdivide, reverse split, reclassify, recapitalize or effect any other similar transaction with respect to any of Phillips 66’s capital stock or other equity interests;

•

waive, release, assign, settle or compromise any proceeding, including any state or federal regulatory proceeding seeking damages or injunction or other equitable relief, if such waiver, release, assignment, settlement or compromise would reasonably be expected to result in a material adverse effect;

•

make any material changes in financial accounting methods, principles or practices (or change an annual accounting period) of Phillips 66, except insofar as may be required by a change in GAAP or applicable law;

•

declare, authorize, set aside or pay any distribution payable in cash, stock or property in respect of any of Phillips 66’s capital stock, other than regular quarterly cash dividends on the Phillips 66 Common

Stock in the ordinary course of business consistent with past practice and other than dividends or distributions with a record date after the Effective Time, subject to the dividend and distribution provisions set forth in Section 6.10 of the Merger Agreement; provided, however, that nothing contained in the Merger Agreement prohibits the Phillips 66 Board from increasing or decreasing the quarterly cash dividend on Phillips 66 Common Stock; or

•	agree, in writing or otherwise, to take any of the foregoing actions.

Agreement to Take Further Action and to Use Reasonable Best Efforts

Each of the P66 Parties, on the one hand, and PSXP and the General Partner, on the other hand, will cooperate with the other and use and cause their respective subsidiaries to use their reasonable best efforts to (i) take, or cause to be taken, all appropriate actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to the Closing to be satisfied as promptly as practicable (and in any event no later than April 26, 2022), including, for the avoidance of doubt, in the case of Phillips 66 and the General Partner, until the Effective Time or the termination of the Merger Agreement, retaining ownership and voting control, directly or indirectly, over all PSXP Common Units and the general partner interest in PSXP beneficially owned by Phillips 66, any of its subsidiaries or the General Partner, as applicable, as of the date of the Merger Agreement or acquired thereafter, and to complete and make effective, in the most expeditious manner practicable, the transactions contemplated by the Merger Agreement, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notifications, notices, petitions, statements, registrations, submissions of information, applications and other documents; (ii) obtain promptly (and in any event no later than April 26, 2022) all approvals, consents, waivers, clearances, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations from any governmental authority or third party necessary, proper or advisable to complete the transactions contemplated by the Merger Agreement; and (iii) defend any proceedings challenging the Merger Agreement or the completion of the transactions contemplated by the Merger Agreement or seek to have lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to complete the transactions contemplated by the Merger Agreement.

Dividends and Distributions

After the date of the Merger Agreement and prior to the Effective Time, each of Phillips 66 and PSXP will coordinate with the other regarding the timing of any declaration of any dividends or distributions in respect of Phillips 66 Common Stock and PSXP Common Units and the record dates and payment dates relating thereto. It is the intention of Phillips 66 and PSXP that PSXP Public Unitholders not receive, for any quarter, distributions both in respect of PSXP Common Units and also dividends in respect of Phillips 66 Common Stock they receive in exchange for such PSXP Common Units in the Merger. Without limiting the foregoing, the General Partner shall cause PSXP to declare, authorize and pay regular quarterly cash distributions on the PSXP Common Units in accordance with past practice and in an amount not less than $0.875 per PSXP Common Unit for the quarterly period ending December 31, 2021 and for each full quarterly period thereafter during the term of the Merger Agreement to the extent the Closing does not occur prior to the applicable record date established by the GP Board with respect to each such quarterly distribution; provided, however, that neither the General Partner nor PSXP shall be required to take any action that would violate applicable law, the organizational documents of PSXP or any contract to which PSXP or the General Partner is a party as of the date of the Merger Agreement.

Conflicts Committee

Prior to the earlier of the Effective Time and the termination of the Merger Agreement, Phillips 66 shall not, and it shall not permit any of its subsidiaries to, take any action intended to cause the General Partner (or the sole member of the General Partner) to, without the consent of a majority of the then existing members of the

Conflicts Committee, eliminate the Conflicts Committee, revoke or diminish the authority of the Conflicts Committee or remove or cause the removal of any director of the General Partner who is a member of the Conflicts Committee either as a director or as a member of the Conflicts Committee. This covenant does not apply to the removal of any director for Cause (as defined in the Merger Agreement) or the filling of any vacancies in the Conflicts Committee pursuant to the terms of the General Partner Company Agreement (as defined in the Merger Agreement).

Access to Information

Until completion of the Merger, each of the P66 Parties, PSXP and the General Partner has agreed to, and to cause each of its subsidiaries to, afford the other parties and their respective representatives, reasonable access during normal business hours and on certain conditions, to all of its and its subsidiaries’ respective properties, commitments, books, contracts, records and correspondence (in each case, whether in physical or electronic form), officers, employees, accountants, counsel, financial advisors and other representatives, in each case for integration and operational planning related to the transactions contemplated by the Merger Agreement.

Indemnification and Insurance

The Merger Agreement provides that from and after the Effective Time, to the fullest extent permitted under applicable laws, Phillips 66 will, and will cause PSXP (as the surviving entity of the Merger) to, (i) indemnify and hold harmless against any reasonable cost or expenses (including reasonable attorneys’ fees and all other reasonable costs, expenses and obligations), judgments, fines, losses, claims, damages or liabilities, penalties and amounts paid in settlement in connection with any actual or threatened legal proceeding, and provide advancement of expenses with respect to each of the foregoing to any person who is now, or has been or becomes at any time prior to the Effective Time, an officer, director or employee of Phillips 66, PSXP, the General Partner, P66 PDI or any of their respective subsidiaries; and (ii) honor the provisions regarding elimination of liability of officers and directors, indemnification of officers, directors and employees and advancement of expenses contained in the organizational documents of PSXP and the General Partner immediately prior to the Effective Time and ensure that the organizational documents of PSXP and the General Partner or any of their respective successors or assigns, if applicable, will for a period of six years following the Effective Time, contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers and employees of PSXP and the General Partner than are presently set forth in such organizational documents. In addition, PSXP (as the surviving entity of the Merger), or Phillips 66, on behalf of PSXP, will maintain in effect for six years following the Effective Time PSXP’s current directors’ and officers’ liability insurance policies covering acts or omissions occurring at or prior to the Effective Time with respect to any person who is now, or has been or becomes at any time prior to the Effective Time, an officer, director or employee of Phillips 66, PSXP, the General Partner, P66 PDI or any of their respective subsidiaries, provided that in no event will PSXP or Phillips 66, as applicable, be required to expend more than an amount per year equal to 300% of current annual premiums paid by PSXP for such insurance.

Certain Tax Matters

For U.S. federal income tax purposes (and for purposes of any applicable state, local or foreign tax that follows the U.S. federal income tax treatment), the parties have agreed to treat the Merger as a taxable sale of 99% of the PSXP Public Common Units to P66 PDI and 1% of the PSXP Public Common Units to P66 Company in exchange for the Merger Consideration. The parties will prepare and file all tax returns consistent with the foregoing and will not take any inconsistent position on any tax return, or during the course of any proceeding with respect to taxes, except as otherwise required by applicable law following a final determination by a court of competent jurisdiction or other administrative settlement with or final administrative decision by the relevant governmental authority.

Withholding Taxes

Each of the P66 Parties, PSXP (as the surviving entity of the Merger) and the exchange agent, as applicable, are entitled to deduct and withhold from any amounts, including the Merger Consideration, payable pursuant to the Merger Agreement to any person such amounts as the P66 Parties, PSXP (as the surviving entity of the Merger) or the exchange agent, as applicable, reasonably deems it is required to deduct and withhold under the Code or any provision of state, local or foreign tax law with respect to the making of such payment. Such deduction and withholding may be taken in securities, in which case the P66 Parties, PSXP (as the surviving entity of the Merger) or the exchange agent, as applicable, will be treated as having sold such securities for an amount of cash equal to the fair market value of such securities at the time of such deemed sale. To the extent that deducted and withheld amounts (including deemed proceeds from the deemed sale of securities) are paid over to the appropriate governmental authority, such amounts (including securities) will be treated for all purposes of the Merger Agreement as having been paid or issued to the person in respect of whom such deduction and withholding was made.

Adjustments to Prevent Dilution

The Merger Consideration, the Exchange Ratio and any other similar dependent item, as applicable, will be adjusted to reflect fully the effect of any subdivisions, reclassifications, splits, share distributions, combinations or exchanges of PSXP Common Units or shares of Phillips 66 Common Stock (excluding, for the avoidance of doubt, any issuance of PSXP Common Units upon conversion of Series A Preferred Units into PSXP Common Units), as applicable, that change the number of outstanding PSXP Common Units or shares of Phillips 66 Common Stock between the date of the Merger Agreement and the Effective Time to provide the PSXP Public Unitholders the same economic effect as contemplated by the Merger Agreement prior to such event.

NYSE Listing, Delisting and Deregistration

Phillips 66 has agreed to use its reasonable best efforts to cause the shares of Phillips 66 Common Stock to be issued in connection with the Merger to be listed on the NYSE, subject to official notice of issuance, prior to the Effective Time.

PSXP has agreed to cooperate and use its reasonable best efforts to cause the delisting of the PSXP Common Units from the NYSE and the deregistration of such securities under the Exchange Act as promptly as practicable following the Closing in compliance with applicable law.

Section 16 Matters

Prior to the completion of the Merger, PSXP has agreed to take all steps as may be required (to the extent permitted under applicable law) to cause any dispositions of PSXP Common Units or acquisitions of Phillips 66 Common Stock (including derivative securities with respect to Phillips 66 Common Stock) resulting from the Merger by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to PSXP, or will become subject to such reporting requirements with respect to Phillips 66, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Other Covenants and Agreements

The Merger Agreement also contains covenants relating to cooperation in the preparation of this information statement/prospectus and additional agreements relating to, among other things applicability of takeover statutes, fees and expenses, securityholder litigation and public announcements.

Termination of the Merger Agreement

The Merger Agreement may be terminated prior to the Closing:

•	by the mutual written consent of Phillips 66 and PSXP duly authorized by the Phillips 66 Board and the Conflicts Committee, respectively; or

•	by either of Phillips 66 or PSXP:

•

if the Closing does not occur on or before April 26, 2022; provided, that this termination right will not be available to (a) Phillips 66 or PSXP if the inability to satisfy such condition was due to the failure of, in the case of Phillips 66, a P66 Party (as defined in the Merger Agreement), or, in the case of PSXP, PSXP or the General Partner, to perform and comply in all material respects with the covenants and agreements to be performed or complied with by such entity prior to the Closing, or (b) Phillips 66 or PSXP if, in the case of Phillips 66, PSXP or the General Partner, or, in the case of PSXP, a P66 Party, has filed (and is then pursuing) an action seeking specific performance as permitted pursuant to the terms of the Merger Agreement; or

•

if any Restraint (as defined in the Merger Agreement) shall be in effect and shall have become final and nonappealable; provided, however, this termination right is not available to Phillips 66 or PSXP if such Restraint was due to the failure of, in the case of Phillips 66, a P66 Party, or, in the case of PSXP, PSXP or the General Partner, to perform any of its obligations under the Merger Agreement;

•

by Phillips 66 if PSXP or the General Partner has breached or failed to perform any of its representations, warranties, covenants or agreements in the Merger Agreement, or any representations or warranties with respect to PSXP’s and the General Partner’s authority to execute the Merger Agreement and complete the transactions contemplated by the Merger Agreement, or the absence of certain changes or events become untrue, in a way that the related condition to closing would not be satisfied, and such breach is either incurable or not cured by PSXP or the General Partner within 30 days following receipt of written notice from Phillips 66 (unless Phillips 66 or a P66 Party is in material breach of any representations, warranties, covenants or agreements in the Merger Agreement); or

•

by PSXP if Phillips 66 has breached or failed to perform any of its representations, warranties, covenants or agreements in the Merger Agreement, or any representations or warranties with respect to the authority of Phillips 66 and the P66 Parties to execute the Merger Agreement and complete the transactions contemplated by the Merger Agreement, or the absence of certain changes or events become untrue, in a way that the related condition to Closing would not be satisfied, and such breach is either incurable or not cured by Phillips 66 within 30 days following receipt of written notice from PSXP (unless PSXP or the General Partner is in material breach of any representations, warranties, covenants or agreements in the Merger Agreement).

Effect of Termination; Termination Expenses

If the Merger Agreement is validly terminated, then, except as described below, each of the parties will be relieved of its duties and obligations and such termination will be without liability to any party. However, termination will not relieve any party of any liability for failure to consummate the Merger and other transactions contemplated by the Merger Agreement when required under the agreement or for intentional fraud or any “willful breach” (as defined in the Merger Agreement).

The Merger Agreement contains various amounts payable under the circumstances described below.

•

if the Merger Agreement is validly terminated by Phillips 66 due to a material uncured breach by PSXP or the General Partner of any of its covenants or agreements, or representations or warranties with respect to PSXP’s and the General Partner’s authority to execute the Merger Agreement and complete the transactions contemplated by the Merger Agreement, then, in the absence of certain changes or events, PSXP will promptly pay Phillips 66’s designee all of the reasonably documented out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparties, experts and consultants) incurred by Phillips 66 and its affiliates in connection with the Merger Agreement and the transactions contemplated thereby up to a maximum of $4.5 million, subject to certain limited restrictions; and

•

if the Merger Agreement is validly terminated by PSXP due to a material uncured breach by Phillips 66 of any of its covenants or agreements, or representations or warranties with respect to the authority of the P66 Parties to execute the Merger Agreement and complete the transactions contemplated by the Merger Agreement, then, in the absence of certain changes or events, Phillips 66 will promptly pay PSXP’s designee all of the reasonably documented out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparties, experts and consultants) incurred by PSXP and its affiliates in connection with the Merger Agreement and the transactions contemplated thereby up to a maximum of $4.5 million, subject to certain limited restrictions.

Amendment or Supplement

At any time prior to the Effective Time, the Merger Agreement may be amended or supplemented in any and all respects by written agreement of the parties, by action taken or authorized by the Phillips 66 Board and the GP Board; provided, however, that the GP Board may not take or authorize any such action unless it has been approved by the Conflicts Committee; provided, further, that there will be no amendment or change to the provisions of the Merger Agreement that by applicable laws, the Third A&R Partnership Agreement or stock exchange rule would require further approval by the PSXP Limited Partners.

GP Board Consent

Unless otherwise expressly set forth in the Merger Agreement, whenever a determination, decision, approval, consent, waiver or agreement of PSXP or the General Partner is required pursuant to the Merger Agreement (including any determination to exercise or refrain from exercising any termination rights or to enforce the terms of the Merger Agreement (including specific performance)), such approval, consent, waiver, decision or determination must be authorized by the GP Board; provided, however, that the GP Board may not take or authorize any such action unless it has been approved in writing by the Conflicts Committee.

Assignment

The Merger Agreement and any interests, rights or obligations under the Merger Agreement are not assignable, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, but no such assignment shall relieve Merger Sub of any of its obligations thereunder.

Specific Performance

The parties to the Merger Agreement have agreed that each party will be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement. Each of the parties has agreed that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) either party has an adequate remedy at law, or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each party has further agreed that no party is required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy, and each party has irrevocably waived any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Governing Law

The Merger Agreement is governed by, and construed in accordance with, the laws of the State of Delaware.

Related Agreements

LPA Amendment

On October 26, 2021, in connection with the entry into the Merger Agreement, the General Partner executed and delivered Amendment No. 1 to the Third A&R Partnership Agreement and the amendment related thereto, the “LPA Amendment,” which was adopted and became effective on such date.

The LPA Amendment provides amendments to the treatment of the Series A Preferred Units in the event of a Series A Change of Control (as defined in the Third A&R Partnership Agreement). Specifically, the LPA Amendment carves out Partnership Rollup Events (as defined in the Third A&R Partnership Agreement) from the provision allowing holders of Series A Preferred Units to make elections regarding the treatment of their Series A Preferred Units in the event of a Series A Change of Control. Prior to the LPA Amendment taking effect, upon the occurrence of a Partnership Rollup Event holders of Series A Preferred Units were entitled to elect from the following:

•	convert all of their Series A Preferred Units into PSXP Common Units at the applicable Series A Conversion Rate (as defined in the Third A&R Partnership Agreement);

•

except as described below, in the event that PSXP would not survive the Series A Change of Control upon the consummation of such Series A Change of Control or if PSXP would have been the surviving entity but the PSXP Common Units would no longer be listed or admitted to trading on a National Securities Exchange (as defined in the Third A&R Partnership Agreement), such holders could choose to require PSXP to use its commercially reasonable efforts to deliver or to cause to be delivered to the holders of Series A Preferred Units, in exchange for their Series A Preferred Units upon the consummation of such Series A Change of Control, a security in the surviving entity or the parent of the surviving entity that has rights, preferences and privileges substantially similar to the Series A Preferred Units, including, for the avoidance of doubt, the right to distributions equal in amount and timing to those provided in the Third A&R Partnership Agreement and a conversion rate proportionately adjusted such that the conversion of such security in the surviving entity or parent of the surviving entity immediately following the consummation of such Series A Change of Control would entitle the applicable holder to the number of common securities of such entity (together with a number of common securities of equivalent value to any other assets received by holders of PSXP Common Units in such Series A Change of Control) which, if a Series A Preferred Unit had been converted into PSXP Common Units immediately prior to such Series A Change of Control, such holder would have been entitled to receive immediately following such Series A Change of Control (such security in the surviving entity, a “Series A Substantially Equivalent Unit”); provided, however, that, if PSXP was unable to deliver or cause to be delivered Series A Substantially Equivalent Units to any holder of Series A Preferred Units in connection with such Series A Change of Control or if a Series A Change of Control constituted a Partnership Rollup Event, each Series A Preferred Unitholder (as defined in the Third A&R Partnership Agreement) would have been entitled to (aa) require conversion or redemption of such Series A Preferred Units in the manner contemplated by clause (i) or (iv) (at such holder’s election) or (bb) convert the Series A Preferred Units held by such holder immediately prior to such Series A Change of Control into a number of PSXP Common Units at a conversion ratio equal to: the quotient of (I) (a) the product of (i) 160% multiplied by (ii) the Series A Issue Price (as defined in the Third A&R Partnership Agreement) less (b) such holder’s portion of the sum of (i) the aggregate cash distributions paid on all Series A Preferred Units on or prior to the date of such Series A Change of Control and (ii) an amount in cash equal to the aggregate quarterly cumulative distributions paid in additional Series A Preferred Units on or prior to the date of such Series A Change of Control, divided by (II) an amount equal to 95% of the Average VWAP (as defined in the Third A&R Partnership Agreement) for the 30 trading day period immediately preceding the consummation of such Series A Change of Control; provided, however, that such ratio would have in no event exceeded a value per Series A Preferred Unit that exceeded (x) 120% of the Series A Issue Price, in the case of a Series A Change of Control occurring prior to October 6, 2018; (y) 130% of the Series A Issue Price, in the case of a Series A Change of Control occurring on or after October 6, 2018 but prior to October 6, 2019; and (z) 140% of the Series A Issue Price, in the case of a Series A Change of Control occurring on or after October 6, 2019 but prior to October 6, 2020;

•	continue to hold Series A Preferred Units if PSXP would have been the surviving entity; and

•

require PSXP to redeem all (but not less than all) of such holders Series A Preferred Units at a price per Series A Preferred Unit equal to 101% of the sum of (aa) the Series A Issue Price plus accrued distributions on such unit plus (bb) any distributions accrued during less than a full quarter on such Series A Preferred Unit. Any redemption pursuant to this bullet point would be, as determined by the General Partner, paid in cash, in PSXP Common Units or in a combination thereof. If all or any portion of such redemption would be paid in PSXP Common Units, the PSXP Common Units to be issued would be valued at 95% of the Average VWAP (as defined in the Third A&R Partnership Agreement) for the 30 trading day period ending on the fifth trading day immediately preceding the consummation of such Series A Change of Control.

Pursuant to the LPA Amendment, in the event of a Partnership Rollup Event, the Series A Preferred Units will be automatically converted, without any action of the holders thereof, the General Partner or any other party, into PSXP Common Units at the Partnership Rollup Series A Conversion Rate, which the LPA Amendment defines as: the number of PSXP Common Units issuable to a holder of Series A Preferred Units upon the conversion of the Series A Preferred Units held by such holder immediately prior to the Partnership Rollup Event, at a conversion ratio equal to the quotient of (I) (a) the product of (i) 147.5% multiplied by (ii) the Series A Issue Price less (b) such holders pro rata portion of the aggregate cash distributions paid on all Series A Preferred Units on or prior to the date of such Partnership Rollup Event with respect to any Quarter following the Quarter ending June 30, 2021, divided by (II) the closing price of the PSXP Common Units on the last trading day immediately preceding the closing of such Partnership Rollup Event.

COMPARISON OF RIGHTS OF PHILLIPS 66 STOCKHOLDERS AND PSXP UNITHOLDERS

Phillips 66 is a Delaware corporation, and PSXP is a Delaware limited partnership. Ownership interests in a limited partnership are fundamentally different from ownership interests in a corporation. The rights of Phillips 66 Stockholders are governed by Phillips 66’s Amended and Restated Certificate of Incorporation, effective as of April 30, 2012 (the “Phillips 66 Charter”), the Amended and Restated By-Laws of Phillips 66, effective as of February 8, 2017 (as amended, the “Phillips 66 Bylaws” and, together with the Phillips 66 Charter, the “Phillips 66 Organizational Documents”), and the Delaware General Corporation Law (“DGCL”). The rights of PSXP Unitholders and PSXP Preferred Unitholders are governed by the Third A&R Partnership Agreement and the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”). If the Merger is completed, the rights of PSXP Unitholders as Phillips 66 Stockholders following the conversion of the PSXP Public Common Units to Phillips 66 Common Stock will be governed by the Phillips 66 Organizational Documents and the DGCL. There are many differences between the rights of PSXP Unitholders and Phillips 66 Stockholders. Some of these, such as distribution/dividend rights and voting rights, are significant. The following description summarizes the material differences between the rights of Phillips 66 Stockholders and PSXP Unitholders but does not purport to be a complete statement of all those differences or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally significant or more significant differences do not exist. PSXP Unitholders should carefully read the relevant provisions of the Phillips 66 Organizational Documents, and the Third A&R Partnership Agreement. Copies of the documents referred to in this summary may be obtained as described under “Where You Can Find More Information.” This summary is qualified in its entirety by reference to the DGCL, the DRULPA, the Phillips 66 Organizational Documents and the Third A&R Partnership Agreement. Capitalized terms used herein and not otherwise defined herein are used as defined in the Phillips 66 Organizational Documents and the Third A&R Partnership Agreement, as applicable.

Purpose and Term of Existence

Phillips 66	PSXP
Phillips 66’s stated purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL.	PSXP’s stated purposes under the Third A&R Partnership Agreement are to (a) engage directly in, or enter into or form, hold and dispose of any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the DRULPA and, in connection therewith, to exercise all of the rights and powers conferred upon PSXP pursuant to the agreements relating to such business activity and (b) do anything necessary or appropriate in furtherance of the foregoing, including the making of capital contributions or loans to a Group Member; provided, however, that the General Partner shall not cause PSXP to engage, directly or indirectly, in any business activity that the General Partner determines would be reasonably likely to cause PSXP to be treated as an association taxable as a corporation or otherwise taxable as an entity for U.S. federal income tax purposes. To the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose or approve the conduct by PSXP of any

Phillips 66	PSXP
business and may decline to do so free of any fiduciary duty or obligation whatsoever to PSXP or any Limited Partner and, in declining to so propose or approve, shall not be required to act in good faith or pursuant to any other standard imposed by the Third A&R Partnership Agreement, any Group Member Agreement, any other agreement contemplated by the Third A&R Partnership Agreement or under the DRULPA or any other law, rule or regulation or at equity, and the General Partner in determining whether to propose or approve the conduct by PSXP of any business shall be permitted to do so in its sole and absolute discretion.

Authorized and Issued Capital

Phillips 66	PSXP

Phillips 66’s authorized capital stock consists of:

•  2,500,000,000 shares of Phillips 66 Common Stock, $0.01 par value per share, 438,413,964 shares of which were issued and outstanding as of January 18, 2022; and

•  500,000,000 shares of preferred stock, $0.01 par value per share, with rights and preferences specified by the Phillips 66 Charter, Phillips 66 Bylaws or Phillips 66 Board, none of which were outstanding as of the date of this information statement/prospectus.

Issuances of Partnership Interests. The Third A&R Partnership Agreement authorizes PSXP to issue additional Partnership Interests (which may be senior to existing classes and series of Partnership Interests, with the exception of Series A Preferred Units) for any purpose at any time and from time to time for such consideration and on such terms and conditions as the General Partner shall determine, all without the approval of any Limited Partners. No fractional Units shall be issued by PSXP.

Issuances of Series A Senior Securities and Series A Parity Securities. Other than issuances of Series A PIK Units PSXP shall not, without the affirmative vote of the Record Holders of the Series A Required Voting Percentage, issue any:

•  Series A Senior Securities (or amend the provisions of any class of Partnership Interests to make such class of Partnership Interests a class of Series A Senior Securities),

•  Series A Parity Securities (or amend the provisions of any class of Partnership Interests to make such class of Partnership Interests a class of Series A Parity Securities), or

•  Series A Preferred Units;

provided, however, that, without the consent of any holder of Outstanding Series A Preferred Units (but without prejudice to their rights to vote on an as-converted basis to the extent that the PSXP Common Units are entitled to vote on any such

Phillips 66	PSXP

matter), PSXP may issue additional Series A Parity Securities at any time in an amount not to exceed the greater of:

•  a number of Series A Parity Securities with an aggregate purchase price of $300 million;

•  a number of Series A Parity Securities such that, as of the date of issuance of such Series A Parity Securities, the aggregate number of all Series A Parity Securities, together with the Series A Preferred Units, in each case on an as-converted basis (or, if the Series A Parity Securities are not convertible, assuming that such Series A Parity Securities are convertible into a number of PSXP Common Units equal to (a) the aggregate purchase price of such Series A Parity Securities, divided by (b) the Average VWAP for the 30 Trading Day period ending on the date immediately preceding the date of issuance of such Series A Parity Securities), equals no more than 15% of all Outstanding PSXP Common Units, (including as Outstanding for such purposes, (I) any PSXP Common Units issuable in respect of the Series A Preferred Units at the then-applicable Series A Conversion Rate (regardless of whether the Series A Preferred Units are then convertible), (II) any PSXP Common Units issuable in respect of any Series A Parity Securities (including any warrants issued in connection with Series A Parity Securities) at the initial or then-applicable conversion rate (regardless of whether such Series A Parity Securities are then convertible), as applicable, (III) any PSXP Common Units issuable in respect of any outstanding warrants or options issued by PSXP, (IV) any Series A Parity Equivalent Units and (V) any PSXP Common Units that would otherwise be excluded by operation of the definition of the term “Outstanding”); and

•  if the number of Series A Preferred Units then Outstanding has an aggregate Series A Issue Price of less than $100 million, such number of Series A Parity Securities as determined by the General Partner.

Phillips 66	PSXP

Notwithstanding anything in the foregoing to the contrary, subject the Third A&R Partnership Agreement, PSXP may, without any vote of the holders of Outstanding Series A Preferred Units (but without prejudice to their rights to vote on an as-converted basis to the extent that the PSXP Common Units are entitled to vote on any such matter), create (by reclassification or otherwise) and issue Series A Junior Securities in an unlimited amount.

Outstanding Partnership Interests. As of January 18, 2022, PSXP had 228,340,146 PSXP Common Units and 13,451,263 Series A Preferred Units outstanding. As of January 18, 2022, Phillips 66 owned 169,760,137 PSXP Common Units, representing approximately 74.3% of the outstanding PSXP Common Units and approximately 70.21% of the total outstanding PSXP Common Units and Series A Preferred Units (on an as-converted basis) in the aggregate. Phillips 66 also indirectly owns 100% of the limited liability company interests of the General Partner, which owns the non-economic General Partner Interest of PSXP.

The Limited Partner Interests in PSXP owned by Phillips 66 and its subsidiaries immediately prior to the Effective Time will remain outstanding as Limited Partner Interests in the surviving entity. The non-economic general partner interest in PSXP held by the General Partner will remain outstanding as a non-economic General Partner Interest in the surviving entity, and the General Partner will continue as the sole general partner of the surviving entity.

Phillips 66 Dividends; PSXP Distributions

Phillips 66	PSXP

Phillips 66 Stockholders share equally in any dividend declared by the Phillips 66 Board. If any preferred stock were outstanding, dividends on Phillips 66 Common Stock would be subject to the rights of the holders of that preferred stock.

Phillips 66 Stockholders are entitled to receive dividends when, as, and if declared by the Phillips 66 Board, out of funds legally available for their payment subject to the rights of holders of any outstanding preferred stock. The declaration and payment of

Distributions of Available Cash. Within 45 days after the end of each quarter, PSXP will distribute all of its Available Cash Pro Rata to PSXP Unitholders of record on the applicable record date. Available Cash is defined in the Third A&R Partnership Agreement and generally means, for any quarter ending prior to liquidation:

•  The sum of:

•  all cash and cash equivalents of the Partnership Group (or PSXP’s

Phillips 66	PSXP
dividends by Phillips 66 is subject to the discretion of the Phillips 66 Board and is determined quarterly, and no assurance can be given that Phillips 66 will pay dividends in the future.

proportionate share of cash and cash equivalents in the case of subsidiaries that are not wholly owned) on hand at the end of such quarter;

•  and, if the General Partner so determines, all or any portion of additional cash and cash equivalents of the Partnership Group (or PSXP’s proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) on hand on the date of determination of Available Cash with respect to such quarter resulting from Working Capital Borrowings made subsequent to the end of such quarter;

•  less, the amount of any cash reserves established by the General Partner (or PSXP’s proportionate share of cash reserves in the case of Subsidiaries that are not wholly owned) to:

•  provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures and for anticipated future credit needs of the Partnership Group) subsequent to such quarter;

•  comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject; or

•  provide funds for distributions to unitholders for any one or more of the next four quarters;

provided, however, that the General Partner may not establish cash reserves to provide funds for distributions if the effect of such reserves would be that PSXP is unable to distribute $0.2125 (subject to proportionate adjustments in the event of any distribution combinations or subdivisions (whether effected by a distribution payable in Units or otherwise)) on all PSXP Common Units; provided further, that disbursements made by a Group Member

Phillips 66	PSXP

or cash reserves established, increased or reduced after the end of such quarter but on or before the date of determination of Available Cash with respect to such quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash within such quarter if the General Partner so determines.

Distributions of Cash Upon Liquidation. If PSXP dissolves in accordance with the Third A&R Partnership Agreement, all cash received during or after the quarter in which the liquidation occurs will be applied and distributed solely in accordance with, and subject to the terms and conditions of the liquidation procedures set forth in the Third A&R Partnership Agreement.

PSXP will first apply the proceeds of liquidation to the payment of its creditors. PSXP Preferred Unitholders will then be entitled to receive, prior and in preference to any distribution of proceeds of liquidation to holders of any other class or series of Partnership Interests, the positive value in each such holder’s Capital Account in respect of such Series A Preferred Units. After such allocations have been made to PSXP Preferred Unitholders, PSXP will distribute any remaining proceeds to the PSXP Unitholders and the General Partner in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as adjusted to reflect any gain or loss upon the sale or other disposition of PSXP’s assets in liquidation.

The manner of the adjustment for gain is set forth in the Third A&R Partnership Agreement.

Series A Preferred Unit Distributions. Beginning with the distribution to PSXP Preferred Unitholders attributable to the fourth quarter of 2020, PSXP Preferred Unitholders are entitled to receive cumulative quarterly distributions equal to the greater of $0.678375 per unit, or the per-unit distribution amount paid to PSXP Common Unitholders as if such Series A Preferred Units had converted into PSXP Common Units immediately prior to the record date. The Series A Preferred Units rank senior to all PSXP Common Units with respect to distributions.

Merger, Consolidation and Certain Other Transactions; Business Combination Statutes

Phillips 66	PSXP

Subject to limited exceptions, under the DGCL, the consummation of a merger or consolidation requires the board of directors of a corporation that is a constituent corporation in the merger or consolidation to approve and declare advisable the agreement of merger or consolidation and requires that the agreement of merger or consolidation be adopted by the affirmative vote of a majority of the outstanding stock of that corporation entitled to vote thereon at an annual or special meeting for the purpose of acting on the agreement.

Phillips 66 is subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with a stockholder who owns 15% or more of the corporation’s voting stock (an interested stockholder) for three years following the time that such stockholder becomes an interested stockholder, unless (i) prior to the time such stockholder became an interested stockholder, the corporation’s board of directors approved either the business combination or the transaction that resulted in such stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, such stockholder owns at least 85% of the corporation’s outstanding voting stock at the time the transaction is commenced (subject to certain exclusions), and (iii) at or subsequent to such time, the business combination is approved by the board of directors and by the affirmative vote (but not written consent) of at least 66 2/3% of the corporation’s outstanding voting stock not owned by the interested stockholder.

Merger or consolidation of PSXP requires the prior consent of the General Partner. The General Partner must also approve the Merger Agreement or the Plan of Conversion, which must include certain information as set forth in the Third A&R Partnership Agreement. Subject to certain exceptions set forth in the Third A&R Partnership Agreement and described below, once approved by the General Partner, the General Partner shall direct that the Merger Agreement or Plan of Conversion be submitted to a vote of the Limited Partners, and the Merger Agreement or Plan of Conversion will be approved upon receipt of the affirmative vote or written consent of the holders of a majority of the outstanding PSXP Common Units and Series A Preferred Units (on an as-converted basis at the then applicable conversion rate), voting together as a single class (a “Unit Majority”) unless the Merger Agreement or Plan of Conversion effects an amendment to any provisions of the Third A&R Partnership Agreement that, if contained in an amendment to the Third A&R Partnership Agreement, would require for its approval the vote or consent of a greater percentage of the outstanding PSXP Common Units or of any class of Limited Partners, in which case such greater percentage shall be required for approval of the Merger Agreement or Plan of Conversion.

The General Partner may consummate any merger or consolidation without the prior approval of a Unit Majority if (i) the General Partner has received an opinion of counsel that the merger or consolidation, as the case may be, would not result in the loss of limited liability of any Limited Partner or cause PSXP to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes, (ii) the merger or consolidation would not result in an amendment to the Third A&R Partnership Agreement that could not otherwise be adopted solely by the General Partner, (iii) PSXP is the surviving entity, (iv) each Unit Outstanding immediately prior to the effective date of the merger or consolidation will be identical following the merger or consolidation and (v) the number of Partnership Interests to be issued by PSXP in such merger or consolidation does not exceed 20% of Partnership Interests immediately prior to the effective date of such merger or consolidation.

Phillips 66	PSXP
In addition, if certain conditions in the Third A&R Partnership Agreement are satisfied, the General Partner may convert PSXP or any Group Member into a new limited liability entity, to merge PSXP or any Group Member into, or convey all of PSXP’s assets to, a newly formed limited liability entity that shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from PSXP or other Group Member if (i) the General Partner has received an opinion of counsel regarding limited liability and tax matters, (ii) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of PSXP into another limited liability entity and (iii) the General Partner determines that the governing instruments of the new entity provide the Limited Partners and the General Partner with substantially the same rights and obligations as contained in the Third A&R Partnership Agreement.

Management by Board of Directors / General Partner

Phillips 66	PSXP

In accordance with the DGCL, Phillips 66’s business and affairs are managed by or under the direction of the Phillips 66 Board.

The Phillips 66 Bylaws require that the number of directors on the Phillips 66 Board be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the directors then in office. As of the date of this information statement/prospectus, the Phillips 66 Board consists of nine directors.

The General Partner conducts, directs, and manages all activities of PSXP. The General Partner has a board of directors that are elected by Phillips 66, the sole member of the General Partner. Except as expressly provided in the Third A&R Partnership Agreement, all management powers over the business and affairs of PSXP are exclusively vested in the General Partner, and no Limited Partner has any management power over the business and affairs of PSXP. The General Partner has full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct PSXP’s business.

Nomination and Election of Directors / General Partner

Phillips 66	PSXP
Nominations of persons for election to the Phillips 66 Board may be made at an annual meeting of stockholders (a) pursuant to, and in accordance with, Phillips 66’s notice of meeting (or any supplement thereto) (b) by the Phillips 66 Board, (c) by any Phillips 66 Stockholder who is a stockholder of record at the time of the giving of notice provided for in the Phillips 66 Bylaws, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in the Phillips 66 Bylaws or (d) by an eligible stockholder	PSXP Unitholders and PSXP Preferred Unitholders have no right to elect the General Partner unless the general partner has been removed or withdrawn, as described below, and have no right to elect the directors of the General Partner. Directors of the General Partner are elected by Phillips 66, the sole member of the General Partner.

Phillips 66	PSXP

and/or a nominating stockholder pursuant to the proxy access provision in the Phillips 66 Bylaws. See “—Stockholder Proposals and Director Nominations.” Under the Phillips 66 Bylaws, nominations of individuals for election to the Phillips 66 Board may also be made at a special meeting of stockholders at which Directors are to be elected pursuant to Phillips 66’s notice of meeting only (a) by or at the direction of the Phillips 66 Board or any authorized committee thereof or (b) provided that the Phillips 66 Board has determined that directors shall be elected at such meeting, by any stockholder of record at the time of giving of notice of such special meeting and at the time of the special meeting who is entitled to vote at the meeting and complies with the procedures set forth in the Phillips 66 Bylaws as to such nomination. See “—Stockholder Proposals and Director Nominations.”

Under the Phillips 66 Bylaws, a nominee for Director shall be elected to the Phillips 66 Board if the votes cast “for” such nominee’s election exceed 50% of the total votes cast in such nominee’s election, excluding abstentions; provided, however, that Directors shall be elected by a plurality of the votes cast at any meeting of the stockholders for which the number of nominees exceeds the number of Directors to be elected.

Removal of Directors; Withdrawal or Removal of General Partner

Phillips 66	PSXP
Subject to applicable law and the rights of the holders of any series of Phillips 66 Preferred Stock then outstanding, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the shares representing a majority of the votes entitled to be cast by the then outstanding shares of capital stock entitled to vote generally in the election of directors, excluding any class or series of capital stock only entitled to vote in the event of dividend arrearages thereon, voting together as a single class.	Withdrawal of the General Partner. Except as described below, the General Partner has agreed not to withdraw voluntarily as the general partner from PSXP prior to September 30, 2023, without obtaining the approval of a Unit Majority (excluding units held by the General Partner and its affiliates), and furnishing an opinion of counsel regarding limited liability and tax matters. On or after September 30, 2023, the General Partner may withdraw as the general partner from PSXP without first obtaining approval of any unitholder by giving 90 days’ written notice, and that withdrawal will not constitute a violation of the Third A&R Partnership Agreement. Notwithstanding the information above, the General Partner may withdraw without unitholder approval upon 90 days’ written notice to the Limited Partners if at least 50% of the outstanding PSXP units are held or controlled by one person and its affiliates other than the General Partner and its affiliates.

Phillips 66	PSXP

The General Partner will be deemed to have withdrawn from PSXP upon the occurrence of any of the following events: (1) the General Partner voluntarily withdraws as the general partner from PSXP by giving written notice to the other Partners, (2) the General Partner transfers all of its General Partner Interests, (3) the General Partner is removed, and such removal is approved by the vote of the holders of at least 66 2/3% of the outstanding PSXP Common Units and Series A Preferred Units (on an as-converted basis at the then applicable conversion rate), voting together as a single class, including PSXP Common Units and Series A Preferred Units held by the General Partner and its affiliates, (4) the General Partner takes certain actions relating to the bankruptcy or the liquidation of PSXP, (5) a final and non-appealable bankruptcy order is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner or (6) if the General Partner is a limited liability company, the dissolution and commencement of winding up of the General Partner.

Removal of the General Partner. The General Partner may not be removed unless (i) that removal is approved by the vote of the holders of at least 66 2/3% of the outstanding PSXP Common Units and Series A Preferred Units (on an as-converted basis at the then applicable conversion rate), voting together as a single class, including PSXP Common Units and Series A Preferred Units held by the General Partner and its affiliates, and (ii) PSXP obtains an opinion of counsel regarding limited liability and tax matters. Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by a Unit Majority.

In the event of either (i) the withdrawal of the General Partner under circumstances that do not violate the Third A&R Partnership Agreement, or (ii) the General Partner is removed as general partner under circumstances where cause does not exist and units held by the General Partner and its affiliates are not voted in favor of that removal, and if a successor General Partner is elected by a Unit Majority in accordance with the Third A&R Partnership Agreement, the Departing General Partner shall have the option to require the successor General Partner to purchase such Departing General Partner’s economic general partner interests (or equivalent interests) in PSXP and the other Group Members for fair market

Phillips 66	PSXP
value, if applicable. If the General Partner is removed under circumstances where cause exists in accordance with the Third A&R Partnership Agreement or if the General Partner withdraws under circumstances where such withdrawal violates the Third A&R Partnership Agreement, the successor General Partner shall have the option to purchase the Departing General Partner’s economic general partner interests (or equivalent interests) in PSXP and the other Group Members for fair market value, if applicable. In the event of removal or withdrawal of the General Partner, PSXP will be required to reimburse the Departing General Partner for all amounts due the Departing General Partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the Departing General Partner or its affiliates for PSXP’s or the other Group Members’ benefit.

Filling Vacancies on the Board; Replacing the General Partner

Phillips 66	PSXP
Under the Phillips 66 Organizational Documents, vacancies on the Phillips 66 Board may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been appointed expires and until their successors are duly elected and qualified, or until their earlier death, resignation, removal or departure from the Phillips 66 Board for other cause.

Replacement Following Withdrawal of the General Partner. Upon the voluntary withdrawal of the General Partner, the holders of a Unit Majority may elect a successor to the withdrawing General Partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, PSXP will be dissolved, wound up and liquidated, unless within a specified time period after that withdrawal, the holders of a Unit Majority agree to continue PSXP’s business and to appoint a successor general partner in addition to PSXP obtaining an opinion of counsel regarding limited liability and tax matters.

Replacement Following Removal of the General Partner. Any removal of the General Partner is subject to the approval of a successor general partner by the vote of the holders of a Unit Majority.

Transfer of General Partner Interest

Phillips 66	PSXP
Not applicable.	Prior to September 30, 2023, the General Partner may not transfer all or any part of its General Partner Interest unless such transfer (1) has been approved by the prior written consent or vote of the holders of at least a Unit Majority (excluding PSXP Common

Phillips 66	PSXP

Units held by the General Partner and its affiliates), or (2) is of all, but not less than all, of its General Partner Interest to (a) an affiliate of the General Partner (other than an individual) or (b) another person (other than an individual) in connection with the merger or consolidation of the General Partner with or into such other person or the transfer by the General Partner of all or substantially all of its assets to such other person.

On or after September 30, 2023, the General Partner may transfer all or any part of its General Partner Interest without the approval of any Limited Partner or any other person.

Limited Call Rights

Phillips 66	PSXP
Not applicable.	If at any time the General Partner and its affiliates hold more than 80% of the total Limited Partner Interests of any class, the General Partner will have the right, which it may assign or transfer in whole or in part to the General Partner’s affiliates or to PSXP, exercisable at the General Partner’s option, to purchase all, but not less than all, of such Limited Partner Interests of that class then Outstanding that are held by persons other than the General Partner and its affiliates, at the greater of (1) the Current Market Price as of the date three business days prior to the date that the notice is mailed to the Limited Partners as provided in the Third A&R Partnership Agreement and (2) the highest price paid by the General Partner or any of its affiliates for any Limited Partner Interest of the class purchased within the 90 days preceding the date the General Partner mails notice of its election to purchase the units.

Amendment of Governing Documents

Phillips 66	PSXP
Certificate of Incorporation. The Phillips 66 Charter may be amended in any manner provided by the DGCL. Because Phillips 66 Common Stock is the only class of Phillips 66 capital stock outstanding, the Phillips 66 Charter may be amended with the affirmative vote of a majority of the outstanding shares of Phillips 66 Common Stock. The affirmative vote of shares representing not less than 80% of the votes entitled to be cast by the then outstanding shares of capital stock entitled to vote generally on the election of directors	Amendments to the Third A&R Partnership Agreement may be proposed only by the General Partner. The General Partner has no duty or obligation to propose any amendment and may decline to do so free of any duty or obligation whatsoever to PSXP, any Limited Partner or any other person bound by the Third A&R Partnership Agreement, and, in declining to propose or approve an amendment to the Third A&R Partnership Agreement, is not required to act in good faith or

Phillips 66	PSXP

(excluding any class or series of capital stock only entitled to vote in the event of dividend arrearages) (the “Voting Stock”) shall be required to alter, amend or adopt any provision inconsistent with or repeal paragraphs (C)(2)(b) or (C)(4)(b) of Article FOURTH, Article FIFTH, Article SEVENTH or Article EIGHTH. The affirmative vote of shares representing not less than 80% of the votes entitled to be cast by the Voting Stock, acting on the unanimous recommendation of the entire Phillips 66 Board, shall be required to alter, amend or adopt any provision inconsistent with or repeal Article FIRST.

Bylaws. The Phillips 66 Organizational Documents provide that the Phillips 66 Board is expressly authorized to make and alter the Phillips 66 Bylaws without any action on the part of the stockholders, provided, however, that in the case of any such action at a meeting of the Phillips 66 Board, notice of the proposed alteration, amendment, repeal or adoption must be given not less than two days prior to the meeting. The Phillips 66 Bylaws may be altered, amended or repealed by the affirmative vote of the shares representing a majority of the votes entitled to be cast by the Voting Stock provided, however, that any proposed alteration, amendment or repeal of, or the adoption of any proposed bylaw inconsistent with, Section 3, 7, 10, 11, 12 or 13 of Article II or Section 1, 2 or 11 of Article III, by the stockholders shall require the affirmative vote of shares representing not less than 80% of the votes entitled to be cast by the Voting Stock; and provided further, however, that in the case of any such stockholder action at a meeting of stockholders, notice of the proposed alteration, amendment, repeal or adoption of the new bylaw or bylaws must be contained in the notice of such meeting.

pursuant to any other standard imposed by the Third A&R Partnership Agreement, any Group Member Agreement or other agreement contemplated by the Third A&R Partnership Agreement or the DRULPA or any other law, rule or regulation or at equity, and the General Partner in determining whether to propose or approve any amendment to the Third A&R Partnership Agreement is permitted to do so in its sole and absolute discretion. Any amendment that materially and adversely affects the rights or preferences of any type or class of Partnership Interests in relation to other types or classes of Partnership Interests (including the Series A Preferred Units) will require the approval of the holders of a majority of the Outstanding Partnership Interests of the class affected. However, in some circumstances, more particularly described in the Third A&R Partnership Agreement, the General Partner may make amendments to the Third A&R Partnership Agreement without the approval of the Limited Partners or assignees to reflect:

•  a change in the name of PSXP, the location of its principal place of business, its registered agent or its registered office;

•  the admission, substitution, withdrawal or removal of partners;

•  a change that the General Partner determines to be necessary or appropriate to qualify or continue PSXP’s qualification as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that the Group Members will not be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes;

•  a change the General Partner determines does not adversely affect the Limited Partners considered as a whole or any particular class of Partnership Interests in any material respect;

•  a change that the General Partner determines to be necessary or appropriate to (a) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling, or regulation of any federal or state agency or judicial authority or contained in any federal or state statute or (b) facilitate the trading of Units or

Phillips 66	PSXP

comply with any rule, regulation, guideline, or requirement of any national securities exchange on which the Units are or will be listed for trading;

•  a change that the General Partner determines to be necessary or appropriate in connection with splits or combinations of partnership securities;

•  a change required to effect the intent expressed in the IPO Registration Statement or of the provisions of the Third A&R Partnership Agreement or otherwise contemplated by the Third A&R Partnership Agreement;

•  a change in PSXP’s fiscal year or taxable period and any other changes that the General Partner determines are necessary or appropriate as a result of a change in PSXP’s fiscal year or taxable period;

•  an amendment that is necessary, in the opinion of counsel, to prevent PSXP, or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

•  an amendment that the General Partner determines to be necessary or appropriate in connection with the authorization or issuance of any class or series of Partnership Interests or Derivative Partnership Interests;

•  any amendment expressly permitted by the Third A&R Partnership Agreement to be made by the General Partner acting alone;

•  an amendment effected, necessitated or contemplated by a merger agreement approved in accordance with the Third A&R Partnership Agreement;

Phillips 66	PSXP

•  an amendment that the General Partner determines to be necessary or appropriate to reflect and account for the formation by PSXP of, or an investment by PSXP in, any corporation, partnership, joint venture, limited liability company or other entity in connection with the conduct by PSXP of activities permitted by the Third A&R Partnership Agreement;

•  a merger, conveyance or conversion to effect a change in PSXP’s legal form; or

•  any other amendments substantially similar to the foregoing.

Proposed amendments (other than those described above) must be approved by the General Partner and the holders of a Unit Majority, unless a greater or different percentage of Outstanding Units is required under the Third A&R Partnership Agreement or by Delaware law. No provision of the Third A&R Partnership Agreement that establishes a percentage of Outstanding Units required to take any action may be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing or increasing such percentage unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute (i) in the case of a reduction, not less than the voting requirement sought to be reduced or (ii) in the case of an increase in the percentage required to remove the General Partner, not less than 90% of the Outstanding Units increased, or (iii) in the case of an increase in the percentage required to call a special meeting, not less than a majority of the Outstanding Units.

No amendment to the Third A&R Partnership Agreement (other than those that may be made by the General Partner without the approval of the Limited Partners) may enlarge the obligations of any Limited Partner without its consent unless approved by the holders of a majority of the type or class of Partnership Interests so affected. No amendment to the Third A&R Partnership Agreement may enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable, or otherwise payable to the General Partner or any of its affiliates, without the consent of the General Partner, which may be given or withheld at its option.

Phillips 66	PSXP

Any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected. Any action that would amend the Third A&R Partnership Agreement or certificate of limited partnership (including by merger or otherwise) in a manner that is adverse (other than in a de minimis manner) to any of the rights, preferences and privileges of the Series A Preferred Units will require the affirmative vote of 66 2/3% of the outstanding Series A Preferred Units

No amendment to the Third A&R Partnership Agreement (other than those that may be made by the General Partner without the approval of the Limited Partners) will become effective without the approval of the holders of at least 90% of the Outstanding Units voting together as a single class unless PSXP obtains an opinion of counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under applicable law.

Meetings; Voting; Action by Written Consent

Phillips 66	PSXP

Each share of Phillips 66 Common Stock entitles the holder to one vote with respect to each matter presented to Phillips 66 Stockholders on which the holders of Phillips 66 Common Stock are entitled to vote. Phillips 66 Stockholders do not have cumulative voting rights. Phillips 66’s Organizational Documents provide that Phillips 66 Stockholders may act only at an annual or special meeting of stockholders and may not act by written consent.

The Phillips 66 Bylaws provide that special meetings of the stockholders may be called by the chairman of the board or the Phillips 66 Board. The Phillips 66 Bylaws prohibit the conduct of any business at a special meeting other than as brought before the meeting pursuant to the notice of meeting.

For all matters presented to the Limited Partners at a meeting at which a quorum is present for which no minimum or other vote of Limited Partners is required by any provision of the Third A&R Partnership Agreement, the rules or regulations of the NYSE or applicable law, a majority of the votes cast by the Limited Partners holding Outstanding Units shall be deemed to constitute the act of all Limited Partners.

Subject to the special voting rights of the holders of Series A Preferred Units set forth in the Third A&R Partnership Agreement, each record holder of PSXP Common Units has a vote according to its percentage interest in PSXP. Except as provided in the Third A&R Partnership Agreement, the outstanding Series A Preferred Units have voting rights identical to the voting rights of the PSXP Common Units and will vote with the PSXP Common Units as a single class, so that each outstanding Series A Preferred Unit will be entitled to one vote for each PSXP Common Unit into which such Series A Preferred Unit would be converted at the then applicable conversion rate (regardless of whether the Series A Preferred Units

Phillips 66	PSXP

are then convertible) on each matter with respect to which each PSXP Common Unit is entitled to vote. However, if at any time any person or group, other than:

•  the General Partner and its affiliates,

•  a direct transferee of the General Partner and its affiliates,

•  a transferee of such direct transferee who is notified by the General Partner that it will not lose its voting rights,

•  any person or group that acquired such beneficial ownership with the prior approval of the GP Board,

•  the purchasers of the Series A Preferred Units with respect to their ownership (beneficial or of record) of such units or the PSXP Common Units into which the Series A Preferred Units are convertible, or

•  any holder of Series A Preferred Units in connection with any vote, consent or approval of the Series A Preferred Units as a separate class;

acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum, or for other similar purposes.

Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding Units of the class or classes for which a meeting is proposed, in accordance with the procedures set forth in the Third A&R Partnership Agreement. The General Partner must send notice of any meetings to all unitholders of record as of a record date which may not be less than 10 or more than 60 days prior to the date of the meeting (or, where approvals are sought without a meeting, the date by which Limited Partners must submit approvals) and any such meeting may be held not less than 10 days or more than 60 days after the mailing of notice of the meeting. PSXP Unitholders and PSXP Preferred Unitholders may vote either in person or by proxy at meetings. The holders of a

Phillips 66	PSXP

majority in voting power of the Outstanding Units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any such action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Units that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted.

Stockholder Proposals and Director Nominations

Phillips 66	PSXP

The Phillips 66 Bylaws establish advance notice procedures with respect to stockholder proposals for annual meetings and stockholder nomination of candidates for election as directors at annual or special meetings. To be timely, a Phillips 66 Stockholder’s notice for an annual meeting must be delivered to Phillips 66’s secretary no later than the 90th day and no earlier than the 120th day prior to the first anniversary of the previous year’s annual meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or after such anniversary, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be delivered no earlier than the 120th day prior to such annual meeting and no later than the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by Phillips 66.

If the chairman of Phillips 66’s Board or a majority of the Phillips 66 Board calls a special meeting of stockholders for the election of directors, to be timely, a Phillips 66 Stockholder’s notice for a special meeting for the election of directors must be delivered to Phillips 66’s secretary no earlier than the 120th day prior to such special meeting and no later than the 90th day prior to such special meeting or the 10th day following the day on which the public announcement is first made of the date of the special meeting. A Phillips 66 Stockholder’s notice must also provide certain information and make

Not applicable.

Phillips 66	PSXP
certain representations, and must be updated and supplemented in certain circumstances, as set forth in the Phillips 66 Bylaws.

Indemnification and Limitation on Liability

Phillips 66	PSXP

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. The DGCL does not permit exculpation for liability:

•  for breach of the duty of loyalty;

•  for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

•  under Section 174 of the DGCL (unlawful dividends and stock repurchases); or

•  for transactions from which the director derived improper personal benefit.

The Phillips 66 Charter eliminates the personal liability of directors to Phillips 66 and its stockholders for monetary damages for breaches of fiduciary duty to the fullest extent authorized by the DGCL. The Phillips 66 Bylaws authorize Phillips 66 to indemnify certain persons, including its directors and officers, and certain employees and agents, to the fullest extent permitted by the DGCL, but subject to certain exceptions and limitations set forth in the Phillips 66 Bylaws. Additionally, the directors and certain officers are entitled to advancement of expenses from Phillips 66 for legal proceedings against them, to the fullest extent permitted by law.

Any indemnification shall be made by Phillips 66 only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in the Phillips 66 Bylaws. Such determination shall be made, with respect to a claimant who is a director or officer at the time of such determination, (1) if requested by the claimant, by independent counsel, or (2) if no such request is made by the claimant, (i) by the Phillips 66 Board by a majority vote of a quorum consisting of disinterested directors, or (ii) if a quorum of the Phillips 66 Board consisting of disinterested directors is not obtainable or such quorum of disinterested directors so

The Third A&R Partnership Agreement provides that certain persons, including the General Partner, managers, managing members, directors and officers, shall not be liable for monetary damages to PSXP, any of its Limited Partners or any other persons who are bound by the Third A&R Partnership Agreement for losses sustained or liabilities incurred as a result of any act or omission of any such person unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, such person acted in bad faith or engaged in intentional fraud, willful misconduct, or, in the case of a criminal matter, acted with knowledge that such person’s conduct was unlawful.

The Third A&R Partnership Agreement indemnifies certain persons, including the General Partner, managers, managing members, directors and officers, to the fullest extent permitted by law for any proceedings as a result of such persons acting on behalf of or for the benefit of PSXP, subject to certain limitations in the Third A&R Partnership Agreement. The Third A&R Partnership Agreement also provides for advancement of expenses for proceedings against any such person. Further, the Third A&R Partnership Agreement allows PSXP to purchase and maintain insurance on behalf of the General Partner, its affiliates and any person designated by the General Partner to protect against any liability incurred by such person in connection with PSXP’s activities or such person’s activities on behalf of PSXP, regardless of whether PSXP would have the power to indemnify such person against such liability under the Third A&R Partnership Agreement.

Phillips 66	PSXP
directs, by independent counsel in a written opinion to the Phillips 66 Board, a copy of which shall be delivered to the claimant, or (iii) if a quorum of disinterested directors so directs, by the stockholders of Phillips 66. In the event that a present or former director or officer of Phillips 66 has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Exclusive Forum

Phillips 66	PSXP
The Phillips 66 Charter provides that unless Phillips 66 consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Phillips 66, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Phillips 66 to Phillips 66 or Phillips 66’s Stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware; provided, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another court sitting in the State of Delaware.	The Third A&R Partnership Agreement provides that any claims, suits, actions or proceedings (A) arising out of or relating in any way to the Third A&R Partnership Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of the Third A&R Partnership Agreement or the duties, obligations or liabilities among the Partners or of Partners to PSXP, or the rights or powers of, or restrictions on, the Partners or PSXP), (B) brought in a derivative manner on behalf of PSXP, (C) asserting a claim of breach of a duty (including any fiduciary duty) owed by any director, officer or other employee of PSXP or the General Partner, or owed by the General Partner, to PSXP or the Partners, (D) asserting a claim arising pursuant to any provision of the DRULPA or (E) asserting a claim governed by the internal affairs doctrine shall be exclusively brought in the Court of Chancery of the State of Delaware, in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims. However, if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction over the action, the action may be brought in any other court in the State of Delaware having subject matter jurisdiction.

Conflicts of Interest; Fiduciary Duties

Phillips 66	PSXP

Phillips 66’s directors owe certain fiduciary duties to Phillips 66 Stockholders. Under the DGCL, certain transactions involving an interested officer or director are not void or voidable solely because of such officer’s or director’s interest if:

•  the material facts are disclosed or made known to the board of directors (or committee thereof) and a majority of the disinterested directors vote to authorize the transaction in good faith;

•  the material facts are disclosed or made known to the Phillips 66 Stockholders entitled to vote thereon and the transaction is specifically approved in good faith by vote of the Phillips 66 Stockholders; or

•  the transaction is fair to the corporation at the time it is authorized, approved, or ratified by the board of directors (or committee thereof) or the stockholders.

The Third A&R Partnership Agreement contains provisions replacing the fiduciary duties that would otherwise be owed by the General Partner with contractual standards governing the duties of the General Partner and the methods for resolving conflicts of interest. The Third A&R Partnership Agreement also restricts the remedies available to PSXP Unitholders for actions taken that might, without those limitations, constitute breaches of fiduciary duty and permits the General Partner to take into account the interest of other parties in addition to PSXP’s interests when resolving conflicts of interest.

Whenever a potential conflict of interest exists or arises between the General Partner or any of its affiliates, on the one hand, and PSXP, any Group Member or any Partner, on the other, any resolution or course of action by the General Partner or its affiliates in respect of such conflict of interest will be permitted and deemed approved by all Partners and will not constitute a breach the Third A&R Partnership Agreement, and Group Member Agreement, or any agreement contemplated in the Third A&R Partnership Agreement or Group Member Agreement or any duty stated or implied by law or equity, if the resolution or course of action is:

•  approved by Special Approval;

•  approved by a Unit Majority (excluding PSXP Common Units owned by the General Partner and its affiliates);

•  on terms no less favorable to PSXP than those generally being provided to or available from unrelated third parties; or

•  fair and reasonable to PSXP, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to PSXP).

The General Partner is authorized but will not be required in connection with its resolution of a conflict of interest to seek Special Approval or unitholder approval of such resolutions and may adopt a resolution or course of action in respect of any such conflict of interest that has not received such approval. If Special Approval is sought, then it will be presumed that, in making its decision, the

Phillips 66	PSXP
Conflicts Committee of the GP Board acted in good faith. The Third A&R Partnership Agreement also entitles the General Partner to take or decline to take any action in its individual capacity, as opposed to in its capacity as the general partner of PSXP, at its sole and absolute discretion, free of any duty (including any fiduciary duty) or obligation whatsoever to PSXP, any Limited Partner, any other person who acquires any interest in a Partnership Interest or any other person bound by the Third A&R Partnership Agreement and, to the fullest extent permitted by law, with no requirement to act in good faith.

Taxation

Phillips 66	PSXP
See “Material U.S. Federal Income Tax Consequences.”	PSXP is classified as a partnership for U.S. federal income tax purposes and, generally, is not subject to entity-level U.S. federal income tax. Each PSXP Unitholder receives a Schedule K-1 from PSXP reflecting such unitholder’s share of PSXP’s items of income, gain, loss and deduction for each taxable year following the end of such taxable year.

DESCRIPTION OF PHILLIPS 66 CAPITAL STOCK

The following summary describes the common stock, $0.01 par value, of Phillips 66, which are the only securities of Phillips 66 registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of Delaware law and the Phillips 66 Charter and the Phillips 66 Bylaws, copies of which are incorporated by reference as an exhibit to Phillips 66’s Annual Report on Form 10-K. The terms of these securities also may be affected by the DGCL.

Authorized Capital Stock

Phillips 66 is authorized to issue 2.5 billion shares of common stock, par value $0.01 per share, and 500 million shares of preferred stock, par value $0.01 per share.

Voting Rights

Each share of Phillips 66 Common Stock is entitled to one vote on all matters submitted to a vote of stockholders. Members of the Phillips 66 Board are elected by a majority of the votes cast in person or by proxy and entitled to vote, including votes to withhold authority and excluding abstentions. Holders of shares of Phillips 66 Common Stock do not have cumulative voting rights. In other words, a holder of a single share of Phillips 66 Common Stock cannot cast more than one vote for each position to be filled on the Phillips 66 Board. A consequence of not having cumulative voting rights is that the holders of a majority of the shares of Phillips 66 Common Stock entitled to vote in the election of directors can elect all directors standing for election, which means that the holders of the remaining shares will not be able to elect any directors.

Other Rights

In the event of any liquidation, dissolution or winding up of Phillips 66, after the satisfaction in full of the liquidation preferences of holders of any preferred shares, holders of shares of Phillips 66 Common Stock are entitled to ratable distribution of the remaining assets available for distribution to stockholders. The shares of Phillips 66 Common Stock are not subject to redemption by operation of a sinking fund or otherwise. Holders of shares of Phillips 66 Common Stock are not entitled to preemptive rights.

Fully Paid

The issued and outstanding shares of Phillips 66 Common Stock are fully paid and non-assessable. This means the full purchase price for the outstanding shares of Phillips 66 Common Stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional shares of Phillips 66 Common Stock that Phillips 66 may issue in the future will also be fully paid and non-assessable.

Listing

Phillips 66 Common Stock is traded on the New York Stock Exchange under the trading symbol “PSX.”

Transfer Agent and Registrar

The transfer agent and registrar for the Phillips 66 Common Stock is Computershare Shareowner Services LLC.

Preferred Stock

The Phillips 66 Board, without further action by the holders of Phillips 66 Common Stock, may issue shares of preferred stock. The Phillips 66 Board is vested with the authority to fix by resolution the designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, including, without limitation, redemption rights, dividend rights, liquidation preferences and conversion or exchange rights of any class or series of preferred stock, and to fix the number of classes or series of preferred stock, the number of shares constituting any such class or series and the voting powers for each class or series.

The authority of the Phillips 66 Board to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of Phillips 66 through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. The Phillips 66 Board may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of Phillips 66 Common Stock. No current agreements or understandings exist with respect to the issuance of preferred stock, and the Phillips 66 Board has no present intention to issue any shares of preferred stock.

Authorized but Unissued Stock

Phillips 66 has 2.5 billion authorized shares of common stock and 500 million authorized shares of preferred stock. One of the consequences of Phillips 66’s authorized but unissued common stock and undesignated preferred stock may be to enable the Phillips 66 Board to make more difficult or to discourage an attempt to obtain control of Phillips 66. If, in the exercise of its fiduciary obligations, the Phillips 66 Board determined that a takeover proposal was not in Phillips 66’s best interest, the Phillips 66 Board could authorize the issuance of those shares without stockholder approval, subject to limits imposed by the NYSE. The shares could be issued in one or more transactions that might prevent or make the completion of a proposed change of control transaction more difficult or costly by:

•	diluting the voting or other rights of the proposed acquiror or insurgent stockholder group;

•	creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board; or

•	effecting an acquisition that might complicate or preclude the takeover.

Anti-Takeover Provisions of the Phillips 66 Charter and Phillips 66 Bylaws

The Phillips 66 Charter and Phillips 66 Bylaws contain provisions that could delay or make more difficult the acquisition of control of Phillips 66 through a hostile tender offer, open market purchases, proxy contest, merger or other takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price of Phillips 66 Common Stock.

Size of Board and Vacancies; Removal

The Phillips 66 Charter provides for a classified board of directors. Class I directors have a current term expiring in 2022, Class II directors have a current term expiring in 2023 and Class III directors have a current term expiring in 2021. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. This classification of the Phillips 66 Board could have the effect of increasing the length of time necessary to change the composition of a majority of the Phillips 66 Board; in general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the Phillips 66 Board.

The Phillips 66 Organizational Documents provide, subject to the rights of holders of a series of shares of preferred stock to elect one or more directors pursuant to any provisions of any certificate of designation relating to any such series, that the number of directors will be fixed exclusively by a majority of the entire Phillips 66 Board from time to time. The Phillips 66 Bylaws provide that directors may be removed, only for cause, by the affirmative vote of the holders of at least a majority of the voting power of Phillips 66 entitled to vote generally for the election of directors, voting together as a single class. The Phillips 66 Bylaws also provide that, unless the Phillips 66 Board determines otherwise, vacancies, however created, may be filled only by a majority of the remaining directors, even if less than a quorum.

Stockholder Action by Written Consent

The Phillips 66 Organizational Documents provide that Phillips 66 Stockholders may act only at an annual or special meeting of stockholders and may not act by written consent.

Stockholder Meetings

The Phillips 66 Organizational Documents provide that only a majority of the entire Phillips 66 Board or the chairman of the Phillips 66 Board may call a special meeting of Phillips 66 Stockholders.

Requirements of Advance Notice for Stockholder Nominations and Proposals

The Phillips 66 Bylaws contain advance-notice and other procedural requirements that apply to stockholder nominations of persons for election to the Phillips 66 Board at any annual meeting of stockholders and to stockholder proposals that stockholders take any other action at any annual meeting. In the case of any annual meeting, a stockholder proposing to nominate a person for election to the Phillips 66 Board or proposing that any other action be taken must give Phillips 66’s corporate secretary written notice of the proposal not less than 90 days and not more than 120 days before the first anniversary of the date of the immediately preceding year’s annual meeting of stockholders. These stockholder proposal deadlines are subject to exceptions if the annual meeting date is more than 30 days before or after such anniversary date, in which case notice by such stockholder, to be timely, must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such meeting, the tenth day following the day on which Phillips 66 first makes a public announcement of the date of the annual meeting. If the chairman of the Phillips 66 Board or a majority of the Phillips 66 Board calls a special meeting of stockholders for the election of directors, a stockholder proposing to nominate a person for that election must give Phillips 66’s corporate secretary written notice of the proposal not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of the special meeting is less than 100 days prior to the date of such meeting, the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Phillips 66 Board. The Phillips 66 Bylaws prescribe specific information that any such stockholder notice must contain.

These advance-notice provisions may have the effect of precluding a contest for the election of the Phillips 66 directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of those nominees or proposals might be harmful or beneficial to Phillips 66 and Phillips 66 Stockholders.

Delaware Statutory Business Combination Provision

As a Delaware corporation, Phillips 66 is subject to Section 203 of the DGCL. In general, Section 203 prevents an “interested stockholder,” which is defined generally as a person owning 15 percent or more of a Delaware corporation’s outstanding voting stock or any affiliate or associate of that person, from engaging in a broad range of “business combinations” with the corporation for three years following the date on which that person became an interested stockholder unless:

•

Before that person became an interested stockholder, the board of directors of the corporation approved the transaction in which that person became an interested stockholder or approved the business combination;

•

On completion of the transaction that resulted in that person’s becoming an interested stockholder, that person owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced, other than stock held by (1) directors who are also officers of the corporation or (2) any employee stock plan that does not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

Following the transaction in which that person became an interested stockholder, both the board of directors of the corporation and the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by that person approve the business combination.

Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if a majority of the directors who were directors prior to any person’s becoming an interested stockholder during the previous three years, or were recommended for election or elected to succeed those directors by a majority of those directors, approve or do not oppose that extraordinary transaction.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of U.S. federal income tax consequences to U.S. Holders (as defined below) of the Merger and of owning and disposing of shares of Phillips 66 Common Stock received in the Merger. This discussion is limited to U.S. Holders of PSXP Public Common Units that hold their PSXP Public Common Units, and will hold their shares of Phillips 66 Common Stock received in the Merger, as capital assets for U.S. federal income tax purposes (generally, property held for investment). This discussion does not address tax consequences that may be relevant to particular holders in light of their individual circumstances, including, without limitation:

•	banks, financial institutions or insurance companies;

•	real estate investment trusts;

•	regulated investment companies or mutual funds;

•	“controlled foreign corporations” or “passive foreign investment companies”;

•	dealers and brokers in stocks and securities or currencies;

•	traders in securities that use a mark-to-market method of tax accounting;

•	tax-exempt entities;

•	certain former citizens or long-term residents of the United States;

•	persons that received PSXP Common Units as compensation for the performance of services;

•	holders of options, restricted units or bonus units granted under any PSXP benefit plan;

•

persons that hold PSXP Common Units or Phillips 66 Common Stock as part of a hedge, straddle, appreciated financial position, conversion or other “synthetic security” or integrated investment or risk reduction transaction for U.S. federal income tax purposes;

•	S-corporations or other pass-through entities (or investors in S-corporations or other pass-through entities);

•	persons whose “functional currency” is not the U.S. dollar;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; or

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to the PSXP Common Units or Phillips 66 Common Stock being taken into account in an applicable financial statement.

If a partnership, or any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds PSXP Common Units, the tax treatment of a partner in such entity or arrangement will generally depend on the status of the partner and the activities of the entity or arrangement. A partner in such an entity or arrangement holding PSXP Common Units should consult its own tax advisor regarding the tax consequences of the Merger and of owning and disposing of any shares of Phillips 66 Common Stock received in the Merger.

Moreover, this discussion does not address any tax consequences arising under the net investment income tax or the alternative minimum tax, nor does it address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any U.S. federal laws other than those pertaining to income taxes.

This discussion is based on provisions of the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, and any of which are subject to change, possibly with a retroactive effect so as to result in U.S. federal income tax consequences different from those discussed below. No ruling has been or is expected to be sought from the IRS with respect to any of the tax consequences discussed below. As a result there can be no assurances that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of PSXP Public Common Units or shares of Phillips 66 Common Stock received in the Merger that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•

a corporation (or other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more U.S. persons have the authority to control all of the substantial decisions of such trust.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND IS NOT A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER OR THE RECEIPT, OWNERSHIP AND DISPOSITION OF SHARES OF PHILLIPS 66 COMMON STOCK RECEIVED IN THE MERGER. EACH HOLDER OF PSXP COMMON UNITS IS STRONGLY URGED TO CONSULT WITH AND RELY UPON ITS OWN TAX ADVISOR AS TO THE SPECIFIC FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER AND THE RECEIPT, OWNERSHIP AND DISPOSITION OF SHARES OF PHILLIPS 66 COMMON STOCK RECEIVED IN THE MERGER, TAKING INTO ACCOUNT ITS OWN PARTICULAR CIRCUMSTANCES.

Tax Consequences of the Merger to U.S. Holders of PSXP Common Units

Tax Characterization of the Merger

The receipt of shares of Phillips 66 Common Stock in exchange for PSXP Common Units pursuant to the Merger will be a taxable transaction to U.S. Holders for U.S. federal income tax purposes. In general, the Merger will be treated as a taxable sale of a U.S. Holder’s PSXP Common Units in exchange for shares of Phillips 66 Common Stock received in the Merger. The remainder of this discussion assumes that the Merger will be treated as a taxable transaction.

Amount and Character of Gain or Loss Recognized

A U.S. Holder who receives shares of Phillips 66 Common Stock in exchange for PSXP Common Units pursuant to the Merger will recognize gain or loss in an amount equal to the difference between (i) the sum of (A) the fair market value of the shares of Phillips 66 Common Stock received (plus any cash received in lieu of a fractional share of Phillips 66 Common Stock) and (B) such U.S. Holder’s share of PSXP’s nonrecourse liabilities immediately prior to the Merger and (ii) such U.S. Holder’s adjusted tax basis in the PSXP Common Units exchanged therefor (which includes such U.S. Holder’s share of PSXP’s nonrecourse liabilities immediately prior to the Merger).

A U.S. Holder’s initial tax basis in PSXP Common Units purchased with cash equaled, at the time of such purchase, the amount such holder paid for the PSXP Common Units plus the U.S. Holder’s share of PSXP’s nonrecourse liabilities. Over time that basis has (i) increased by the U.S. Holder’s share of PSXP’s income and by any increases in the U.S. Holder’s share of PSXP’s nonrecourse liabilities, and (ii) decreased, but not below zero, by distributions from PSXP, by the U.S. Holder’s share of PSXP’s losses, by any decreases in the U.S. Holder’s share of PSXP’s nonrecourse liabilities and by the U.S. Holder’s share of PSXP’s expenditures that are not deductible in computing taxable income and are not required to be capitalized. Upon the disposition of a PSXP Common Unit, including in connection with the Merger, a U.S. Holder’s basis in its PSXP Common Unit will be increased by the U.S. Holder’s share of certain items related to business interest not yet deductible by such U.S. Holder due to applicable limitations on the deductibility of such business interest.

Except as noted below, gain or loss recognized by a U.S. Holder on the exchange of PSXP Common Units in the Merger will generally be taxable as capital gain or loss. However, a portion of this gain or loss, which could be substantial, will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to “unrealized receivables,” including depreciation recapture, or to “inventory items” owned by PSXP and its subsidiaries. Ordinary income attributable to unrealized receivables and inventory items may exceed net taxable gain realized upon the exchange of a PSXP Common Unit pursuant to the Merger Agreement and may be recognized even if there is a net taxable loss realized on the exchange of such U.S. Holder’s PSXP Common Units pursuant to the Merger. Consequently, a U.S. Holder may recognize both ordinary income and capital loss upon the exchange of PSXP Common Units in the Merger.

Capital gain or loss recognized by a U.S. Holder will generally be long-term capital gain or loss if the U.S. Holder has held its PSXP Common Units for more than twelve months as of the Effective Time. If the U.S. Holder is an individual, such long-term capital gain will generally be eligible for reduced rates of taxation. Capital losses recognized by a U.S. Holder may offset capital gains and, in the case of individuals, no more than $3,000 of ordinary income. Capital losses recognized by U.S. Holders that are corporations may only be used to offset capital gains.

The amount of gain or loss recognized by each U.S. Holder in the Merger will vary depending on each U.S. Holder’s particular situation, including the value of the shares of Phillips 66 Common Stock received by each U.S. Holder in the Merger, the adjusted tax basis of the PSXP Common Units exchanged by each U.S. Holder in the Merger, and the amount of any suspended passive losses that may be available to a particular unitholder to offset all or a portion of the gain recognized by each U.S. Holder. Passive losses that were not deductible by a U.S. Holder in prior taxable periods because they exceeded a U.S. Holder’s share of PSXP’s income may be deducted in full upon the U.S. Holder’s taxable disposition of its entire investment in PSXP pursuant to the Merger. Each U.S. Holder is strongly urged to consult its own tax advisor with respect to the unitholder’s specific tax consequences of the Merger, taking into account its own particular circumstances.

PSXP Items of Income, Gain, Loss, and Deduction for the Taxable Period of PSXP that Includes the Date of the Merger

A U.S. Holder of PSXP Common Units will be allocated its share of PSXP’s items of income, gain, loss, and deduction for the taxable period of PSXP that includes the date of the Merger in accordance with the terms of the Third A&R Partnership Agreement. A U.S. Holder will be subject to U.S. federal income tax on any such allocated income and gain even if such U.S. Holder does not receive a cash distribution from PSXP. Any such income and gain allocated to a U.S. Holder will increase the U.S. Holder’s tax basis in the PSXP Common Units held and, therefore, will reduce the gain, or increase the loss, recognized by such U.S. Holder resulting from the Merger. Any losses or deductions allocated to a U.S. Holder will decrease the U.S. Holder’s tax basis in the PSXP Common Units held and, therefore, will increase the gain, or reduce the loss, recognized by such U.S. Holder resulting from the Merger.

Tax Basis and Holding Period in Shares of Phillips 66 Common Stock Received in the Merger

A U.S. Holder’s tax basis in the shares of Phillips 66 Common Stock received in the Merger will equal the fair market value of such shares. A U.S. Holder’s holding period in the shares of Phillips 66 Common Stock received in the Merger will begin on the day after the date of the Merger.

Tax Consequences to U.S. Holders of Owning and Disposing of Shares of Phillips 66 Common Stock Received in the Merger

Distributions on Shares of Phillips 66 Common Stock

For U.S. federal income tax purposes, distributions of cash by Phillips 66 to a U.S. Holder with respect to shares of Phillips 66 Common Stock received in the Merger will generally be included in a U.S. Holder’s income as ordinary dividend income to the extent of Phillips 66’s current or accumulated “earnings and profits” as determined under U.S. federal income tax principles. A portion of the cash distributed to Phillips 66 Stockholders by Phillips 66 after the Merger may exceed Phillips 66’s current and accumulated earnings and profits. Distributions of cash in excess of Phillips 66’s current and accumulated earnings and profits will be treated as a non-taxable return of capital reducing a U.S. Holder’s adjusted tax basis in such U.S. Holder’s shares of Phillips 66 Common Stock and, to the extent the distribution exceeds such U.S. Holder’s adjusted tax basis, as capital gain from the sale or exchange of such shares of Phillips 66 Common Stock. Dividends received by a corporate U.S. Holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by an individual U.S. Holder may be taxed at the lower applicable long-term capital gains rate if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes.

Sale, Exchange, Certain Redemptions or Other Taxable Dispositions of Phillips 66 Common Stock

Upon the sale, exchange, certain redemptions or other taxable dispositions of shares of Phillips 66 Common Stock received in the Merger, a U.S. Holder will generally recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any other property received upon such taxable disposition of shares of Phillips 66 Common Stock and (ii) the U.S. Holder’s adjusted tax basis in such shares of Phillips 66 Common Stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in the shares of Phillips 66 Common Stock disposed of is more than twelve months at the time of such taxable disposition. Long-term capital gains of non-corporate taxpayers are generally taxed at reduced rates. Capital losses recognized by a U.S. Holder may offset capital gains and, in the case of individuals, no more than $3,000 of ordinary income. Capital losses recognized by U.S. Holders that are corporations may only be used to offset capital gains.

Information Reporting and Backup Withholding

Information returns may be required to be filed with the IRS in connection with the Merger and in connection with distributions made with respect to, or dispositions of, shares of Phillips 66 Common Stock received in the Merger. A U.S. Holder may be subject to U.S. backup withholding on payments made pursuant to the Merger or on distributions made with respect to, or on payments made pursuant to dispositions of, shares of Phillips 66 Common Stock received in the Merger unless such holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with the applicable requirements of the backup withholding rules. Any amount withheld under the U.S. backup withholding rules is not an additional tax and will generally be allowed as a refund or credit against the U.S. Holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS.

HOUSEHOLDING OF INFORMATION STATEMENT/PROSPECTUS

Some banks, brokers and other nominees may be participating in the practice of “householding” information statements, proxy statements and annual reports. This means that only one copy of this notice of action by written consent and information statement/prospectus may have been sent to multiple unitholders in your household, unless PSXP has received contrary instructions in the past from applicable PSXP Unitholders. If you would prefer to receive separate copies of the information statement/prospectus either now or in the future, please contact your bank, broker or other nominee. In addition, upon written or oral request to PSXP, PSXP will provide a separate copy of the information statement/prospectus. In addition, PSXP Unitholders sharing an address can request delivery of a single copy of the information statement/prospectus if you are receiving multiple copies upon written or oral request to PSXP at the address and telephone number stated below. All requests or notices related to the foregoing may be directed to PSXP at the following address: 2331 CityWest Blvd., Houston, Texas 77042, (855) 283-9237; Attn: Corporate Secretary.

LEGAL MATTERS

The validity of the Phillips 66 Common Stock to be issued in the Merger will be passed upon for Phillips 66 by Latham & Watkins LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of Phillips 66 appearing in Phillips 66’s Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of Phillips 66’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Phillips 66 Partners LP appearing in Phillips 66 Partners LP’s Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of Phillips 66 Partners LP’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference, which as to the consolidated financial statements as of December 31, 2020 and 2019, and for each of the three years in the period ended December 31, 2020, are based in part on the reports of Deloitte & Touche LLP, and Grant Thornton LLP, independent registered public accounting firms. The financial statements of DCP Sand Hills Pipeline, LLC and its consolidated subsidiaries (which Phillips 66 Partners LP accounts for using the equity method of accounting) as of December 31, 2020 and 2019, and for each of the three years in the period ended December 31, 2020, and the financial statements of DCP Southern Hills Pipeline, LLC and its consolidated subsidiaries (which Phillips 66 Partners LP accounts for using the equity method of accounting) as of December 31, 2020 and 2019, and for each of the three years in the period ended December 31, 2020, have been audited by Deloitte & Touche LLP, as stated in their reports, which are incorporated herein by reference. The consolidated financial statements of Dakota Access, LLC (which Phillips 66 Partners LP accounts for using the equity method of accounting) as of December 31, 2020 and 2019, and for each of the three years in the period ended December 31, 2020, have been audited by Grant Thornton LLP, as stated in their report, which is incorporated herein by reference. The consolidated financial statements of Phillips 66 Partners LP, referred to above, are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Phillips 66 and PSXP file annual, quarterly and current reports, proxy statements (in the case of Phillips 66) and other information with the SEC. Phillips 66’s file number with the SEC is 001-35349 and PSXP’s file number with the SEC is 001-36011. Filings made with the SEC by Phillips 66 and PSXP are available to the public over the Internet at the SEC’s web site at www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this information statement/prospectus.

Phillips 66 has filed with the SEC a registration statement on Form S-4 of which this information statement/prospectus forms a part. The registration statement registers the shares of Phillips 66 Common Stock to be issued to PSXP Public Unitholders in connection with the Merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Phillips 66 Common Stock. The rules and regulations of the SEC allow Phillips 66 and PSXP to omit certain information included in the registration statement from this information statement/prospectus.

The SEC allows Phillips 66 and PSXP to “incorporate by reference” the information they file with it, which means that Phillips 66 and PSXP can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this information statement/prospectus, and information that Phillips 66 and PSXP file later with the SEC will update or supersede this information automatically.

Phillips 66 incorporates by reference the documents listed below (other than any portions of the documents not deemed to be filed) and any future filings made by Phillips 66 with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this information statement/prospectus and prior to the consummation of the Merger:

•	Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 24, 2021;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on April 30, 2021, August 3, 2021 and October 29, 2021, respectively;

•

Current Reports on Form 8-K, filed with the SEC on March 1, 2021, March  9, 2021, May  13, 2021, June  7, 2021, July  15, 2021, July  21, 2021, October  7, 2021, October  27, 2021, November  8, 2021 and November 15, 2021;

•	Definitive Proxy Statement on Schedule 14A for the 2021 Annual Meeting of Phillips 66 Stockholders, filed with the SEC on March 31, 2021; and

•

The description of Phillips 66 Common Stock contained in the Phillips 66 Charter, effective as of April 30, 2012, filed as Exhibit 3.1 to Phillips 66’s Current Report on Form 8-K filed with the SEC on May 1, 2012 (which updates and supersedes the description in Phillips 66’s registration statements filed under Section 12 of the Exchange Act), including any amendment or report filed with the SEC for the purpose of updating this description.

PSXP incorporates by reference the documents listed below (other than any portions of the documents not deemed to be filed) and any future filings made by PSXP with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after that date of this information statement/prospectus and prior to the consummation of the Merger:

•	Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 24, 2021;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on April 30, 2021, August 3, 2021 and October 29, 2021, respectively;

•	Current Reports on Form 8-K, filed with the SEC on April 12, 2021, April 20, 2021, June 7, 2021, July 20, 2021, July 21, 2021, October 20, 2021, October 27, 2021 and January 19, 2022; and

•

The description of the PSXP Common Units contained in PSXP’s registration statement on Form 8-A, filed with the SEC on July 18, 2013, including any subsequently filed amendments and reports updating such description.

You may request a copy of any of the documents incorporated by reference by Phillips 66 and PSXP at no cost by requesting them in writing or by telephone from the appropriate company at the following address and telephone number:

Phillips 66

2331 CityWest Boulevard

Houston, Texas 77042

Telephone: (281) 293-6600

Phillips 66 Partners LP

2331 CityWest Boulevard

Houston, Texas 77042

Telephone: (855) 283-9237

If you request any such documents, Phillips 66 or PSXP will mail them to you by first class mail, or another equally prompt means, after receipt of your request. To obtain timely delivery of these documents, you must request the information no later than February 21, 2022.

You may also obtain more information regarding Phillips 66 by consulting its website, at www.phillips66.com. The information on Phillips 66’s website (other than the documents expressly incorporated by reference as set forth above) is not incorporated by reference in this information statement/prospectus, and you should not consider it part of this information statement/prospectus.

You may also obtain more information regarding PSXP by consulting its website, at www.phillips66partners.com. The information on PSXP’s website (other than the documents expressly incorporated by reference as set forth above) is not incorporated by reference in this information statement/prospectus, and you should not consider it part of this information statement/prospectus.

Neither Phillips 66 nor PSXP has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information that appears in this information statement/prospectus and that is incorporated by reference in this information statement/prospectus may only be accurate as of the date of this information statement/prospectus or the date of the document in which incorporated information appears. The business, financial condition, results of operations and prospects may have changed for each of Phillips 66 and PSXP since such date.

ANNEX A

THE MERGER AGREEMENT

[See attached.]

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

PHILLIPS 66,

PHILLIPS 66 COMPANY,

PHILLIPS 66 PROJECT DEVELOPMENT INC.,

PHOENIX SUB LLC,

PHILLIPS 66 PARTNERS GP LLC

and

PHILLIPS 66 PARTNERS LP

October 26, 2021

i

ii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of October 26, 2021 (together with all schedules hereto, this “Agreement”), is entered into by and among Phillips 66, a Delaware corporation (“Parent”), Phillips 66 Company, a Delaware corporation and a wholly owned Subsidiary of Parent (“P66 Company”), Phillips 66 Project Development Inc., a Delaware corporation and a wholly owned Subsidiary of P66 Company (“P66 PDI”), Phoenix Sub LLC, a Delaware limited liability company and jointly owned Subsidiary of P66 Company and P66 PDI (“Merger Sub”), Phillips 66 Partners LP, a Delaware limited partnership (the “Partnership”), and Phillips 66 Partners GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”). Certain capitalized terms used in this Agreement are defined in Article I.

WITNESSETH:

WHEREAS, each of Parent and the Partnership wishes to effect a strategic business combination by means of a merger of Merger Sub with and into the Partnership (the “Merger”), with the Partnership surviving the Merger;

WHEREAS, prior to the execution of this Agreement, P66 PDI distributed to P66 Company a number of Common Units equal to 1% of the Common Units held by P66 PDI, and P66 Company was admitted as a Limited Partner of the Partnership;

WHEREAS, the Conflicts Committee (the “Conflicts Committee”) of the Board of Directors of the General Partner (the “GP Board”), by unanimous vote, in good faith, has, among other things, (a) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are in the best interests of the Partnership Group and the Partnership Unaffiliated Unitholders, (b) approved this Agreement and the transactions contemplated by this Agreement, including the Merger (the foregoing constituting “Special Approval” for all purposes of the Partnership Agreement, including Section 7.9(a) thereof), (c) resolved to recommend to the GP Board the approval of this Agreement and the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement, including the Merger, and (d) resolved, and recommended that the GP Board resolve, to direct that this Agreement and the approval of the Merger be submitted to a vote of the Limited Partners;

WHEREAS, the GP Board (acting, in part, based upon the receipt of such approval and recommendation of the Conflicts Committee), by unanimous vote, in good faith, has, among other things, (a) determined that the forms, terms and provisions of this Agreement and the transactions contemplated by this Agreement, including the Merger, are in the best interests of the Partnership Group and the Limited Partners, (b) authorized and approved the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby, including the Merger, on the terms and subject to the conditions set forth in this Agreement and (c) directed that the adoption of this Agreement and the approval of the Merger be submitted to a vote of the Limited Partners and authorized the Limited Partners to act by written consent pursuant to Section 13.11 of the Partnership Agreement;

WHEREAS, the Board of Directors of Parent (the “Parent Board”), by unanimous vote, has (a) determined that the forms, terms and provisions of this Agreement and the transactions contemplated by this Agreement, including the Merger and the issuance of Parent Shares as consideration for the Merger (the “Parent Stock Issuance”), are in the best interests of Parent and the Parent Stockholders and (b) authorized and approved the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger and the Parent Stock Issuance, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the board of directors of P66 Company has unanimously (a) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are in the best interests of P66

Company and its sole stockholder and declared it advisable to enter into this Agreement and (b) authorized and approved the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement;

WHEREAS, the board of directors of P66 PDI (the “P66 PDI Board”) has unanimously (a) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are in the best interests of P66 PDI and its sole stockholder and declared it advisable to enter into this Agreement and (b) authorized and approved the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement;

WHEREAS, pursuant to Section 7.4(b) of the General Partner Company Agreement, Parent and P66 Company have caused P66 PDI to deliver to the GP Board its consent (the “Sole Member Consent”), in P66 PDI’s capacity as the sole member of the General Partner (P66 PDI, in such capacity, the “Sole Member”), pursuant to which the Sole Member has (a) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are in the best interests of the Sole Member and the General Partner and (b) authorized and approved the execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby, including the Merger, by the General Partner;

WHEREAS, P66 Company, in its capacity as a member of Merger Sub, and P66 PDI, in its capacity as the managing member of Merger Sub, have (a) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are in the best interests of Merger Sub and declared it advisable for Merger Sub to enter into this Agreement and consummate the Merger and (b) authorized and approved the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement, including the Merger; and

WHEREAS, following the authorization by the General Partner for the Limited Partners to act by written consent, Parent has caused P66 PDI, in its capacity as the record and beneficial owner of Common Units constituting a “Unit Majority” (as defined in the Partnership Agreement) to deliver to the Partnership, on the date hereof, the Written Consent approving this Agreement and the transactions contemplated by this Agreement, including the Merger, pursuant to Section 13.11 of the Partnership Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound, the parties agree as follows:

ARTICLE I

DEFINED TERMS; CONSTRUCTION

Section 1.1 Definitions. As used in this Agreement, the following terms have the meanings ascribed thereto below:

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise; provided, however, that, except where otherwise expressly provided, for the purposes of this Agreement, no Group Member, on the one hand, or Parent and all of Parent’s Subsidiaries (including the General Partner, P66 Company, P66 PDI and Merger Sub), on the other hand, shall be considered to be Affiliates with respect to each other.

“Agreement” has the meaning set forth in the Preamble.

“Balance Sheet Date” means December 31, 2020.

“Benefit Plan” means (i) any “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, and (ii) any employment, consulting, severance, termination, retention, change of control, health, medical, dental, vision, cafeteria, disability, accident, insurance, vacation, paid-time-off, flex spending, perquisite, welfare fringe benefit, compensatory equity or equity-based, deferred compensation, profit sharing, retirement, pension, savings, termination and each other compensation or employee benefit plan, program, policy, agreement or arrangement.

“Book-Entry Units” has the meaning set forth in Section 3.2.

“Business Day” means a day other than a Saturday, a Sunday or any other day on which the SEC or banks in New York, New York are authorized or required by applicable Laws to be closed.

“Cause” means, with respect to a director or officer of the General Partner, the commission of an act of actual fraud or willful or wonton misconduct in his or her capacity as a director or officer of the General Partner.

“Certificate” has the meaning set forth in Section 3.2.

“Certificate of Merger” has the meaning set forth in Section 2.3.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Unit” has the meaning set forth in the Partnership Agreement.

“Conflicts Committee” has the meaning set forth in the Recitals.

“Conflicts Committee Financial Advisor” has the meaning set forth in Section 4.13.

“Contract” has the meaning set forth in Section 4.3(b).

“Dakota Access” means Dakota Access, LLC, a Delaware limited liability company and the owner of the DAPL Assets.

“DAPL Assets” means, collectively, the Dakota Access Pipeline, a 1,172-mile crude oil pipeline system originating in the Bakken/Three Forks production area of North Dakota and extending to markets in the Midwest, and all other assets owned, held, used or held for use by Dakota Access or any of its Subsidiaries in connection with the operation of the Dakota Access Pipeline.

“Director LTIP Award” has the meaning set forth in Section 3.6(a).

“DLLCA” means the Delaware Limited Liability Company Act, as amended.

“DRULPA” means the Delaware Revised Uniform Limited Partnership Act, as amended.

“Effective Time” has the meaning set forth in Section 2.3.

“Enforceability Exceptions” has the meaning set forth in Section 4.3(a).

“Environmental Laws” means any Law relating to (i) pollution, the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), occupational health and workplace safety (to the extent related to exposure to Hazardous Substances), or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, Release or disposal of Hazardous Substances, in each case as in effect at the date of this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” has the meaning set forth in Section 4.4.

“Exchange Agent” has the meaning set forth in Section 3.3(a).

“Exchange Fund” has the meaning set forth in Section 3.3(a).

“Exchange Ratio” has the meaning set forth in Section 3.1(a).

“FERC” has the meaning set forth in Section 4.12(b).

“FPA” has the meaning set forth in Section 4.12(a).

“GAAP” means generally accepted accounting principles in the United States, as applied on a consistent basis.

“General Partner” has the meaning set forth in the Preamble.

“General Partner Company Agreement” means that certain Second Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of July 22, 2013.

“General Partner Interest” has the meaning set forth in the Partnership Agreement.

“Governmental Authority” means any government, court, arbitrator, regulatory or administrative agency, commission or authority or other governmental instrumentality, whether federal, state or local, domestic, foreign or multinational.

“GP Board” has the meaning set forth in the Recitals.

“Group Member” means a member of the Partnership Group.

“Hazardous Substance” means any substance, material or waste that is listed, defined, designated or classified as hazardous, toxic, radioactive, dangerous or a “pollutant” or “contaminant” or words of similar meaning, under any applicable Environmental Law or the presence of which requires investigation, remediation or corrective action under Environmental Laws or that is otherwise regulated or for which liability or standards of care may be imposed under Environmental Laws, including without limitation petroleum or any fraction, derivative or byproduct thereof, natural gas, liquefied natural gas, coal refuse, coal by-products, coal ash, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde foam insulation, polychlorinated biphenyls or per- and polyfluoroalkyl substances.

“ICA” has the meaning set forth in Section 4.12(a).

“Indemnified Person” means any Person who is now, or has been or becomes at any time prior to the Effective Time, an officer, director or employee of Parent, the Partnership, the General Partner, P66 PDI or any of their respective Subsidiaries and also with respect to any such Person, in their capacity as a director, officer, employee, member, trustee or fiduciary of another corporation, foundation, partnership, joint venture, trust, pension or other Benefit Plan or enterprise (whether or not such other entity or enterprise is affiliated with Parent or the Partnership, as applicable) serving at the request of or on behalf of Parent, the Partnership, the General Partner, P66 PDI or any of their respective Subsidiaries, as applicable, and together with such Person’s heirs, executors or administrators.

“Information Statement” has the meaning set forth in Section 4.4.

“Laws” or “Law” has the meaning set forth in Section 4.8(a).

“Liens” has the meaning set forth in Section 4.1(c).

“Limited Partner” has the meaning set forth in the Partnership Agreement.

“Material Adverse Effect” means, when used with respect to a Person, any change, condition, circumstance, effect, event, development, state of facts or occurrence that, individually or in the aggregate, (x) has had or would reasonably be expected to have a material adverse effect on the business, operations, assets, condition (financial or otherwise) or results of operations of such Person and its Subsidiaries, taken as a whole, or (y) prevents or materially impedes, interferes with or hinders a party’s ability to consummate the transactions contemplated by this Agreement, including the Merger and the Parent Stock Issuance, on or before the Outside Date; provided, however, that any adverse changes, conditions, circumstances, effects, events, developments, states of facts or occurrences arising out of or resulting from or attributable to any of the following shall be disregarded in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (i) changes, conditions, circumstances, effects, events, developments, states of facts or occurrences generally affecting the economy, the financial or capital markets or political, legislative or regulatory conditions or changes in the industries in which such Person operates; (ii) the announcement or pendency of this Agreement or the transactions contemplated by this Agreement or, except specifically for purposes of determining whether there is a breach of the representations and warranties made by the applicable parties in Section 4.3(b) and Section 5.3(b) and the satisfaction of the closing conditions set forth in Section 7.2(a) and Section 7.3(a) with respect to such representations and warranties, the taking of any action expressly permitted or expressly contemplated by this Agreement; (iii) any change in the market price or trading volume of the limited partner interests, shares of common stock or other equity securities of such Person (it being understood and agreed that the foregoing shall not preclude any other party to this Agreement from asserting that any facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect); (iv) acts of war, terrorism (including domestic terrorism and cyberterrorism) or other hostilities (or the escalation of the foregoing), whether or not pursuant to the declaration of a national emergency or war, pandemics (including the COVID-19 pandemic, any mutation or variation of the virus underlying the COVID-19 pandemic or any health conditions related thereto), epidemics or natural disasters or other force majeure events; (v) changes in any applicable Laws or regulations applicable to such Person or applicable accounting regulations or principles or the interpretation thereof; (vi) any Proceedings commenced by or involving any current or former member, partner or stockholder of such Person or any of its Subsidiaries arising out of or related to this Agreement or the transactions contemplated by this Agreement; (vii) changes, effects, events or occurrences generally affecting the prices of oil, natural gas or other carbon-based sources of energy or power; (viii) any failure of a Person to meet any internal or external projections, budgets, forecasts or estimates of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the foregoing shall not preclude any other party to this Agreement from asserting that any facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect); (ix) any (A) action or determination by any Governmental Authority or (B) any Proceeding, in each of clause (A) or (B), only to the extent such matters arise out of, or relate to, facts or circumstances in respect of the DAPL Assets existing as of the date hereof; and (x) with respect to Parent only, any effect to the extent resulting from a change, condition, circumstance, effect, event, development, state of facts or occurrence that has a Material Adverse Effect on the Partnership Group; provided, however, that changes, conditions, circumstances, effects, events, developments, state of facts or occurrences referred to in clauses (i), (iv), (v) and (vii) above shall be considered for purposes of determining whether there has been or would reasonably be expected to be a Material Adverse Effect if and to the extent such changes, conditions, circumstances, effects, events, developments, states of facts or occurrences have had or would reasonably be expected to have a disproportionate adverse effect on such Person and its Subsidiaries, taken as a whole, as compared to other companies of similar size operating in the industries in which such Person and its Subsidiaries operate.

“Maximum Amount” has the meaning set forth in Section 6.6(b).

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 3.1(a).

“Merger Sub” has the meaning set forth in the Preamble.

“NGA” has the meaning set forth in Section 4.12(a).

“NGPA” has the meaning set forth in Section 4.12(a).

“NYSE” means the New York Stock Exchange.

“NYSE Listing Application” has the meaning set forth in Section 6.9(a).

“Organizational Documents” means any charter, certificate of incorporation, articles of association, bylaws, operating agreement, agreement of limited partnership, limited liability company agreement or similar formation or governing documents and instruments.

“Outside Date” has the meaning set forth in Section 8.1(b)(i).

“P66 Company” has the meaning set forth in the Preamble.

“P66 Party” means Parent, P66 Company, P66 PDI and Merger Sub, individually, and “P66 Parties” means all of the foregoing, collectively.

“P66 PDI” has the meaning set forth in the Preamble.

“P66 PDI Board” has the meaning set forth in the recitals.

“Parent” has the meaning set forth in the Preamble.

“Parent Benefit Plan” means any Benefit Plan maintained, sponsored or administered by Parent or any of its Subsidiaries (excluding the General Partner, the Partnership or any of their respective Subsidiaries) for the benefit of their respective current or former employees, independent contractors and directors (and their respective beneficiaries), other than any statutory plan, program or arrangement that is required by applicable Laws, other than the Laws of the United States, and maintained by any Governmental Authority. For the avoidance of doubt, no Partnership Benefit Plan is a Parent Benefit Plan.

“Parent Board” has the meaning set forth in the Recitals.

“Parent Bylaws” means the Amended and Restated Bylaws of Parent, effective February 8, 2017, as may be amended, modified or supplemented from time to time.

“Parent Charter” means the Amended and Restated Certificate of Incorporation of Parent, dated May 1, 2012 as may be amended, modified or supplemented from time to time.

“Parent Common Stock” means the common stock, par value $0.01 per share, of Parent.

“Parent Equity Plans” means the 2013 Omnibus Stock and Performance Incentive Plan of Phillips 66, the Phillips 66 Key Employee Supplemental Retirement Plan, the Phillips 66 Amended and Restated Executive Severance Plan, the Phillips 66 Deferred Compensation Plan for Non-Employee Directors, the Phillips 66 Key Employee Deferred Compensation Plan—Title I, the Phillips 66 Key Employee Deferred Compensation Plan—Title II, the Phillips 66 Defined Contribution Make-Up Plan Title I, the Phillips 66 Defined Contribution Make-Up Plan Title II, the Phillips 66 Key Employee Change in Control Plan, including any amendment and/or amendment and restatement to any of the foregoing, and any other plans or arrangements of Parent or its Subsidiaries providing for or governing the grant, exercise or settlement of awards of Parent Common Stock or cash settlement of awards valued, in whole or in part, by reference to Parent Common Stock, or otherwise relating thereto.

“Parent Expense Reimbursement” has the meaning set forth in Section 8.3(a).

“Parent Material Adverse Effect” has the meaning set forth in Section 5.1(a).

“Parent Material Contract” means any Contract (whether written or oral) that would be required to be filed with the SEC by Parent as an exhibit under Item 601(b)(10) of Regulation S-K.

“Parent Organizational Documents” means, collectively, the Parent Bylaws and Parent Charter.

“Parent Preferred Stock” means the preferred stock, par value $0.01 per share, of Parent.

“Parent RSUs” has the meaning set forth in Section 3.6(a).

“Parent SEC Documents” has the meaning set forth in Section 5.5(a).

“Parent Shares” means shares of Parent Common Stock.

“Parent Stock Issuance” has the meaning set forth in the Recitals.

“Parent Stockholders” means the holders of the outstanding Parent Shares as of the date hereof.

“Partnership” has the meaning set forth in the Preamble.

“Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of August 1, 2019, as amended by that certain Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the date hereof, and as may be further amended, modified or supplemented from time to time.

“Partnership Benefit Plan” means any Benefit Plan maintained, sponsored or administered by the General Partner, the Partnership or any of their respective Subsidiaries for the benefit of the Partnership Service Providers, other than any statutory plan, program or arrangement that is required by applicable Laws, other than the Laws of the United States, and maintained by any Governmental Authority. For the avoidance of doubt, no Parent Benefit Plan is a Partnership Benefit Plan.

“Partnership Disclosure Schedule” has the meaning set forth in the introductory paragraph to Article IV.

“Partnership Expense Reimbursement” has the meaning set forth in Section 8.3(b).

“Partnership Group” means, collectively, the Partnership and its Subsidiaries.

“Partnership Interest” has the meaning set forth in the Partnership Agreement.

“Partnership Long-Term Incentive Plans” means the Phillips 66 Partners LP 2013 Incentive Compensation Plan and any other plans or arrangements of the Partnership or the General Partner providing for the grant of awards of Common Units or cash settled awards valued, in whole or in part, by reference to Common Units, or otherwise relating thereto, including any amendment and/or amendment and restatement to any of the foregoing.

“Partnership LTIP Awards” means any awards issued under a Partnership Long-Term Incentive Plan.

“Partnership LTIP Reserve” has the meaning set forth in Section 3.6(b).

“Partnership Material Adverse Effect” has the meaning set forth in Section 4.1(a).

“Partnership Material Contract” means any Contract (whether written or oral) that would be required to be filed with the SEC by the Partnership as an exhibit under Item 601(b)(10) of Regulation S-K.

“Partnership Permits” means all Permits necessary for the Partnership Group to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted, including all Permits relating to the transportation of oil, natural gas or water.

“Partnership Revolving Credit Facility” means that certain Amended and Restated Credit Agreement, dated as of July 30, 2019, by and among Phillips 66 Partners P66 PDI LLC, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, modified or supplemented from time to time.

“Partnership SEC Documents” has the meaning set forth in Section 4.5(a).

“Partnership Service Providers” means all of the employees, individual consultants and individual independent contractors that perform services for or on behalf of the Partnership Group or any Group Member.

“Partnership Unaffiliated Unitholders” means holders of Common Units other than Parent, P66 Company, P66 PDI, the General Partner and their respective Affiliates.

“Permits” means all franchises, tariffs, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.

“Proceeding” means any claim (including a claim of a violation of Law), action, audit, demand, suit, proceeding, investigation or other proceeding at law or in equity, or order or ruling, in each case whether civil, criminal, administrative, investigative, arbitral or otherwise and whether or not such claim, action, audit, demand, suit, proceeding, investigation or other proceeding or order or ruling results in a formal civil or criminal litigation or regulatory action.

“Public Common Unit” has the meaning set forth in Section 3.1(a).

“PUHCA” has the meaning set forth in Section 4.12(a).

“Registration Statement” has the meaning set forth in Section 4.10.

“Release” means any release, spill, emission, leaking, pumping, pouring, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Substances into or through the indoor or outdoor environment or into or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, or groundwater.

“Representatives” has the meaning set forth in Section 4.16.

“Restraints” has the meaning set forth in Section 7.1(b).

“Rights” means, with respect to any Person, (i) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating such Person (or the general partner of such Person) to issue, transfer or sell, or to cause the issuance, transfer or sale of, any partnership or other equity interest in such Person or any of its Subsidiaries or any securities convertible into or exchangeable for such partnership interests or equity interests, or (ii) contractual obligations of such Person (or the general partner of such Person) to repurchase, redeem or otherwise acquire, or to cause the repurchase, redemption or other acquisition of, any partnership interest or other equity interest in such Person or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this definition.

“Sarbanes-Oxley Act” has the meaning set forth in Section 4.5(a).

“SEC” means the Securities and Exchange Commission.

“Securities Act” has the meaning set forth in Section 4.1(c).

“Series A Preferred Units” means the class of Units (as defined in the Partnership Agreement) designated as Series A Perpetual Convertible Preferred Units, having the designations, preferences and relative, participating, optional or other special rights, privileges, powers, duties and obligations as set forth in the Partnership Agreement.

“Series A Purchase Agreement” means the Series A Preferred Unit and Common Unit Purchase Agreement, dated as of September 21, 2017, by and among the Partnership, General Partner and the purchasers party thereto from time to time, as amended, supplemented or otherwise modified from time to time.

“Sole Member” has the meaning set forth in the recitals.

“Sole Member Consent” has the meaning set forth in the recitals.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests or more than 50% of the general partner interests of such partnership is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof or (c) any other Person (other than a corporation or partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority of the ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person; provided, however, that, except where otherwise expressly provided, for the purposes of this Agreement, no Group Member shall be considered a Subsidiary of Parent, P66 Company or P66 PDI.

“Surviving Entity” has the meaning set forth in Section 2.1.

“Takeover Laws” has the meaning set forth in Section 4.3(a).

“Tax” or “Taxes” means any and all federal, state, local or foreign or provincial taxes, charges, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and similar charges, including any and all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority with respect thereto, whether disputed or not.

“Tax Return” means any return, report or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto).

“Transaction Documents” means, collectively, this Agreement, including all exhibits and schedules hereto, and that certain Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the date hereof.

“Unit Majority” has the meaning set forth in the Partnership Agreement.

“Willful Breach” has the meaning set forth in Section 8.2.

“Written Consent” means the approval of this Agreement and the transactions contemplated by this Agreement, including the Merger, by the written consent of P66 PDI, as the holder of a number of Common Units constituting a Unit Majority, without a meeting in accordance with Section 13.11 and Section 14.3 of the Partnership Agreement.

Section 1.2 Interpretation. Unless expressly provided for elsewhere in this Agreement, this Agreement will be interpreted in accordance with the following provisions:

(a) the words “this Agreement,” “herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion, article, section, subsection or other subdivision of this Agreement in which any such word is used;

(b) examples are not to be construed to limit, expressly or by implication, the matter they illustrate;

(c) the word “including” and its derivatives means “including without limitation” and is a term of illustration and not of limitation;

(d) all definitions set forth herein are deemed applicable whether the words defined are used herein in the singular or in the plural and correlative forms of defined terms have corresponding meanings;

(e) the word “or” is not exclusive and has the inclusive meaning represented by the phrase “and/or”;

(f) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or thing extends, and such phrase shall not mean simply “if”;

(g) a defined term has its defined meaning throughout this Agreement and each exhibit and schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;

(h) all references to prices, values or monetary amounts refer to United States dollars;

(i) wherever used herein, any pronoun or pronouns will be deemed to include both the singular and plural and to cover all genders;

(j) this Agreement has been jointly prepared by the parties, and this Agreement will not be construed against any Person as the principal draftsperson of this Agreement and no consideration may be given to any fact or presumption that any party had a greater or lesser hand in drafting this Agreement;

(k) each covenant, term and provision of this Agreement will be construed simply according to its fair meaning; prior drafts of this Agreement or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement will not be used as an aid of construction or otherwise constitute evidence of the intent of the parties and no presumption or burden of proof will arise favoring or disfavoring any party hereto by virtue of such prior drafts;

(l) the captions of the articles, sections or subsections appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement;

(m) any references herein to a particular Section, Article or Schedule means a Section or Article of, or Schedule to, this Agreement unless otherwise expressly stated herein;

(n) the Schedules attached hereto are incorporated herein by reference and will be considered part of this Agreement;

(o) unless otherwise specified herein, all accounting terms used herein will be interpreted, and all determinations with respect to accounting matters hereunder will be made, in accordance with GAAP, applied on a consistent basis;

(p) all references to days mean calendar days unless otherwise provided; and

(q) except as otherwise noted, all references to time mean Houston, Texas time.

ARTICLE II

THE MERGER

Section 2.1 The Merger and Surviving Entity. Upon the terms and subject to the conditions of this Agreement, and in accordance with the DRULPA and the DLLCA, at the Effective Time, Merger Sub shall merge with and into the Partnership, the separate existence of Merger Sub shall cease and the Partnership shall survive and continue to exist as a Delaware limited partnership (the Partnership as the surviving entity in the Merger, sometimes being referred to herein as the “Surviving Entity”).

Section 2.2 Closing. Subject to the provisions of Article VII, the closing of the Merger (the “Closing”) shall take place at the offices of Latham & Watkins LLP, 811 Main St., Suite 3700, Houston, Texas 77002 at 10:00 A.M., Houston, Texas time, on the third Business Day after the satisfaction or waiver of the conditions set forth in Article VII (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other place and at such later date and time as the Partnership and Parent shall agree. The date on which the Closing actually occurs is referred to as the “Closing Date.”

Section 2.3 Effective Time. Subject to the provisions of this Agreement, at the Closing, the parties hereto will cause a certificate of merger, executed in accordance with the relevant provisions of the Partnership Agreement, the DRULPA and the DLLCA (the “Certificate of Merger”), to be duly filed with the Secretary of State of the State of Delaware. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Partnership and Parent in writing and specified in the Certificate of Merger (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

Section 2.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement, the Partnership Agreement and the applicable provisions of the DRULPA and the DLLCA. At the Effective Time, (a) P66 Company and P66 PDI will each continue as a Limited Partner of the Partnership, (b) by virtue of the Merger, P66 Company and P66 PDI will collectively hold all of the limited partner interests in the Partnership represented by Common Units, (c) the General Partner shall continue as the non-economic general partner of the Partnership and (d) the Partnership (as the Surviving Entity) will continue without dissolution.

Section 2.5 Organizational Documents of the Surviving Entity; Directors and Officers of the General Partner.

(a) At the Effective Time, (i) the certificate of limited partnership of the Partnership as in effect immediately prior to the Effective Time shall remain unchanged and shall be the certificate of limited partnership of the Surviving Entity from and after the Effective Time, until duly amended in accordance with applicable Laws and (ii) the Partnership Agreement as in effect immediately prior to the Effective Time shall remain unchanged and shall be the agreement of limited partnership of the Surviving Entity, from and after the Effective Time until duly amended in accordance with the terms thereof and applicable Laws, in each case, consistent with the obligations set forth in Section 6.6. The name of the Surviving Entity shall be “Phillips 66 Partners LP.”

(b) Immediately prior to the Effective Time, the General Partner shall use its reasonable best efforts to deliver to Parent the resignation of each officer of the General Partner and each member of the GP Board, unless directed otherwise by Parent in its sole discretion. Immediately following the Effective Time, unless determined otherwise by Parent in its sole discretion, the Sole Member shall cause (i) the directors of Merger Sub serving immediately prior to the Effective Time to become the directors of the General Partner until the earlier of their death, resignation or removal or the time at which their respective successors are duly elected or appointed and qualified, and (ii) the officers of Merger Sub serving immediately prior to the Effective Time to become the officers of the General Partner until the earlier of their death, resignation or removal or the time at which their respective successors are duly elected or appointed and qualified.

ARTICLE III

MERGER CONSIDERATION; EXCHANGE PROCEDURES

Section 3.1 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of any P66 Party, the Partnership, the General Partner, any holder of Parent securities or Partnership securities or any other Person:

(a) Conversion of Common Units. Subject to Section 3.1(c), Section 3.3(d) and Section 3.5, each Common Unit (other than Common Units owned by Parent and its Subsidiaries, including P66 Company and P66 PDI) issued and outstanding as of immediately prior to the Effective Time (including any Common Units that are issued or issuable to any holder of Series A Preferred Units as of the Effective Time pursuant to the Partnership Agreement) (each, a “Public Common Unit”) shall be converted into the right to receive 0.500 Parent Shares (the “Merger Consideration” and such ratio, the “Exchange Ratio”), subject to adjustment in accordance with Section 3.5, which Parent Shares will be duly authorized, validly issued, fully paid and non-assessable in accordance with applicable Laws.

(b) Equity of Merger Sub. The limited liability company interests in Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into a number of Common Units of the Surviving Entity equal to the number of Public Common Units converted into the right to receive the Merger Consideration pursuant to Section 3.1(a), with 1% of such Common Units of the Surviving Entity being held by P66 Company and with 99% of such Common Units of the Surviving Entity being held by P66 PDI.

(c) Treatment of Partnership Interests Owned by the Partnership, Parent or their Subsidiaries.

(i) Any Partnership Interests that are owned immediately prior to the Effective Time by the Partnership or any Subsidiary of the Partnership shall be automatically canceled at the Effective Time and shall cease to exist. No consideration will be delivered in exchange for such canceled Partnership Interests.

(ii) Any Partnership Interests that are owned immediately prior to the Effective Time by Parent or any Subsidiary of Parent, including P66 Company and P66 PDI (excluding the General Partner Interest (discussed in clause (iii) below)), shall not be canceled, shall not be converted into the Merger Consideration, and shall remain outstanding as Partnership Interests in the Surviving Entity.

(iii) The General Partner Interest issued and outstanding as of immediately prior to the Effective Time shall remain, immediately following the Effective Time, outstanding as a non-economic general partner interest in the Surviving Entity.

(d) Books and Records of the Partnership. The books and records of the Partnership shall be revised to reflect (i) the conversion and cancellation of all Public Common Units in accordance with Section 3.1 and Section 3.2, (ii) the conversion of the limited liability company interests in Merger Sub in accordance with Section 3.1(b), and (iii) the cancellation and extinguishment of any Partnership Interests that are owned by the Partnership or any Subsidiary of the Partnership in accordance with Section 3.1(c)(i).

Section 3.2 Rights as Partnership Unitholders; Common Unit Transfers. All Public Common Units converted into the right to receive the Merger Consideration pursuant to Section 3.1(a) will cease to be Outstanding (as such term is defined in the Partnership Agreement) and will automatically be canceled and will cease to exist when converted into the right to receive the Merger Consideration as a result of and pursuant to the Merger. At the Effective Time, each holder of a certificate that immediately prior to the Effective Time represented Public Common Units (a “Certificate”) and each holder of non-certificated Public Common Units represented by book-entry immediately prior to the Effective Time (“Book-Entry Units”) will cease to have any rights with respect thereto or thereunder, except the right to receive (a) the Merger Consideration, (b) any dividend in accordance with Section 3.3(c) to be paid, without interest, in consideration therefor upon surrender of such Certificate or Book-Entry Units in accordance with Section 3.3, and (c) any distribution in respect of the Common Units with a record date occurring prior to the Effective Time that may have been declared by the Partnership on the Common Units in accordance with the terms of this Agreement and the Partnership Agreement and which remains unpaid at the Effective Time. At the Effective Time, the transfer books of the Partnership will be closed immediately and there will be no further registration of transfers on the transfer books of the Partnership with respect to the Public Common Units.

Section 3.3 Exchange of Certificates and Book-Entry Units.

(a) Exchange Agent. Prior to the Effective Time, Parent will appoint Computershare Trust Company, N.A. to act as exchange and payment agent hereunder for the purpose of exchanging Public Common Units for the Merger Consideration as required by this Article III (the “Exchange Agent”). Promptly after the Effective Time, Parent will deposit, or cause to be deposited, with the Exchange Agent for the benefit of the holders of the applicable Public Common Units, for exchange in accordance with this Article III, through the Exchange Agent, Parent Shares as required by this Article III. Parent agrees to make available, or cause to be made available, to the Exchange Agent, from time to time as needed, cash sufficient to pay any dividends pursuant to Section 3.3(c) or cash in lieu of fractional Parent Shares pursuant to Section 3.3(d), in each case, without interest. Any dividends with respect to Parent Shares pursuant to Section 3.3(c), Parent Shares for payment of the Merger Consideration deposited with the Exchange Agent and cash in lieu of fractional Parent Shares pursuant to Section 3.3(d) are hereinafter referred to as the “Exchange Fund.” The Exchange Agent will, pursuant to irrevocable instructions from Parent and the Partnership, deliver the Merger Consideration contemplated to be issued or paid pursuant to this Agreement out of the Exchange Fund. Except as contemplated by Section 3.3(b) and Section 3.3(c), the Exchange Fund will not be used for any other purpose.

(b) Exchange Procedures. Promptly after the Effective Time, Parent will instruct the Exchange Agent to mail to each record holder of Public Common Units as of the Effective Time (i) a letter of transmittal (specifying that in respect of certificated Public Common Units, delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Exchange Agent, and which will be in customary form and agreed to by Parent and the Partnership prior to the Effective Time) and (ii) instructions (in customary form and agreed to by Parent and the Partnership prior to the Effective Time) for use in effecting the surrender of the Certificates or Book-Entry Units in exchange for the Merger Consideration payable in respect of Public Common Units represented by such Certificates or Book-Entry Units, as applicable. Promptly after the Effective Time, upon surrender of Certificates, if any, for cancellation to the Exchange Agent together with such letters of transmittal, properly completed and duly executed, and other documents (including in respect of Book-Entry Units) as may be reasonably required pursuant to such instructions, each holder who held Public Common Units immediately prior to the Effective Time will be entitled to receive upon surrender of the Certificates or Book-Entry Units therefor (subject to any applicable withholding Tax) (A) Parent Shares representing, in the aggregate, the whole number of Parent Shares that such holder has the right to receive pursuant to this Article III (after taking into account all Public Common Units then held by such holder) and (B) a check in an amount equal to the aggregate amount of cash that such holder has the right to receive pursuant to this Article III, including dividends pursuant to Section 3.3(c), if any. No interest will be paid or accrued on any dividends payable pursuant to Section 3.3(c). In the event of a transfer of ownership of Public Common Units that is not registered in the transfer records of the Partnership, the Merger Consideration payable in respect of such Public Common Units may be paid to a transferee if the Certificate representing such Public Common Units or evidence of ownership of the Book-Entry Units is presented to the Exchange Agent, and in the case of both certificated and book-entry Public Common Units, accompanied by all documents reasonably required to evidence and effect such transfer, and the Person requesting such exchange will pay to the Exchange Agent in advance any transfer or other Taxes required by reason of the delivery of the Merger Consideration in any name other than that of the record holder of such Public Common Units, or will establish to the satisfaction of the Exchange Agent that such Taxes have been paid or are not payable. Until all such required documentation has been delivered and Certificates, if any, have been surrendered as contemplated by this Section 3.3(b), each Certificate or Book-Entry Unit will be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration upon such delivery and surrender, any cash or dividends to which such holder is entitled pursuant to Section 3.3(c) or Section 3.3(d) and any distribution in respect of the Common Units with a record date occurring prior to the Effective Time that may have been declared by the Partnership on the Common Units in accordance with the terms of this Agreement and the Partnership Agreement and remain unpaid at the Effective Time.

(c) Dividends with Respect to Unexchanged Public Common Units. No dividends with respect to Parent Shares issued in the Merger shall be paid to the holder of any unsurrendered Certificates or Book-Entry Units until such Certificates or Book-Entry Units are surrendered as provided in this Section 3.3. Following such surrender, subject to the effect of escheat, Tax or other applicable Laws, there shall be paid, without interest, to the record holder of the Parent Shares issued in exchange therefor (i) at the time of such surrender, all dividends payable in respect of any such Parent Shares with a record date after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the dividends payable with respect to such Parent Shares with a record date after the Effective Time but with a payment date subsequent to such surrender. For purposes of dividends in respect of Parent Shares, all Parent Shares to be issued pursuant to the Merger shall be entitled to dividends pursuant to the immediately preceding sentence as if issued and outstanding as of the Effective Time.

(d) No Fractional Parent Shares. No certificates or scrip for Parent Shares representing fractional Parent Shares or book entry credit of the same will be issued upon the surrender of Public Common Units outstanding immediately prior to the Effective Time in accordance with Section 3.3(b), and such fractional interests will not entitle the owner thereof to vote, receive dividends or to have any other rights as a holder of any Parent Shares. Notwithstanding any other provision of this Agreement, in lieu of receiving any fraction of a Parent Share, all fractions of Parent Shares to which a holder of Public Common Units converted into the right to receive the Merger Consideration in the Merger would otherwise have been entitled shall be aggregated and rounded to three decimal places. Any holder of Public Common Units otherwise entitled to receive a fractional Parent Share but for this Section 3.3(d) shall be entitled to receive a cash payment, without interest, rounded to the nearest cent, equal to the product of (i) the aggregated amount of the fractional interest in Parent Shares to which such holder would, but for this Section 3.3(d), be entitled and (ii) an amount equal to the average of the volume weighted average price per Parent Share on the NYSE (as reported by Bloomberg L.P., or, if not reported therein, in another authoritative source mutually selected by Parent and the General Partner) on each of the ten (10) consecutive trading days ending with the complete trading day immediately prior to the Closing Date.

(e) No Further Rights in Public Common Units. The Merger Consideration issued upon conversion of a Public Common Unit in accordance with the terms hereof will be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Public Common Unit (other than any distribution in respect of the Common Units with a record date occurring prior to the Effective Time that may have been declared by the Partnership on the Common Units in accordance with the terms of this Agreement and the Partnership Agreement and which remains unpaid at the Effective Time).

(f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Public Common Units on the one year anniversary of the Effective Time will be delivered to Parent upon demand by Parent and, from and after such delivery, any former holders of Public Common Units who have not theretofore complied with this Article III will thereafter look only to Parent for the Merger Consideration payable in respect of such Public Common Units, any cash in lieu of fractional Parent Shares or any dividends with respect to Parent Shares to which they are entitled pursuant to Section 3.1 or Section 3.3(c), respectively, in each case, without any interest thereon. Any amounts remaining unclaimed by holders of Public Common Units immediately prior to such time as such amounts would otherwise escheat to or become the property of any Governmental Authority will, to the extent permitted by applicable Law, become the property of Parent. Without limitation of the foregoing, after the date that is the one year anniversary of the Effective Time, any amounts remaining unclaimed by holders of Public Common Units will become the property of Parent, subject to the legitimate claims of any Person previously entitled thereto hereunder or under abandoned property, escheat or similar Laws. Notwithstanding anything in this Agreement to the contrary, none of the P66 Parties, the Partnership, Merger Sub, the Surviving Entity, the General Partner, the Exchange Agent, or any other Person shall be liable to any former holder of Public Common Units for any amount properly delivered to a public official pursuant to any abandoned property, escheat or similar Law.

(g) Lost, Stolen or Destroyed Certificates. If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of an indemnity agreement or a bond, in a customary amount, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate and affidavit the Merger Consideration payable in respect of Public Common Units represented by such Certificate as contemplated by this Article III and pay any dividends pursuant to Section 3.3(c) and any cash payable in lieu of fractional Parent Shares.

(h) Withholding Taxes. Each of the P66 Parties, the Surviving Entity and the Exchange Agent, as applicable, are entitled to deduct and withhold from any amounts, including the Merger Consideration, payable pursuant to this Agreement to any Person such amounts as the P66 Parties, the Surviving Entity or the Exchange Agent, as applicable, reasonably deems it is required to deduct and withhold under the Code or any provision of state, local, or foreign Tax Law, with respect to the making of such payment. Such deduction and withholding may be taken in securities, in which case the P66 Parties, the Surviving Entity or the Exchange Agent, as applicable, shall be treated as having sold such securities for an amount of cash equal to the fair market value of such securities at the time of such deemed sale. To the extent that deducted and withheld amounts (including deemed proceeds from the deemed sale of securities) are paid over to the appropriate Governmental Authority, such amounts (including securities) will be treated for all purposes of this Agreement as having been paid or issued to the Person in respect of whom such deduction and withholding was made.

(i) Book Entry Shares. All Parent Shares to be issued in the Merger will be issued in book-entry form, without physical certificates.

(j) Investment of Exchange Fund. Parent may cause the Exchange Agent to invest the cash in the Exchange Fund as directed by Parent on a daily basis, in Parent’s sole discretion; provided, however, that no such investment or loss thereon shall affect the amounts payable or timing of the amounts payable to the holders of Public Common Units pursuant to the other provisions of this Article III. Any interest and other income resulting from such investments shall be paid promptly to Parent.

Section 3.4 No Dissenters’ Rights. No dissenters’ or appraisal rights shall be available with respect to the Merger or the other transactions contemplated by this Agreement.

Section 3.5 Anti-Dilution Provisions. Notwithstanding any provision of this Article III to the contrary, if between the date of this Agreement and the Effective Time the number of outstanding Common Units or Parent Shares shall have been changed into a different number of units or shares or a different class or series by reason of any subdivisions, reclassifications, splits, share distributions, combinations or exchanges of Common Units or Parent Shares (excluding, for the avoidance of doubt, any issuance of Common Units upon conversion of Series A Preferred Units into Common Units), as applicable, then the Merger Consideration, the Exchange Ratio and any other similar dependent item, as applicable, will be correspondingly adjusted to provide to the holders of Public Common Units the same economic effect as contemplated by this Agreement prior to such event; provided, however, that nothing in this Section 3.5 shall be deemed to permit or authorize any party hereto to effect any such change that it is not otherwise authorized or permitted to be undertaken pursuant to this Agreement.

Section 3.6 Treatment of Awards. Prior to the Effective Time, Parent, the General Partner and the Partnership shall take all action as may be necessary or required in accordance with applicable Law and each

Partnership Long-Term Incentive Plan and Parent Equity Plan (including the award agreements in respect of awards granted thereunder) to give effect to this Section 3.6 as follows:

(a) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, (i) each Partnership LTIP Award (other than the Director LTIP Awards), whether or not vested, that is outstanding immediately prior to the Effective Time, shall cease to relate to or represent any right to receive Common Units and shall be converted at the Effective Time, into an award of restricted stock units relating to a number of shares of Parent Common Stock (“Parent RSUs”) equal to the product of (A) the number of Common Units subject to the corresponding Partnership LTIP Award as of immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio, rounded up to the nearest whole share, on the same terms and conditions as were applicable to the corresponding Partnership LTIP Award, including any applicable payment timing provisions and dividend equivalent rights, as applicable, except as adjusted by this Agreement and (ii) each Partnership LTIP Award held by a non-employee director whose service to the Partnership or its Affiliates will terminate upon the consummation of the Merger (each a “Director LTIP Award”) shall become fully vested and shall be automatically converted into the right to receive, with respect to each Common Unit subject thereto, the Merger Consideration (or, to the extent set forth under the terms of the applicable Director LTIP Award, cash in an amount equal to the value of the Merger Consideration determined based on the closing price as of the Closing Date of a Parent Share on the NYSE as reported by Bloomberg L.P., or, if not reported therein, in another authoritative source mutually selected by Parent and the General Partner), plus any accrued but unpaid amounts in relation to distribution equivalent rights, in accordance with the applicable payment timing provisions set forth in the award agreement evidencing such Director LTIP Award (and, if such right is payable in the form of the Merger Consideration, then such right shall include dividend equivalent rights relating to dividends declared with respect to Parent Common Stock during the period beginning at the Effective Time and ending on the date of settlement of such Director LTIP Award). The conversion of a Director LTIP Award as provided in the second clause of the immediately preceding sentence shall be deemed a release of any and all rights the holder thereof had or may have had in respect of such Director LTIP Award other than, from and after the Effective Time, the right to receive the Merger Consideration (or cash as described in such clause, as applicable), plus any accrued but unpaid amounts in relation to distribution equivalent rights (and dividend equivalent rights as described in such clause if the Director LTIP Award is payable in the form of the Merger Consideration) in respect of each Common Unit subject to such converted Director LTIP Award. From and after the Effective Time, the former holder of any Partnership LTIP Award (other than the Director LTIP Awards) shall only be entitled to receive Parent RSUs in respect of such Partnership LTIP Awards, which Parent RSUs will include a right to receive payment of any amounts with respect to accrued distribution equivalent right payments as of the Closing in accordance with and subject to the same vesting, forfeiture, payment timing and other provisions as applied under the corresponding Partnership LTIP Award.

(b) As of the Effective Time, unless otherwise determined by the Parent Board, Parent shall assume the outstanding unused unit reserve (the “Partnership LTIP Reserve”) under the Partnership Long-Term Incentive Plans for the purpose of making future grants relating to Parent Shares to applicable employees and other service providers of Parent and its Subsidiaries, which Partnership LTIP Reserve shall (i) be adjusted as reasonably determined by the Parent Board or a committee thereof to give effect to the transactions contemplated by this Agreement, and (ii) be added to the Parent Equity Plans in such manner as determined by the Parent Board or a committee thereof; provided, however, that the number of Parent Shares comprising the Partnership LTIP Reserve, as adjusted pursuant to this Section 3.6(b), shall not, when combined with the other Parent Shares issued or to become issued in connection with the Merger or any related transactions, exceed 19.99% of the number of Parent Shares outstanding immediately prior to the Effective Time.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP AND THE GENERAL PARTNER

Except as disclosed in (a) the Partnership SEC Documents filed with or publicly furnished to the SEC on or after December 31, 2019 and prior to the date of this Agreement (but excluding any disclosure contained in any such Partnership SEC Documents under the heading “Risk Factors” or “Cautionary Statements” or similar heading (other than any factual information contained within such headings, disclosure or statements)) or (b) the disclosure letter delivered by the Partnership to Parent (the “Partnership Disclosure Schedule”) prior to the execution of this Agreement (provided, that (i) any disclosure in any section of such Partnership Disclosure Schedule shall be deemed to be disclosed with respect to any other section of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that it is applicable to such other section notwithstanding the omission of a reference or cross reference thereto and (ii) the mere inclusion of an item in such Partnership Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Partnership Material Adverse Effect), each of the Partnership and the General Partner, jointly and severally, represent and warrant to the P66 Parties as follows:

Section 4.1 Organization, Standing and Power.

(a) The General Partner and each Group Member is a legal entity duly incorporated, formed or organized, validly existing and in good standing under the applicable Laws of the jurisdiction in which it is incorporated, formed or organized, as applicable, and has all requisite corporate, limited liability company, partnership or other applicable entity power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power or authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Partnership Group, taken as a whole (a “Partnership Material Adverse Effect”).

(b) Each of the Group Members is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect.

(c) Except as set forth on Section 4.1(c) of the Partnership Disclosure Schedule, all of the outstanding shares of capital stock, limited liability company interests, partnership interests or other equity interests in, each material Subsidiary of the Partnership that are owned directly or indirectly by the Partnership have been duly authorized and validly issued in accordance with the Organizational Documents of each such entity (in each case as in effect on the date of this Agreement and on the Closing Date) and are fully paid (in the case of an interest in a limited liability company or limited partnership, to the extent required under the Organizational Documents of such entity) and nonassessable (to the extent such Group Member is a corporate entity) and are owned free and clear of all liens, pledges, charges, mortgages, encumbrances, options, rights of first refusal or other preferential purchase rights, adverse rights or claims and security interests of any kind or nature whatsoever (including any restriction on the right to vote or transfer the same, except for such voting or transfer restrictions as set forth in the Organizational Documents of such Group Member and for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), and the “blue sky” Laws of the various states of the United States) (collectively, “Liens”).

(d) The Partnership has made available to Parent correct and complete copies of its Organizational Documents and correct and complete copies of the Organizational Documents of each of its material

Subsidiaries, in each case as amended to the date of this Agreement. All such Organizational Documents are in full force and effect and the Partnership and each of its material Subsidiaries is not in violation of any of their provisions in any material respect.

Section 4.2 Capitalization.

(a) The authorized equity interests of the Partnership consist of Common Units, Series A Preferred Units and the General Partner Interest. As of October 25, 2021, the issued and outstanding limited partner interests and general partner interests of the Partnership consisted of (i) 228,340,146 Common Units, (ii) 13,451,263 Series A Preferred Units and (iii) the General Partner Interest. The Partnership has reserved 2,500,000 Common Units for issuance pursuant to the Partnership Long-Term Incentive Plans, of which, as of October 25, 2021, 24,890 Common Units are subject to outstanding Partnership LTIP Awards, and 2,452,435 Common Units are available for issuance in connection with future grants of awards under the Partnership Long-Term Incentive Plans. Since October 25, 2021, to the date of this Agreement, no additional limited partner interests, general partner interests or Series A Preferred Units have been issued, other than Common Units issued in connection with or pursuant to the Partnership Long-Term Incentive Plans. The General Partner is the sole general partner of the Partnership and owns the General Partner Interest free and clear of all Liens, and the General Partner Interest has been duly authorized and validly issued in accordance with the Organizational Documents of the Partnership. All outstanding equity interests of the Partnership (excluding the General Partner Interest) are, and all Common Units issuable pursuant to the Partnership LTIP Awards or upon conversion or redemption of Series A Preferred Units, when issued in accordance with the respective terms thereof, will be, duly authorized, validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the DRULPA) and free of preemptive rights (except as set forth in the Partnership Agreement).

(b) As of the date of this Agreement, except as expressly contemplated by this Agreement or the Partnership Agreement or as set forth on Section 4.2(b) of the Partnership Disclosure Schedule, (i) there are no equity securities of the Partnership issued or authorized and reserved for issuance, (ii) there are no outstanding options, profits interest units, phantom units, restricted units, unit appreciation rights or other compensatory equity or equity-based awards or rights, warrants, preemptive rights, subscriptions, calls or other Rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating any Group Member to issue, transfer or sell any Partnership Interest or other equity interest or any securities convertible into or exchangeable for Partnership Interests or other equity interests, or any commitment to authorize, issue or sell the same or any such equity securities and (iii) there are no contractual obligations of any Group Member to repurchase, redeem or otherwise acquire any Partnership Interest or other equity interest or any such securities or agreements listed in clause (ii) of this sentence. Since December 31, 2019, except as set forth on Section 4.2(b) of the Partnership Disclosure Schedule, there have been no partnership interests, limited liability company interests, other equity securities, options, profits interest units, phantom units, restricted units, unit appreciation rights, warrants, preemptive rights, subscriptions, calls or other Rights, convertible securities, exchangeable securities, agreements or commitments, or contractual obligations of the types described in the foregoing sentence issued or entered into by or on behalf of the Partnership other than (v) pursuant to the Partnership Long-Term Incentive Plans, (w) the issuance of the Series A Preferred Units in accordance with the Partnership Agreement and the Series A Purchase Agreement or the conversion of the Series A Preferred Units into Common Units pursuant to the terms of the Partnership Agreement, (x) the issuance of Common Units pursuant to the Partnership’s “at-the-market” continuous equity offering programs, (y) the issuance of equity interests to P66 PDI and the General Partner in connection with the contribution of assets to the Partnership Group and (z) the issuance of the General Partner Interest to the General Partner in exchange for the General Partner’s economic general partner interest in the Partnership.

(c) No Group Member has any outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible into, exchangeable for or exercisable for securities having the right to vote) with the holders of Common Units or any other equity interest on any matter.

(d) Other than as set forth in Section 4.2(d) of the Partnership Disclosure Schedule, there are no voting trusts or other agreements or understandings to which any Group Member is a party with respect to the voting or registration of capital stock or other equity interest of any Group Member.

Section 4.3 Authority; Noncontravention; Voting Requirements.

(a) Each of the Partnership and the General Partner has all necessary entity power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by each of the Partnership and the General Partner of this Agreement, and the consummation of the transactions contemplated by this Agreement, have been, as applicable, duly authorized by the GP Board, approved by each of the Conflicts Committee and the GP Board, approved by the holders of a Unit Majority and consented to by the Sole Member, and no other entity action on the part of the Partnership, the General Partner or the Sole Member is necessary to authorize the execution, delivery and performance by the Partnership and the General Partner of this Agreement and the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Partnership and the General Partner and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Partnership and the General Partner, enforceable against them in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (whether applied in a Proceeding at law or in equity) (collectively, the “Enforceability Exceptions”). The GP Board has taken all necessary action so that any takeover, anti-takeover, moratorium, “fair price,” “control share” or similar Law (collectively, “Takeover Laws”) and any takeover provision of the Partnership Agreement applicable to the Partnership, the General Partner or any of their respective Subsidiaries do not, and will not, apply to this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger.

(b) Neither the execution and delivery of this Agreement by the Partnership or the General Partner nor the consummation by the Partnership and the General Partner of the transactions contemplated by this Agreement, nor compliance by the Partnership and the General Partner with any of the terms or provisions of this Agreement, will (i) contravene, conflict with, violate any provision of, result in any breach of, or require the consent of any Person (other than the Written Consent and the Sole Member Consent, each of which has been obtained) under, the terms, conditions or provisions of the Partnership Agreement or any of the Organizational Documents of the Partnership’s material Subsidiaries, (ii) assuming the authorizations, consents and approvals referred to in Section 4.3(e) and (f) and Section 4.4, the amendments, restatements, amendments and restatements, replacements, terminations, waivers, consents and other modifications, referred to in Section 4.3(b) of the Partnership Disclosure Schedule are effective on or prior to the Closing Date, and the filings referred to in Section 4.4 are made, (A) contravene, violate or conflict with any Law, judgment, writ or injunction of any Governmental Authority applicable to any Group Member or any of its respective properties or assets, or (B) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, give rise to a right to receive a change of control payment (or similar payment) under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, any Group Member under, any of the terms, conditions or provisions of any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, license, lease, contract or other agreement, instrument or obligation (each, a “Contract”) or Partnership Permit to which any Group Member is a party or by which it or any of its respective properties or assets may be bound or affected or (iii) result in the exercisability of any right to purchase or acquire any material asset of any Group Member, except, in the case of clause (ii) of this sentence, for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens that have not had and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect.

(c) The Sole Member Consent, approval by the GP Board and approval by the holders of a Unit Majority, each of which was obtained prior to the execution of this Agreement, are the only votes or approvals of the holders of any class or series of Partnership Interests that are necessary to approve and adopt this Agreement and the transactions contemplated by this Agreement.

(d) The Conflicts Committee, by unanimous vote, in good faith, has, among other things, (i) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are in the best interests of the Partnership Group and the Partnership Unaffiliated Unitholders, (ii) approved this Agreement and the transactions contemplated by this Agreement, including the Merger, (iii) resolved to recommend to the GP Board the approval of this Agreement and the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement, including the Merger and (iv) resolved, and recommended that the GP Board resolve, to direct that this Agreement be submitted to a vote of the Limited Partners. Such approval by the Conflicts Committee described in clause (ii) constituted “Special Approval” (as defined in the Partnership Agreement) for all purposes of the Partnership Agreement (including Section 7.9(a) thereof) of this Agreement and the transactions contemplated by this Agreement, including the Merger.

(e) The GP Board (acting, in part, based upon the receipt of such approval and recommendation of the Conflicts Committee), by unanimous vote, in good faith, has, among other things, (i) determined that the forms, terms and provisions of this Agreement and the transactions contemplated by this Agreement, including the Merger, are in the best interests of the Partnership Group and the Limited Partners, (ii) authorized and approved the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby, including the Merger, on the terms and subject to the conditions set forth in this Agreement and (iii) directed that the adoption of this Agreement and the approval of the Merger be submitted to a vote of the Limited Partners and authorized the Limited Partners to act by written consent pursuant to Section 13.11 of the Partnership Agreement.

(f) Pursuant to Section 7.4(b) of the General Partner Company Agreement, the GP Board has obtained the Sole Member Consent, pursuant to which the Sole Member has (i) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are in the best interests of the Sole Member and the General Partner and (ii) authorized and approved the execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby, including the Merger, by the General Partner.

Section 4.4 Governmental Approvals. Except for (a) filings required under, and compliance with other applicable requirements of, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), the Securities Act, including the filing with the SEC of the Registration Statement and the information statement contemplated by Rule 14c-2 promulgated under the Exchange Act constituting a part thereof relating to the Written Consent (the “Information Statement”), and applicable state securities and “blue sky” laws, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or (c) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by the Partnership and the consummation by the Partnership of the transactions contemplated by this Agreement, other than such other consents, approvals, filings, declarations or registrations that are not required to be obtained or made prior to the consummation of such transactions or, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to result in a Partnership Material Adverse Effect.

Section 4.5 Partnership SEC Documents; Undisclosed Liabilities; Internal Controls.

(a) The Partnership has filed or furnished all reports, schedules, forms, certifications, prospectuses, and registration, proxy and other statements required to be filed or furnished by the Partnership with the SEC since December 31, 2019 (collectively and together with all documents filed or publicly furnished on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Partnership SEC Documents”). The Partnership SEC Documents, as of their respective effective dates (in the case of Partnership SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Partnership SEC Documents), or, if amended, as finally amended prior to the date of this Agreement, complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”), as the case may be, applicable to such Partnership SEC Documents, and none of the Partnership SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the Partnership SEC Documents. To the knowledge of the Partnership, none of the Partnership SEC Documents is the subject of ongoing SEC review or investigation.

(b) The consolidated financial statements of the Partnership included in the Partnership SEC Documents as of their respective dates (if amended, as of the date of the last such amendment) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Partnership and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations, cash flows and changes in partners’ capital for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, none of which has been or will be, individually or in the aggregate, material to the Partnership and its consolidated Subsidiaries, taken as a whole).

(c) Except (i) as reflected or otherwise reserved against on the balance sheet of the Partnership and its consolidated Subsidiaries as of the Balance Sheet Date (including the notes thereto) included in the Partnership SEC Documents filed by the Partnership and publicly available prior to the date of this Agreement, (ii) for liabilities and obligations incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice, (iii) for liabilities and obligations set forth in Section 4.5(c) of the Partnership Disclosure Schedule and (iv) for liabilities and other obligations incurred under or in accordance with this Agreement or in connection with the transactions contemplated by this Agreement, neither the Partnership nor any of its Subsidiaries has any liabilities or obligations of any nature (whether or not accrued or contingent) that would be required to be reflected or reserved against on a consolidated balance sheet of the Partnership prepared in accordance with GAAP or the notes thereto, other than as have not and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect.

(d) No Subsidiary of the Partnership is required to file reports, forms or other documents with the SEC pursuant to the Exchange Act.

(e) The General Partner has established and maintains adequate internal control over financial reporting and disclosure controls and procedures for the Partnership sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures that ensure that all material information required to be disclosed by the Partnership in the reports that it files under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to its management as appropriate to allow timely decisions regarding required disclosure. The General Partner has disclosed, based on its most recent evaluation, to the Partnership’s auditors and the Conflicts Committee (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Partnership’s ability to record, process, summarize and report financial information and have identified for the Partnership’s auditors and the Conflicts Committee any material weakness in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal control over financial reporting.

(f) Since December 31, 2019, the principal executive officer and principal financial officer of the General Partner have made all certifications (without qualification or exceptions to the matters certified, except as to knowledge) required by the Sarbanes-Oxley Act, and the statements contained in any such certifications are complete and correct, and none of the General Partner or its officers have received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certification. As of the date of this Agreement, and except as disclosed in a Partnership SEC Document filed with the SEC prior to the date of this Agreement, the General Partner has no knowledge of any material weaknesses in the design or operation of such internal controls over financial reporting.

Section 4.6 Absence of Certain Changes or Events.

(a) Since the Balance Sheet Date, there has not occurred any change, effect, event or occurrence that, individually or in the aggregate, has resulted, or would reasonably be likely to result, in a Partnership Material Adverse Effect.

(b) Since the Balance Sheet Date, except for this Agreement and the transactions contemplated by this Agreement, the Partnership and the other Group Members have carried on and operated their respective businesses in the ordinary course of business (except commercially reasonable actions outside of the ordinary course of business or not consistent with past practice in response to changes or developments resulting or arising from the COVID-19 pandemic).

Section 4.7 Legal Proceedings. There are no Proceedings pending or, to the knowledge of the Partnership, threatened in writing with respect to any Group Member or Proceedings pending or, to the knowledge of the Partnership, threatened in writing with respect to any of their respective properties or assets at law or in equity before any Governmental Authority, and there are no orders, judgments, decrees or similar rulings of any Governmental Authority against any Group Member, in each case except for those that have not had and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect. This Section 4.7 shall not apply to any Proceedings against a Group Member or any of its respective directors or managers to the extent arising out of this Agreement, the Merger or the other transactions contemplated by this Agreement.

Section 4.8 Compliance With Laws.

(a) Each Group Member is, and since the later of December 31, 2019 and its respective date of incorporation, formation or organization has been, in compliance with and are not in default under or in violation of any applicable federal, state, local or foreign or provincial law, statute, tariff, ordinance, rule, regulation, judgment, order, injunction, stipulation, determination, award or decree or agency requirement of or undertaking to any Governmental Authority, including common law (collectively, “Laws” and each, a “Law”), except where such non-compliance, default or violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect.

(b) Without limiting the generality of Section 4.8(a), neither the General Partner nor any Group Member nor, to the knowledge of the Partnership, any consultant, agent or Representative of any of the foregoing (in their respective capacities as such), (i) has violated the U.S. Foreign Corrupt Practices Act, or any other U.S. and foreign anti-corruption Laws that are applicable to the Partnership or its Subsidiaries; (ii) has, to the knowledge of the Partnership, been given written notice by any Governmental Authority of any facts which, if true, would constitute a violation of the U.S. Foreign Corrupt Practices Act or any other U.S. or foreign anti-corruption Laws by any such Person; and (iii) to the knowledge of the Partnership, is being (or has been) investigated by any Governmental Authority except, in each case of the foregoing clauses (i) through (iii), as would not have, individually or in the aggregate, a Partnership Material Adverse Effect.

(c) The Partnership or another Group Member holds all Partnership Permits and all such Partnership Permits are in full force and effect, except where the failure to hold such Partnership Permits or the failure of such Partnership Permits to be in full force and effect, would not have, individually or in the aggregate, a Partnership Material Adverse Effect.

Section 4.9 Environmental Matters. Except as set forth in Section 4.9 of the Partnership Disclosure Schedules and with such exceptions as, individually or in the aggregate, would not be reasonably likely to have a Partnership Material Adverse Effect: (a) the Partnership Group is, and since the later of December 31, 2019 and any such Group Member’s respective date of incorporation, formation or organization has been, in compliance with applicable Environmental Laws; (b) the Partnership or another Group Member has obtained, and is in compliance with, all Permits required under applicable Environmental Laws, and there are no Proceedings pending or, to the knowledge of the Partnership, threatened in writing to terminate, cancel or revoke any such Permit; (c) no written notice, demand, request for information, citation, summons, complaint or order has been received by, and no Proceeding is pending or, to the knowledge of the Partnership, threatened in writing by any Person against any Group Member, in each case with respect to any matters arising under Environmental Laws; (d) to the knowledge of the Partnership, there have been no Releases of Hazardous Substances at any property that require investigation or remediation by the Partnership or any of its Subsidiaries under applicable Environmental Laws, or would otherwise reasonably be expected to give rise to any Group Member incurring any liability, remedial obligation or corrective action requirement under applicable Environmental Laws; and (e) no Group Member has either, expressly or by operation of Law, assumed or undertaken any liability, including any obligation for remedial or corrective action, of any other Person relating to Environmental Laws.

Section 4.10 Information Supplied. Subject to the accuracy of the representations and warranties of the P66 Parties set forth in Section 5.9, none of the information supplied (or to be supplied) in writing by or on behalf of the Partnership or the General Partner specifically for inclusion or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Shares in connection with the Merger (as amended or supplemented from time to time, the “Registration Statement”) will, at the time the Registration Statement, or any amendment or supplement thereto, is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Information Statement will, on the date it is first mailed to the Limited Partners contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Information Statement will comply as to form in all material respects with the applicable requirements of the Securities Act or Exchange Act, as applicable. Notwithstanding the foregoing, neither the General Partner nor the Partnership make any representation or warranty with respect to information supplied by or on behalf of any P66 Party for inclusion or incorporation by reference in any of the foregoing documents.

Section 4.11 Partnership Benefit Plans; Employee Matters.

(a) Each Partnership Benefit Plan has been established, maintained and administered in compliance with its terms and with applicable Laws, including ERISA and the Code, except for such non-compliance which has not had and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect. Except as has not had and would not reasonably be expected to have a Partnership Material Adverse Effect, no Partnership Benefit Plan is or has been within the past six years a (i) “multiemployer plan” (within the meaning of Section 3(37) of ERISA), (ii) pension plan subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, (iii) “multiple employer plan” within the meaning of ERISA or an employee benefit plan subject to Section 413(c) of the Code, or (iv) “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect, no Proceeding, including any audit or investigation by any Governmental Authority, is pending or, to the knowledge of the Partnership, threatened with respect to any Partnership Benefit Plan (other than routine claims for benefits and non-material appeals of such claims).

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect, no Group Member is bound by or a party to any collective bargaining agreement or similar contract with any labor union or organization with respect to any of their employees. Except as would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect, no Group Member is currently engaged in any negotiation with any labor union or organization and, to the knowledge of the Partnership, there is no union representation question or certification petition pending before the National Labor Relations Board or any other similar Governmental Authority relating to any Group Member. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect, (i) no organized work stoppage, labor strike, labor dispute, lockout or slowdown against any Group Member is pending or, to the knowledge of the Partnership, threatened against or involving any Group Member; and (ii) no Group Member has received written notice of any unfair labor practice complaint and, to the knowledge of the Partnership, no such complaints against any Group Member are pending before the National Labor Relations Board or other similar Governmental Authority.

(d) As of the date hereof, no Group Member employs any employees, and no Group Member has extended any offer of employment to any individual that is outstanding as of the date hereof.

Section 4.12 Regulatory Matters.

(a) Except as would not, individually or in the aggregate, have a Partnership Material Adverse Effect, there are no Proceedings pending, or to the knowledge of the Partnership, threatened in writing, alleging that the Partnership or any other Group Member is in violation of the Natural Gas Act, 15 U.S.C. § 717, et seq. (the “NGA”), the Natural Gas Policy Act of 1978, 15 U.S.C. § 3301, et seq. (the “NGPA”), the Interstate Commerce Act, 49 U.S.C. App. § 1, et seq. (1988) (the “ICA”), the Federal Power Act, 16 U.S.C. § 791a, et seq. (the “FPA”), or the Public Utility Holding Company Act of 2005, 42 U.S.C. §§ 16451-16453 (“PUHCA”), or the rules and regulations promulgated thereunder, or the laws, rules and regulations of any state public utility commission or department in a state within which the Partnership or any other Group Member operates, as the case may be.

(b) Except as would not, individually or in the aggregate, have a Partnership Material Adverse Effect, all filings (other than immaterial filings) required to be made by the Partnership or any other Group Member during the three years preceding the date hereof, with the (i) Federal Energy Regulatory Commission (“FERC”) under the NGA, the NGPA, the ICA, the FPA, PUHCA, or the rules and regulations promulgated thereunder, (ii) the Department of Energy, or (iii) any state public utility commission or department in a state within which the Partnership or any of its Subsidiaries operates, as the case may be, have been made, including all forms, statements, reports, notices, agreements and all documents, exhibits, amendments and supplements appertaining thereto, and tariffs and related documents, and, to the knowledge of the Partnership, all such filings, as of their respective dates, and, as amended or supplemented, were in compliance with all applicable requirements of applicable statutes and the rules and regulations promulgated thereunder.

Section 4.13 Opinion of Financial Advisor. The Conflicts Committee has received the opinion of Evercore Group L.L.C. (the “Conflicts Committee Financial Advisor”) to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, qualifications, limitations and other matters set forth therein, the Exchange Ratio is fair, from a financial point of view, to the Partnership and the Partnership Unaffiliated Unitholders.

Section 4.14 Brokers and Other Advisors. Except for the Conflicts Committee Financial Advisor, the fees and expenses of which will be paid by the Partnership, no broker, investment banker or financial advisor is entitled to any broker’s, finder’s or financial advisor’s fee or commission, or the reimbursement of expenses, in connection with the Merger or the other transactions contemplated by this Agreement based on arrangements made by or on behalf of any Group Member or the Conflicts Committee. The Partnership has made available to Parent a correct and complete copy of the Partnership’s engagement letter with the Conflicts Committee

Financial Advisor, which letter describes all fees payable to the Conflicts Committee Financial Advisor in connection with the transactions contemplated by this Agreement and all agreements under which any such fees or any expenses are payable and all indemnification and other agreements with the Conflicts Committee Financial Advisor, entered into in connection with the transactions contemplated by this Agreement.

Section 4.15 Investment Company Act. The Partnership is not, nor immediately after the Closing will be, subject to regulation under the Investment Company Act of 1940, as amended.

Section 4.16 No Other Representations or Warranties. Except for the representations and warranties set forth in this Article IV, neither the Partnership nor any other Person makes or has made any express or implied representation or warranty with respect to the Partnership Group with respect to any other information provided to the P66 Parties in connection with the Merger or the other transactions contemplated by this Agreement. Each of the P66 Parties acknowledges and agrees that, without limiting the generality of the foregoing, neither the Partnership nor any other Person will have or be subject to any liability or other obligation to any P66 Party or any other Person resulting from the distribution to any P66 Party (including its respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, “Representatives”)), or any P66 Party’s (or such Representatives’) use of, any such information, including any information, documents, projections, forecasts or other materials made available to any P66 Party in expectation of the Merger, unless any such information is the subject of an express representation or warranty set forth in this Article IV.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF

THE P66 PARTIES

Except as disclosed in the Parent SEC Documents filed with or publicly furnished to the SEC on or after December 31, 2019, and prior to the date of this Agreement (but excluding any disclosure contained in any such Parent SEC Documents under the heading “Risk Factors” or “Cautionary Statements” or similar heading (other than any factual information contained within such headings, disclosure or statements)), the P66 Parties, jointly and severally, represent and warrant to the Partnership and the General Partner as follows:

Section 5.1 Organization, Standing and Power.

(a) Each of the P66 Parties is a legal entity duly incorporated, formed or organized, validly existing and in good standing under the applicable Laws of the jurisdiction in which it is incorporated, formed or organized, as applicable, and has all requisite corporate, limited liability company, partnership or other applicable entity power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power or authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent (“Parent Material Adverse Effect”).

(b) Each of the P66 Parties is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) Parent has made available (through the Parent SEC Documents) to the Partnership correct and complete copies of its Organizational Documents, in each case as amended to the date of this Agreement. All such Organizational Documents are in full force and effect, and Parent is not in violation of any of their provisions in any material respect.

Section 5.2 Capitalization.

(a) The authorized equity interests of Parent consist of (i) 2,500,000,000 Parent Shares and (ii) 500,000,000 shares of Parent Preferred Stock. As of October 25, 2021, there were (i) 438,170,289 Parent Shares issued and outstanding (excluding, for the avoidance of doubt, any Parent Shares held in treasury), (ii) 211,771,827 Parent Shares held in treasury and (iii) no shares of Parent Preferred Stock issued and outstanding or held in treasury. As of October 25, 2021, there were outstanding options to purchase shares of Parent Shares and other stock-settled equity-based awards (other than shares of restricted stock or other equity-based awards included in the number of shares of Parent Shares outstanding set forth above) with respect to 10,929,842 shares of Parent Shares. From October 25, 2021 until the date of this Agreement, no additional equity interests of Parent have been issued, other than Parent Shares issued in connection with or pursuant to the Parent Equity Plans. All outstanding equity securities of Parent are, and all Parent Shares issuable pursuant to the Parent Equity Plans, when issued in accordance with the respective terms thereof, will be, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

(b) As of the date of this Agreement, except pursuant to this Agreement, the Parent Equity Plans or grant documents issued thereunder, (i) there are no equity securities of Parent issued or authorized and reserved for issuance, (ii) there are no outstanding options, profits interest units, phantom units, restricted stock units, stock appreciation rights or other compensatory equity or equity-based awards or rights, warrants, preemptive rights, subscriptions, calls or other Rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating Parent to issue, transfer or sell any equity interest of Parent or any securities convertible into or exchangeable for such equity interests, or any commitment to authorize, issue or sell the same or any such equity securities and (iii) there are no contractual obligations of Parent to repurchase, redeem or otherwise acquire any other equity interest in Parent or any such securities or agreements listed in clause (ii) of this sentence. Since December 31, 2019, except pursuant to the Parent Equity Plans, there have been no other equity securities, options, profits interest units, phantom units, restricted stock units, stock appreciation rights, warrants, preemptive rights, subscriptions, calls or other Rights, convertible securities, exchangeable securities, agreements or commitments, or contractual obligations of the types described in the foregoing sentence issued or entered into by or on behalf of Parent.

(c) Parent does not have any outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible into, exchangeable for or exercisable for securities having the right to vote) with Parent Stockholders or any other equity interest on any matter.

(d) There are no voting trusts or other agreements or understandings to which Parent is a party with respect to the voting or registration of capital stock or other equity interest of Parent.

(e) When issued pursuant to the terms of this Agreement, all Parent Shares constituting the Merger Consideration will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

(f) All of the issued and outstanding equity interests of Merger Sub and all of the outstanding shares of P66 Company and P66 PDI are duly authorized, validly issued, fully paid and nonassessable (except, with respect to the limited liability company interests of Merger Sub, as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the DLLCA), and are owned, directly by Parent, in the case of P66 Company, by P66 Company, in the case of P66 PDI, and jointly by P66 Company and P66 PDI, in the case of Merger Sub; Parent has no obligation to make contributions to P66 Company by reason of Parent’s ownership of equity interests in P66 Company, P66 Company has no obligation to make contributions to P66 PDI or Merger Sub, respectively, by reason of P66 Company’s ownership of equity interests in P66 PDI and Merger Sub, respectively, and P66 PDI has no obligation to make contributions to Merger Sub by reason of P66 PDI’s ownership of equity interests in Merger Sub; Parent has no personal liability for the debts, obligations, obligations and liabilities of P66 Company, whether arising in contract, tort or otherwise, solely by reason of being an equity holder of P66 Company, P66 Company has no personal liability for the debts, obligations and liabilities of P66 PDI or Merger Sub, respectively, whether arising in contract, tort or otherwise, solely by reason of being an equity holder of P66 PDI and Merger Sub, respectively, and P66 PDI has no personal liability for the debts, obligations and liabilities of Merger Sub, whether arising in contract, tort or otherwise, solely by reason of being an equity holder of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Except for the obligations and liabilities incurred in connection with its formation, and the transactions referenced in or contemplated by this Agreement, Merger Sub has not, and will not have incurred, directly or indirectly, any obligations or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

Section 5.3 Authority; Noncontravention; Voting Requirements.

(a) Each of the P66 Parties has all necessary entity power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by each P66 Party of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby, have been, as applicable, duly authorized and approved by the Parent Board for and on behalf of Parent, the board of directors of P66 Company for and on behalf of P66 Company, and the P66 PDI Board for and on behalf of P66 PDI and Merger Sub, as applicable, and no other entity action on the part of any P66 Party is necessary to authorize the execution, delivery and performance by the P66 Parties of this Agreement and the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by each P66 Party and, assuming due authorization, execution and delivery of this

Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of such P66 Party, enforceable against such P66 Party in accordance with its terms, except as such enforcement may be limited by the Enforceability Exceptions. The Parent Board has taken all necessary action so that any Takeover Laws applicable to any P66 Party do not, and will not, apply to this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger and the Parent Stock Issuance.

(b) Neither the execution and delivery of this Agreement by the P66 Parties, nor the consummation by the P66 Parties of the transactions contemplated by this Agreement, nor compliance by the P66 Parties with any of the terms or provisions of this Agreement, will (i) contravene, conflict with, violate any provision of, result in any breach of, or require the consent of any Person under, the terms, conditions or provisions of the Parent Organizational Documents or the Organizational Documents of any other P66 Party, (ii) assuming the authorizations, consents and approvals referred to in Section 5.4 are obtained, and the filings referred to in Section 5.4 are made, (A) contravene, violate or conflict with any Law, judgment, writ or injunction of any Governmental Authority applicable to any P66 Party or any of their respective properties or assets, or (B) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, give rise to a right to receive a change of control payment (or similar payment) under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, any P66 Party under, any of the terms, conditions or provisions of any Contract or Permit to which any P66 Party is a party, or by which they or any of their respective properties or assets may be bound or affected or (iii) result in the exercisability of any right to purchase or acquire any material asset of any P66 Party, except, in the case of clause (ii) of this sentence, for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) No vote of the holders of any class or series of the capital stock of Parent is necessary to approve the Parent Stock Issuance.

(d) The Parent Board, by unanimous vote, (i) determined that the transactions contemplated by this Agreement, including the Merger and the Parent Stock Issuance, are in the best interests of Parent and the Parent Stockholders and (ii) authorized and approved the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby, including the Merger and the Parent Stock Issuance, on the terms and subject to the conditions set forth in this Agreement as deemed appropriate by Parent’s authorized officers.

Section 5.4 Governmental Approvals. Except for (a) filings required under, and compliance with other applicable requirements of, the Exchange Act, the Securities Act, including the filing with the SEC of the Registration Statement and the Information Statement constituting a part thereof, and applicable state securities and “blue sky” laws, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or (c) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by the P66 Parties and the consummation by the P66 Parties of the transactions contemplated by this Agreement, other than such other consents, approvals, filings, declarations or registrations that are not required to be obtained or made prior to the consummation of such transactions or, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

Section 5.5 Parent SEC Documents; Undisclosed Liabilities; Internal Controls.

(a) Parent has filed or furnished all reports, schedules, forms, certifications, prospectuses, and registration, proxy and other statements required to be filed or furnished by them with the SEC since December 31, 2019 (collectively and together with all documents filed or publicly furnished on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Parent SEC Documents”). The Parent SEC Documents, as of their respective effective dates (in the case of the Parent SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Parent SEC Documents), or, if amended, as finally amended prior to the date of this Agreement, complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, as the case may be, applicable to such Parent SEC Documents, and none of the Parent SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth in Section 5.5(a) of the disclosure letter delivered by the P66 Parties to the Partnership prior to execution of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the Parent SEC Documents. To the knowledge of Parent, none of the Parent SEC Documents is the subject of ongoing SEC review or investigation.

(b) The consolidated financial statements of Parent included in the Parent SEC Documents as of their respective dates (if amended, as of the date of the last such amendment) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations, cash flows and changes in stockholders’ equity for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, none of which has been or will be, individually or in the aggregate, material to Parent and its consolidated Subsidiaries, taken as a whole).

(c) Except (i) as reflected or otherwise reserved against on the balance sheet of Parent and its consolidated Subsidiaries as of the Balance Sheet Date (including the notes thereto) included in the Parent SEC Documents filed by Parent and publicly available prior to the date of this Agreement, (ii) for liabilities and obligations incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice, and (iii) for liabilities and other obligations incurred under or in accordance with this Agreement or in connection with the transactions contemplated by this Agreement, neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether or not accrued or contingent) that would be required to be reflected or reserved against on a consolidated balance sheet of Parent prepared in accordance with GAAP or the notes thereto, other than as have not and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(d) Parent has established and maintains adequate internal control over financial reporting and disclosure controls and procedures sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures that ensure that all material information required to be disclosed by Parent in the reports that it files under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to its management as appropriate to allow timely decisions regarding required disclosure. Parent has disclosed, based on its most recent evaluation, to the Parent’s auditors (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and have identified for the Parent’s auditors any material weakness in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Parent’s internal control over financial reporting.

(e) Since December 31, 2019, the principal executive officer and principal financial officer of Parent have made all certifications (without qualification or exceptions to the matters certified, except as to knowledge)

required by the Sarbanes-Oxley Act, and the statements contained in any such certifications are complete and correct, and none of Parent or its officers have received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certification. As of the date of this Agreement, and except as disclosed in a Parent SEC Document filed with the SEC prior to the date of this Agreement, Parent has no knowledge of any material weaknesses in the design or operation of such internal controls over financial reporting.

Section 5.6 Absence of Certain Changes or Events.

(a) Since the Balance Sheet Date, there has not occurred any change, effect, event or occurrence that, individually or in the aggregate, has resulted, or would reasonably be likely to result, in a Parent Material Adverse Effect.

(b) Since the Balance Sheet Date, except for this Agreement and the transactions contemplated by this Agreement, each P66 Party has carried on and operated its business in the ordinary course of business (except for commercially reasonable actions outside of the ordinary course of business or not consistent with past practice in response to changes or developments resulting or arising from the COVID-19 pandemic).

Section 5.7 Legal Proceedings(a) . There are no Proceedings pending or, to the knowledge of Parent, threatened in writing with respect to any P66 Party or Proceedings pending or, to the knowledge of Parent, threatened in writing with respect to any of their respective properties or assets at law or in equity before any Governmental Authority, and there are no orders, judgments, decrees or similar rulings of any Governmental Authority against any P66 Party, in each case except for those that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. This Section 5.7 shall not apply to any Proceedings against any P66 Party or any of their respective directors, managing members or officers, as applicable, to the extent arising out of this Agreement, the Merger or the other transactions contemplated by this Agreement.

Section 5.8 Compliance With Laws. Each of the P66 Parties is, and since the later of December 31, 2019 and its date of incorporation, formation or organization has been, in compliance with and is not in default under or in violation of any applicable Law, except where such non-compliance, default or violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.9 Information Supplied. Subject to the accuracy of the representations and warranties of the Partnership and the General Partner set forth in Section 4.10, none of the information supplied (or to be supplied) in writing by or on behalf of the P66 Parties specifically for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement, or any amendment or supplement thereto, is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Information Statement will, on the date it is first mailed to the Limited Partners contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Information Statement and the Registration Statement will comply as to form in all material respects with the applicable requirements of the Securities Act or Exchange Act, as applicable. Notwithstanding the foregoing, none of the P66 Parties makes any representation or warranty with respect to information supplied by or on behalf of the Partnership or the General Partner for inclusion or incorporation by reference in any of the foregoing documents.

Section 5.10 Brokers and Other Advisors. Except for Citigroup Global Markets Inc. and BofA Securities, Inc., the fees and expenses of which will be paid by Parent, no broker, investment banker or financial advisor is entitled to any broker’s, finder’s or financial advisor’s fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of any P66 Party or any of its Subsidiaries.

Section 5.11 Investment Company Act. Parent is not, nor immediately after the Closing will be, subject to regulation under the Investment Company Act of 1940, as amended.

Section 5.12 Ownership of Partnership Interests. Parent and its Subsidiaries, taken together, are the beneficial owners of 169,760,137 Common Units and the General Partner Interest. As of the date of this Agreement, the Common Units beneficially owned by Parent and its Subsidiaries constitute a Unit Majority.

Section 5.13 No Other Representations or Warranties. Except for the representations and warranties set forth in this Article V, none of the P66 Parties or any other Person makes or has made any express or implied representation or warranty with respect to the P66 Parties or with respect to any other information provided to the Partnership, the General Partner or the Conflicts Committee (including their respective Representatives) in connection with the Merger or the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, none of the P66 Parties or any other Person will have or be subject to any liability or other obligation to the Partnership or the General Partner or any other Person resulting from the distribution to the Partnership, the General Partner or the Conflicts Committee (including their respective Representatives), or the Partnership’s, the General Partner’s or the Conflicts Committee’s (or such Representatives’) use of, any such information, including any information, documents, projections, forecasts or other materials made available to the Partnership, the General Partner and the Conflicts Committee in expectation of the Merger, unless any such information is the subject of an express representation or warranty set forth in this Article V.

ARTICLE VI

ADDITIONAL COVENANTS AND AGREEMENTS

Section 6.1 Preparation of the Registration Statement, the Information Statement.

(a) As promptly as practicable following the date of this Agreement, (i) the Partnership and Parent shall jointly prepare and the Partnership shall file with the SEC the Information Statement and (ii) the Partnership and Parent shall jointly prepare and Parent shall file with the SEC the Registration Statement, in which the Information Statement will be included as a prospectus. The Partnership and Parent each shall, upon request by the other, furnish the other with all information concerning themselves, their Subsidiaries, directors, officers and unitholders and such other matters as may be reasonably necessary or advisable in connection with the Registration Statement. Each of the Partnership and Parent shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and keep the Registration Statement effective for so long as necessary to consummate the transactions contemplated by this Agreement. Each of the Partnership and Parent shall use its reasonable best efforts to cause the Information Statement to be mailed to the Limited Partners as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Each of the parties shall cooperate and consult with each other in connection with the preparation and filing of the Registration Statement and the Information Statement, as applicable, including promptly furnishing to each other in writing upon request any and all information relating to a party or its Affiliates as may be required to be set forth therein, as applicable, under applicable Law. No filing of, or amendment or supplement to, the Registration Statement or the Information Statement will be made by a party without providing the other parties a reasonable opportunity to review and comment thereon. If at any time prior to the Effective Time any information relating to the Partnership or Parent, or any of their respective Affiliates, directors or officers, is discovered by the Partnership or Parent that should be set forth in an amendment or supplement to, the Registration Statement or the Information Statement, so that any such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Laws, disseminated to the Limited Partners. The parties shall notify each other promptly of the receipt of any comments, written or oral, from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Information Statement or the Registration Statement or for additional information, and each party shall supply each other with copies of (i) all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Information Statement or the Registration Statement or the transactions contemplated by this Agreement and (ii) all orders of the SEC relating to the Information Statement or the Registration Statement.

(b) The General Partner shall distribute to the Limited Partners the Information Statement as promptly as practicable after the Registration Statement is declared effective under the Securities Act.

Section 6.2 Conduct of Business.

(a) Except (i) as permitted by this Agreement, (ii) as set forth in Section 6.2(a) of the Partnership Disclosure Schedule, (iii) as required by applicable Laws, (iv) as provided in any Partnership Material Contract in effect as of the date of this Agreement (including the Partnership Agreement) or (v) as consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement until the Effective Time, each of the Partnership and the General Partner shall, and shall cause each of their respective Subsidiaries to: (A) conduct its business in the ordinary course of business consistent with past practice, provided, that this Section 6.2(a)(iv)(A) shall not prohibit the Partnership and the other Group Members from taking commercially reasonable actions outside of the ordinary course of business or not consistent with past practice in response to (x) changes or developments resulting or arising from the

COVID-19 pandemic or (y) other changes or developments that would reasonably be expected to cause a reasonably prudent company similar to the Partnership to take commercially reasonable actions outside of the ordinary course of business consistent with past practice; (B) use commercially reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationships with it and retain the services of its present officers and key employees, if any; (C) use commercially reasonable efforts to keep in full force and effect all material Partnership Permits and all material insurance policies maintained by the Group Members, other than changes to such policies made in the ordinary course of business; and (D) use commercially reasonable efforts to comply in all material respects with all applicable Laws and the requirements of all Partnership Material Contracts. Without limiting the generality of the foregoing, except (i) as expressly permitted by this Agreement, (ii) as set forth in Section 6.2(a) of the Partnership Disclosure Schedule, (iii) as required by applicable Laws, (iv) with respect to clause (iv) below, as provided in any Partnership Material Contract in effect as of the date of this Agreement (including the Partnership Agreement), or (v) as consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement until the Effective Time, the Partnership and the General Partner shall not, and shall not permit any of their respective Subsidiaries to:

(i) amend the Organizational Documents (whether by merger, consolidation, conversion or otherwise) of such entity in any manner that would reasonably be expected to prevent or in any material respect hinder, impede or delay the ability of the parties to satisfy any of the conditions to or the consummation of the Merger or the other transactions contemplated by this Agreement;

(ii) declare, authorize, set aside or pay any distribution payable in cash, equity or property in respect of the Common Units or the Series A Preferred Units, other than as contemplated in Section 6.10;

(iii) issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any equity securities of the Partnership or any of its Subsidiaries, or securities convertible or exchangeable into or exercisable for any equity securities, or any options, warrants or other rights of any kind to acquire any equity securities or such convertible or exchangeable securities or interests other than issuances of Director LTIP Awards in the ordinary course of business (including any Director LTIP Awards which shall be made in January 2022 to the extent the Closing has not occurred by such time) or Common Units (A) upon vesting or settlement of Partnership LTIP Awards that are outstanding on the date of this Agreement or otherwise granted in compliance with this Agreement or (B) to holders of Series A Preferred Units in connection with the conversion or redemption of such Series A Preferred Units in accordance with Sections 5.11(b)(v) or 5.11(b)(vi)(C) of the Partnership Agreement;

(iv) make any capital expenditure or capital expenditures (which shall include, any investments by contribution to capital, property transfers, purchase of securities or otherwise), except (A) as set forth in the Partnership’s budgeted capital expenditure plan as of the date hereof, (B) capital expenditures in addition to those in clauses (A) and (C) of this Section 6.2(a)(iv) that do not exceed, individually or in the aggregate, 10% of the Partnership’s budgeted capital expenditures for the current fiscal year or (C) as may be reasonably required to conduct emergency operations, repairs or replacements on any pipeline, terminal, or other facility;

(v) make any acquisition or disposition, directly or indirectly (including by merger, consolidation, acquisition of assets, tender or exchange offer or otherwise), of any business or any corporation, partnership, limited liability company, joint venture or other business organization or division thereof or any property or assets of any other Person, other than acquisitions or dispositions (A) in the ordinary course of business or (B) outside the ordinary course of business the consideration for which does not exceed $200,000,000 in the aggregate;

(vi) make any loans or advances to any Person (other than (x) to its employees in the ordinary course of business consistent with past practice, (y) loans and advances to another Group Member and (z) trade credit granted in the ordinary course of business consistent with past practice);

(vii) incur, refinance or assume, or prepay or repurchase, any indebtedness for borrowed money or guarantee any such indebtedness for borrowed money or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of a Group Member, other than (w) borrowings under the Partnership Revolving Credit Facility, (x) borrowings from the Partnership or any other Group Member by another Group Member, (y) repayments of borrowings from the Partnership or any other Group Member by another Group Member and guarantees by the Partnership or another Group Member of indebtedness of any other Group Member and (z) repayments or repurchases required pursuant to the terms of such indebtedness for borrowed money or debt securities;

(viii) split, combine, divide, subdivide, reverse split, reclassify, recapitalize or effect any other similar transaction with respect to any of such entity’s capital stock or other equity interests, other than issuances of Common Units to holders of Series A Preferred Units in connection with the conversion or redemption of such Series A Preferred Units in accordance with Sections 5.11(b)(v) or 5.11(b)(vi)(C) of the Partnership Agreement;

(ix) adopt a plan or agreement of complete or partial liquidation, dissolution or restructuring or a plan or agreement of reorganization under any bankruptcy or similar Law;

(x) waive, release, assign, settle or compromise any Proceeding, including any state or federal regulatory Proceeding seeking damages or injunction or other equitable relief, which waiver, release, assignment, settlement or compromise would reasonably be expected to result in a Partnership Material Adverse Effect;

(xi) make any material changes in financial accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by a change in GAAP or applicable Law;

(xii) except as required by applicable Law or the terms of any Partnership Benefit Plan existing and in effect on the date of this Agreement or as contemplated by this Agreement, (w) establish, adopt, materially amend or modify, commence participation in or terminate (or commit to establish, adopt, materially amend or modify, commence participation in or terminate) any material Partnership Benefit Plan (or any plan or arrangement that would be a material Partnership Benefit Plan if in effect as of the date of this Agreement), (x) materially increase in any manner the compensation, severance or benefits of any of the current or former directors, officers, employees, consultants, independent contractors or other service providers of the General Partner, the Partnership or any of their respective Subsidiaries, or enter into or amend any employment, severance, termination, retention or consulting agreement, in each case, other than in the ordinary course of business, (y) accelerate any material rights or benefits under any Partnership Benefit Plan, or (z) grant or amend any Partnership LTIP Awards or other equity awards, except in the ordinary course of business; or

(xiii) agree, in writing or otherwise, to take any of the foregoing actions.

(b) Except (i) as permitted by this Agreement, (ii) as required by applicable Laws, (iii) as provided in any Parent Material Contract in effect as of the date of this Agreement or (iv) as consented to in writing by the Partnership (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement until the Effective Time, Parent shall, and shall cause each other P66 Party to: (A) conduct its business in the ordinary course of business consistent with past practice; provided, that this Section 6.2(b)(iv)(A) shall not prohibit Parent and its Subsidiaries from taking commercially reasonable actions outside of the ordinary course of business or not consistent with past practice in response to (x) changes or developments resulting or arising from the COVID-19 pandemic or (y) other changes or developments that would reasonably be expected to cause a reasonably prudent company similar to Parent to take commercially reasonable actions outside of the ordinary course of business consistent with past practice; (B) use commercially reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationship with it and retain the services of its present officers and key employees; (C) use commercially reasonable efforts to keep in full force and effect all material Permits of Parent and all material insurance policies maintained by the such P66 Party, other than changes to such policies made in the ordinary course of business; and (D) use commercially reasonable efforts to comply in all material respects with all applicable Laws and the requirements of all Parent Material Contracts. Without limiting the generality of the foregoing, except (i) as expressly permitted by this Agreement, (ii) as required by applicable Laws, (iii) as provided in any Parent Material Contract in effect as of the date of this Agreement or (iv) as consented to in writing by the Partnership (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement until the Effective Time, Parent shall not, and shall not permit any of the other P66 Parties to:

(i) amend any P66 Party’s Organizational Documents (whether by merger, consolidation, conversion or otherwise) in any manner that would reasonably be expected to (A) prevent or in any material respect hinder, impede or delay the ability of the parties to satisfy any of the conditions to or the consummation of the Merger or the other transactions contemplated by this Agreement or (B) adversely affect (1) the economic benefits to be obtained by Partnership Unaffiliated Unitholders or (2) the terms of the Parent Common Stock in any material respect;

(ii) cause Parent to merge, consolidate or enter into any other business combination transaction or agreement with any Person in which such other Person is the surviving entity or that would reasonably be expected to prevent or in any material respect hinder, impede or delay the ability of the P66 Parties to satisfy any of the conditions to or the consummation of the Merger or the other transactions contemplated by this Agreement;

(iii) adopt a plan or agreement of complete or partial liquidation, dissolution or restructuring of Parent or a plan or agreement of reorganization of Parent under any bankruptcy or similar Law;

(iv) split, combine, divide, subdivide, reverse split, reclassify, recapitalize or effect any other similar transaction with respect to any of Parent’s capital stock or other equity interests;

(v) waive, release, assign, settle or compromise any Proceeding, including any state or federal regulatory Proceeding seeking damages or injunction or other equitable relief, if such waiver, release, assignment, settlement or compromise would reasonably be expected to result in a Parent Material Adverse Effect;

(vi) make any material changes in financial accounting methods, principles or practices (or change an annual accounting period) of Parent, except insofar as may be required by a change in GAAP or applicable Law;

(vii) declare, authorize, set aside or pay any distribution payable in cash, stock or property in respect of any of Parent’s capital stock, other than regular quarterly cash dividends on the Parent Common Stock in the ordinary course of business consistent with past practice and other than dividends or distributions with a record date after the Effective Time, subject to Section 6.10; provided, however, that nothing contained herein shall prohibit Parent Board from increasing or decreasing the quarterly cash dividend on Parent Common Stock; or

(viii) agree, in writing or otherwise, to take any of the foregoing actions.

Section 6.3 Reasonable Best Efforts. Subject to the terms and conditions of, and other than as expressly contemplated by, this Agreement, each of the P66 Parties, on the one hand, and the Partnership and the General Partner, on the other hand, shall cooperate with the other and use and shall cause their respective Subsidiaries to use their reasonable best efforts to (i) take, or cause to be taken, all appropriate actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to the Closing to be satisfied as promptly as practicable (and in any event no later than the Outside Date), including, for the avoidance of doubt, in the case of Parent and the General Partner, until the Effective Time or the termination of this Agreement, retaining ownership and voting control, directly or indirectly, over all Common Units and the General Partner Interest in the Partnership beneficially owned by Parent, any of its Subsidiaries or the General Partner, as applicable, as of the date of this Agreement or acquired thereafter, and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notifications, notices, petitions, statements, registrations, submissions of information, applications and other documents; (ii) obtain promptly (and in any event no later than the Outside Date) all approvals, consents, waivers, clearances, expirations or terminations of waiting periods, registrations, Permits, authorizations and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the transactions contemplated by this Agreement; and (iii) defend any Proceedings challenging this Agreement or the consummation of the transactions contemplated by this Agreement or seek to have lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement.

Section 6.4 Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Partnership. Thereafter, neither Parent nor the Partnership shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to this Agreement or the transactions contemplated by this Agreement without the prior consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable Laws or by any applicable listing agreement with the NYSE as determined in the good faith judgment of the party proposing to make such release (in which case such party shall not issue or cause the publication of such press release or other public announcement without prior consultation with the other party); provided, however, that each party and their respective Affiliates may make statements that are consistent with statements made in previous press releases, public disclosures or public statements made by Parent or the Partnership in compliance with this Section 6.4.

Section 6.5 Access to Information. Upon reasonable advance notice and subject to applicable Laws relating to the exchange of information, each party shall, and shall cause each of its Subsidiaries to, afford to the other party and its Representatives, reasonable access during normal business hours (and, with respect to books and records, the right to copy) to all of its and such Subsidiaries’ properties, commitments, books, Contracts, records and correspondence (in each case, whether in physical or electronic form), officers, employees, accountants, counsel, financial advisors and other Representatives, in each case for integration and operational planning related to the transactions contemplated by this Agreement; provided, that such access shall be provided on a basis that minimizes the disruption to the operations of the requested party and its Representatives. Subject to applicable Laws, from the date of this Agreement until the Effective Time, Parent and the Partnership shall furnish promptly to one another (i) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it in connection with the transactions contemplated by this Agreement during such period pursuant to the requirements of federal, state or foreign Laws (including pursuant to the Securities Act, the Exchange Act and the rules of any Governmental Authority thereunder), as applicable (other than documents that such party is not permitted to disclose under applicable Laws) (which such furnishing will be deemed to have occurred in the case of any document filed with or furnished to the SEC without further action on the part of the furnishing party), and (ii) all information concerning Parent’s or the Partnership’s business, properties and personnel as the other party may reasonably request, including all information relating to environmental matters, for the purpose of completing the other party’s due diligence. Notwithstanding the foregoing, no party shall have an obligation to provide access to any information the disclosure of which the other party has concluded may jeopardize any privilege available to such party or any of its Affiliates relating to such information or would be in violation of a confidentiality obligation binding on such party or any of its Affiliates.

Section 6.6 Indemnification and Insurance.

(a) From and after the Effective Time, to the fullest extent permitted under applicable Laws, Parent shall, and shall cause the Surviving Entity to, (i) indemnify and hold harmless each Indemnified Person against any reasonable costs or expenses (including reasonable attorneys’ fees and all other reasonable costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Proceeding, including any Proceeding relating to a claim for indemnification or advancement brought by an Indemnified Person), judgments, fines, losses, claims, damages or liabilities, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) in connection with any actual or threatened Proceeding, and, upon receipt by Parent of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined in a final and non-appealable judgment entered by a court of competent jurisdiction that the Indemnified Person is not entitled to be indemnified, provide advancement of expenses with respect to each of the foregoing to, all Indemnified Persons; and (ii) honor the provisions regarding elimination of liability of officers and directors, indemnification of officers, directors and employees and advancement of expenses contained in the Organizational Documents of the Partnership and the General Partner immediately prior to the Effective Time, and ensure that the Organizational Documents of the Partnership and the General Partner or any of their respective successors or assigns, if applicable, shall, for a period of six years following the Effective Time, contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers and employees of the Partnership and the General Partner than are presently set forth in such Organizational Documents. Any right of an Indemnified Person pursuant to this Section 6.6(a) shall not be amended, repealed, terminated or otherwise modified at any time in a manner that would adversely affect the rights of such Indemnified Person as provided herein, and shall be enforceable by such Indemnified Person and heir respective heirs and Representatives against Parent, the Partnership and the General Partner and their respective successors and assigns.

(b) The Surviving Entity, or Parent on behalf of the Surviving Entity, shall maintain in effect for a period of six years following the Effective Time the Partnership’s current directors’ and officers’ liability insurance policies covering acts or omissions occurring at or prior to the Effective Time with respect to Indemnified Persons (provided, that the Surviving Entity, or Parent on behalf of the Surviving Entity, may substitute therefor policies with reputable carriers of at least the same coverage containing terms and conditions that are no less favorable to the Indemnified Persons in any material respect); provided, however, that in no event shall the Surviving Entity or Parent, as applicable, be required to expend pursuant to this Section 6.6(b) more than an amount per year equal to 300% of current annual premiums paid by the Partnership for such insurance (the “Maximum Amount”). In the event that, but for the proviso to the immediately preceding sentence, the Surviving Entity would be required to expend more than the Maximum Amount, the Surviving Entity, or Parent on behalf of the Surviving Entity, shall obtain the maximum amount of such insurance as is available for the Maximum Amount. If Parent, in its sole discretion elects, then, in lieu of the obligations of the Surviving Entity under this Section 6.6(b), the Partnership or Parent may (but shall be under no obligation to), prior to the Effective Time, purchase a prepaid “tail policy” with respect to acts or omissions occurring or alleged to have occurred prior to the Effective Time that were committed or alleged to have been committed by such Indemnified Persons in their capacity as such; provided, that in no event shall the cost of such policy exceed six times the Maximum Amount.

(c) The rights of any Indemnified Person under this Section 6.6 shall be in addition to any other rights such Indemnified Person may have under the Parent Organizational Documents, the Organizational Documents of each of the Partnership, the General Partner, the Surviving Entity or any Subsidiary of Parent or the Partnership, any indemnification agreements, or the DLLCA or DRULPA. The provisions of this Section 6.6 shall survive the consummation of the transactions contemplated by this Agreement and are expressly intended to benefit each of the Indemnified Persons and their respective heirs and Representatives. If Parent, the Surviving Entity and/or the General Partner, or any of their respective successors or assigns (i) consolidates with or merges into any other Person, or (ii) transfers or conveys all or substantially all of their businesses or assets to any other Person, then, in each such case, to the extent necessary, a proper provision shall be made so that the successors and assigns of Parent, the Surviving Entity and/or the General Partner shall assume the obligations of Parent, the Surviving Entity and the General Partner set forth in this Section 6.6.

Section 6.7 Fees and Expenses. Except as otherwise provided in Section 8.2 and Section 8.3, all fees and expenses incurred in connection with the transactions contemplated by this Agreement including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated by this Agreement, shall be the obligation of the respective party incurring such fees and expenses, except (a) Parent and the Partnership shall each bear and pay one half of the expenses incurred in connection with the filing, printing and mailing of the Registration Statement and the Information Statement and (b) Parent shall pay all costs and fees of the Exchange Agent and all expenses associated with the exchange process.

Section 6.8 Section 16 Matters. Prior to the Effective Time, the Partnership shall take all such steps as may be required (to the extent permitted under applicable Laws) to cause any dispositions of Common Units (including derivative securities with respect to Common Units) or acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Partnership, or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.9 Stock Exchange Listing, Delisting and Deregistration.

(a) Parent shall use its reasonable best efforts to cause the Parent Shares to be issued in connection with the Merger to be listed on the NYSE, subject to official notice of issuance, prior to the Effective Time. Prior to the Closing, Parent shall submit a supplemental listing application with the NYSE (the “NYSE Listing Application”) with respect to such Parent Shares in accordance with the requirements of the NYSE. Parent shall use its reasonable best efforts to have the NYSE Listing Application approved (subject to official notice of issuance) as promptly as practicable after such submission (including by responding to comments of NYSE). The Partnership shall furnish all information as may be reasonably requested by Parent in connection with any such action and the preparation and submission of the NYSE Listing Application. No submission of, or amendment or supplement to, the NYSE Listing Application will be made by Parent without providing the Partnership with a reasonable opportunity to review and comment thereon. In addition, Parent agrees to provide the Partnership and its legal counsel with copies of any written comments, and shall inform the Partnership of any oral comments, that Parent or its counsel may receive from time to time from the NYSE or its staff with respect to the NYSE Listing Application promptly after receipt of such comments, and any written or oral responses thereto. The Partnership and its legal counsel shall be given a reasonable opportunity to review any such written responses and Parent shall give due consideration to the additions, deletions or changes suggested thereto by the Partnership and its counsel.

(b) The Partnership will cooperate and use its reasonable best efforts to cause the delisting of Common Units from the NYSE and the deregistration of such securities under the Exchange Act as promptly as practicable following the Closing in compliance with applicable Law.

Section 6.10 Dividends and Distributions. After the date of this Agreement and until the Effective Time, each of Parent and the Partnership shall coordinate with the other regarding the timing of any declaration of any dividends or distributions in respect of Parent Common Stock and Common Units and the record dates and payment dates relating thereto, it being the intention of the parties that holders of Common Units shall not receive, for any quarter, distributions both in respect of Common Units and also dividends in respect of Parent Common Stock that they receive in exchange therefor in the Merger, but that they shall receive for any such quarter either: (i) only distributions in respect of Common Units or (ii) only dividends in respect of Parent Common Stock that they receive in exchange therefor in the Merger. Without limiting the foregoing, the General Partner shall cause the Partnership to declare, authorize and pay regular quarterly cash distributions on the Common Units in accordance with past practice and in an amount not less than $0.875 per Common Unit for the quarterly period ending December 31, 2021 and for each full quarterly period thereafter during the term of this

Agreement to the extent the Closing does not occur prior to the applicable record date established by the GP Board with respect to each such quarterly distribution; provided, however, that neither the General Partner nor the Partnership shall be required to take any action pursuant to this Section 6.10 that would violate applicable Law, the Organizational Documents of the Partnership or any Contract to which the Partnership or the General Partner is a party as of the date hereof.

Section 6.11 Conflicts Committee. Prior to the earlier of the Effective Time and the termination of this Agreement, Parent shall not, and it shall not permit any of its Subsidiaries to, take any action intended to cause the General Partner (or the sole member of the General Partner) to, without the consent of a majority of the then existing members of the Conflicts Committee, eliminate the Conflicts Committee, revoke or diminish the authority of the Conflicts Committee or remove or cause the removal of any director of the General Partner who is a member of the Conflicts Committee either as a director or as a member of such committee. For the avoidance of doubt, this Section 6.11 shall not apply to the removal of any director for Cause or the filling, in accordance with the provisions of the General Partner Company Agreement, of any vacancies in the Conflicts Committee, including any vacancies caused by the resignation, death or incapacity of any such director or any such removal of a director for Cause.

Section 6.12 Performance by the General Partner. Parent will cause the General Partner, the Partnership and their respective Subsidiaries to comply with the provisions of this Agreement. Notwithstanding the foregoing, it is understood and agreed that actions or inactions by the Partnership and the General Partner and their respective Subsidiaries shall not be deemed to be breaches or violations or failures to perform by Parent of any of the provisions of this Agreement unless such action or inaction was or was not taken, in either case, at the direction of Parent. In no event shall the General Partner or the Partnership have any liability for, or be deemed to breach, violate or fail to perform any of the provisions of this Agreement by reason of, any action taken or omitted to be taken by the General Partner, the Partnership, any of their respective Subsidiaries or any of their respective Representatives at the direction of Parent, any of its Subsidiaries or any of their respective Representatives.

Section 6.13 Tax Matters. For U.S. federal income tax purposes (and for purposes of any applicable state, local or foreign Tax that follows the U.S. federal income tax treatment), the parties agree to treat the Merger as a taxable sale of 99% of the Public Common Units to P66 PDI and 1% of the Public Common Units to P66 Company in exchange for the Merger Consideration. The parties will prepare and file all Tax Returns consistent with the foregoing and will not take any inconsistent position on any Tax Return, or during the course of any Proceeding with respect to Taxes, except as otherwise required by applicable Law following a final determination by a court of competent jurisdiction or other administrative settlement with or final administrative decision by the relevant Governmental Authority.

Section 6.14 Takeover Statutes. Parent shall not, and shall cause its Subsidiaries not to, take any action that would, or would reasonably be expected to, cause any Takeover Law to become applicable to this Agreement, the Merger, the Parent Stock Issuance or the other transactions contemplated by this Agreement or related thereto. If any Takeover Law shall become applicable to this Agreement, the Merger or the other transactions contemplated by this Agreement or related thereto, Parent, the Parent Board, the General Partner, the GP Board and the Conflicts Committee shall use reasonable best efforts to take such actions so that the transactions contemplated by this Agreement, including the Merger and the Parent Stock Issuance, may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise use reasonable best efforts to eliminate or minimize the effects of such statute or regulation on the transactions contemplated by this Agreement, including the Merger and the Parent Stock Issuance.

Section 6.15 Securityholder Litigation. The Partnership and the General Partner shall give Parent prompt notice and the opportunity to participate in the defense or settlement of any securityholder litigation against the Partnership and the General Partner and/or their directors (as applicable) relating to the transactions contemplated by this Agreement and no such settlement shall be agreed to without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that the Partnership and the General Partner shall in any event control such defense and/or settlement and shall not be required to provide information if doing so would be reasonably expected to violate the confidentiality obligations of such party or threaten the loss of any attorney-client privilege or other applicable legal privilege.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Laws) on or prior to the Closing Date of the following conditions:

(a) Written Consent. The Written Consent shall not have been amended, modified, withdrawn, terminated or revoked; provided, however, that this Section 7.1(a) shall not imply that the Written Consent is permitted by the Partnership Agreement or applicable Law to be amended, modified or revoked following its execution by holders of the Common Units constituting a Unit Majority.

(b) No Injunctions or Restraints. No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (collectively, “Restraints”) shall be in effect enjoining, restraining, preventing or prohibiting consummation of the transactions contemplated by this Agreement or making the consummation of the transactions contemplated by this Agreement illegal.

(c) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no Proceedings for that purpose shall have been initiated or threatened by the SEC.

(d) Information Statement. The Information Statement shall have been mailed to all holders of Common Units following effectiveness of the Registration Statement and at least 20 Business Days prior to the Closing.

(e) Stock Exchange Listing. The Parent Common Stock deliverable to the Limited Partners as contemplated by this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

Section 7.2 Conditions to Obligations of the P66 Parties to Effect the Merger. The obligations of the P66 Parties to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Laws) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Partnership and the General Partner contained in Section 4.1, Section 4.3(a) and Section 4.6(a) shall be true and correct in all respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (ii) the representations and warranties of the Partnership and the General Partner contained in Section 4.2(a) and Section 4.2(c) shall be true and correct in all respects, other than immaterial misstatements or omissions, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (iii) all other representations and warranties of the Partnership and the General Partner set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Partnership Material Adverse Effect” set forth in any individual representation or warranty, other than in Section 4.5 and Section 4.10) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Partnership and the General Partner by an executive officer of the General Partner to such effect.

(b) Performance of Obligations of the Partnership and the General Partner. Each of the Partnership and the General Partner shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date. Parent shall have received a certificate signed on behalf of the Partnership and the General Partner by an executive officer of the General Partner to such effect.

Section 7.3 Conditions to Obligation of the Partnership to Effect the Merger. The obligation of the Partnership to effect the Merger is further subject to the satisfaction (or waiver, if permissible under applicable Laws) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the P66 Parties contained in Section 5.1, Section 5.3(a), Section 5.3(c) and Section 5.6(a) shall be true and correct in all respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (ii) the representations and warranties of the P66 Parties contained in Section 5.2(a) and (e) shall be true and correct in all respects, other than immaterial misstatements or omissions, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (iii) all other representations and warranties of the P66 Parties set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth in any individual representation or warranty, other than in Section 5.5 and Section 5.9) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The Partnership shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

(b) Performance of Obligations of the P66 Parties. Each of the P66 Parties shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date. The Partnership shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

Section 7.4 Frustration of Closing Conditions.

(a) Neither the Partnership nor the General Partner may rely on the failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3, as the case may be, to be satisfied if such failure was due to the failure of either such party to perform and comply in all material respects with the covenants and agreements in this Agreement to be performed or complied with by it prior to the Closing.

(b) None of the P66 Parties may rely on the failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3, as the case may be, to be satisfied if such failure was due to the failure of any such party to perform and comply in all material respects with the covenants and agreements in this Agreement to be performed or complied with by it prior to the Closing.

ARTICLE VIII

TERMINATION

Section 8.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Effective Time:

(a) by the mutual written consent of Parent and the Partnership duly authorized by the Parent Board and the Conflicts Committee, respectively;

(b) by either of Parent or the Partnership:

(i) if the Closing shall not have been consummated on or before April 26, 2022 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available (A) to Parent or the Partnership if the inability to satisfy such condition was due to the failure of, in the case of Parent, a P66 Party, or, in the case of the Partnership, the Partnership or the General Partner, to perform and comply in all material respects with the covenants and agreements to be performed or complied with by it prior to the Closing or (B) to Parent or the Partnership if, in the case of Parent, the Partnership or the General Partner, or, in the case of the Partnership, a P66 Party, has filed (and is then pursuing) an action seeking specific performance as permitted by Section 9.9; or

(ii) if any Restraint having the effect set forth in Section 7.1(b) shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to Parent or the Partnership if such Restraint was due to the failure of, in the case of Parent, a P66 Party, or, in the case of the Partnership, the Partnership or the General Partner, to perform any of its obligations under this Agreement.

(c) by Parent if the Partnership or the General Partner shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of the Partnership or the General Partner set forth in this Agreement shall fail to be true), which breach or failure (i) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 7.2(a)(i) or Section 7.2(b) and (ii) is incapable of being cured, or is not cured, by the Partnership or the General Partner within 30 days following receipt of written notice from Parent of such breach or failure; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(c) if a P66 Party is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

(d) by the Partnership (which termination may be effected for the Partnership by the Conflicts Committee without the consent, authorization or approval of the GP Board) if Parent shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of Parent set forth in this Agreement shall fail to be true), which breach or failure (i) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 7.3(a)(i) or Section 7.3(b) and (ii) is incapable of being cured, or is not cured, by Parent within 30 days following receipt of written notice from the Partnership of such breach or failure; provided, that the Partnership shall not have the right to terminate this Agreement pursuant to this Section 8.1(d) if the Partnership or the General Partner is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

Section 8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, written notice thereof shall be given to the other party or parties, specifying the provision of this Agreement pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than the provisions in the last sentence of Section 6.5, the provisions in Section 6.7, this Section 8.2, Section 8.3 and Article IX, all of which shall survive termination of this Agreement), and, except as otherwise provided in this Section 8.2, there shall be no liability on the part of any of any P66 Party, the Partnership or the General Partner or their respective Representatives, directors, officers and Affiliates; provided, however, that no such termination shall relieve any party hereto from (a) its obligation to pay the Parent Expense Reimbursement or the Partnership Expense Reimbursement, as applicable, if, as and when required pursuant to Section 8.3, (b) any liability for any failure to consummate the Merger and the other transactions contemplated by this Agreement when required pursuant to this Agreement or (c) any liability for intentional fraud or a Willful Breach of any covenant or other agreement contained in this Agreement. Notwithstanding the foregoing, in no event shall the General Partner or the Partnership have any liability for any matter set forth in the proviso of the preceding sentence for any action taken or omitted to be taken by the General Partner, the Partnership, any of their respective Subsidiaries or any of their respective Representatives at the direction of Parent, any of its Subsidiaries or any of their respective Representatives. For purposes of this Agreement, “Willful Breach” shall mean a material breach of this Agreement that is a consequence of a deliberate act or a deliberate failure to act by the breaching party with the knowledge that the taking of such act (or the failure to take such act) would (i) cause a material breach of this Agreement and (ii) prevent or materially delay the Closing.

Section 8.3 Expenses.

(a) In the event of termination of this Agreement by Parent pursuant to Section 8.1(c), then the Partnership shall promptly, but in no event later than two Business Days after receipt of an invoice (with supporting documentation) therefor from Parent, pay Parent’s designee all of the reasonably documented out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparties, experts and consultants) incurred by Parent and its Affiliates in connection with this Agreement and the transactions contemplated by this Agreement up to a maximum amount of $4,500,000 (the “Parent Expense Reimbursement”).

(b) In the event of termination of this Agreement by the Partnership pursuant to Section 8.1(d), then Parent shall promptly, but in no event later than two Business Days after receipt of an invoice (with supporting documentation) therefor from the Partnership, pay the Partnership’s designee all of the reasonably documented out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparties, experts and consultants) incurred by the Partnership and its Affiliates in connection with this Agreement and the transactions contemplated by this Agreement up to a maximum amount of $4,500,000 (the “Partnership Expense Reimbursement”); provided, that the Partnership Expense Reimbursement shall not exceed the maximum amount, if any, that the Partnership reasonably determines can be paid to the Partnership without causing the Partnership to fail the gross income requirement in Section 7704(c)(2) of the Code, treating the Partnership Expense Reimbursement as non-qualifying income and after taking into consideration all other sources of non-qualifying income of the Partnership, unless the Partnership receives an opinion of counsel or a ruling from the Internal Revenue Service to the effect that the Partnership’s receipt of the Partnership Expense Reimbursement will either constitute qualifying income (as defined in Section 7704(d) of the Code) or be excluded from gross income for purposes of Section 7704 of the Code.

(c) Each of the parties hereto acknowledges that the Parent Expense Reimbursement and Partnership Expense Reimbursement are not intended to be a penalty, but rather are liquidated damages in a reasonable amount that will compensate the other party, as applicable, in the circumstances in which such amounts are due and payable and which do not involve fraud or Willful Breach, for the efforts and resources expended and opportunities forgone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated by this Agreement, which amount would otherwise be impossible to calculate with precision. In no event shall a party be entitled to more than one payment of the Parent Expense Reimbursement and Partnership Expense Reimbursement, as applicable, in connection with a termination of this Agreement pursuant to which such amounts are payable.

ARTICLE IX

MISCELLANEOUS

Section 9.1 No Survival, Etc. The representations, warranties and agreements in this Agreement (including, for the avoidance of doubt, any schedule, instrument or other document delivered pursuant to this Agreement) shall terminate at the Effective Time or, except as otherwise provided in Section 8.2 or Section 8.3, upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that the agreements set forth in Article I, Article II, Article III, the last sentence of Section 6.5, Section 6.7 and Article IX and any other agreement in this Agreement that contemplates performance after the Effective Time shall survive the Effective Time.

Section 9.2 Amendment or Supplement. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects by written agreement of the parties, by action taken or authorized by the Parent Board and the GP Board; provided, however, that the GP Board may not take or authorize any such action unless it has been approved by the Conflicts Committee; provided, further, that there shall be no amendment or change to the provisions of this Agreement that by applicable Laws, the Partnership Agreement or stock exchange rule would require further approval by Limited Partners.

Section 9.3 Extension of Time, Waiver, Etc. At any time prior to the Effective Time, any party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other party hereto, (b) extend the time for the performance of any of the obligations or acts of any other party hereto, (c) waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party’s conditions or (d) make or grant any consent under this Agreement; provided, however, that the GP Board may not take or authorize any such action unless it has been approved in writing by the Conflicts Committee. Notwithstanding the foregoing, no failure or delay by the Partnership, the General Partner, or any P66 Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 9.4 GP Board Consent. Unless otherwise expressly set forth in this Agreement, whenever a determination, decision, approval, consent, waiver or agreement of the Partnership or the General Partner is required pursuant to this Agreement (including any determination to exercise or refrain from exercising any rights under Article VIII or to enforce the terms of this Agreement (including Section 9.9)), such approval, consent, waiver, decision or determination must be authorized by the GP Board; provided, however, that the GP Board may not take or authorize any such action unless it has been approved in writing by the Conflicts Committee.

Section 9.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties, but no such assignment shall relieve Merger Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 9.5 shall be null, void and ineffective.

Section 9.6 Counterparts. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 9.7 Entire Understanding; No Third-Party Beneficiaries. This Agreement, the Partnership Disclosure Schedule and any certificates delivered by any party pursuant to this agreement (a) constitute the entire agreement and understanding, and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and thereof and (b) shall not confer upon any Person other than the parties hereto any rights (including third-party beneficiary rights or otherwise) or remedies hereunder, except for, in the case of clause (b) of this sentence, (i) the right of a holder of Public Common Units to receive the Merger Consideration (a claim by any holder of Public Common Units with respect to which may not be made unless and until the Closing shall have occurred), the right of a holder of a Partnership LTIP Award to receive the Merger Consideration (a claim by any holder of Partnership LTIP Award with respect to which may not be made unless and until the Closing shall have occurred) and (ii) the provisions of Section 6.6 and Section 9.12.

Section 9.8 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State.

(b) Each of the parties hereto irrevocably agrees that any legal action or Proceeding with respect to this Agreement and the rights and obligations arising hereunder, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto consents to service being made through the notice procedures set forth in Section 9.10, irrevocably submits with regard to any such action or Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or Proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 9.8, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Laws, any claim that (A) the suit, action or Proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or Proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party hereto expressly acknowledges that the foregoing waiver is intended to be irrevocable under the Law of the State of Delaware and of the United States of America; provided, however, that each such party’s consent to jurisdiction and service contained in this Section 9.8(b) is solely for the purpose referred to in this Section 9.8(b) and shall not be deemed to be a general submission to such courts or in the State of Delaware other than for such purpose.

(c) EACH PARTY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 9.9 Specific Performance. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and it is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with this Section 9.9 in the

Delaware Court of Chancery or any other state or federal court sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (a) either party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity (it being understood that nothing in this sentence shall prohibit the parties hereto from raising other defenses to a claim for specific performance or other equitable relief under this Agreement). Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.9, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 9.10 Notices. All notices and other communications hereunder must be in writing and will be deemed duly given if delivered personally or by email transmission, or mailed through a nationally recognized overnight courier, postage prepaid, to the parties at the following addresses (or at such other address for a party as specified by like notice, provided, however, that notices of a change of address will be effective only upon receipt thereof):

If to any of the P66 Parties, to:

c/o Phillips 66

2331 CityWest Blvd.

Houston, Texas 77042

Attention: General Counsel

Email:

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attention: Thomas G. Brandt

William N. Finnegan IV

Email: thomas.brandt@lw.com

bill.finnegan@lw.com

If to the Partnership or the General Partner, to:

Phillips 66 Partners GP LLC

2331 CityWest Blvd.

Houston, Texas 77042

Attention: General Counsel

Email:

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

2001 Ross Avenue, Suite 3900

Dallas, Texas 75201

Attention: Alan J. Bogdanow

Peter C. Marshall

Email: abogdanow@velaw.com

pmarshall@velaw.com

Notices will be deemed to have been received on the date of receipt if (a) delivered by hand or nationally recognized overnight courier service or (b) upon receipt of an appropriate confirmation by the recipient when so delivered by email (to such email specified or another email or emails as such person may subsequently designate by notice given hereunder only if followed by overnight or hand delivery).

Section 9.11 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Laws in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

Section 9.12 Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, equityholder, agent, attorney, financing source, Representative or Affiliate of any party hereto or of any of their respective Affiliates (unless such Affiliate is expressly a party to this Agreement) shall have any liability (whether in contract or in tort or otherwise) for any obligations or liabilities arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated by this Agreement; provided, however, that nothing in this Section 9.12 shall limit any liability of the parties to this Agreement for breaches of the terms and conditions of this Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

PARENT:

PHILLIPS 66

By:	/s/ Kevin J. Mitchell
Name:	Kevin J. Mitchell
Title:	Executive Vice President, Finance and Chief Financial Officer

[Signature Page to Agreement and Plan of Merger]

P66 COMPANY:

PHILLIPS 66 COMPANY

By:	/s/ Kevin J. Mitchell
Name:	Kevin J. Mitchell
Title:	Executive Vice President, Finance and Chief Financial Officer

[Signature Page to Agreement and Plan of Merger]

P66 PDI:

PHILLIPS 66 PROJECT DEVELOPMENT INC.

By:	/s/ Benjamin Hur
Name:	Benjamin Hur
Title:	Vice President

[Signature Page to Agreement and Plan of Merger]

MERGER SUB:

PHOENIX SUB LLC

By:	/s/ Benjamin Hur
Name:	Benjamin Hur
Title:	Vice President

[Signature Page to Agreement and Plan of Merger]

PARTNERSHIP:

PHILLIPS 66 PARTNERS LP

By: Phillips 66 Partners GP LLC, its general partner

By:	/s/ Timothy D. Roberts
Name:	Timothy D. Roberts
Title:	Vice President and Chief Operating Officer

[Signature Page to Agreement and Plan of Merger]

GENERAL PARTNER:

PHILLIPS 66 PARTNERS GP LLC

By:	/s/ Timothy D. Roberts
Name:	Timothy D. Roberts
Title:	Vice President and Chief Operating Officer

[Signature Page to Agreement and Plan of Merger]

ANNEX B

OPINION OF EVERCORE GROUP L.L.C.

[See attached.]

October 26, 2021

The Conflicts Committee of the Board of Directors

Phillips 66 Partners LP

2331 CityWest Blvd.

Houston, Texas 77042

Members of the Conflicts Committee of the Board of Directors:

We understand that Phillips 66, a Delaware corporation (“Parent”), Phillips 66 Company, a Delaware corporation and a wholly owned Subsidiary of Parent (“P66 Company”), Phillips 66 Project Development Inc., a Delaware corporation and a wholly owned Subsidiary of P66 Company (“P66 PDI”), Phoenix Sub LLC, a Delaware limited liability company and jointly owned Subsidiary of P66 Company and P66 PDI (“Merger Sub”), Phillips 66 Partners LP, a Delaware limited partnership (the “Partnership”), and Phillips 66 Partners GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), propose to enter into an Agreement and Plan of Merger (the “Agreement”), pursuant to which Merger Sub shall merge with and into the Partnership, with the Partnership surviving the merger, and each Common Unit (other than Common Units owned by the Parent and its Subsidiaries, including P66 Company and P66 PDI) issued and outstanding (including any Common Units that are issued or issuable to any holder of Series A Preferred Units as of the Effective Time pursuant to the Partnership Agreement) (each, a “Public Common Unit”) shall be converted into the right to receive 0.5 shares of the common stock, par value $0.01 per share, of Parent (“Parent Shares”) (the “Merger Consideration” and such ratio, the “Exchange Ratio”) (the “Transaction”). Certain capitalized terms and conditions of the Transaction are defined and more fully set forth in the Agreement.

The Conflicts Committee has asked us whether, in our opinion, the Exchange Ratio is fair, from a financial point of view, to the Partnership and the Partnership Unaffiliated Unitholders. For the purposes of the opinion contained herein, “Partnership Unaffiliated Unitholders” means holders of Common Units other than Parent, P66 Company, P66 PDI, the General Partner and their respective Affiliates.

In connection with rendering our opinion, we have, among other things:

(i)

reviewed certain publicly available historical operating and financial information relating to the Parent and the Partnership that we deemed relevant, including as set forth in each of the Parent’s and Partnership’s Annual Reports on Form 10-K for the year ended December 31, 2020, the Parent’s and Partnership’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, and certain of the Parent’s and Partnership’s Current Reports on Form 8-K, in each case as filed with or furnished to the Securities and Exchange Commission;

(ii)

reviewed certain publicly available business and financial information relating to the Partnership and the Parent that we deemed to be relevant, including publicly available research analysts’ estimates;

(iii)

reviewed certain non-public historical and projected financial data relating to the Partnership furnished to us by the management of the Parent, as approved for our use by the Parent (the “Forecasts”);

(iv)	reviewed a sensitivity case with respect to the Forecasts that we deemed relevant;

(v)

discussed with management of the Parent its assessment of the past and current operations of the Partnership, the current financial condition and prospects of the Parent and the Forecasts (including management’s views on the risks and uncertainties of achieving the Forecasts);

(vi)	reviewed publicly available research analyst estimates for the Partnership’s and Parent’s future financial performance on a standalone basis;

(vii)	reviewed publicly available credit reports for the Partnership and the Parent prepared by credit ratings agencies;

(viii)	reviewed the historical exchange ratio based on the trading activity of the Partnership common units and the Parent common stock, analyzing different time periods;

(ix)	performed discounted cash flow analyses for the Partnership based on the Forecasts and other data provided by management of the Parent;

(x)	performed discounted distribution analyses for the Partnership utilizing projected distributions and other data provided by management of the Parent;

(xi)	compared the financial performance of the Partnership and its stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;

(xii)	reviewed the financial metrics of certain historical transactions that we deemed relevant and compared them to the Forecasts and other data provided by management of the Parent;

(xiii)	reviewed the financial terms and conditions of a draft, dated October 25, 2021, of the Agreement; and

(xiv)	performed such other analyses and examinations and considered such other factors that we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information), and have further relied upon the assurances of the management of the Parent that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. We express no view as to the Forecasts or the assumptions on which they are based. At the direction of the Conflicts Committee, we reviewed a sensitivity case based on the Forecasts and assuming the Dakota Access Pipeline remains offline for a period of time before resuming service.

For purposes of our analysis and opinion, we have assumed, in all respects material to our analysis, that the final executed Agreement will not differ from the draft Agreement reviewed by us, that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Transaction will be satisfied without waiver or modification thereof. We have further assumed, in all respects material to our analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Transaction will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Partnership, the Parent or the consummation of the Transaction or reduce the contemplated benefits to the holders of the Parent Shares of the Transaction.

We have not conducted a physical inspection of the properties or facilities of the Partnership or the Parent and have not made or assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Partnership or the Parent, nor have we been furnished with any such valuations or appraisals, nor have we evaluated the solvency or fair value of the Partnership or the Parent under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the Partnership and the Partnership Unaffiliated Unitholders, from a financial point of view, of the Exchange Ratio. We do not express any view on, and our opinion does not address, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Partnership, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Partnership, or any class of such persons, whether relative to the Exchange Ratio or otherwise. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Agreement. Our opinion does not address the relative merits of the Transaction as compared to other business or financial strategies that might be available to the Partnership, nor does it address the underlying business decision of the Partnership to engage in the Transaction. We do not express any view on, and our opinion does not address, what the value of the Parent Shares actually will be when issued or the prices at which the Public Common Units or the Parent Shares will trade at any time, including following announcement or consummation of the Transaction. In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of the Public Common Units or any business combination or other extraordinary transaction involving the Partnership. Our opinion does not constitute a recommendation to the Conflicts Committee or to any other persons in respect of the Transaction. We are not expressing any opinion as to the potential effects of volatility in the credit, financial and stock markets on the Partnership or the Parent or the Transaction or as to the impact of the Transaction on the solvency or viability of the Partnership or the Parent or the ability of the Partnership or the Parent to pay its obligations when they come due. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Parent and its advisors with respect to legal, regulatory, accounting and tax matters.

We have acted as financial advisor to the Conflicts Committee in connection with the Transaction and will receive a fee for our services, a substantial portion of which is payable upon rendering this opinion. The Partnership has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. Prior to this engagement, we, Evercore Group L.L.C., and our affiliates provided financial advisory services to the Partnership and the Parent and had received fees for the rendering of these services, including the reimbursement of expenses substantially as described in our engagement letters with the Conflicts Committee dated January 21, 2020, June 14, 2019, July 11, 2017, September 6, 2016, April 20, 2016, September 2, 2015, January 7, 2015, September 8, 2014 and November 25, 2013 and the Parent dated February 6, 2013. Other than as described in the preceding sentence, during the two year period prior to the date hereof, no material relationship existed between Evercore Group L.L.C. and its affiliates, on the one hand, and the Partnership, the Parent and their respective affiliates, on the other hand, pursuant to which compensation was received by Evercore Group L.L.C. or its affiliates as a result of such a relationship. We may provide financial or other services to the Partnership and the Parent in the future and in connection with any such services we may receive compensation.

Evercore Group L.L.C. and its affiliates engage in a wide range of activities for our and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore Group L.L.C. and its affiliates and/or our or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to the Partnership or the Parent, the Partnership or the Parent, potential parties to the Transaction and/or any of their respective affiliates or persons that are competitors or customers of the Partnership or the Parent.

Our financial advisory services and this opinion are provided for the information and benefit of the Conflicts Committee (in its capacity as such) in connection with its evaluation of the Transaction. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

This opinion may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval, except the Partnership may reproduce this opinion in full in any document that is required to be filed with the U.S. Securities and Exchange Commission and required to be mailed by the Partnership to its unitholders relating to the Transaction.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the Partnership and the Partnership Unaffiliated Unitholders.

Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ Raymond B. Strong III
Raymond B. Strong III
Senior Managing Director

B-4